As filed with the Securities and Exchange Commission on April 25, 2006
Registration No. 333-130114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Address, including zip code, and telephone number, including, area code, of principal executive offices)	Charles M. Baughn 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Name and address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:

Gene J. Oshman Curtis B. Anderson Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002-4995	Donald Kennicott Holland & Knight LLP One Atlantic Center, Suite 2000 1201 West Peachtree Street, N.W. Atlanta, Georgia 30309-3400
      Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered(1)	Security(1)	Offering Price(1)	Registration Fee

Common Stock, par value $.001 per share			$$2,200,000,000	$235,400

(1)	Represents an indeterminate number of shares to be offered by the registrant at prices to be determined by the registrant from time to time, with an aggregate offering amount of $2,200,000,000. Includes an indeterminate number of shares to be issued under the registrant’s dividend reinvestment plan with an aggregate offering amount of $200,000,000.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Hines Real Estate Investment Trust, Inc.
Up to $2,200,000,000 in Common Shares Offered to the Public
        We are a Maryland corporation sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 49 years. We invest primarily in institutional-quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. As of April 24, 2006, we have direct and indirect interests in 17 office properties located in 11 cities in the United States. We have elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.
      Through our affiliated Dealer Manager, Hines Real Estate Securities, Inc., we are offering up to $2,000,000,000 in our common shares to the public on a best efforts basis. We are also offering up to $200,000,000 in our common shares to be issued pursuant to our dividend reinvestment plan. We will initially offer shares to the public at a price of $10.40. Our board of directors may change this price from time to time during the offering. Shares sold under our dividend reinvestment plan will initially be sold for $9.88. Our board of directors may likewise change this price from time to time. You must initially invest at least $2,500. This offering will terminate on or before                     , 2008, unless extended by our board of directors.
      We encourage you to carefully review the complete discussion of risk factors beginning on page 8 before purchasing our common shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our common shares include:

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

•	There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or to include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	There are restrictions and limitations on your ability to redeem all or any portion of your shares under our share redemption program.

•	We have not identified any specific assets to acquire or investments to make with the proceeds of this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines. We will also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to many of those investment opportunities.

•	We are Hines’ only publicly-offered investment program. Because Hines’ other programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or to all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

	Price to the	Selling	Dealer	Proceeds to Us,
	Public	Commission	Manager Fee	Before Expenses

Per Share	$10.40	$0.73	$0.23	$9.44
Maximum Offering	$2,000,000,000	$140,000,000	$44,000,000	$1,816,000,000
Dividend Reinvestment Plan	$200,000,000	$—	$—	$200,000,000

      Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
      The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the common shares is not permitted.
Subject to completion, dated                     , 2006

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SUITABILITY STANDARDS	i
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	iii
PROSPECTUS SUMMARY	1
Hines Real Estate Investment Trust, Inc.	1
Our Board	1
Our Advisor	1
Our Property Manager	1
Our Structure	2
Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest	2
Description of Capital Stock	6
Dividend Policy	6
Dividend Reinvestment Plan	6
Share Redemption Program	6
RISK FACTORS	8
Investment Risks	8
There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.	8
Your ability to redeem your shares is limited under our share redemption program.	8
Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment.	9
You will not have the benefit of an independent due diligence review in connection with this offering.	9
We have invested a significant percentage of our total current investments, and we may invest a significant percentage of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor.	9
The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.	9
You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.	10
This offering is being conducted on a ‘’best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.	10
If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.	10
The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.	10
Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.	11
The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.	11

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The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such disposition.	11
Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.	12
We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.	12
We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such act. Similarly, the Core Fund is not registered as an investment company.	12
If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.	13
The ownership limit in our articles of incorporation may discourage a takeover attempt.	13
We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.	14
Business and Real Estate Risks	14
We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.	15
Delays in purchasing properties with proceeds received from this offering may result in a lower rate of return to investors.	15
If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.	15
To date, dividends we have paid to our shareholders were funded by distributions we received from our real estate investments. However, after payment of such dividends, funds remaining were not sufficient to pay all of our general and administrative expenses. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.	16
We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.	16
We expect to acquire additional properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.	17
We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.	17
Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions.	18
If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.	18
If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.	18
Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.	19
Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.	19
Our success will be dependent on the performance of Hines as well as key employees of Hines.	19
We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.	20

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We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.	20
The bankruptcy or insolvency of a major tenant would adversely impact our operations and our ability to pay dividends.	20
Uninsured losses relating to real property may adversely impact the value of our portfolio.	20
We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.	21
Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.	21
Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.	21
We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.	22
Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.	22
All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.	23
If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.	23
We may be subject to additional risks if we make international investments.	23
Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.	24
If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.	24
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.	24
Delays in liquidating defaulted mortgage loans could reduce our investment returns.	24
Potential Conflicts of Interest Risks	25
We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.	25
We may compete with other entities affiliated with Hines for tenants.	25
Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.	26
Hines may face conflicts of interest if it sells properties it acquires or develops to us.	26
Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.	26
Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.	27
Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.	27
Our UPREIT structure may result in potential conflicts of interest.	27
Tax Risks	27
If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.	27
If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected.	28

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Dividends to tax-exempt investors may be classified as unrelated business taxable income.	29
Investors may realize taxable income without receiving cash dividends.	29
Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.	29
In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.	29
Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.	30
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	31
ESTIMATED USE OF PROCEEDS	32
MANAGEMENT	35
Management of Hines REIT	35
Our Officers and Directors	35
Our Board of Directors	37
Committees of the Board of Directors	39
Audit Committee	39
Conflicts Committee	39
Compensation Committee	39
Nominating and Corporate Governance Committee	40
Compensation of Directors	40
Employee and Director Incentive Share Plan	41
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	41
The Advisor and the Advisory Agreement	44
Duties of Our Advisor	45
Term of the Advisory Agreement	46
Compensation	47
Reimbursements by the Advisor	48
Indemnification	49
Removal of the Advisor	49
Hines and Our Property Management and Leasing Agreements	50
The Hines Organization	50
Our Property Management and Leasing Agreements	59
The Dealer Manager	61
MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND OPERATING PARTNERSHIP PARTICIPATION INTEREST	63
OUR REAL ESTATE INVESTMENTS	67
Overview	67
Our Directly-Owned Properties	69
1900 and 2000 Alameda	70
Citymark	71
1515 S Street	71
Airport Corporate Center	72
321 North Clark	72
Our Permanent Debt and Revolving Credit Facility	73
Debt Secured by Our Properties	73
Our Revolving Credit Facility	74

SUITABILITY STANDARDS
      The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or on a national market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.
      In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $60,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $60,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $225,000.
      Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.
      Ohio — Investors must have either (i) a minimum net worth of $250,000 or (ii) a minimum net worth of $70,000 and minimum annual gross income of $70,000.
      New Hampshire — Investors must have either (i) a net worth of at least $250,000 or (ii) a minimum annual gross income of at least $60,000 and a minimum net worth of at least $125,000.
      Iowa, Kentucky, Michigan, Missouri, Ohio and Pennsylvania — In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.
      Kansas — In addition, the Office of the Securities Commissioner of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other similar investments. Liquid net worth, for this purpose, is defined as the excess of (i) the sum of unencumbered (1) cash and cash equivalents, and (2) readily marketable securities, over (ii) total liabilities.
      For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.
      In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become shareholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each shareholder for a period of six years.
      In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.
      Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all potential investors,

i

including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.
      The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.
      In order to satisfy the minimum initial purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Additional purchases of common shares through this or future offerings and pursuant to our dividend reinvestment plan are not subject to this minimum purchase requirement.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
      The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Real Estate Investment Trust, Inc., or Hines REIT?

A:	Hines REIT is a real estate investment trust, or “REIT,” that invests primarily in institutional-quality office properties located in the United States. In addition, we may invest in other real estate investments including, but not limited to, properties located outside of the United States, non-office properties, mortgage loans and ground leases.

We commenced operations in November 2004 after we had reached the minimum offering associated with our initial public offering of our common shares. Since November 2004, we have raised approximately $347 million of gross proceeds from our initial public offering which will continue until it expires in June 2006. We have invested the net offering proceeds into our real estate investments, and we currently own interests in 17 institutional-quality office properties located in 11 cities across the United States.

We are externally managed by our advisor, Hines Advisors Limited Partnership (our “Advisor”), which is responsible for identifying our investment opportunities and managing our day-to-day operations. Our advisor is an affiliate of our sponsor, Hines Interests Limited Partnership.

Q:	Who is Hines Interests Limited Partnership?

A:	Hines Interests Limited Partnership (“Hines”) is a fully integrated global real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 49 years. Hines provides investment management services to numerous investors and partners including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. As of December 31, 2005, Hines and its affiliates had ownership interests in a real estate portfolio of approximately 130 projects, valued at approximately $12.5 billion. Please see “Management — Hines and our Property Management and Leasing Agreements — The Hines Organization” for more information regarding Hines.

Q:	What competitive advantages does Hines REIT achieve through its relationship with Hines and its affiliates?

A:	We believe our relationship with Hines and its affiliates provides us the following benefits:

•	Global Presence — Our relationship with Hines and its affiliates as our sponsor, advisor and property manager allows us to have access to an organization that has extraordinary depth and breadth around the world with approximately 3,000 employees located in 68 cities across the United States and 14 foreign countries. This provides us a significant competitive advantage in drawing upon the experiences resulting from the vast and varied real estate cycles and strategies that varied economies and markets experience.

•	Local Market Expertise — Hines’ global platform is built from the ground up based on Hines’ philosophy that real estate is essentially a local business. Hines provides us access to a team of real estate professionals who live and work in individual major markets around the world. These regional and local teams are fully integrated to provide a full range of real estate investment and management services including sourcing investment opportunities, acquisitions, development, re-development, financing, property management, leasing, asset management, disposition, accounting and financial reporting.

•	Centralized Resources — Hines’ headquarters in Houston, Texas provides the regional and local teams with a group of approximately 300 personnel who specialize in areas such as capital markets, corporate finance, construction, engineering, operations, marketing, human resources, cash management, tax and internal audit. These experienced personnel provide a repository of knowledge, experience and expertise and an important control point for preserving performance standards and maintaining operating consistency for the entire organization.

•	Tenure of Personnel — Hines has one of the most experienced executive management teams in the real estate industry with an average tenure within the organization of 28 years. This executive team provides stability to the organization and provides experience through numerous real estate cycles during such time frame. This impressive record of tenure is attributable to a professional culture of quality and integrity and a long-term compensation plan that aligns personal wealth creation with real estate and investor performance and value creation.

•	Long-Term Track Record — Hines has more than 49 years of experience in creating and successfully managing capital and real estate investments for numerous third-party investors. Hines and its affiliates currently have approximately 3,000 employees located in regional and local offices in 68 cities in the United States and in 14 foreign countries around the world. Since inception in 1957, Hines, its predecessor and their respective affiliates, have acquired or developed more than 650 real estate projects representing approximately 250 million square feet.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Hines.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

•	pays distributions to investors of at least 90% of its annual ordinary taxable income;

•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its taxable income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate assets under professional management.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership called Hines REIT Properties, L.P. We are the sole general partner of Hines REIT Properties, L.P., and as described in more detail below, Hines or its affiliates own limited partner interests and a profits interest in Hines REIT Properties, L.P. To avoid confusion, in this prospectus:

•	we refer to Hines REIT Properties, L.P. as the “Operating Partnership” and partnership interests and the profits interest in the Operating Partnership, respectively, as “OP Units” and the “Participation Interest;”

•	we refer to Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries, collectively, as the “Company;” and

•	the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines REIT or the Company as required by the context in which such pronoun is used.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common shares is subject to significant risks. Below is a summary of certain of these risks. A more detailed list and description of the risks are contained in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. You should carefully read and consider all of these risks, and the other risks described in this prospectus, prior to investing in our common shares.

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose money.

•	There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or include them for quotation on a national securities market. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

•	There are restrictions and limitations on your ability to redeem all or any portion of your shares under our share redemption program.

•	We have not identified any specific assets to acquire or investments to make with the proceeds from this offering. You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We will pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hines.

•	We will compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.

•	We are Hines’ only publicly-offered investment program. Because Hines’ other programs and investments have been conducted through privately-held entities not subject to either the up-front commissions, fees or expenses associated with this offering or all of the laws and regulations we are subject to, you should not assume that the prior performance of Hines will be indicative of our future results.

•	We compete with other entities affiliated with Hines for tenants.

•	Hines may face a conflict of interest when determining whether we should dispose of any property we own which is managed by Hines because Hines may lose fees associated with the management of the property.

•	We are a general partner in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”); therefore, we could be responsible for all of its liabilities.

•	Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions, and we may never be able to redeem all or any portion of our investment in the Core Fund.

•	To date, dividends we have paid to our shareholders were funded by distributions we received from our real estate investments. However, after payment of such dividends, funds remaining were not sufficient to pay all of our general and administrative expenses, and our Advisor advanced funds to us to enable us to pay our general and administrative expenses and to pay dividends declared to date. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.

•	Real estate investments are subject to a high degree of risk because of general economic or local market conditions, changes in supply or demand, terrorist attacks, competing properties in an area, changes in interest rates, inflationary impact on operating expenses and changes in tax, real estate, environmental or zoning laws and regulations.

•	Our inability to acquire suitable investments, or locate suitable investments in a timely manner, will impact our ability to meet our investment objectives and may affect the amount of dividends we may pay.

•	Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.

v

•	Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.

•	You will not have the benefit of an independent due diligence review in connection with this offering, and the fees we pay in connection with this offering were not determined on an arm’s-length basis.

•	We use debt, which will put us at risk of losing the assets securing such debt should we be unable to make debt service payments.

•	If we lose our REIT tax status, we will be subject to increased taxes or penalties, which will reduce the amount of cash we have available to pay dividends to our shareholders.

•	In order to maintain our status as a REIT, we may have to incur additional debt to pay the required dividends to our shareholders.

Q:	Why should I invest in real estate?

A:	Allocating some portion of your investment portfolio to real estate may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. According to a survey prepared by the Pension Real Estate Association in March 2005 (the “PREA Survey”), of more than 1,100 institutional investors such as public and private plan sponsors, endowments, foundations and other pension funds surveyed that have invested in real estate in the past nine years, real estate equity investments accounted for approximately 5.5% of these institutional investors’ total investment portfolios in 2004. This represented an increase from the average allocations to real estate equity investments in prior years, which ranged from 4.3% to 4.7% of total investment portfolios in the years 1996 through 2001. We believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor, investment advisor or financial planner should determine whether investing in real estate would benefit your investment portfolio.

Q:	Why should I invest in office real estate?

A:	Institutional investors have historically allocated a substantial portion of the real estate component of their investment portfolios to office real estate in an effort to obtain income, portfolio diversification and capital appreciation. The PREA Survey indicated that the participants surveyed invested approximately 34.5% of their real estate investments in office properties in 2004. We believe that investing in office real estate has the potential to provide both institutional and individual investors a combination of the following:

•	Income. Investing in income producing office real estate, whether directly or through traded or non-traded REITs or other ownership structures, has historically provided an attractive and stable source of income to investors.

•	Portfolio Diversification. Because the performance of investments in office real estate have historically had a low correlation to non-REIT stocks and a negative correlation to bonds, investing in office real estate may provide investors an opportunity to earn better risk-adjusted returns in their investment portfolios over the long term.

•	Capital Appreciation. Office real estate investments have, over the long term, historically provided moderate capital appreciation and have served as a hedge against inflation for many investors. We believe that adding an office real estate component to an investor’s portfolio may enhance the investor’s overall portfolio return.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of office properties;

•	pay regular cash dividends;

•	achieve appreciation of our assets over the long term; and

•	remain qualified as a REIT for federal income tax purposes.

Q:	What percentage of the gross proceeds from this offering will you invest in real estate?

A:	Assuming that we sell all the shares offered in this offering, including all shares we are offering under our dividend reinvestment plan, we expect to use approximately 90% of the gross proceeds to make real estate investments and to pay third-party acquisition expenses related to those investments. We will use the remaining approximately 10% of the gross proceeds to pay sales commissions, dealer-manager fees, organization and offering costs and acquisition fees.

Q:	Do you have conflicts of interest?

A:	Yes, Hines owns and/or manages many real estate investments and real estate ventures. Hines and its affiliates are not prohibited from engaging in future business activities that may be similar to our operations. Conflicts of interest exist among us, Hines and its affiliates, principally due to the following:

•	Hines and its affiliates are general partners and sponsors of other real estate investment programs with similar and/or non-similar investment objectives. Hines or an affiliate of Hines owes certain legal, fiduciary and financial obligations to both us and these other programs. Because of this and Hines’ other business activities, Hines and other entities affiliated with it may have conflicts of interest with us:

-	in allocating the time of Hines’ employees and other Hines resources among our operations and the operations of other entities;

-	competing with other Hines-affiliated entities for investment opportunities, some of which have priority rights over us to such opportunities, and some of which may result in higher compensation being paid to Hines, its affiliates and certain of its employees (including our directors and officers) than if such opportunities were allocated to us; and

-	competing with other properties owned or managed by Hines for tenant leasing opportunities.

•	We may buy assets from or sell assets to Hines affiliates, including properties developed by Hines, subject to the approval of a majority of our independent directors. Hines and its affiliates, including our officers and directors and officers and directors of the Advisor, may make significant profits from these transactions.

•	Hines, the Advisor and other Hines affiliates will receive substantial fees from us, which have not been negotiated at arm’s-length, and which may not be conditioned upon our financial performance.

Please see “Risk Factors — Potential Conflicts of Interest Risks” and “Conflicts of Interest” for a discussion of these and other conflicts of interest.

Q:	Do you pay fees to your sponsor?

A:	Yes, we pay fees to Hines and affiliates of Hines for services relating to this offering, our property acquisitions, the conduct of our day-to-day activities and the management of our properties. Please see “Prospectus Summary — Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” below for more information about these fees.

Q:	How would you describe your acquisition and operations process?

A:	We generally seek to follow the process used by Hines for many years, which is the following:

Accordingly, we expect to primarily invest in institutional quality office properties that we believe have some of the following attributes:

•	Preferred Location. We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.

•	Premium Buildings. We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties.

•	Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations.

We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.

Q:	What assets do you currently own?

A:	Our portfolio consisted of the following assets at April 24, 2006:

		Leasable	Percent	Our Effective
Property	Market	Square Feet	Leased	Ownership(1)

Citymark	Dallas, Texas	217,746	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	76%	100%
Airport Corporate Center	Miami, Florida	1,018,477	93%	100%
321 North Clark	Chicago, Illinois	896,502	94%	100%
Three First National Plaza	Chicago, Illinois	1,418,041	92%	20.30%
333 West Wacker	Chicago, Illinois	867,821	95%	20.25%
425 Lexington Avenue	New York, New York	700,134	100%	11.11%
499 Park Avenue	New York, New York	285,890	85%	11.11%
600 Lexington Avenue	New York, New York	280,972	99%	11.11%
1200 19th Street	Washington, D.C.	235,404	100%	11.11%
One Shell Plaza	Houston, Texas	1,225,646	95%	12.69%
Two Shell Plaza	Houston, Texas	565,073	93%	12.69%
The KPMG Building	San Francisco, California	379,329	95%	25.37%
101 Second Street	San Francisco, California	388,370	95%	25.37%
525 B Street	San Diego, California	423,546	86%	25.37%
720 Olive Way	Seattle, Washington	286,983	81%	20.25%

		9,792,192	93%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On April 1, 2006, Hines REIT owned a 95.25% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 4.75% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 27.37% non-managing general partner interest as of April 24, 2006. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 92.7%. Real estate investments owned 100% by the Operating Partnership are referred to as our “direct investments.”

Q:	Why did you invest in the Core Fund?

A:	We have made investments in the Core Fund to provide Hines REIT the opportunity to invest with a number of institutional investors in the Core Fund into a portfolio of 12 high quality Class A office properties. Our investment in the Core Fund allowed us to acquire an indirect interest in a diversified portfolio of Class A office buildings located in core markets such as New York City, Washington D.C., Houston, Chicago, San Francisco, San Diego and Seattle. Since the amount of capital required to acquire these types of buildings is substantial, we believe it would take us a significant amount of time, if ever, to be in a position to prudently acquire these types of buildings on our own. We believe that owning an indirect interest in the buildings owned by the Core Fund, together with the properties we acquire directly, will result in a more diversified and stable portfolio of real estate investments for our shareholders.

Q:	What investment or ownership interests does Hines or any of its affiliates have in the Company?

A:	Hines or its affiliates have the following investments and ownership interests in the Company:

•	an investment of $10,000 for common shares of Hines REIT by Hines REIT Investor L.P., an affiliate of Hines;

•	an investment of $10,200,000 in limited partnership interests of the Operating Partnership by Hines Real Estate Holdings Limited Partnership (“HREH”), an affiliate of Hines; and

•	an interest in the Operating Partnership, which is adjusted monthly in a manner intended to approximate the economic equivalent of the reinvestment by Hines of approximately one-half of what would otherwise be cash payments of acquisition fees and asset management fees. As of April 1, 2006, this interest represented a 1.48% interest in the Operating Partnership. Please see “The Operating Partnership — The Participation Interest” for a description of this interest.

Q:	What kind of offering is this?

A:	We are offering a maximum of $2,000,000,000 in our common shares to the public on a “best efforts” basis through Hines Real Estate Securities, Inc., an affiliate of Hines (the “Dealer Manager”), at an initial price of $10.40 per share. We are also offering up to $200,000,000 in our common shares to be issued pursuant to our dividend reinvestment plan at an initial price of $9.88 per share to those shareholders who elect to participate in such plan as described in this prospectus. Our board of directors may change the offering price of our shares, as well as the price for shares issued under our dividend reinvestment plan.

Q:	Who can buy shares?

A:	You can generally buy shares pursuant to this prospectus if you have either:

•	a minimum annual gross income of at least $60,000 and a minimum net worth (not including home, furnishings and personal automobiles) of at least $60,000; or

•	a minimum net worth (not including home, furnishings and personal automobiles) of at least $225,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum required investment?

A:	Yes. You must initially invest at least $2,500. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase common shares in this offering, you will need to contact your registered broker-dealer or investment advisor and fill out a subscription agreement in the form attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	If I buy shares, will I receive dividends and, if so, how often?

A:	We have paid regular quarterly dividends to our shareholders. We expect to declare and calculate dividends on a daily basis and aggregate and pay dividends on a quarterly basis. For more information regarding our dividend policy, please see “Prospectus Summary — Description of Our Capital Stock — Dividend Policy.”

Q:	Are dividends I receive taxable?

A:	Yes and No. Generally, dividends that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits. Because we anticipate that our dividends will exceed our taxable income, we expect a portion of your dividends will be considered return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your shares are sold or the Company is liquidated, at which time you will be taxed at capital gains rates on any gains. However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material Tax Considerations.”

Q:	Do you have a dividend reinvestment plan?

A:	Yes, our dividend reinvestment plan allows shareholders to reinvest dividends for additional shares at a price initially set at $9.88 per share. The terms of this plan may, however, be amended or terminated by our board in its discretion upon at least 10 days’ notice.

x

Q:	How can I redeem my shares?

A:	We provide a share redemption program which provides that we may redeem up to 10% of our outstanding shares as of the most recent year-end. Based on historical trends of redemptions for non-traded REIT products, we believe a 10% redemption pool should generally be sufficient to meet our shareholders’ periodic liquidity needs or requirements. Please see “Risk Factors Investment Risks — Your ability to redeem your shares is limited under our share redemption program.”

Q:	What is your current share redemption price?

A:	Shares are currently redeemed at a price of $9.36 per share. Our board of directors may change this redemption price from time to time, and may otherwise amend, suspend or terminate our share redemption program at any time upon at least 30 days’ notice.

Q:	What other potential exit strategies may occur?

A:	We may consider and execute exit strategies at both the asset level and portfolio level. These exit strategies may consist of any of the following:

• refinancing or disposition of individual properties;

• sale of a portion or all of our assets;

• a merger or other business combination; or

• a listing of our shares on a national exchange or for quotation on a national securities market.

Our board of directors will approve any such exit strategy only if it is deemed to be in the best interests of our shareholders.

Q:	Why have you not set a finite date for a liquidity event?

A:	Due to the uncertainties of market conditions in the future, we believe setting finite dates for possible, but uncertain, liquidity events may result in actions that are not necessarily in the best interests or within the expectations of our shareholders. Therefore, we believe it is more appropriate to allow us and our board of directors the flexibility to consider multiple options and not be obligated to execute a particular liquidity event by a set date.

Q:	How long will this offering last?

A:	We currently expect that this offering will terminate on , 2008 (which is two years after the effective date of this prospectus). We reserve the right to terminate or extend this offering at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment, including:

•	four quarterly dividend statements;

•	periodic prospectus supplements;

•	an annual report;

•	an annual Internal Revenue Service Form 1099-DIV, if required; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site, located at www.HinesREIT.com, along with any required notice.

Q:	When will I get my detailed tax information?

A:	We expect that we will send you your Form 1099-DIV tax information by January 31 of each year.

Q:	Who is your transfer agent?

A:	Our transfer agent is Trust Company of America, Inc.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Hines Real Estate Securities, Inc.
2800 Post Oak Boulevard, Suite 4700
Houston, Texas 77056-6118
Telephone: (888) 446-3773

If you have questions regarding our assets and operations, you should contact us at:

Hines Real Estate Investment Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Telephone: (888) 220-6121
Web site: www.HinesREIT.com

PROSPECTUS SUMMARY
      This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 169.
Hines Real Estate Investment Trust, Inc.
      Hines REIT was formed as a Maryland corporation on August 5, 2003 for the purpose of investing in and owning real estate and interests in real estate. We have invested and intend to continue to invest primarily in institutional quality office properties located throughout the United States. In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. As of April 24, 2006, we owned direct and indirect interests in 17 office properties located in 11 cities in the United States. Please see “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies” for a more detailed description of our acquisition and investment policies and procedures.
      We have qualified and intend to continue to operate as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.
      Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.HinesREIT.com.
Our Board
      We operate under the direction of our board of directors, which has a fiduciary duty to act in the best interest of our shareholders. Our board of directors approves each investment recommended by our Advisor and oversees our operations. We currently have five directors, three of whom are independent directors. Our directors are elected annually by our shareholders. Our three independent directors serve on the conflicts committee of our board of directors, and this committee is required to review and approve all matters the board believes may involve a conflict of interest between us and Hines or its affiliates.
Our Advisor
      Our Advisor, who manages our day-to-day operations, is an affiliate of Hines. The Advisor is responsible for identifying potential investments, acquiring real estate investments, structuring and negotiating financings, portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. The Advisor may contract with other Hines entities to perform these functions.
Our Property Manager
      Hines is responsible for the day-to-day operation and management of our real estate properties. Services provided or managed by Hines may include tenant relations, tenant marketing and leasing, lease negotiation and administration, tenant construction, property maintenance and repairs, property refurbishment and renovation, energy management, security, risk management, parking management, financial budgeting and accounting.

Our Structure
      The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of April 1, 2006:
Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest
      Our Advisor and its affiliates will receive substantial fees in connection with this offering and our operations. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments by the Company payable directly to Hines and its affiliates in connection with this offering and our operations.

		Estimated Maximum
		(based on $2,200,000,000
Type and Recipient	Description and Method of Computation	in shares)(1)

Organizational and Offering Activities(2)
Selling Commissions — the Dealer Manager	Up to 7.0% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.(3)	$140,000,000
Dealer Manager Fee — the Dealer Manager	Up to 2.2% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan, a portion of which may be reallowed to selected participating broker-dealers.(4)	$44,000,000

Estimated Maximum
(based on $2,200,000,000
Type and Recipient	Description and Method of Computation	in shares)(1)

Reimbursement of Organization and Offering Expenses — the Advisor	Reimbursement of actual expenses incurred in connection with our organization and this offering by the Advisor, Dealer Manager and their affiliates. We expect such reimbursement to be approximately 1.7% of gross offering proceeds if we raise the maximum offering amount in this offering.(5)	$36,739,000
Investment Activities(6)
Acquisition Fee — the Advisor	0.50% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$9,808,033(7)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)	Not determinable at this time(9)
Operational Activities
Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(9)
Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)	Not determinable at this time(9)
Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(10)	Not determinable at this time
Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(11)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(12)	Not determinable at this time

Estimated Maximum
(based on $2,200,000,000
Type and Recipient	Description and Method of Computation	in shares)(1)

Disposition and Liquidation
Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(13)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Assumes we sell the maximum of $2,000,000,000 in shares in our primary offering and issue $200,000,000 in shares under our dividend reinvestment plan pursuant to this offering.

(2)	The total compensation and expense reimbursements related to our organizational and offering activities, which include selling commissions, the dealer-manager fee and our organization and offering expenses, will not exceed 15% of the proceeds raised in this offering.

(3)	Commissions may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table, we have not assumed any such discounts or waivers.

(4)	The Dealer Manager will not receive the dealer-manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus. The dealer-manager fee may be waived for certain large investments as further described in the “Plan of Distribution” section of this prospectus. For purposes of this table, we have not assumed any waivers.

(5)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of the shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. If the aggregate of the selling commissions, the dealer-manager fee and all organization and offering expenses exceed 15% of the proceeds raised in this offering, our Advisor or its affiliates will pay any excess organization and offering costs over this limit, and we will have no liability for such excess expenses. To the extent our organizational and offering expenses exceed our estimate, our Advisor can be reimbursed for additional amounts which, when added to selling commissions and the dealer-manager fee, could total up to 15% of the proceeds raised in this offering.

(6)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)	For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $2,200,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,519,339. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 10.

(9)	In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(10)	The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or “U.S. GAAP”, except certain expenses identified in our articles of incorporation. The expenses identified by our articles of incorporation as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(11)	These fees relate to construction management services for improvements and build-outs to tenant space.

(12)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.22 in 2006, and the limitation will be increased on January 1 of each year based on the consumer price index. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property. For example, an affiliate of Hines manages a parking garage and another affiliate of Hines provides security at the Shell Buildings.

(13)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.
      In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.” We will pay no fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund.
      For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” section of this prospectus. Subject to limitations in our articles of incorporation, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.
Description of Capital Stock

Dividend Policy
      In order to remain qualified as a REIT, we are required to distribute 90% of our annual ordinary taxable income to our shareholders. If we have sufficient available cash flow, we expect to declare dividends on a daily basis. The amount of our dividends is fixed by our board of directors at a level they believe to be appropriate based upon an evaluation of our assets, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. We expect to aggregate and pay dividends on a quarterly basis. If our board of directors has declared dividends, investors are entitled to earn dividends immediately upon purchasing our shares. Please see the “Description of Capital Stock — Dividend Policy” section of this prospectus for a further explanation of our dividend policy.

Dividend Reinvestment Plan
      You may participate in our dividend reinvestment plan, pursuant to which you may have your dividends reinvested in additional whole or fractional common shares at an initial price of $9.88 per share. If you participate in the dividend reinvestment plan and are subject to federal income taxation, you may incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash dividends to pay such liability and would have to rely solely on sources of funds other than our dividends in order to pay your taxes. A majority of our board of directors may change the per-share purchase price or otherwise amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to plan participants. Please see the “Description of Capital Stock — Dividend Reinvestment Plan” section of this prospectus for further explanation of our dividend reinvestment plan, a complete copy of which is attached as Appendix C to this prospectus.

Share Redemption Program
      An investment in our common shares should be made as a long-term investment which is consistent with our acquisition and investment policies and strategies. We offer a share redemption program that may allow shareholders to redeem shares subject to various limitations and restrictions discussed more fully in the “Description of Capital Stock — Share Redemption Program” portion of this prospectus. No fees will be paid to Hines in connection with any redemptions. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without shareholder approval.

      After you have held your shares for a minimum of one year, our share redemption program will provide you with the ability to redeem all or a portion of your shares, subject to certain restrictions and limitations. We intend to allow redemptions of our shares on a quarterly basis, to the extent we have sufficient available cash to do so, subject to an annual limitation of 10% of the outstanding shares as of the prior calendar year end. We may, but are not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs, including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings.
      Shares will be redeemed at a price of $9.36 per share beginning on the effective date of this offering. Our board of directors may adjust the per share redemption price from time to time upon 30 days’ notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. You may withdraw your request to have your shares redeemed in accordance with the terms of the program. In addition, we may waive the one-year holding period requirement and the annual limitation in connection with redemption requests made after the death or disability of a shareholder. As the result of these restrictions, you should not assume that you will be able to redeem all or a portion of your shares. Please see “Description of Capital Stock — Share Redemption Program” for further explanation of our share redemption program.

RISK FACTORS
      You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If certain of the following risks actually occurs, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.
Investment Risks

There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.
      There currently is no public market for our common shares, and we do not expect one to develop. We currently have no plans to list our shares on a national securities exchange or over-the-counter market, or to include our shares for quotation on any national securities market. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have a share redemption program, but it is limited in terms of the amount of shares that may be redeemed annually. Our board of directors may also limit, suspend or terminate our share redemption program upon 30 days’ written notice. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, the dealer-manager fee, organization and offering expenses and acquisition fees. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share redemption program or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective shareholders should consider our common shares as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

Your ability to redeem your shares is limited under our share redemption program.
      Even though our share redemption program may provide you with a limited opportunity to redeem your shares after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. The Company will redeem shares to the extent our board determines we have sufficient available cash to do so subject to an annual limitation of 10% of our outstanding shares as of the prior calendar year end. Further, if at any time all tendered shares are not redeemed, shares will be redeemed on a pro rata basis. The Company may, but is not required to, utilize all sources of cash flow not otherwise dedicated to a particular use to meet the redemption needs including proceeds from our dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or financings. Our board of directors reserves the right to amend, suspend or terminate the share redemption program at any time in its discretion upon 30 days’ written notice. Shares are currently redeemed at a price of $9.36 per share. However, our board of directors may change the redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. Therefore, in making a decision to purchase common shares, you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share redemption program or at a price that reflects the then-current market value of the shares.

Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in Hines REIT, and you may lose some or all of your investment.
      By owning our shares, shareholders will be subjected to significant risks associated with owning and operating real estate. The performance of your investment in Hines REIT will be subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.
      Please see the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk” for additional information on interest rate risks. If our assets decrease in value, the value of your investment will likewise decrease, and you could lose some or all of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering.
      Because the Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

We have invested a significant percentage of our total current investments, and we may invest a significant percentage of the net proceeds of this offering, in the Core Fund. Because of our current and possible future Core Fund investments, it is likely that Hines affiliates will retain significant control over a significant percentage of our investments even if our independent directors remove our Advisor.
      While a majority of our independent directors may remove our Advisor upon 60 days’ written notice, our independent directors cannot unilaterally remove the managing general partner of the Core Fund, which is also an affiliate of Hines. We have substantial investments in the Core Fund and may invest a significant percentage of the proceeds from this offering in the Core Fund. Because of our current Core Fund investments and because our ability to remove the managing general partner of the Core Fund is limited, it is likely that an affiliate of Hines will maintain a substantial degree of control over a significant percentage of our investments despite the removal of our Advisor by our independent directors. Any additional investments by us in the Core Fund will contribute to this risk. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement” for a description of the procedures for removing the managing general partner of the Core Fund. In addition, our ability to redeem any investment we hold in the Core Fund is limited. Please see “— Business and Real Estate Risks — Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions, and we may never be able to redeem all or a portion of our investment” for more information regarding our ability to redeem any investments in the Core Fund.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
      The compensation paid to our Advisor, Dealer Manager and Property Manager for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, and the Property Management

and Leasing Agreement. We cannot assure you that a third party unaffiliated with Hines would not be able and willing to provide such services to us at a lower price.

You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.
      Our board of directors and the Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering, and we have not definitively identified any investments that we will make with the proceeds of this offering. We are therefore unable to provide you with information to evaluate our potential investments with the proceeds of this offering prior to your purchase of our shares. Regarding our investments other than those we currently hold, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning such investments. Further, we may not have the opportunity to evaluate and/or approve properties acquired or other investments made by entities in which we invest, such as the Core Fund. You will likewise have no opportunity to evaluate future transactions completed and properties acquired by the Core Fund. You must rely on our board of directors and the Advisor to evaluate our investment opportunities, and we are subject to the risk that our board and/or the Advisor may not be able to achieve our objectives, will make unwise decisions or will make decisions that are not in our best interest because of conflicts of interest. We may be subject to similar risks in relation to investments made by entities in which we acquire an interest but do not control, such as the Core Fund. Please see the risks discussed under “— Potential Conflicts of Interest Risks” below.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering.
      Our common shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. Additionally, no minimum amount must be raised prior to the release of proceeds to the Company and no proceeds will be placed in escrow. Funds paid by an investor will be immediately available for use by the Company upon our acceptance of a subscription agreement. We are subject to the risk that fewer than all of the shares we are offering will be sold. If we are only able to sell a limited number of shares, we will make fewer investments, resulting in less diversification in terms of the number and types of investments we own and the geographic regions in which our investments are located.

If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expenses (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.
      We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, will have a greater proportionate adverse impact on our ability to pay dividends to you.

The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.
      Our board of directors determined the selling price of our common shares based upon a number of factors, and there are no established criteria for valuing issued or outstanding shares. Please see “Plan of Distribution.” Therefore, our offering price may not be indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your interest in Hines REIT may be diluted if we issue additional shares.
      Hines REIT owns a 95.25% general partner interest in the Operating Partnership as of April 1, 2006. HALP Associates Limited Partnership owns a Participation Interest in the Operating Partnership, which was issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. This interest in the Operating Partnership, as well as the number of shares into which it may be converted, increases on a monthly basis. As of April 1, 2006, the percentage interest in the Operating Partnership attributable to the Participation Interest was 1.48%, and such interest was convertible into approximately 498,529.8 common shares, subject to the fulfillment of certain conditions. The Participation Interest will increase to the extent leverage is used because the use of leverage will allow the Company to acquire more assets. Please see “The Operating Partnership — The Participation Interest” for a summary of this interest. Each increase in this interest will dilute your indirect investment in the Operating Partnership and, accordingly, reduce the amount of dividends that would otherwise be payable to you in the future. Please see “The Operating Partnership — Hypothetical Impact of the Participation Interest.”
      Additionally, shareholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment if we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to the dividend reinvestment plan and shares issued to our officers and directors or employees of the Advisor and its affiliates under our Employee and Director Incentive Share Plan;

•	sell securities that are convertible into shares, including interests in the Operating Partnership;

•	issue shares in a private offering;

•	issue common shares upon the exercise of options granted to our independent directors, or employees of the Company or the Advisor; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.
      In the event of a merger in which we are not the surviving entity, and pursuant to which our Advisory Agreement is terminated, Hines and its affiliates may require that the Operating Partnership purchase all or a portion of the Participation Interest and any interest in the Operating Partnership, or OP Units, that they hold at any time thereafter for cash, or our shares, as determined by the seller. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The Participation Interest increases on a monthly basis and as the percentage interest in the Operating Partnership attributable to this interest increases, these rights may deter transactions that could result in a merger in which we are not the survivor. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us through a merger.

The Participation Interest would increase at a faster rate with frequent dispositions of properties followed by acquisitions using proceeds from such disposition.
      A component of the Participation Interest is intended to approximate an increased interest in the Operating Partnership based on a percentage of the cost of our investments or acquisitions. Because the interest in the Operating Partnership represented by the Participation Interest increases with each acquisition we make, if we frequently sell assets and reinvest the proceeds of such dispositions, the Participation Interest would increase at a faster rate than it would if we acquired assets and held them for an extended period.

Likewise, if we frequently sell assets and reinvest the proceeds of such dispositions, our Advisor will earn additional cash acquisition fees.

Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.
      Under our Advisory Agreement, if the Company is not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Participation Interest or OP Units then held by such entities. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor.” The purchase price will be based on the net asset value of the Operating Partnership and payable in cash, or our shares, as determined by the seller. If the termination of the Advisory Agreement would result in the Company not being advised by an affiliate of Hines, and if the amount necessary to purchase Hines’ interest in the Operating Partnership is substantial, these rights could discourage or deter us from terminating the Advisory Agreement under circumstances that we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.
      We may issue, without shareholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors (without any further action by our shareholders) to issue preferred shares or common shares in one or more class or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such class or series of shares. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

We are not registered as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such act. Similarly, the Core Fund is not registered as an investment company.
      We are not, and the Core Fund is not, registered as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Investment companies subject to this act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

      Many of these requirements are intended to provide benefits or protections to security holders of investment companies. Because we do not expect to be subject to these requirements, you will not be entitled to these benefits or protections.
      In order to operate in a manner to avoid being required to register as an investment company we may be unable to sell assets we would otherwise want to sell, and we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire interests in companies or entities that we would otherwise want to acquire. The operations of the Core Fund may likewise be limited in order for the Core Fund to avoid being required to register as an investment company.

If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return.
      We do not expect to operate as an “investment company” under the Investment Company Act. However, the analysis relating to whether a company qualifies as an investment company can involve technical and complex rules and regulations. If we own assets that qualify as “investment securities” as such term is defined under this Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. It is possible that many, if not all, of our interests in real estate may be held through other entities, and some or all of these interests in other entities could be deemed to be investment securities.
      If we held investment securities and the value of these securities exceeded 40% of the value of our total assets we may be required to register as an investment company. Investment companies are subject to a variety of substantial requirements that could significantly impact our operations. Please see “— We are not registered as an investment company under the Investment Company Act of 1940 and therefore we will not be subject to the requirements imposed on an investment company by such act. Similarly, the Core Fund is not registered as an investment company.” The costs and expenses we would incur to register and operate as an investment company, as well as the limitations placed on our operations, could have a material adverse impact on our operations and your investment return.
      The Operating Partnership has acquired a general partner interest in the Core Fund. We believe, based on an opinion from our counsel Baker Botts L.L.P., that this general partner interest should not be deemed to be a “security” under the Investment Company Act. If, however, this general partner interest is determined to be a security under this Act, the Operating Partnership’s interest in the Core Fund could be deemed to be an “investment security” and if, under such circumstances, the value of this interest exceeds 40% of the value of its total assets, the Operating Partnership could be deemed to be an investment company. Because Hines REIT’s sole asset is a general partner interest in the Operating Partnership, Hines REIT may be subject to a similar risk.
      If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
      Our investment in the Core Fund is subject to the risks described in this risk factor as the Core Fund will need to operate in a manner to avoid qualifying as an investment company as well. If the Core Fund is required to register as an investment company, the extra costs and expenses and limitations on operations resulting from such as described above could adversely impact the Core Fund’s operations, which would indirectly reduce your investment return.

The ownership limit in our articles of incorporation may discourage a takeover attempt.
      Our articles of incorporation provide that no holder of shares, other than Hines, affiliates of Hines or any other person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% of the number or value of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders, and thus may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% in number or value of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.
      Provisions of the Maryland General Corporation Law prohibit business combinations unless prior approval of the board of directors is obtained before the person seeking the combination became an interested shareholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding shares;

•	any of our affiliates who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares (an “interested shareholder”); or

•	an affiliate of an interested shareholder.
      These prohibitions are intended to prevent a change of control by interested shareholders who do not have the support of our board of directors. Because our articles of incorporation contain limitations on ownership of 9.9% or more of our common shares by a shareholder other than Hines or an affiliate of Hines, we opted out of the business combinations statute in our articles of incorporation. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles of incorporation will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested shareholder.
Business and Real Estate Risks
      Any indirect investment we make will be consistent with the investment objectives and policies described in this prospectus and will, therefore, be subject to similar business and real estate risks. The Core Fund, which has investment objectives and policies substantially similar to ours, is subject to many of the same business and real estate risks as we are. For example, the Core Fund:

•	may not have sufficient available funds to make distributions;

•	expects to acquire additional properties in the future which, if unsuccessful, could affect our ability to pay dividends to our shareholders;

•	will be subject to risks as a result of joint ownership of real estate with Hines and other Hines programs or third parties;

•	intends to use borrowings to partially fund acquisitions, which may result in foreclosures and unexpected debt-service requirements and indirectly negatively affect our ability to pay dividends to our shareholders;

•	is also dependent upon Hines and its key employees for its success;

•	also operates in a competitive business with competitors who have significant financial resources and operational flexibility;

•	may not have funding or capital resources for future tenant improvements;

•	depends on its tenants for its revenue and relies on certain significant tenants;

•	is subject to risks associated with terrorism, uninsured losses and high insurance costs;

•	will be affected by general economic and regulatory factors it cannot control or predict;

•	will make illiquid investments and be subject to general economic and regulatory factors, including environmental laws, which it cannot control or predict; and

•	will be subject to property taxes and operating expenses that may increase.
      To the extent the operations and ability of the Core Fund, or any other entity through which we indirectly invest in real estate, to make distributions is adversely affected by any of these risks, our operations and ability to pay dividends to you will be adversely affected.

We are different in some respects from other programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.
      We are Hines’ only publicly-offered investment program. Hines’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us. A significant portion of Hines’ other programs and investments also involve development projects. Although we are not prohibited from participating in development projects, we currently have no plans to do so. You should not assume that the past performance of other programs sponsored by Hines will be indicative of our future performance.
      This is also the first program sponsored by Hines that has investment objectives permitting the making and purchasing of mortgage loans and participations in mortgage loans, and Hines does not have experience making such investments. The past performance of prior programs sponsored by Hines may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations previously conducted by Hines. You should not rely on the past performance of other programs or investments sponsored by Hines to predict or as an indication of our future performance.

Delays in purchasing properties with proceeds received from this offering may result in a lower rate of return to investors.
      As of the date of this prospectus, we have not identified specific properties we will purchase with the proceeds of this offering. Because we are conducting this offering on a “best efforts” basis over several months, our ability to locate and commit to purchase specific properties will be partially dependent on our ability to raise sufficient funds for such acquisitions. We may be substantially delayed in making investments due to delays in the sale of our common shares, delays in negotiating or obtaining the necessary purchase documentation, delays in locating suitable investments or other factors. We may invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. We expect that the income we earn on these temporary investments will not be substantial.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.
      The commercial real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. We and the Core Fund have recently purchased assets, and to the extent either of us purchases real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of our investments are otherwise negatively affected, our returns will be lower.

To date, dividends we have paid to our shareholders were funded by distributions we received from our real estate investments. However, after payment of such dividends, funds remaining were not sufficient to pay all of our general and administrative expenses. We cannot assure you that in the future we will be able to achieve cash flows necessary to pay both our expenses and dividends at our historical per-share amounts, or to maintain dividends at any particular level, if at all.
      Because our remaining cash flows from real estate investments after funding our dividends declared to our shareholders have been insufficient to pay all of our general and administrative expenses through the date of this prospectus, we cannot assure you that we will be able to continue paying dividends to our shareholders at our historical per-share amounts, or that the dividends we pay will not decrease or be eliminated in the future. In order to permit us to pay dividends declared to date, our Advisor has advanced funds to us to enable us to pay our general and administrative expenses and our Advisor has deferred, and in some cases forgiven, the reimbursement of such advances. Other than with respect to amounts previously forgiven, we will be required to reimburse our Advisor for these expenses in the future, and the reimbursement of such expenses could have a material adverse effect on our ability to pay dividends to our shareholders in future periods. Our Advisor is under no obligation to continue advancing funds to allow us to pay any of our expenses in the future.
      If our Advisor were to demand reimbursement of such advances, or to cease advancing funds to cover our expenses, our ability to pay dividends to our shareholders could be adversely affected, and we may be unable to pay dividends to our shareholders, or such dividends could decrease significantly. Additionally, if our Advisor continues to advance and defer reimbursement of funds we use to pay operating expenses, the ultimate repayment of this liability could adversely impact our ability to pay dividends in future periods as well as potentially adversely impact the value of your investment.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.
      In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain dividends paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.
      We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of dividends by us to our shareholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.
      Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.
      In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the

REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

We expect to acquire additional properties in the future, which, if unsuccessful, could adversely impact our ability to pay dividends to our shareholders.
      We expect to acquire interests in additional properties in the future with the proceeds of this offering. We also expect that the Core Fund will acquire properties in the future. The acquisition of properties, or interests in properties by us or the Core Fund, will subject us to risks associated with owning and/or managing new properties, including tenant retention and tenant defaults of lease obligations. Specific examples of risks that could relate to acquisitions include:

•	risks that investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition;

•	risks that projections or estimates we made with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate; and

•	general investment risks associated with any real estate investment.

We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.
      We have invested in properties and assets jointly with other Hines programs and may invest jointly with other third parties. We may also purchase or develop properties in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•	that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partner or co-investor; or

•	that such partners or co-investors may be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.
      Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.
      If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.

Our ability to redeem all or a portion of our investment in the Core Fund is subject to significant restrictions.
      The Core Fund is not obligated to redeem the interests of any of its investors, including us, prior to 2008. Please see “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement.” Additionally, after the Core Fund begins redeeming interests, it will only redeem up to 10% of its outstanding interests during any calendar year and the managing general partner of the Core Fund may limit redemptions as a result of certain tax and other regulatory considerations. We may not be able to exit the Core Fund or liquidate all or a portion of our interest in the Core Fund. Please see the risk factor captioned “— If the Core Fund is forced to sell its assets to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected” below.

If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.
      The Core Fund owns several buildings together with certain independent pension plans and funds (the “Institutional Co-Investors”) that are advised by General Motors Investment Management Corporation (the “Institutional Co-Investor Advisor”). Each entity formed to hold these buildings is required to redeem the interests held by the Institutional Co-Investors in such entity at dates ranging from August 19, 2013 to April 3, 2018. Please see “Our Real Estate Investments — Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor — Redemption Right” for a summary of these rights. Additionally, the Institutional Co-Investor Advisor is entitled to co-investment rights for real estate assets in which the Core Fund invests. For each asset in which Institutional Co-Investors acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund will establish a three-year period ending no later than the twelfth anniversary of the date the asset is acquired during which the entity through which those Institutional Co-Investors co-invest in such asset will redeem such Institutional Co-Investors’ interests in such entity, unless the Institutional Co-Investors elect to extend such period. The Institutional Co-Investor Advisor also has certain buy/sell rights in entities in which the Institutional Co-Investors have co-invested with the Core Fund.
      We cannot assure you that the Core Fund will have capital available on favorable terms or at all to fund the redemption of the Institutional Co-Investors’ interest under these circumstances. If the Core Fund is not able to raise additional capital to meet such mandatory redemption requirements, the Core Fund may be required sell assets that it would otherwise elect to retain or sell assets or otherwise raise capital on less than favorable terms or at a time when it would not otherwise do so. If the Core Fund is forced to sell any of its assets under such circumstances, the disposition of such assets could materially adversely impact the Core Fund’s operations and ability to make distributions to us and, consequently, our investment in the Core Fund.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.
      In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. For example, our interest in the Core Fund is in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions. If we do not have sufficient capital resources from such financings, our growth may be limited.
      In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.
      We currently have a revolving credit facility that allows us to borrow up to $140.0 million for acquisitions and working capital purposes and may be increased, under certain circumstances, to a maximum of $250.0 million. We intend to rely in part on borrowings under this facility and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.
      If we cannot meet our required debt obligations, the property or properties subject to indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to the Company. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and dividend payments.

Our success will be dependent on the performance of Hines as well as key employees of Hines.
      Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. If Hines (or any of its key employees) suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. Please see “— Potential Conflicts of Interest Risks — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.” The Core Fund is also managed by an affiliate of Hines. Its performance and success is also dependent on Hines and the Core Fund is likewise subject to these risks.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.
      Numerous real estate companies that operate in the markets in which we may operate will compete with us in acquiring office and other properties and obtaining creditworthy tenants to occupy such properties. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower our occupancy rates and the rent we may charge tenants.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.
      We expect that rental income from real property will, directly or indirectly, constitute substantially all of our income. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. Please see “Our Real Estate Investments” for information about tenants at some of our larger properties. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing mortgages we may own. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of the current leases. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.
      Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

The bankruptcy or insolvency of a major tenant would adversely impact our operations and our ability to pay dividends.
      The bankruptcy or insolvency of a significant tenant or a number of smaller tenants would have an adverse impact on our income and our ability to pay dividends. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, we will lose future rent under the lease and our claim for past due amounts owing under the lease (absent collateral securing the claim) will be treated as a general unsecured claim and may be subject to certain limitations. General unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims.

Uninsured losses relating to real property may adversely impact the value of our portfolio.
      We will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters.
      We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.
      We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may inhibit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance makes it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.
      Terrorist attacks may negatively affect our operations and your investment in our shares. Such attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. Hines has historically owned and managed office properties, generally in major metropolitan or suburban areas. We have also invested and expect that we will continue to invest in such properties. For example, the Core Fund owns interests in properties located in New York City and Washington, D.C. We and the Core Fund also own buildings in the central business districts of other major metropolitan cities. Insurance risks associated with potential acts of terrorism against office and other properties in major metropolitan areas could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. We intend to obtain terrorism insurance as required by our lenders, but the terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others may not be covered by our terrorism insurance. Terrorism insurance may not be available at a reasonable price or at all.
      The United States’ operations in Iraq and Afghanistan could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.
      More generally, any of these events could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by tenants, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our shareholders.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.
      One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. A significant number of the properties in which we own an interest and expect to acquire are office buildings located in major metropolitan or suburban areas. Please see the “Our Real Estate Investments” section of this prospectus. These types of properties, and the tenants that lease space in such properties, may be impacted to a greater extent by a national economic slowdown or disruption when compared to other types of properties such as residential and retail properties. The following factors may affect income from such properties, our ability to sell properties and yields from investments in properties and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of our properties by eminent domain.
      Some or all of the foregoing factors may affect our properties, which could adversely affect our operations, our ability to pay dividends to our shareholders or our ability to sell our properties.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our shareholders may be limited.
      Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a property for the long term. When we sell any of our properties, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of properties to our shareholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.
      Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Code.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.
      Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.
      Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected, substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

All of our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.
      Our properties are subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.
      If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

We may be subject to additional risks if we make international investments.
      We may purchase property located outside the United States and may make or purchase mortgage loans or participations in mortgage loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	the burden of complying with a wide variety of foreign laws, including:

-	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws; and

-	existing or new laws relating to the foreign ownership of real property or mortgages and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties outside the United States may subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
      If we make investments outside the United States, such investments may be subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of shareholders’ equity.
      Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.
      If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.
      If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.
      If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Potential Conflicts of Interest Risks

We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.
      Hines has existing programs with investment objectives and strategies similar to ours. Because we compete with these entities for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other entities. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines entities, including us, to accept investment opportunities that meet certain defined investment criteria. For example, the Core Fund and other entities sponsored by Hines have the right to accept or reject investments in office properties located in the United States before we have the right to accept such opportunities. Because we and other Hines entities intend to invest primarily in such properties and rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to accept, or we may only invest indirectly with or through another Hines affiliated-entity in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another entity affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets. Please see “— Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” above.
      Other than the rights described in the “Conflicts of Interest — Investment Opportunity Allocation Procedure” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated programs, how to allocate such opportunities among us, Hines and other programs or entities sponsored or managed by or otherwise affiliated with Hines. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines affiliates have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities in which we would otherwise pursue if we were the only program sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other entities or programs sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other entities or programs, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities, and our results of operations and ability to pay dividends may be adversely impacted thereby.

We may compete with other entities affiliated with Hines for tenants.
      Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we own or expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see “Conflicts of Interest — Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates” for a description of these conflicts of interest.

Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.
      We do not have employees. Pursuant to a contract with Hines, the Advisor relies on employees of Hines and its affiliates to manage and operate our business. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.
      Hines and its affiliates are general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of the Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest. Also, if Hines suffers financial or operational problems as the result of any of its activities, whether or not related to our business, its ability to operate our business could be adversely impacted. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or desirable.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.
      We may acquire properties from Hines and affiliates of Hines. Likewise, the Core Fund has acquired, and may in the future acquire, properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Investment Objectives and Policies With Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.
      We expect that Hines will manage most, if not all, of the properties we acquire directly as well as most, if not all, of the properties we acquire an indirect interest in as a result of investments in Hines affiliated entities, such as the Core Fund. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.
      Hines and the Advisor manage our day-to-day operations and properties pursuant to property management agreements and an advisory agreement. These agreements were not negotiated at arm’s length and certain fees payable by us under such agreements are paid regardless of our performance.
      Hines and its affiliates may be in a conflict of interest position as to matters relating to these agreements. Examples include the computation of fees and reimbursements under such agreements, the enforcement and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.
      Certain of our officers and directors are also officers and directors of the Advisor and other entities controlled by Hines such as the managing general partner of the Core Fund. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our shareholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.
      These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our UPREIT structure may result in potential conflicts of interest.
      Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interest of limited partners in the Operating Partnership may conflict with the interests of our shareholders.
Tax Risks

If we fail to qualify as a REIT, our operations and our ability to pay dividends to our shareholders would be adversely impacted.
      We qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.
      If we make investments in foreign real property, we may be subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT income requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.
      If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our dividends to our shareholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.
      We encourage you to read the “Material Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay dividends to our shareholders could be adversely affected.
      We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in the Operating Partnership. If the Internal Revenue Service were to assert successfully that the Operating Partnership is a “publicly traded partnership,” and substantially all of the Operating Partnership’s gross income did not consist of the specified types of passive income, the Code would treat the Operating Partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. Please see “— If we fail to qualify as a REIT, our operations and ability to pay dividends to our shareholders would be adversely impacted” above. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to you.
      These topics are discussed in greater detail in the “Material Tax Considerations — Tax Aspects of the Operating Partnership” section of this prospectus.

Dividends to tax-exempt investors may be classified as unrelated business taxable income.
      Neither ordinary nor capital gain dividend distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.
      We encourage you to read the “Material Tax Considerations — Taxation of Tax Exempt Entities” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investors may realize taxable income without receiving cash dividends.
      If you participate in the dividend reinvestment plan, you will be required to take into account, in computing your taxable income, ordinary and capital gain dividend distributions allocable to shares you own, even though you receive no cash because such dividends and/or distributions are reinvested. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.
      A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.
      We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax, unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares. We encourage you to read the “Material Tax Considerations — Taxation of Foreign Investors — Sales of Shares” section of this prospectus for a further discussion of this issue.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay dividends to our shareholders.
      Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.
      Under recently enacted tax legislation, the tax rate applicable to qualifying corporate dividends received by individuals prior to 2009 has been reduced to a maximum rate of 15%. This special tax rate is generally not applicable to dividends paid by a REIT, unless such dividends represent earnings on which the REIT itself has been taxed. As a result, dividends (other than capital gain dividends) paid by us to individual investors will generally be subject to the tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay dividends that are not formed as REITs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
      The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk exists that actual results will differ materially from the expectations expressed in this prospectus and this risk will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ESTIMATED USE OF PROCEEDS
      The following table sets forth information about how we intend to use the proceeds raised in this offering and assumes we sell:

•	the maximum $2,000,000,000 in our shares pursuant to this offering and issue all of the $200,000,000 in our shares under our dividend reinvestment plan; and

•	the maximum $2,000,000,000 in shares pursuant to this offering but issue no shares under our dividend reinvestment plan.
      We have not given effect to any special sales or volume discounts which could reduce the selling commissions and dealer-manager fees.
      This is a “best efforts” offering, without a minimum offering. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering and “— If we are only able to sell a small number of shares in this offering, our fixed operating expenses such as general and administrative expense (as a percentage of gross income) would be higher than if we are able to sell a greater number of shares.”
      Many of the amounts set forth below represent our management’s best estimate since such amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.
      Assuming we raise the maximum offering proceeds pursuant to this offering, we expect that approximately 90% of the money you invest will be used to make real estate investments and to pay third party acquisition expenses related to those investments, while the remaining amount of approximately 10% will be used to pay selling commissions, the dealer-manager fee and expenses relating to our organization and this offering, as well as acquisition fees paid to our Advisor for investing the net offering proceeds.
      We have not identified the investments we will make with the proceeds of this offering. We will rely on our Advisor and our board of directors to identify and evaluate our future investments. Please see “Risk Factors — Investment Risks — You will not have the opportunity to evaluate the investments we will make with the proceeds of this offering before you purchase our shares, and we may not have the opportunity to evaluate or approve investments made by entities in which we invest, such as the Core Fund.”

	Maximum Offering $2,200,000,000 in		Maximum Offering $2,000,000,000 in
	Shares(1)		Shares(2)

	Amount	Percentage	Amount	Percentage

GROSS PROCEEDS	$2,200,000,000	100%	$2,000,000,000	100%
Less Expenses:
Selling Commissions(3)	$140,000,000	6.4%	$140,000,000	7.0%
Dealer Manager Fees(4)	$44,000,000	2.0%	$44,000,000	2.2%
Organization & Offering Costs(5)	$36,739,000	1.7%	$36,739,000	1.8%

Total Expenses	$220,739,000	10.0%	$220,739,000	11.0%

NET PROCEEDS AVAILABLE FOR INVESTMENT	$1,979,261,000	90.0%	$1,779,261,000	89.0%
Less:
Acquisition Fees on Investments (6)(7)	$9,808,033	0.4%	$8,816,952	0.4%
Third-party Acquisition Expenses (7)(8)	$7,846,426	0.4%	$7,053,562	0.4%
Working Capital Reserve	$—	—%	—	—%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$1,961,606,541	89.2%	$1,763,390,486	88.2%

(1)	Assumes we sell the maximum of $2,000,000,000 in our common shares and issue $200,000,000 in common shares under our dividend reinvestment plan pursuant to this offering.

(2)	Assumes we sell the maximum $2,000,000,000 in our common shares pursuant to this offering but issue no shares under our dividend reinvestment plan.

(3)	We will pay the Dealer Manager sales commissions of up to 7.0% for sales of our common shares, except for sales of shares pursuant to our dividend reinvestment plan. All of these commissions will be reallowed to participating broker-dealers. The commission may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts.

(4)	We will pay the Dealer Manager a dealer-manager fee of up to 2.2% of gross offering proceeds for common shares sold to the public, a portion of which may be reallowed to participating broker-dealers as marketing fees, to reimburse representatives of such broker-dealers for costs and expenses of attending our educational conferences, to cover fees and costs associated with conferences sponsored by participating broker-dealers, or to defray other distribution-related costs and expenses. We will not pay the dealer-manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(5)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses associated with the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. If the aggregate of the selling commissions, the dealer-manager fee and all organization and offering expenses exceed 15% of the proceeds raised in this offering, our Advisor or its affiliates will promptly pay any excess organization and offering costs over this limit, and we will have no liability for such excess expenses.

(6)	We will pay the Advisor an acquisition fee of 0.50% of (i) the purchase price of real estate investments we acquire directly, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity, for services provided by the Advisor in connection with the identification, evaluation and acquisition of such investments. For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $2,200,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,519,339 or approximately 0.9% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit.

(8)	Acquisition expenses include customary third-party acquisition expenses which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition expenses include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other expenses relating to potential acquisitions regardless of whether the property is actually acquired. For purposes of this table we have assumed that we will not use debt when making real estate investments.

MANAGEMENT
Management of Hines REIT
      We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the identification and acquisition of our properties, subject to the board’s supervision. We have retained Hines or an affiliate of Hines to perform property management for our properties. We have retained the Dealer Manager to manage activities relating to the offering of our shares.
Our Officers and Directors
      Other than our independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Potential Conflicts of Interest Risks.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors will monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our shareholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.
      The following sets forth information about our directors and executive officers:

Name	Age	Position and Office with Hines REIT

Jeffrey C. Hines	51	Chairman of the Board of Directors
C. Hastings Johnson	57	Director

George A. Davis	67	Independent Director
Thomas A. Hassard	55	Independent Director
Stanley D. Levy	42	Independent Director

Charles M. Baughn	51	Chief Executive Officer
Charles N. Hazen	46	President and Chief Operating Officer
Sherri W. Schugart	40	Chief Financial Officer
Frank R. Apollo	39	Chief Accounting Officer, Treasurer and Secretary
      Jeffrey C. Hines. Mr. Hines currently serves as the Chairman of our board of directors and as Chairman of the board of managers of our Advisor. He is also the co-owner and President of the general partner of Hines and is a member of Hines’ Executive Committee. Mr. Hines is responsible for overseeing all firm policies and procedures as well as day-to-day operations. He became President in 1990 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of approximately 130 projects valued at approximately $12.5 billion. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Graduate School of Business.
      C. Hastings Johnson. Mr. Johnson currently serves as a member of our board of directors and as a member of the board of managers of our Advisor. He is also an Executive Vice President and Chief Financial Officer of the general partner of Hines and is responsible for the financial policies and equity financing and the joint venture relationships of Hines. He is also a member of Hines’ Executive Committee. Mr. Johnson became Chief Financial Officer of Hines in 1992, and prior to that, he led the development or redevelopment of numerous projects and initiated the Hines acquisition program. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $20 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Graduate School of Business.
      George A. Davis. Mr. Davis, an independent director, is the founder and sole owner of Advisor Real Estate Investment Ltd., a real estate consulting company unaffiliated with our Advisor. Prior to founding Advisor Real Estate Investment Ltd. in April 1999, he served as the Chief Real Estate Investment Officer for the New York State Teacher’s Retirement System (“NYSTRS”) reporting directly to the Executive Director of the system. In addition, Mr. Davis also served as a member of the Investment Committee, which ultimately determined the real estate investment strategy undertaken by NYSTRS. Mr. Davis graduated from Dartmouth College with a B.A. in Biology.
      Thomas A. Hassard. Mr. Hassard, an independent director, served as the Managing Director for Real Estate Investments for the Virginia Retirement System for almost 20 years before recently retiring. His responsibilities included managing the real estate investments of the system, monitoring performance and reporting to the system’s investment advisory committee and board of trustees. Mr. Hassard graduated from Western New England College with a B.S. in Business Administration.
      Stanley D. Levy. Mr. Levy, an independent director, currently serves as Chief Operating Officer of The Morgan Group, Inc., a national multi-family real estate firm with offices in Houston, San Diego, Orlando and Charlotte. Mr. Levy joined The Morgan Group in 2001. His responsibilities include arranging debt and equity financing, managing the property acquisition and disposition process, and oversight of all financial aspects of the firm and its projects. Prior to joining The Morgan Group, Mr. Levy spent 15 years with JPMorgan Chase, most recently, as Managing Director of Real Estate & Lodging Investment Banking for the Southern Region. In this capacity, he managed client activities in a variety of investment banking and financing transactions. Mr. Levy graduated with honors from the University of Texas with a B.B.A. in Finance.
      Charles M. Baughn. Mr. Baughn serves as our Chief Executive Officer and the Chief Executive Officer of our Advisor. He is also an Executive Vice President of the general partner of Hines, responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects, a member of Hines’ Executive Committee and a director of our Dealer Manager. Mr. Baughn joined Hines in 1984. During his tenure at Hines, he has contributed to the development or redevelopment of over nine million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado.
      Charles N. Hazen. Mr. Hazen serves as our President and Chief Operating Officer and the President and Chief Operating Officer of the Advisor. He is also a Senior Vice President of the general partner of Hines, the President and a member of the Management Board of the Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) and a director of our Dealer Manager. Mr. Hazen joined Hines in 1989. During his tenure at Hines, Mr. Hazen has contributed to the development, management and financing of more than 10 million square feet of retail and office properties valued at more than $2.0 billion. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.
      Sherri W. Schugart. Ms. Schugart serves as our Chief Financial Officer and the Chief Financial Officer of both our Advisor and the Core Fund. She is also a Vice President of the general partner of Hines and serves as a director of our Dealer Manager. Ms. Schugart joined Hines in 1995. As a Vice President in Hines’ Capital Markets group, Ms. Schugart has been responsible for raising more than $2.0 billion in equity and debt for Hines’ private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting and is a certified public accountant.

      Frank R. Apollo. Mr. Apollo serves as our Chief Accounting Officer, Treasurer, and Secretary and the Chief Accounting Officer, Treasurer and Secretary of our Advisor. He is also the Chief Accounting Officer of the Core Fund, a Vice President of the general partner of Hines and the Vice President, Treasurer, and Secretary of our Dealer Manager. Mr. Apollo joined Hines in 1993. He has served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations. He was also previously the Vice President and Regional Controller for Hines’ European Region and, prior to that, was the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.
Our Board of Directors
      As required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association (the “NASAA Guidelines”), our board of directors reviewed and unanimously ratified our articles of incorporation and adopted our bylaws. Our articles of incorporation and bylaws allow for a board of directors with no fewer than three directors and no more than ten directors, of which a majority must be independent directors. We currently have five directors, three of whom are independent directors. Directors are elected annually by our shareholders, and there is no limit on the number of times a director may be elected to office. Each director serves on the board until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified.
      Although the number of directors may be increased or decreased, subject to the limits of our articles of incorporation, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by a majority of the directors or the shareholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal, resignation, incompetence or other incapacity of a director may be filled by a majority vote of the remaining directors, unless the vacancy is filled by a vote of shareholders as permitted by the Maryland General Corporation Law. If a vacancy is created by an increase in the number of directors, the vacancy will be filled by the board. Independent directors must nominate replacements for vacancies required to be filled by independent directors.
      An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or the Advisor by virtue of:

•	ownership of an interest in Hines or the Advisor or their affiliates;

•	employment by Hines or the Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or the Advisor or their affiliates;

•	performance of services, other than as a director, for us;

•	service as a director, trust manager or trustee of more than three real estate investment trusts organized by Hines or advised by the Advisor; or

•	maintenance of a material business or professional relationship with Hines or the Advisor or any of their affiliates.
      An indirect relationship shall include circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with the Advisor, any of its affiliates or us. A business or professional relationship will be deemed material if the gross revenue derived by the director from the Advisor and its affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. Independent directors may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than in their capacity as members of our board of directors or any committee thereof.

      Our directors are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director believes to be in the best interest of our shareholders.
      Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. We do not expect that our directors will be required to devote a substantial portion of their time to discharge their duties as directors. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on the Advisor. Therefore, our directors will be dependent on the Advisor and information they receive from the Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate the Advisor and its affiliates. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Potential Conflicts of Interest Risks.”
      In addition to the investment policies set forth in our articles of incorporation and bylaws, our board of directors has approved the written policies on investments and borrowing described in this prospectus. The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the shareholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our articles of incorporation and bylaws.
      Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. The independent directors will also be responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.
      Neither the directors affiliated with Hines nor any of their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either the removal of the Advisor, any non-independent director or any of their affiliates or any transaction between us and the Advisor, any non-independent director or any of their affiliates.

Committees of the Board of Directors
      Our entire board of directors generally considers all major decisions concerning our business. Our bylaws provide that our board may establish such committees as the board believes appropriate. Our board has established an audit committee, a conflicts committee, a nominating and corporate governance committee and a compensation committee so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. The board of directors adopted a written charter for each of these committees. A copy of each charter is available on the Company’s website, located at www.HinesREIT.com. Our independent directors, Messrs. Davis, Hassard and Levy, each serve on all of these committees. Mr. Davis serves as chairman of the conflicts committee. Mr. Levy serves as chairman of the audit committee. Mr. Hassard serves as chairman of the nominating and corporate governance and compensation committees.

Audit Committee
      Our bylaws provide for our board to designate an audit committee consisting solely of independent directors. Our board has designated the three current independent directors as the members of the audit committee. Committee members are elected by our board of directors to serve one-year terms. The audit committee will review the functions of our management and independent auditors pertaining to our financial statements and perform such other duties and functions as are deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors. Our board of directors has determined that each member of our audit committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Securities Exchange Act of 1934, as amended, as well as in the rules of the New York Stock Exchange. In addition, our board of directors has determined that Stanley D. Levy is an “audit committee financial expert” within the meaning of applicable rules promulgated by the Securities and Exchange Commission. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the audit committee of more than two other public companies.

Conflicts Committee
      Pursuant to our bylaws, our board has designated a conflicts committee consisting solely of our three current independent directors. Committee members are appointed by our board of directors and serve until their successors are duly elected and qualified or until their earlier death, resignation, retirement or removal. The primary purpose of the conflicts committee is to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interests that will exist between us and Hines, or reduce the risks related thereto.
      The conflicts committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest and determines if the resolution of the conflict of interest is fair and reasonable to us and our shareholders. The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the Advisory Agreement between the Company and the Advisor. The conflicts committee is responsible for reviewing the Advisor’s performance and the fees and expenses paid by us to the Advisor and any of its affiliates. The review of such fees and expenses will be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our shareholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Affiliate Transaction Policy” section of this prospectus.

Compensation Committee
      Our board has designated a compensation committee consisting solely of our three current independent directors. Committee members are appointed by our board of directors on the recommendation of our nominating and corporate governance committee and shall serve until their successors shall be duly elected and qualified or until their earlier death, retirement, resignation or removal. The committee shall hold regular meetings as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee is to oversee our compensation programs, including our Employee and Director Incentive Share Plan. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, to produce an annual report to be included in our annual proxy statement.

Nominating and Corporate Governance Committee
      We have designated a corporate governance and nominating committee consisting solely of our three current independent directors. In the future, members of this committee will be appointed by our board of directors on the recommendation of the committee and shall serve until their successors shall be duly elected and qualified or until their earlier death, retirement, resignation or removal. This committee will:

•	assist our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommend candidates to our board of directors to fill vacancies on the board;

•	recommend committee assignments for directors to the full board;

•	periodically assess the performance of our board of directors; and

•	review and recommend appropriate corporate governance policies and procedures to our board of directors. In addition, the committee developed and will annually review and reassess, our code of business conduct and ethics, guidelines on governance and the code of ethical conduct for our chief executive officer and senior financial officers. Each of these codes has been unanimously adopted by our board of directors and is available on our website at www.HinesREIT.com
Compensation of Directors
      We pay our independent directors an annual fee of $30,000 and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. Pursuant to our Employee and Director Incentive Share Plan, in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. If a committee meeting is held on the same day as a meeting of the board, each independent director will receive $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We will also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour. The Company will pay the following annual retainers to the Chairpersons of its board committees:

•	$7,500 to the Chairperson of the conflicts committee of the board;

•	$6,000 to the Chairperson of the audit committee of the board;

•	$3,000 to the Chairperson of the compensation committee of the board; and

•	$3,000 to the Chairperson of the nominating and corporate governance committee of the board.
      Under the terms of our Employee and Director Incentive Share Plan, each individual who is elected or re-elected to the board as an independent director (whether through a shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. If a director is affiliated with our Advisor or any other Hines entity, we do not pay such person separate compensation for services rendered as a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Employee and Director Incentive Share Plan
      We adopted our Employee and Director Incentive Share Plan to:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our common shares.
      The Employee and Director Incentive Share Plan provides for the grant of awards to our full-time employees (in the event we ever have employees), full-time employees of our Advisor, full-time employees of entities that provide services to us, certain of our independent directors, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor or to entities that provide services to us. Such awards may consist of nonqualified stock options, incentive stock options, restricted shares, share appreciation rights, and dividend equivalent rights.
      The total number of common shares reserved for issuance under the Employee and Director Incentive Share Plan is equal to 5% of our outstanding shares at any time, but not to exceed 10,000,000 shares.
      Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Employee and Director Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common shares underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.
      Restricted share awards entitle the recipient to common shares from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares.
      Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common shares) equal to the excess of the fair market value of the common shares underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date.
      Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.
      As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through shareholder meeting or by directors to fill a vacancy on the board) will be granted 1,000 restricted shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. As of April 24, 2006, we have awarded 2,000 restricted shares to each of our independent directors pursuant to the Employee and Director Incentive Share Plan.
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents
      Our organizational documents limit the personal liability of our shareholders, directors and officers for monetary damages to the fullest extent permitted under current Maryland General Corporation Law. We also maintain a directors and officers liability insurance policy.

      Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
      Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our shareholders. Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals.
      This provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.
      In spite of the above provisions of the Maryland General Corporation Law, the articles of incorporation of Hines REIT provide that our directors and officers will be indemnified by us for losses arising from our operations only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.
      The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in dividends resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification and provisions providing for the limitation of liability could reduce the legal remedies available to Company and our shareholders against our officers and directors.
      The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, officers, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

      Our articles of incorporation provide that the advancement of funds to our directors and officers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

•	the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking advancement undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.
      The Operating Partnership has agreed to indemnify and hold harmless the Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement and our Property Management and Leasing Agreements, subject to the limitations contained in such agreements. Please see “— The Advisor and the Advisory Agreement — Indemnification” and the “Hines and our Property Management and Leasing Agreements — Our Property Management and Leasing Agreements — Indemnification” sections below. The Operating Partnership must also indemnify Hines REIT and its directors, officers and employees in Hines REIT’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”
      We have entered into indemnification agreements with our officers and directors. These agreements provide our officers and directors with a contractual right to indemnification to the same extent they enjoy mandatory indemnification under our articles of incorporation.

The Advisor and the Advisory Agreement
      The following chart illustrates our general structure and our management relationship with Hines and its affiliates as of April 1, 2006:
      Our Advisor is an affiliate of Hines. Its address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by the Advisor and its affiliates. Certain of our directors and executive officers are also managers and executive officers of the Advisor. The following table sets forth information regarding the officers and managers of our Advisor, or our Advisor’s general partner. The biography of each of these officers and managers is all set forth above.

Name	Age	Position and Office with the General Partner of the Advisor

Jeffrey C. Hines	51	Chairman of the Board of Managers
C. Hastings Johnson	57	Manager
Charles M. Baughn	51	Chief Executive Officer
Charles N. Hazen	46	President and Chief Operating Officer
Sherri W. Schugart	40	Chief Financial Officer
Frank R. Apollo	39	Chief Accounting Officer, Treasurer and Secretary

Duties of Our Advisor
      We do not have any employees. We entered into an Advisory Agreement with our Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including our independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. In connection with managing our operations, the Advisor will face conflicts of interest. Please see “Risk Factors — Potential Conflicts of Interest Risks.” Therefore, the Advisor and its affiliates will perform our day-to-day operational and administrative services. The Advisor is subject to the supervision of our board of directors and provides only the services that are delegated to it. Our independent directors are responsible for reviewing the performance of the Advisor and determining that the compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of the Advisory Agreement are being carried out. The Advisor’s duties under the Advisory Agreement include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•	along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to this offering, whether performed and incurred by the Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and provide relevant market research and economic and statistical data in connection with our assets and investment objectives and policies;

•	subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of investment transactions; (iii) acquire assets on our behalf; and (iv) arrange for financing related to acquisitions of assets;

•	perform due diligence on prospective investments and create summarized due diligence reports;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

•	negotiate and service our debt facilities and other financings;

•	monitor and evaluate the performance of our investments; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

•	coordinate with Hines on its duties under the Property Management and Leasing Agreement and assist in obtaining all necessary approvals of major property transactions as governed by such agreement;

•	coordinate and manage relationships between the Company and any joint venture partners;

•	consult with our officers and board of directors and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings;

•	provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and investment portfolio management functions;

•	maintain accounting data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including the Sarbanes-Oxley Act; and

•	perform tax and compliance services, cash management services and risk management services.

Shareholder Services

•	manage communications with our shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and service.

Term of the Advisory Agreement
      The current term of the Advisory Agreement ends on June 25, 2006, and the Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. Renewals of the agreement must be approved by a majority of our independent directors. Additionally, the Advisory Agreement may be terminated:

•	immediately by us (i) in the event the Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by the Advisor upon 60 days’ written notice; or

•	immediately by the Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.
      For more information regarding a decision by our board of directors to terminate (or elect not to renew) the Advisory Agreement, please see “— Removal of the Advisor,” “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” and “Risk Factors — Investment Risks — Hines’ ability to cause the Operating Partnership to purchase the Participation Interest and any OP Units it and its affiliates hold in connection with the termination of the Advisory Agreement may deter us from terminating the Advisory Agreement.” In the event that a new advisor is retained, the Advisor will cooperate with us and our board of directors in effecting an orderly transition of the advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform the advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. The Advisory Agreement also provides that in the event the Advisory Agreement is terminated, we will promptly change our name and cease doing business under or using the name “Hines” (or any derivative thereof), upon the written request of Hines.

Compensation
      The Advisor and its affiliates will receive certain compensation and be reimbursed for certain expenses and receive certain other payments in connection with services provided to us. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest” for a description of these matters. In the event the Advisory Agreement is terminated, the Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “— Removal of the Advisor” and “The Operating Partnership — Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor” for information regarding additional payments the Company may be required to make to our Advisor and other affiliates of Hines in connection with the termination of the Advisory Agreement.
      We will reimburse the Advisor for all of the costs incurred by the Advisor, the Dealer Manager or their affiliates in connection with our organization and offering subject to limitations contained in our articles of incorporation. Organization and Offering expenses consist of the actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee and include, but are not limited to: (1) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees or employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of our shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (2) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, (3) travel and entertainment expenses related to the offering and marketing of our shares; (4) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (5) costs and expenses of conducting educational conferences and seminars; (6) costs and expenses of attending broker-dealer sponsored conferences; and (7) payment or reimbursement of bona fide due diligence expenses.
      In addition, we will reimburse the Advisor for all of the costs it incurs in connection with the other services it provides to us, including, but not limited to:

•	acquisition expenses incurred in connection with the selection and acquisition of assets including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•	the actual out-of-pocket cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;

•	out-of-pocket costs associated with insurance required in connection with the business of the Company or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and shareholders;

•	personnel and related employment direct costs and overhead of the Advisor and its affiliates in performing shareholder services such as (1) managing communications with shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications and (2) establishing reasonable technology infrastructure to assist in providing shareholder support and service;

•	out-of-pocket expenses of maintaining communications with shareholders, including the cost of preparation, printing, and mailing annual reports and other shareholder reports, proxy statements and other reports required by governmental entities;

•	audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, our independent directors or any committee of our board of directors;

•	out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances; and

•	all other out-of-pocket costs necessary for the operation of the Company and its assets incurred by the Advisor in performing its duties under the Advisory Agreement.

      Except as provided above for organization and offering services and shareholder services, the expenses and payments subject to reimbursement by the Company do not include personnel and related direct employment or overhead costs of the Advisor or its affiliates. If (1) we request that the Advisor perform services that are outside of the scope of the Advisory Agreement or (2) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed by the Advisor, such that the costs and expenses borne by the Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under the Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by the Advisor and our independent directors, subject to the limitations contained in our articles of incorporation.

Reimbursements by the Advisor
      The Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves).
      Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our articles of incorporation which include:

•	expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	amounts paid as partnership distributions of our Operating Partnership; and

•	all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).
      The Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.
      Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, the Advisor. Specifically, the independent directors must consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	the success of the Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by the Advisor for its own account; and

•	other factors related to managing a public company, such as shareholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.
      The Advisor has the right to assign the Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign the Advisory Agreement without the consent of the Advisor.

Indemnification
      The Operating Partnership has agreed to indemnify and hold harmless the Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our articles of incorporation or the partnership agreement of the Operating Partnership, provided that: (i) the Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) the Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of the Advisor or resulted from a breach of the agreement by the Advisor.
      Any indemnification made to the Advisor may be made only out of our net assets and not from our shareholders. The Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by the Advisor.

Removal of the Advisor
      In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, any partner in the Operating Partnership affiliated with Hines may require that the Operating Partnership acquire all or a portion of the Participation Interest or any OP Units held by any such holder. The purchase price for the Participation Interest will equal the amount that would be distributed to the holder assuming all the Operating Partnership’s assets were sold for their then-current fair market value and the proceeds were distributed in an orderly liquidation of the Operating Partnership. The purchase price for any OP Units will also be based on the then-current net asset value of the assets of the Operating Partnership. In such event, the purchase price is required to be paid in cash or common shares, at the option of the holder. Please see “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.” The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the OP Units or Participation Interest (as applicable) held by such holder.
Hines and Our Property Management and Leasing Agreements
      Hines or an affiliate of Hines manages our properties, as well as all of the properties owned by the Core Fund. We expect that Hines or an affiliate of Hines will manage the properties we and the Core Fund acquire in the future.

The Hines Organization

General
      Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 49 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Please see the “Hines Timeline” included as Appendix E for additional information about the history of Hines.
      Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco and London. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All of these executive vice presidents, whose average tenure at Hines is 28 years, serve on the Hines Executive Committee which directs the strategy and management of Hines.
      Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines as well as key employees of Hines.”
      From inception through December 31, 2005, Hines, its predecessor and their respective affiliates have acquired or developed more than 650 real estate projects representing approximately 250 million square feet. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally. As of December 31, 2005, the portfolio of Hines and its affiliates consisted of approximately 130 projects valued at approximately $12.5 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Included in this portfolio are approximately 101 properties managed by Hines, representing approximately 45 million square feet. In addition, Hines manages a portfolio of approximately 140 properties with about 57.6 million square feet owned by third parties in which Hines has no ownership interest. The total square feet Hines manages is approximately 102.6 million square feet located in 58 United States and 14 international cities.
      The following table sets forth the history of the number of square feet under Hines’ management:
Commercial Real Estate Managed by Hines and its Affiliates

      The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office as of April 24, 2006:
      The following is information about the executive officers of the general partner of Hines and members of its Executive Committee:

		Number of
		Years with
Name	Age	Hines	Position

Gerald D. Hines	80	49	Chairman of the Board
Jeffrey C. Hines	51	24	President
C. Hastings Johnson	57	28	Executive Vice President and Chief Financial Officer
Charles M. Baughn	51	21	Executive Vice President — Capital Markets
James C. Buie, Jr.	53	25	Executive Vice President — West and Asia Pacific Regions
Kenneth W. Hubbard	63	32	Executive Vice President — East Region
E. Staman Ogilvie	56	32	Executive Vice President — Eurasia Region
C. Kevin Shannahan	49	23	Executive Vice President — Midwest, Southeast and South America Regions
Mark A. Cover	46	22	Executive Vice President — Southwest and Mexico Regions
Michael J.G. Topham	57	30	Executive Vice President — European Region
      Jeffrey C. Hines and C. Hastings Johnson are on our board of directors and Charles M. Baughn is our Chief Executive Officer. Their biographies are included above with the rest of our management.
      Gerald D. Hines. Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of the firm’s Executive

Committee. He oversees a portfolio of approximately 130 projects valued at approximately $12.5 billion and has expanded the scope of Hines by moving into foreign markets, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. He graduated from Purdue University with a B. S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue.
      James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the West Region of the United States and in the Asia Pacific, representing a cumulative total of approximately 27 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M. B. A. from Stanford University.
      Kenneth W. Hubbard. Mr. Hubbard is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the East Region of the United States, representing a cumulative total of more than 36 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Duke University with a B.A. in History and received his J. D. from Georgetown Law School.
      E. Staman Ogilvie. Mr. Ogilvie is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions. He is Chief Executive of Hines’ Eurasia Region which encompasses Russia and the Former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of the Hines Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 29 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Graduate School of Business.
      C. Kevin Shannahan. Mr. Shannahan is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Midwest and Southeast Regions of the United States and in South America, representing a cumulative total of more than 55 million square feet of real estate and 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B. S. in Mechanical Engineering and received his M. B. A. from the Harvard Graduate School of Business.
      Mark A. Cover. Mr. Cover is an Executive Vice President of the general partner of Hines responsible for all development, operations and transactions in the Southwest Region of the United States, Mexico and Central America representing a total of more than 20 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B. S in Accounting and is a Certificated Public Accountant (retired).
      Michael J.G. Topham. Mr. Topham is an Executive Vice President of the general partner of Hines responsible for all development, acquisitions, operations and real estate services in Europe and the United Kingdom, including the establishment of offices in seven countries. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of the U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet in that region. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

Hines’ Real Estate Personnel and Structure
      Hines is one of the largest and most experienced privately owned real estate investment, acquisition, development and management companies in the world. Hines and its affiliates currently have approximately 3,000 employees who work out of Hines’ offices located in 68 cities in the United States and in 14 foreign countries, as shown in the map below.
      Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic region, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Business and Real Estate Risks — Our success will be dependent on the performance of Hines and its affiliates as well as key employees of Hines.”

		Average
Title	Number of	Tenure
	Employees	(Years)

	(as of December 31,
	2005)
Executive Vice President	9	28
Senior Vice President	29	20
Vice President	100	14
Managers	1,010	7
      Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on our performance.
      Set forth below is a listing as of December 31, 2005 of all Hines officers who are not members of the Hines Executive Committee, including their area of responsibility in the regional or central office or by functional area as well as their tenure at Hines.

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

West and Asia-Pacific Regions
Holte, Douglas G	Senior Vice President	Irvine	Senior Officer — Los Angeles	19
Morrison, James A	Senior Vice President	Beijing	Senior Officer — Beijing	18
Paradis, Paul E	Senior Vice President	San Francisco	Senior Officer — San Francisco	17
Shepherd, Colin P	Senior Vice President	Los Angeles	Senior Officer — Los Angeles	23
Spencer, Norman A	Senior Vice President	San Francisco	Senior Officer — Marketing	20
Carr, John A	Vice President	San Francisco	Regional Controller	9
Chu, Benjamin L	Vice President	Beijing	Project Officer — China	11
Clever III, George H	Vice President	Pleasanton	Project Officer — Acq./Dev.	11
Hollister, Robert C	Vice President	Seattle	Project Officer — Acq./Dev.	9
Harle, Reubin Earle	Vice President	Beijing	Construction Offer	7
Kruggel, Thomas M	Vice President	San Francisco	Regional Operations Officer	21
Lewis, Lisa B	Vice President	San Francisco	Project Officer — Acq./Dev.	10
Falconer, Cameron	Vice President	San Francisco	Project Officer — Acq./Dev.	8
Stallings, Andrew H	Vice President	San Diego	Construction Officer	26
Vogel, Richard H	Vice President	Beijing	Project Officer — China	12
Southwest, Eurasia and Mexico Regions
Elder, Charles W	Senior Vice President	Houston	Project Officer — Acq./Dev.	25
Elliot Jr., Clayton C	Senior Vice President	Dallas	Senior Officer — Dallas/Denver	24
Kelley, David W	Senior Vice President	Houston	Senior Officer — Marketing	35
Timmins, S. Lee	Senior Vice President	Austin	Senior Officer — Austin/Phoenix/Moscow	18
Anderson, Alison R	Vice President	Houston	Regional Controller	10
Anderson, Paul R	Vice President	Houston	Construction Officer	27
Brown, Jerry L	Vice President	Houston	Construction Officer	19
Daniels, Lyman A	Vice President	Mexico City	Senior Officer — Mexico	13
Davis, M. Clark	Vice President	Houston	Marketing Officer	8
Gann Jr., Clifford P	Vice President	Houston	Regional Operations Officer	31
Mooz, John D	Vice President	Houston	Project Officer — Acq./Dev.	16

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

Overall, Travis M	Vice President	Houston	Project Officer — Acq./Dev.	8
Stare, Patrick	Vice President	Dallas	Construction Officer	25
Witte, Robert W	Vice President	Dallas	Project Officer — Acq./Dev.	12
Midwest Region
Danilek, Thomas J	Senior Vice President	Chicago	Senior Officer — Chicago	17
McGinnis, O. David	Senior Vice President	Chicago	Senior Officer — Minneapolis	25
Van Schaack, Gregory P	Senior Vice President	Chicago	Senior Officer — Chicago	20
Chopp, William D	Vice President	Minneapolis	Regional Operations Officer	22
D’Arcy, Thomas G	Vice President	Chicago	Marketing Officer	8
Frank, John A	Vice President	Chicago	Construction Officer	20
McDermott, John M	Vice President	Chicago	Project Officer — Acq./Dev.	8
McGrath, Gregory J	Vice President	Detroit	Construction Officer	23
Oley, James B	Vice President	Chicago	Regional Controller	24
Olhava, Martin C	Vice President	Chicago	Construction Officer	16
Peszek, Lawrence M	Vice President	Detroit	Construction Officer	25
Watters Jr., Charles K	Vice President	Detroit	Project Officer — Acq./Dev.	16
Southeast and South America Regions
Harrison, Michael T	Senior Vice President	Atlanta	Senior Officer — Florida	15
Baker, Milton L	Vice President	Atlanta	Construction Officer	24
Cope, Thomas A	Vice President	Nashville	Operations Officer	25
Dolman, James S	Vice President	Sao Paulo	Project Officer — Acq./Dev.	14
Hartman, Kurt A	Vice President	Atlanta	Project Officer — Acq./Dev.	15
Heagy III, John A	Vice President	Atlanta	Marketing Officer	10
Hill, Mary Tillery	Vice President	Atlanta	Construction Officer	23
Munro, Doug	Vice President	Sao Paulo	Senior Officer — South Am.	8
O’Shea, Walter R	Vice President	St. Augustine	Project Officer — Acq./Dev.	9
Salum Litterio, Eduardo A	Vice President	Sao Paulo	Construction Officer — South America	8
Stevens, Grant R	Vice President	Atlanta	Construction Officer	24
East Region
Alsup III, William B	Senior Vice President	Washington, DC	Senior Officer — Washington, DC	27
Craig Jr., Thomas M	Senior Vice President	New York	Senior Officer — New York	24
Perry, David G	Senior Vice President	Boston	Senior Officer — Boston	21
Allen, Michael D	Vice President	Washington, DC	Project Officer — Acq./Dev.	16
Brown, Gregory L	Vice President	Boston	Regional Operations Officer	23
Fracassini, Dean L	Vice President	New York	Construction Officer	8
Garigliano, Frank L	Vice President	New York	Construction Officer	17
Gottschalk, Jim	Vice President	New York	Construction Officer	6
Greene, Jr., Michael J L	Vice President	Washington, D.C.	Construction Officer	7
Harned, John B	Vice President	Washington, D.C.	Project Officer — Acq./Dev.	8
Lacancellera, James P	Vice President	Greenwich	Project Officer — Acq./Dev.	9
Nelson, Richard R	Vice President	Washington, D.C.	Marketing Officer	23
Ottavio, Michael F	Vice President	New York	Construction Officer	15
Penick, David S	Vice President	New York	Project Officer — Acq./Dev.	15
Riker, Howard J	Vice President	Washington, DC	Project Officer — Acq./Dev.	13
Swenson, Bart	Vice President	New York	Project Officer — Acq./Dev	14
Tartaglione, Kevin A	Vice President	Jersey City	Construction Officer	10
Watson, Gerald H	Vice President	New York	Regional Controller	10

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

European Region
Albrand, Patrick	International Officer	Paris	Senior Officer — France	11
Banit, Katharina	International Officer	Berlin	Project Officer — Germany	9
Braaten, David S	International Officer	London	Hines European Development Fund	10
Casarelli, Stefano	International Officer	Milan	Project Officer — Italy	6
Catella, Monfredi	International Officer	Milan	Senior Officer — Italy	5
de Dampierre, Olivier	International Officer	Paris	Senior Officer — France	12
Fernandez Baillie, Edouard James	International Officer	Madrid	Project Officer — Spain	9
Frey, Richard Bruce	Vice President	Milan	Construction Officer	27
Godzisz, Mieczyslaw	International Officer	Warsaw	Senior Officer — Poland	9
Hall, John Gomez	International Officer	Barcelona	Senior Officer — Spain	3
Herre, Jurgen	International Officer	London	European Capital Markets	5
Huber, Lars	International Officer	London	Hines European Value Added Fund	9
Larroque, Thierry	International Officer	Paris	Project Officer — France	4
Lewis, Phillip	International Officer	London	Senior Officer — United Kingdom	4
Maelí, Alexander	International Officer	Munich	Project Officer — Germany	7
Mays Jr., Raymond Lee	International Officer	Madrid	Project Officer — Spain	9
Motamedian, Bahram	Vice President	London	Hines European Development Fund	11
O’Donnell, Simon	International Officer	London	Senior Officer — United Kingdom	6
Ramos, Miguel Angel	International Officer	Barcelona	Finance Officer — Spain	9
Reschke, Christoph	International Officer	Berlin	Project Officer — Germany	5
Reynolds, Andrew	International Officer	London	Project Officer — United Kingdom	6
Sears, Mark S	Vice President	London	Hines European Development Fund	20
Wambach, Karl	International Officer	Berlin	Senior Officer — Germany	13
Wyper Jr., John S	Vice President	London	Project Officer — Acq./Dev.	27

Officers by Central Department

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

Harris, John A	Executive Vice President	Houston	Conceptual Construction	40
Chen, Leo H	Senior Vice President	Houston	Emerging Markets Fund	26
Congdon, David J	Senior Vice President	Greenwich	U.S. Office Value Added Fund	8
Forbes, Kay P	Senior Vice President	Houston	Financial Administration	6
Hazen, Charles N	Senior Vice President	Houston	Hines REIT, Core Fund	16
Hughes, Christopher D	Senior Vice President	Washington, DC	Capital Markets Group	19
Jones, Neil M	Senior Vice President	Houston	Capital Markets Group	26
Lawrence, David T	Senior Vice President	Boston	Capital Markets Group	29
Lea, Jerrold P	Senior Vice President	Houston	Conceptual Construction	25
LeVrier, David E	Senior Vice President	Houston	Administration	27
MacEachron, Daniel N	Senior Vice President	San Francisco	National Office Partners	14
Muller, Robert F	Senior Vice President	Houston	Hines REIT	3
Owens, Thomas D	Senior Vice President	Houston	U.S. Development Funds	33
Rashin, Daniel L	Senior Vice President	Greenwich	National Office Partners	5
Apollo, Frank R	Vice President	Houston	Hines REIT, Core Fund	12
Bay, Thomas H	Vice President	Houston	Conceptual Construction	8
Daniel Jr., Robert F	Vice President	Aspen	Rocky Mountain Region	13
Donaldson, Edmund A	Vice President	Houston	Core Fund	11

				Hines
				Tenure
Name	Title	Location	Responsibility	(Years)

Donovan, Douglas W	Vice President	Houston	Hines Equity Development Fund	9
Fore, Stephanie H	Vice President	Houston	Human Resources	16
Hitt, Daniel P	Vice President	Houston	Operations/Engineering Services	31
Holland, Daniel J	Vice President	San Francisco	National Office Partners	19
Holtzer, Gary M	Vice President	San Francisco	National Office Partners	19
Hutchens, Jeanine E	Vice President	Houston	Worldwide Tax	25
Karba, Gerhard W	Vice President	Houston	Technology	5
Lancaster, George	Vice President	Houston	Corporate Communications	21
McKenzie, Craig A	Vice President	Houston	Emerging Markets Fund	10
McMeans, Kevin L	Vice President	Houston	Core Fund	13
Montgomery, Keith H	Vice President	Houston	Financial Administration	9
Robinson, David J	Vice President	Houston	Conceptual Construction	11
Ronald, Douglas C	Vice President	Houston	Internal Audit	22
Schugart, Sherri W	Vice President	Houston	Hines REIT, Core Fund	10
Shen, Simon	Vice President	Houston	Emerging Markets Fund	9
Ulrich, Clayton E	Vice President	Houston	Operations/Engineering Services	30
Vance, Richard	Vice President	Houston	Risk Management	22
Wick, David J	Vice President	Houston	Conceptual Construction	8

Hines’ Leasing and Property Management
      Hines and its affiliates have extensive experience in providing responsive and professional property management and leasing services. Property management and leasing services provided by Hines include the following:

•	Tenant relations;

•	Energy management;

•	Preventive maintenance;

•	Security;

•	Vendor contracting;

•	Parking management;

•	Marketing plans;

•	Broker relations;

•	Tenant prospecting; and

•	Lease negotiation.
      Hines believes that providing these services in a high quality and professional manner is integral to tenant satisfaction and retention.
      Hines has been repeatedly recognized as an industry leader in property management and leasing. In 2001, 2002 and 2003, the U.S. Environmental Protection Agency (“EPA”) named Hines as “Energy Star” Partner of the year. An Energy Star label is a designation by the EPA for buildings that it believes show excellence in energy performance, reduced operating costs and environmental leadership. In 2004, the EPA recognized Hines with its Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. Hines owns or manages 88 buildings, with more than 48 million leaseable square feet, which have received an “Energy Star” label. Hines has 69 of these buildings, with approximately 42 million square feet, under current management. Hines has received more than 70 awards for buildings it has owned and/or managed from the Building Owners and Managers Association including “Building of the Year,” “New

Construction of the Year” and “Renovated Building of the Year” in local, regional, national and international competitions.
      Hines believes that real estate is essentially a local business and that it is often a competitive advantage for Hines to have real estate professionals living and working in the local markets in which Hines and its affiliates own properties. This allows Hines’ real estate professionals to obtain local market knowledge and expertise and to maintain significant local relationships. As a result, Hines may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases. In addition, in part, as a result of Hines’ strong local presence in the markets it serves and its corporate culture, we believe Hines has a strong track record in attracting and retaining tenants.
      Hines believes that tenant retention is a critical component of profitable building operations and results in lower volatility. Tenant loss can reduce operating income by decreasing rental revenue and operating expense recoveries and by exposing the property to market-driven rental concessions that may be required to attract replacement tenants. In addition, a property with high tenant turn-over may incur costs of leasing brokerage commissions and construction costs of tenant improvements required by new occupants of the vacant space.
      Hines attempts to manage tenant occupancy proactively by anticipating and meeting tenant needs. In addition, Hines attempts to maintain productive relationships with leasing brokers in most major markets in the U.S. and currently maintains ongoing direct relationships with approximately 2,000 tenants as the manager of buildings for its own account and as a third-party manager. Hines also has a substantial number of relationships with corporate and financial users of office space as well as with law firms, accounting and consulting firms in multiple locations throughout the United States and, increasingly, in a range of global locations.
      The following table reflects the average leasing levels of buildings managed by Hines over the past 10 years, as compared to the national average of U.S. office buildings as reported by the National Council of Real Estate Investment Fiduciaries (NCREIF):

Our Property Management and Leasing Agreements
      The Operating Partnership has entered into a property management and leasing agreement with Hines for each of the properties we own directly, under substantially the same terms as contained in our form of Property Management and Leasing Agreement summarized below, which was unanimously approved by our board of directors, including the independent directors. We expect to enter into similar agreements in connection with properties we will acquire and own directly in the future. Pursuant to these agreements, we have appointed and expect to appoint Hines to provide services in connection with the rental, leasing, operation and management of most, if not all, of our properties under the terms provided in the form Property Management and Leasing Agreement. To the extent we own interests in properties indirectly through entities or joint ventures, the Property Management and Leasing Agreements in place for properties owned by such entities or joint ventures, including agreements with Hines, may differ in material respects from our form agreement. The Core Fund has retained Hines to manage the properties it has acquired to date and we expect the Core Fund will enter into similar agreements for properties it acquires in the future.
      Hines may subcontract part or all of the required property management and leasing services but will remain ultimately responsible for services set forth in the Property Management and Leasing Agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Also, we may retain a third-party to perform certain property management and leasing functions. For example, we currently retain third party leasing agents at some of our properties.
      Many of the services to be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines will perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. Under each Property Management and Leasing Agreement, Hines, either directly or indirectly by engaging an affiliate or a third party, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•	prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	be primarily responsible for the leasing activities of each property or supervise any third party we retain directly to provide such leasing activities; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

Compensation under the Property Management and Leasing Agreement
      For properties we acquire and own directly, we pay Hines a management fee equal to the lesser of (i) 2.5% of the annual gross revenues received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases, subject to a minimum of 1% of the annual gross revenues in the case of single-tenant properties. If we retain Hines as our primary leasing agent, we will pay Hines a leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. Leasing fees are paid 50% at the time the lease is executed and the balance when the tenant takes occupancy or a renewal, extension, expansion or similar term begins. If the property manager provides construction management services for leasehold improvements, we pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager is paid 2.5% of total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services.
      We also generally reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit. However, the reimbursable cost of these personnel and overhead expenses will be limited to the lesser of the amount that is recovered from tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. This latter limitation is $0.22 per rentable square foot for 2006, increasing on January 1 of each year subsequent to 2006 based on the consumer price index.

Term of the Property Management and Leasing Agreement
      The Operating Partnership is party to a separate Property Management and Leasing Agreement for each property we own directly, each with an initial term of ten years from the date of each agreement. Thereafter, each agreement may be renewed for an unlimited number of successive one-year terms upon the mutual consent of Hines and us. Each such renewal must be approved by a majority of our independent directors.
      Either Hines or we may terminate an agreement upon 30 days’ prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we may terminate the applicable Property Management and Leasing Agreement if Hines commits a material breach and such breach continues for 30 days after written notice from us (plus, with respect to breaches which Hines commences diligent efforts to cure within such period, but which cannot reasonably be cured within 30 days, such additional period not to exceed 90 days as is reasonably necessary to cure such breach).
      Every year, Hines will complete and deliver to us a written performance review, the scope and substance of which will be agreed to by Hines and us prior to the delivery of the first such performance review of the management of each property subject to a Property Management and Leasing Agreement. If we identify any material operating or performance deficiencies that are within the reasonable control of Hines after reviewing the performance review, we may give Hines written notice of such deficiencies. Hines will then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies we identified. If such deficiencies are not corrected within this time period, we then may give Hines notice of our desire to terminate the applicable Property Management and Leasing Agreement. If Hines does not cure such deficiencies within 30 days of the second notice, and provide written notice to us that such deficiencies have been cured, we may then terminate the applicable Property Management and Leasing Agreement.

Indemnification
      The Operating Partnership has agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with the Property Management and Leasing Agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. The Company shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.
The Dealer Manager
      Hines Real Estate Securities, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of offerings of our common shares or offerings of other Hines sponsored programs. The Dealer Manager is a member firm of the National Association of Securities Dealers, Inc.

      The following table sets forth information with respect to the directors, officers and the key employees of the Dealer Manager who are involved in its national sales and marketing activities:

Name	Age	Position and Office with the Dealer Manager

Charles M. Baughn	51	Director
Charles N. Hazen	46	Director
Sherri W. Schugart	40	Director
Robert F. Muller, Jr.	44	Director and President
Frank R. Apollo	39	Vice President, Treasurer and Secretary
J. Mark Earley	43	Director of REIT Distribution
David Ford	52	Divisional Director
S. William Lehew	49	Divisional Director
      Please see “— Our Directors and Executive Officers” for the biographies of Messrs. Baughn, Hazen and Apollo and Ms. Schugart.
      Robert F. Muller, Jr. Mr. Muller joined the Dealer Manager in June of 2003 and is the President and a director of the Dealer Manager. Prior to joining the Dealer Manager, he was National Director of Sales for Morgan Stanley’s Investment Management Group, which oversaw the distribution of investment management products. Mr. Muller also served as Executive Director for Van Kampen Investments and supervised the sales of its mutual funds, unit investment trusts, and variable annuities throughout its Southern Region. He has five years experience as a financial consultant with Advantage Capital Corporation and three years experience as corporate controller for Scientific Glass and Instruments. He is a graduate of the University of Texas at Austin with a B.B.A. in Accounting and is a general securities principal.
      J. Mark Earley. Mr. Earley joined the Dealer Manager in September of 2003. He is responsible for overseeing share distribution for the Eastern and Western Divisions of the Dealer Manager. Prior to joining the Dealer Manager, he was a Regional Sales and Marketing Director for Morgan Stanley from April 2002 to September 2003. His responsibilities were supervising and directing sales for the proprietary asset management group within Morgan Stanley. In addition he was responsible for sales activities for 65 branches and working closely with the managers in each office. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.
      David Ford. Mr. Ford joined the Dealer Manager in May of 2005. He is responsible for overseeing share distribution for the Western Division of the Dealer Manager. Prior to joining the Dealer Manager, he was the President of Venture Securities Partners and Appian Financial Partners, consulting firms that assisted clients in marketing alternative investments through the independent broker-dealer channel. Prior to that, Mr. Ford was the Executive Vice President and National Sales Manager for ATEL Securities responsible for all sales, marketing and investor services. Before joining ATEL Securities, Mr. Ford was a Divisional Sales Manager for Aetna Investments where he was responsible for marketing variable annuities, immediate annuities, 401(k) plans and mutual funds in the Western U.S. He has been in the securities industry for 22 years. He has a B.A. from the University of Colorado and an M.S. from Colorado State University and holds Series 7, 24 and 63 securities licenses.
      S. William Lehew. Mr. Lehew joined the Dealer Manager in April of 2004 and is responsible for overseeing share distribution for the Eastern Division of the Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for the Dealer Manager covering the states of North Carolina, South Carolina, Virginia, Maryland, West Virginia and Washington, D.C. Before joining the Dealer Manager, Mr. Lehew served as a Regional Vice President for Seligman Advisors, with responsibility for wholesaling managed money and mutual funds. Prior to that, Mr. Lehew worked for Van Kampen Investments as a Vice President responsible for wholesaling mutual funds. He has been in the securities business since 1986. He is a graduate of the Citadel with a B.A. in political science and holds Series 7, 24 and 63 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS
AND OPERATING PARTNERSHIP PARTICIPATION INTEREST
      The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments payable to Hines or affiliates of Hines in connection with this offering and our operations.

Estimated Maximum
(based on $2,200,000,000 in
Type and Recipient	Description and Method of Computation	shares)(1)

Organizational and Offering Activities(2)

Selling Commissions — the Dealer Manager	Up to 7.0% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers.(3)	$140,000,000

Dealer Manager Fee — the Dealer Manager	Up to 2.2% of gross offering proceeds, excluding proceeds from our dividend reinvestment plan, a portion of which may be reallowed to selected participating broker-dealers.(4)	$ 44,000,000

Reimbursement of Organization and Offering Expenses — the Advisor	Reimbursement of actual expenses incurred in connection with our organization and this offering by the Advisor, Dealer Manager and their affiliates. We expect such reimbursement to be approximately 1.7% of gross offering proceeds if we raise the maximum offering amount in this offering.(5)	$ 36,739,000

Investment Activities(6)

Acquisition Fee — the Advisor	0.50% of (i) the purchase price of real estate investments acquired directly by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$ 9,808,033(7)

Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)	Not determinable at this time(9)

Operational Activities

Asset Management Fee — the Advisor	0.0625% per month of the net equity capital we have invested in real estate investments at the end of each month.	Not determinable at this time(9)

Participation Interest in the Operating Partnership — HALP Associates Limited Partnership	A profits interest in the Operating Partnership which increases over time in a manner intended to approximate (i) a 0.0625% per month cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Operating Partnership.(8)	Not determinable at this time(9)

Expense Reimbursements in connection with our administration — the Advisor	Reimbursement of actual expenses incurred on an ongoing basis.(10)	Not determinable at this time

Estimated Maximum
(based on $2,200,000,000 in
Type and Recipient	Description and Method of Computation	shares)(1)

Property Management Fee — Hines	The lesser of (i) 2.5% of annual gross revenues received from the property, or (ii) the amount of management fees recoverable from tenants under their leases, subject to a minimum of 1.0% of annual gross revenues in the case of single-tenant properties.	Not determinable at this time
Leasing Fee — Hines	1.5% of gross revenues payable over the term of each executed lease, including any amendment, renewal, extension, expansion or similar event if Hines is our primary leasing agent.	Not determinable at this time
Tenant Construction Management Fees — Hines	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines if the related services are provided by off-site employees.(11)	Not determinable at this time
Re-development Construction Management Fees — Hines	2.5% of total project costs relating to the re-development, plus direct costs incurred by Hines in connection with providing the related services.	Not determinable at this time
Expense Reimbursements — Hines	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(12)	Not determinable at this time
Disposition and Liquidation

Disposition Fee	No disposition fee will be paid to the Advisor or its affiliates in connection with disposition of our investments.(13)	Not applicable
Incentive Fee	No incentive fee will be paid to the Advisor or its affiliates in connection with the sale of assets, liquidation or listing of our shares.	Not applicable

(1)	Assumes we sell the maximum of $2,000,000,000 in shares in our primary offering and issue $200,000,000 in shares relating to our dividend reinvestment plan pursuant to this offering.

(2)	The total compensation and expense reimbursements related to our organizational and offering activities which include selling commissions, the dealer-manager fee and our organization and offering expenses, will not exceed 15% of the proceeds raised in this offering.

(3)	Commissions may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table, we have not assumed any such discounts or waivers.

(4)	The Dealer Manager will not receive the dealer-manager fee for shares issued pursuant to our dividend reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus. The dealer-manager fee may be waived for certain large investments as further described in the “Plan of Distribution” section of this prospectus. For purposes of this table, we have not assumed any waivers.

(5)	We will reimburse the Advisor for organization and offering expenses incurred by the Advisor, the Dealer Manager or their affiliates consisting of actual legal, accounting, printing, marketing, filing fees, transfer agent costs and other accountable offering-related expenses, other than selling commissions and the dealer-manager fee. Organization and offering expenses may include, but are not limited to: (i) amounts to reimburse the Advisor for all marketing related costs and expenses such as salaries and direct expenses of our Advisor’s employees and employees of the Advisor’s affiliates in connection with registering and to facilitate the marketing of the shares, including but not limited to, salaries related to broker-dealer accounting and compliance functions; (ii) salaries, certain other compensation and direct expenses of employees of our Dealer Manager while preparing for the offering and marketing of our shares and in connection with their wholesaling activities; (iii) travel and entertainment expenses related to the offering and marketing of our shares; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and marketing of our shares; (v) costs and expenses of conducting educational conferences and seminars; (vi) costs and expenses of attending broker-dealer sponsored conferences; and (vii) payment or reimbursement of bona fide due diligence expenses. If the aggregate of the selling commissions, the dealer-manager fee and all organization and offering expenses exceed 15% of the proceeds raised in this offering, our Advisor or its affiliates will pay any excess organization and offering costs over this limit, and we will have no liability for such excess expenses. To the extent our organizational and offering expenses exceed our estimate, our Advisor can be reimbursed for additional amounts which, when added to selling commissions and the dealer-manager fee, could total up to 15% of the proceeds raised in this offering.

(6)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such fees and expenses in excess of this limit. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(7)	For purposes of this table we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $2,200,000,000 pursuant to this offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $19,519,339. Some of these fees may be payable out of the proceeds of such borrowings.

(8)	Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Please see “The Operating Partnership — The Participation Interest” for more details about this interest. The component of the increase in the Participation Interest attributable to investment activities will be included in the definition of acquisition fees and will therefore be included in the 6.0% limitation calculation described above in footnote 6. In addition, the component of the increase in the Participation Interest attributable to operational activities will be included in the definition of operating expenses and will therefore be included in the 2%/25% operating expense limitation described below in footnote 10.

(9)	In connection with both the asset management fee and the corresponding increase in the Participation Interest, the percentage itself on an annual basis would equal 0.75%, or 1.5% on a combined basis. However, because each of the cash fee and the Participation Interest increase is calculated monthly, and the net equity capital we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount or the value (in either dollars or percentage) of either of these items on an annual basis.

(10)	The Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our articles of incorporation. The expenses identified by our articles of incorporation as excluded from operating expenses include: (i) expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) amounts paid as partnership distributions of the Operating Partnership; and (iv) all fees and expenses associated or paid in connection with the acquisition, disposition and ownership of assets (such as real estate commissions, acquisition fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” for a detailed description of these expenses.

(11)	These fees relate to construction management services for improvements and build-outs to tenant space.

(12)	Included in reimbursement of actual expenses incurred by Hines are the costs of personnel and overhead expenses related to such personnel who are located in Hines central and regional offices, to the extent to which such costs and expenses relate to or support Hines’ performance of its duties. Reimbursement of these personnel and overhead expenses will be limited to the amount that is recovered from tenants under their leases and will not exceed in any calendar year a per rentable square foot limitation within the applicable property. This per rentable square foot limitation is $0.22 in 2006, and the limitation will be increased on January 1 of each year based on the consumer price index. Periodically, an affiliate of Hines may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property. For example, an affiliate of Hines manages a parking garage and another affiliate of Hines provides security at the Shell Buildings.

(13)	The Company will not pay a real estate commission to Hines or an affiliate of Hines upon the sale of properties, unless such payment is approved by our independent directors.

      We will pay no fees or compensation to the Core Fund, its general partner or advisor. All fees and compensation paid to the Core Fund, its general partner or its advisor will be paid or borne solely by limited partners in the Core Fund. In addition, we pay our independent directors certain fees, reimburse independent directors for out-of-pocket expenses incurred in connection with attendance at board or committee meetings and award independent directors common shares under our Employee and Director Incentive Share Plan. Please see “Management — Compensation of Directors.”
      Subject to limitations contained in our Articles of Incorporation, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by our independent directors.

OUR REAL ESTATE INVESTMENTS
Overview
      We were formed for the purpose of acquiring real estate investments. As of April 24, 2006, we owned interests in 17 office properties located in 11 cities in the United States. These properties contain, in the aggregate, approximately 9.8 million square feet of leasable space. The following table provides summary information regarding our properties. Each property is briefly discussed after the table.

		Leasable	Percent	Our Effective
Property	Market	Square Feet	Leased	Ownership(1)

Citymark	Dallas, Texas	217,746	100%	100%
1515 S Street	Sacramento, California	348,881	100%	100%
1900 and 2000 Alameda	San Mateo, California	253,377	76%	100%
Airport Corporate Center	Miami, Florida	1,018,477	93%	100%
321 North Clark	Chicago, Illinois	896,502	94%	100%
Three First National Plaza	Chicago, Illinois	1,418,041	92%	20.30%
333 West Wacker	Chicago, Illinois	867,821	95%	20.25%
425 Lexington Avenue	New York, New York	700,134	100%	11.11%
499 Park Avenue	New York, New York	285,890	85%	11.11%
600 Lexington Avenue	New York, New York	280,972	99%	11.11%
1200 19th Street	Washington, D.C.	235,404	100%	11.11%
One Shell Plaza	Houston, Texas	1,225,646	95%	12.69%
Two Shell Plaza	Houston, Texas	565,073	93%	12.69%
The KPMG Building	San Francisco, California	379,329	95%	25.37%
101 Second Street	San Francisco, California	388,370	95%	25.37%
525 B Street	San Diego, California	423,546	86%	25.37%
720 Olive Way	Seattle, Washington	286,983	81%	20.25%

		9,792,192	93%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On April 1, 2006, Hines REIT owned a 95.25% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 4.75% interest in the Operating Partnership. We own interests in all of the properties other than those identified above as being owned 100% by us through our interest in the Core Fund, in which we owned an approximate 27.37% non-managing general partner interest as of April 24, 2006. The Core Fund does not own 100% of these buildings; its ownership interest in its buildings ranges from 40.6% to 92.7%.

      The following table lists our pro-rata share of the scheduled lease expirations over the next 10 years and thereafter for the properties in which we owned interests as of April 24, 2006:

		Leasable Area

			Percent of
	Number of	Approximate	Total
Year	Tenants	Square Feet(1)	Leasable Area(1)

Vacant	—	273,257	6.9%
2006	83	177,591	4.5%
2007	75	364,470	9.2%
2008	70	263,833	6.7%
2009	68	703,502	17.8%
2010	55	295,883	7.5%
2011	34	171,282	4.3%
2012	28	142,999	3.6%
2013	23	408,685	10.3%
2014	15	72,978	1.8%
2015	16	222,262	5.6%
Thereafter	23	857,285	21.8%

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties.
      The following table provides a summary of the market concentration of our portfolio based on our pro-rata share of the purchase price in each of the properties in which we owned interests as of April 24, 2006:

Market
Market	Concentration(1)

Chicago, Illinois	38%
Miami	18%
San Francisco, California	9%
Sacramento, California	8%
New York, New York	7%
San Mateo, California	6%
Houston, Texas	5%
San Diego, California	3%
Dallas, Texas	3%
Seattle	2%
Washington, D.C.	1%

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties.

      The following table provides a summary of the industry concentration of the tenants of the properties in which we own interests based on our pro-rata share of their leased square footage as of April 24, 2006:

Industry
Market	Concentration(1)

Legal	20%
Financial Services	18%
Government	10%
Professional and Business Services	7%
Hospitality and Leisure	6%
Construction	6%
Health Care	5%
Oil & Gas/ Energy	4%
Information	4%
Accounting	1%
Other	19%

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties.
Our Directly-Owned Properties
      Summarized below is certain information about the five office properties we owned directly as of April 24, 2006:

			Date Built/	Total
Market	Property	Date Acquired	Renovated(1)	Acquisition Cost

				(In millions)
Dallas, Texas	Citymark	August 2005	1987	$27.8
Sacramento, California	1515 S Street	November 2005	1987	$66.6
San Mateo, California	1900 and 2000 Alameda	June 2005	1983, 1996(2)	$59.8
Miami, Florida	Airport Corporate Center	January 2006	1982-1996(3)	$156.8
Chicago, Illinois	321 North Clark	April 2006	1987	$247.3

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

(3)	Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996.

      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the next 10 years for our five directly-owned properties. The table shows the approximate leasable square feet and rental income represented by the applicable lease expirations.

		Gross Leasable Area

			Percent of
	Number of	Approximate	Total
Year	Leases	Square Feet	Leasable Area

Vacant	—	186,024	6.8%
2006	36	133,774	4.9%
2007	33	289,846	10.6%
2008	26	181,148	6.6%
2009	25	599,741	21.9%
2010	19	231,763	8.5%
2011	11	75,015	2.7%
2012	2	57,948	2.1%
2013	3	329,419	12.0%
2014	2	17,580	0.6%
2015	3	38,146	1.4%
Thereafter	3	594,579	21.9%

1900 and 2000 Alameda
      1900 and 2000 Alameda, located in the San Francisco Bay Area office market, in San Mateo, California, consist of a four-story building constructed in 1971 and substantially renovated in 1996 and a two-story building completed in 1983. California Casualty Management Company leases 101,894 square feet, or approximately 43% of the rentable area of the property. California Casualty is a privately-held provider of home and automobile insurance. In May 2018, the lease will expire and may be renewed for four consecutive 5-year periods.
      The remaining lease space of 1900 and 2000 Alameda is leased to 14 tenants, none of which leases more than 10% of the property’s rentable area. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years:

		Average Effective
	Weighted	Annual Gross
	Average	Rent Per Leased
Year	Occupancy	Sq. Ft.(1)

2001	100%	$34.57
2002	84%	$38.45
2003	90%	$35.29
2004	95%	$33.12
2005	83%	$36.78

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with U.S. GAAP, by the weighted average square footage under lease during such year.
      We currently have no plans for material renovations or other capital improvements at 1900 and 2000 Alameda. We believe the property is suitable and adequate for its intended purpose and adequately covered by insurance. The cost of 1900 and 2000 Alameda (excluding the cost attributable to land) is being depreciated for tax purposes over a 40-year period on a straight-line basis. We believe 1900 and 2000 Alameda offer several competitive advantages, including their proximity to numerous restaurants, shops and hotels as well as views of the adjacent golf course and easy vehicular access to major highways servicing the Bay Area.

Citymark
      Citymark, located at 3100 McKinnon Street in Dallas, Texas, is an 11-story office building constructed in 1987. Two subsidiaries of Centex Corporation, a publicly-traded company involved in home building, financial services, home services and commercial contracting, lease 175,033 square feet, or approximately 80% of the building’s rentable area. Of the rentable area leased to these subsidiaries, 83,559 square feet expires in November 2009, and the balance expires in November 2010.
      The remaining lease space of Citymark is leased to eight tenants, none of which leases more than 10% of the property’s rentable area. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent Per Leased
Year	Occupancy	Sq. Ft.(1)

2001	96.6%	$20.76
2002	90.8%	$21.19
2003	92.7%	$21.03
2004	94.2%	$21.45
2005	99.6%	$21.39

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with U.S. GAAP, by the weighted average square footage under lease during such year.
      We currently have no plans for material renovations or other capital improvements at Citymark. We believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Citymark (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe Citymark offers several competitive advantages, including its convenient access to executive housing, the Dallas North Tollway and Dallas’ central business district.

1515 S Street
      1515 S Street, an office complex located in Sacramento, California, consists of two five-story office buildings and an eight-story parking garage constructed in 1987. The State of California leases an aggregate of 340,170 square feet, or 98% of the buildings’ rentable area under two leases. The first such lease covers 304,715 square feet and expires in April 2013. The second such lease covers 35,455 square feet and expires in October 2012. Both leases may be terminated by the State of California’s right to terminate these leases upon 90 days’ notice become exercisable beginning in April 2009 and March 2009, respectively. The remaining lease space of 1515 S Street is leased to seven tenants, none of which leases more than 10% of the property’s rentable area. The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2001	100%	$18.86
2002	100%	$19.22
2003	100%	$19.34
2004	100%	$16.34
2005	100%	$17.33

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.
      The purchase agreement for 1515 S Street requires the seller to perform tenant improvement work required by a certain lease at the property. These improvements consist of interior refurbishments of the tenant-occupied space. We currently have no other plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 1515 S Street (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its convenient access to Sacramento’s central business district, immediate access to public transportation and proximity to the state capitol.

Airport Corporate Center
      Airport Corporate Center, a portfolio of properties located in the Miami Airport submarket of Miami, Florida, consists of 11 buildings and a 5.46-acre land tract. A subsidiary of Norwegian Cruise Lines leases 179,853 square feet, or approximately 18% of the properties’ rentable area, through January 2009. The remaining lease space of Airport Corporate Center is leased to 108 tenants, none of which leases more than 10% of the property’s rentable area.
      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2001	78.8%	$15.51
2002	75.9%	$17.14
2003	78.4%	$14.99
2004	82.0%	$17.29
2005	89.9%	$17.95

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component) by the weighted average square footage under lease during such year.
      We currently have no plans for material renovations or other capital improvements at the property, and we believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of Airport Corporate Center (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its location on the western edge of Miami International Airport in close proximity to the Palmetto Expressway and a strong amenity base.

321 North Clark
      On April 24, 2006, we acquired 321 North Clark, an office property located in the central business district in Chicago, Illinois. The seller, 321 North Clark Realty LLC, is a joint venture between an institution advised by JP Morgan Chase and an affiliate of Hines. The contract purchase price for 321 North Clark was approximately $247.3 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded with net proceeds from our current offering, borrowings under our existing revolving credit facility and a $165.0 million term loan obtained in connection with the acquisition.
      321 North Clark consists of a 35-story office building and a parking structure that were constructed in 1987. The building contains approximately 896,502 square feet of rentable area and is approximately 94%

leased. The American Bar Association leases 225,555 square feet, or approximately 25% of the property’s rentable area, under a lease that expires in June 2019. Foley & Lardner LLP, a legal firm, leases 211,546 square feet, or approximately 24% of the property’s rentable area, under a lease that expires in April 2018. Mesirow Financial, a diversified financial services firm, leases 184,241 square feet, or approximately 21% of the property’s rentable area, under a lease that expires in December 2009. The remaining lease space of 321 North Clark is leased to 18 tenants, none of which leases more than 10% of the property’s rentable area.
      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past five years ended December 31:

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2001	96.3%	$13.81
2002	80.3%	$19.29
2003	50.0%	$16.35
2004	67.9%	$17.94
2005	85.3%	$19.85

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.
      We currently have no plans for material renovations or other capital improvements at 321 North Clark and believe the property is suitable for its intended purpose and adequately covered by insurance. The cost of 321 North Clark (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe the property offers several competitive advantages, including its landmark presence in a central river-front location near the heart of the River North entertainment, retail and residential center of Chicago.
      As this property was acquired from an affiliate of Hines, the conflicts committee of our board of directors reviewed and unanimously approved the acquisition. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures” for a summary of procedures the conflicts committee followed in connection with its approval of this acquisition. We paid approximately $247.3 million for the building, exclusive of transaction costs, financing fees and working capital reserves. The seller purchased 321 North Clark in 2001 for approximately $134.5 million. An affiliate of Hines controls the day-to-day operation of the seller, owns an approximate 5% equity interest in the seller and will receive an approximate $8.2 million prorated share of distributed proceeds from the sale based on the return achieved in connection with the proposed transaction.
Our Permanent Debt and Revolving Credit Facility

Debt Secured by Our Properties
          Debt secured by Airport Corporate Center
      In connection with the acquisition of Airport Corporate Center, on January 31, 2006 a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.

          Debt Secured by 1515 S Street
      On April 18, 2006, a wholly-owned subsidiary of the Operating Partnership entered into a mortgage agreement with Metropolitan Life Insurance Company in the principal amount of $45.0 million. The loan bears interest at 5.68% per annum, matures and becomes payable on May 1, 2011 and is secured by 1515 S Street. Proceeds from this loan were used to pay down amounts outstanding under our revolving credit facility.
      The mortgage agreement contains customary events of default, with corresponding grace periods, including payment defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on indebtedness and granting of liens and maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.
     Our Term Loan
      In connection with the acquisition of 321 North Clark, on April 24, 2006 the Operating Partnership entered into a term loan agreement with KeyBank National Association (“KeyBank”) in the principal amount of $165.0 million. The loan has a term of 120 days and matures and becomes payable on August 22, 2006. The purpose of the loan is to provide bridge financing to fund a portion of the acquisition costs for 321 North Clark. The loan agreement allows for borrowing at a variable rate or on a short-term basis at a LIBOR based rate plus a spread of 120 basis points, at our election. The interest rate on this loan is currently 6.33% per annum. The loan is secured by the Operating Partnership’s interest in its wholly owned subsidiary formed to hold 321 North Clark and its non-managing general partnership interest in the Core fund, and by its direct equity interest in any entity it invests in that directly or indirectly holds real property assets, subject to certain exceptions and limitations. The loan agreement also contains customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on indebtedness and the granting of liens and maintenance of certain financial ratios. Hines REIT has unconditionally guaranteed payment and performance by the Operating Partnership of its obligations under the term loan agreement and the other loan documents.

Our Revolving Credit Facility
      We have a revolving credit facility with KeyBank, as administrative agent for itself and various other lenders, with maximum aggregate borrowing capacity of up to $140.0 million. We established this facility to repay certain bridge financing incurred in connection with certain of our acquisitions and to provide a source of funds for future real estate investments and to fund our general working capital needs. As of April 24, 2006, we owed $90.5 million under this facility.
      The credit facility has a maturity date of September 8, 2008, which is subject to extension at our election for two successive periods of one year each, subject to specified conditions. We may increase the amount of the facility to a maximum of $250.0 million upon written notice prior to March 9, 2007, subject to KeyBank’s ability to syndicate the additional amount. The facility allows, at our election, for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 250 basis points based on prescribed leverage ratios. The weighted-average interest rate was 7.1% as of April 24, 2006.
      In addition to customary covenants and events of default, the credit facility provides that it shall be an event of default under the agreement if our Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines or certain members of his family. The loan is secured by a pledge of the Operating Partnership’s equity interests in entities that directly or indirectly hold real property assets, including our interest in the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and our Advisor, which provides that the rights of Hines and the Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under the credit agreement.

Our Interest in the Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund has raised capital primarily from select U.S. and foreign institutional investors and high net worth individuals. As of April 24, 2006, we owned an approximate 27.37% non-managing general partner interest in the Core Fund and were committed to invest an additional $64.5 million. We also have the right, but not the obligation, to invest up to 40% of any future capital calls made by the Core Fund.

Core Fund Properties
      Summarized below is certain information about the 12 office properties controlled by the Core Fund as of April 24, 2006:

				Total	Effective
			Date Built/	Acquisition	Core Fund
Market	Property	Date Acquired	Renovated(1)	Cost	Ownership(2)

				(In millions)
Chicago, Illinois	Three First National Plaza	March 2005	1981	$245.3	74.2%
Chicago, Illinois	333 West Wacker	April 2006	1983	$222.5	74.0%
New York, New York	425 Lexington Avenue	August 2003	1987	$358.6	40.6%
New York, New York	499 Park Avenue	August 2003	1981	$153.1	40.6%
New York, New York	600 Lexington Avenue	February 2004	1985	$91.6	40.6%
Washington, D.C.	1200 19th Street	August 2003	1987	$69.4	40.6%
Houston, Texas	One Shell Plaza	May 2004	1994	$228.7	46.3%
Houston, Texas	Two Shell Plaza	May 2004	1992	$123.1	46.3%
San Francisco, California	The KPMG Building	September 2004	2002	$148.0	92.7%
San Francisco, California	101 Second Street	September 2004	2000	$157.0	92.7%
San Diego, California	525B Street	August 2005	1998	$116.3	92.7%
Seattle, Washington	720 Olive Way	January 2006	1997	$83.7	74.0%

(1)	The date shown reflects the later of the building’s construction completion date or the date of the building’s most recent renovation.

(2)	This percentage represents the Core Fund’s effective ownership in the properties shown. See the table immediately following the subsection captioned “— Overview” above regarding the Company’s effective ownership through its investment in the Core Fund.

      The following table lists, on an aggregate basis, all of the scheduled lease expirations over the next 10 years for the 12 properties in which the Core Fund has an interest. The table shows the approximate leasable square feet and rental income represented by the applicable lease expirations.

		Gross Leasable Area

			Percent of
	Number of	Approximate	Total
Year	Leases	Square Feet	Leasable Area

Vacant	—	318,681	7.2%
2006	47	160,072	3.6%
2007	42	272,616	6.1%
2008	44	302,066	6.8%
2009	43	379,061	8.5%
2010	36	234,245	5.3%
2011	23	351,686	7.8%
2012	26	310,712	7.0%
2013	20	289,576	6.5%
2014	13	202,380	4.5%
2015	13	672,617	15.1%
Thereafter	20	959,724	21.6%

      The Core Fund currently has no plans for material renovations or other capital improvements at any of its properties. We believe that all 12 properties in which the Core Fund holds an interest are suitable and adequate for their intended purpose and are adequately covered by insurance. The cost of each of the properties (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.
      Set forth below is certain additional information about each of the properties controlled by the Core Fund.

Chicago

Three First National Plaza
      Three First National Plaza is located at 70 West Madison Street in the Central Loop of Chicago. The building includes a 57-story west tower, a 12-story east tower and a nine-story atrium. Bell, Boyd & Lloyd LLC, a law firm, leases 176,607 square feet, or approximately 13% of the building’s rentable area. Bell Boyd & Lloyd’s lease expires in December 2017. The remaining leasable space is leased to 61 tenants, none of which leases more than 10% of the property’s rentable area.
      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Three First National during the past five years:

		Average Effective
	Weighted	Annual Gross
	Average	Rent Per Leased
Year	Occupancy	Sq. Ft.(1)

2001	95%	$27.83
2002	94%	$29.95
2003	79%	$31.65
2004	80%	$34.63
2005	81%	$33.16

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s total rent revenue (including operating expense recoveries), determined in accordance with U.S. GAAP, by the weighted average square footage under lease during such year.
      Three First National Plaza is adjacent to the financial center and downtown commercial district of Chicago’s Central Loop. We believe the building offers several advantages including its proximity to trains, subway stations and major bus routes. Connected to the city’s underground pedestrian tunnel, the building provides convenient covered access to the subway system, area retail, restaurants, City Hall, the County Building and the Richard J. Daley Center, which houses Federal District and Appellate Courts.

333 West Wacker
      333 West Wacker is an office property located in the central business district in Chicago, Illinois. The property consists of a 36-story office building and a parking structure that were constructed in 1983. Skadden, Arps, Slate, Meagher & Flom, LLC, a legal firm, leases 161,342 square feet, or approximately 19% of the property’s rentable area. This lease expires in June 2009. Nuveen Investments, Inc., an investment services company, leases 156,392 square feet, or approximately 18% of the property’s rentable area. This lease expires in February 2013. The remaining lease space of 333 West Wacker is leased to 34 tenants, none of which leases more than 10% of the property’s rentable area. The contract purchase price of 333 West Wacker was approximately $222.5 million, exclusive of transaction costs, financing fees and working capital reserves.

      The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for the property during the past two years ended December 31(2):

		Average Effective
	Weighted	Annual Gross
	Average	Rent per Leased
Year	Occupancy	Sq. Ft.(1)

2004	93.0%	$18.70
2005	93.2%	$18.95

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s cash-basis total rent revenue (excluding operating expense recoveries in excess of each tenant’s base year component), by the weighted average square footage under lease during such year.

(2)	Hines REIT requested the information required to calculate the weighted average occupancy and average effective annual gross rent per leased square foot of 333 West Wacker for the most recent five years from the seller, who responded that the information required to perform these calculations for the years ended December 31, 2001-2003 was not within their knowledge or reasonably available to them.

      We believe 333 West Wacker offers several competitive advantages, including its premier location on the banks of the Chicago River, immediate proximity to a broad range of amenities, high-quality tenant base and excellent physical condition of the property.

New York City

425 Lexington Avenue
      425 Lexington Avenue is a 31-story office building located in midtown Manhattan directly across the street from the Grand Central Station Terminal. Two tenants lease approximately 98% of the property. Simpson, Thacher & Bartlett, a law firm based in New York City, leases 552,097 square feet or approximately 79% of the rentable area of the building. This lease expires in October 2018, with two five-year renewal rights. The Canadian Imperial Bank of Commerce, or CIBC, leases 133,153 square feet in 425 Lexington Avenue, or approximately 19% of the rentable area of the building. This lease expires in October 2018 and provides for one five-year renewal right. The remaining leasable space is leased to six tenants, none of which leases more than 10% of the property’s rentable area. 425 Lexington Avenue is located in the midtown Manhattan office submarket of New York City. We believe this building offers several competitive advantages, including its proximity to the public transportation of Grand Central Station and other amenities, as well as views of the East River and several skyline landmarks.

499 Park Avenue
      499 Park Avenue is a 28-story office building located in midtown Manhattan, near Central Park. Bloomberg L.P. leases 63,504 square feet, or approximately 23% of this building, under a lease that expires in December 2015 and does not provide for any renewal rights. Bloomberg moved its headquarters from this location in 2005, and with Hines’ assistance, 52,607 square feet of this space has been occupied under sublease agreements. Cantor Fitzgerald, a financial service, broker and investment banking firm, signed a sublease agreement for 31,143 square feet, or approximately 11% of the building’s rentable area, under a lease that expires in January 2021. Dreier LLP, a law firm, leases 73,043 square feet, or approximately 26% of the rentable area of the building, under a lease expiring May 2018 with one five year renewal right. The remaining leasable space is leased to 11 tenants, none of which leases more than 10% of the property’s rentable area. 499 Park Avenue is located in the Plaza District submarket of midtown Manhattan. We believe this building offers several competitive advantages, including its location in the plaza district, small floor plates that appeal to high-end office users and outstanding views of Central Park.

600 Lexington Avenue
      600 Lexington Avenue is a 35-story office building located in central midtown Manhattan at the corner of 52nd street and Lexington Avenue, within walking distance of Grand Central Station Terminal. The property is leased to 38 tenants, none of which currently occupies more than 10% of the property’s rentable area. 600 Lexington Avenue is located in the central midtown Manhattan office submarket of New York City. We believe this building offers several competitive advantages, including its proximity to Grand Central Station Terminal.

Washington D.C.
      1200 19th Street is an office building located in the Golden Triangle in Washington, D.C.’s central business district. Two law firms lease approximately 88% of this building. Piper Rudnick LLP leases 164,997 square feet, or approximately 70% of the rentable area of the building. This lease expires in September 2007. Piper Rudnick has provided the Core Fund notice that it will not renew this lease. Kelley Drye & Warren LLP leases 43,711 square feet, or approximately 18% of the rentable area of the building. This lease expires in September 2007, but may be renewed for a single five-year term provided the tenant gives notice 12 to 15 months prior to the expiration date of the lease. The remaining leasable space is leased to six tenants, none of which leases more than 10% of the property’s rentable area. We believe 1200 19th Street offers several competitive advantages, including access to three metro stations within walking distance and convenient access for commuters from northwest Washington and northern Virginia.

Houston

One Shell Plaza
      One Shell Plaza is a 50-story office building located at 910 Louisiana Street in the central business district of Houston, Texas. Two tenants lease approximately 88% of this building. The Shell Oil Company leases 793,123 square feet, or approximately 65% of the rentable area of the building. Shell Oil’s lease expires in December 2015 and may be renewed for two consecutive five-year periods. Shell Oil also has a contraction option applicable in full floor increments (subject to a limitation of five full floors), exercisable upon 18 months’ notice and payment of a contraction premium, provided that the building must be at least 93% leased following any contraction. Baker Botts L.L.P., a law firm, leases 282,460 square feet, or approximately 23% of the rentable area of the building. Baker Botts L.L.P.’s lease expires on December 31, 2027, with three five-year renewal periods. Baker Botts L.L.P. is our primary outside counsel. The remaining lease space is leased to 21 tenants, none of which leases more than 10% of the property’s rentable area.

Two Shell Plaza
      Two Shell Plaza is a 26-story office building (consisting of 17 office floors and a 12 level parking garage) located at 777 Walker Street in the central business district of Houston, Texas. One Shell Plaza and Two Shell Plaza are collectively referred to as the “Shell Buildings.” The Shell Oil Company leases approximately 417,934 square feet, or 74% of the rentable area of this building. Shell Oil’s lease expires in December 2015, with no extension or contraction options. The remaining leasable space is leased to 39 tenants, none of which leases more than 10% of the property’s rentable area.
      We believe that the Shell Buildings offer several competitive advantages, including a central location in Houston’s central business district, access to the core of Houston’s pedestrian tunnel system, easy vehicular access to the buildings from major highways servicing downtown and above-market parking ratios.

San Francisco

The KPMG Building
      The KPMG Building is a 25-story office building located at 55 Second Street in San Francisco in the Mission Street Corridor of the South Financial District. KPMG LLP, a global professional services firm, leases 119,052 square feet, or approximately 31% of the building’s rentable area. KPMG’s lease commenced

January 1, 2005 for a term of 10 years and may be renewed for two consecutive five-year periods. Paul, Hastings, Janofsky & Walker, LLP, a law firm, leases 73,708 square feet, or approximately 19% of the building’s rentable area. The lease also provides for two full floor (or portion thereof) expansion options. UPS Supply Chain Solutions, Inc. leases 57,380 square feet, or approximately 15% of the building’s rentable area. This lease expires in January 2012 and may be renewed for one five-year period. Preston Gates & Ellis, LLP, a law firm, leases 43,968 square feet, approximately 12% of the building’s rentable area. This lease expires in February 2010 and may be renewed for one five-year period. The remaining leasable space is leased to 11 tenants, none of which leases more than 10% of the property’s rentable area. We believe the KPMG Building offers several competitive advantages, including a strong amenity base and superior access to the city’s public and private transportation infrastructure.

101 Second Street
      101 Second Street is a 25-story office building located in San Francisco in the Mission Street Corridor of the South Financial District. Thelen Reid & Priest, LLP, a law firm, leases 143,629 square feet, or approximately 37% of the building’s rentable area. This lease expires in March 2012 and may be renewed for two consecutive five-year periods. Thelen Reid has an expansion option from November 2006 through July 2007 to expand into half of the 22nd Floor. Thelen Reid has a one-time option through November 2006 to terminate a portion of their space with a one-year notice with penalty and a separate termination option through November 2006 for another portion of their space with penalty. The remaining leasable space is leased to 15 tenants, none of which leases more than 10% of the property’s rentable area. We believe 101 Second Street offers several competitive advantages, including a strong amenity base and superior access to the city’s public and private transportation infrastructure.

San Diego
      525 B Street is a 22-story office building located within the Gas Lamp district in downtown San Diego, California. Golden Eagle Insurance, a provider of business insurance, leases 121,626 square feet, or approximately 29% of the rentable area of the building. Golden Eagle Insurance’s lease expires in August 2008 and has two five-year renewal options. Elsevier, Inc., a publishing company, leases 73,761 square feet, or 17% of the rentable area of the building. Elsevier’s lease expires in October 2009 and has two five-year renewal options. Navy Human Resources, a branch of the United States Navy, leases 73,625 square feet, or 17% of the rentable area of the building. This lease expires in May 2013, and the Navy has the right to terminate its lease at any time upon 120 days’ notice. The remaining leasable space is leased to 25 tenants, none of which leases more than 10% of the rentable area of the building. We believe 525 B Street offers several advantages, including its protected water and park views, retail amenity base and proximity to mass transportation.

Seattle

720 Olive Way
      720 Olive Way is a 20-story office building and a parking structure located in the central business district of Seattle, Washington. The building was constructed in 1981 and substantially renovated in 1997. Community Health Plan of Washington, one of the state’s largest health programs, leases 46,681 square feet, or approximately 16% of the property’s rentable area. This lease expires in 2009. The remaining lease space is leased to 35 tenants, none of which leases more than 10% of the property’s rentable area. We believe 720 Olive Way offers several competitive advantages, including superior access to the freeway infrastructure and public transportation and close proximity to Seattle’s retail core, federal courthouse and primary medical district.
Core Fund Permanent Debt and Revolving Credit Facility

Debt Secured by the Core Fund Properties
      The following summarizes mortgage debt which is secured by the Core Fund’s properties. None of this debt is recourse to the Core Fund or the Company.

Debt secured by Three First National Plaza
      In connection with the acquisition of Three First National Plaza, the investment entity formed to acquire the property secured financing from The Northwestern Mutual Life Insurance Company for a mortgage loan in the principal amount of $141.0 million. Of the total amount, $126.9 million of this loan has a term of seven years, bears interest at a fixed rate of 4.67% per annum, and requires monthly payments of interest only during the seven-year term. No prepayment of the fixed rate portion is allowed for the first twelve months. Thereafter, prepayment is permitted upon 10 business days’ written notice and payment of a prepayment fee. During the last 120 days of the seven-year term, the fixed rate portion may be prepaid at par. The remaining $14.1 million of this loan has a term of five years, bears interest at a variable rate based on 30-day LIBOR plus 1.0% and requires monthly payments of interest only during the five-year term. The floating-rate portion may be prepaid in full at par upon 10 business days’ written notice. The loan is secured by a mortgage on Three First National Plaza, the leases on the property and a security interest in the related personal property.

Debt secured by 333 West Wacker
      In connection with the acquisition of 333 West Wacker, the investment entity formed to acquire the property secured financing from The Prudential Insurance Company of America for a mortgage loan in the principal amount of $124.0 million. The loan bears interest at a fixed rate of 5.66% per annum, has a ten-year term and is secured by a mortgage on 333 West Wacker, the leases on the property, a security interest in the personal property in the property and an assignment of the property management agreement. Prepayment of the loan is permitted upon 30 days’ prior written notice and payment of a prepayment fee. No prepayment fee is due if the loan is repaid in full during the 30 days before the maturity date of the loan.

Debt secured by 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street
      In connection with the acquisition of 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street, the investment entities formed to acquire these buildings entered into a loan agreement in the principal amount of $316,405,000 in favor of Bank of America, N.A. and Connecticut General Life Insurance Company, as lenders. The loan is secured by mortgages on these three properties, the leases on these properties, a security interest in personal property in these properties and an assignment of management agreements. Prepayment of the entire principal balance of the loan is permitted with payment of a premium. The loan agreement requires monthly interest payments and all outstanding principal and unpaid interest must be paid by September 1, 2013. The loan agreement provides for multiple classes of notes, with one class of notes, originally held by Bank of America, N.A., in the aggregate principal amount of $264.6 million, bearing interest at a fixed rate of 4.7752% per annum, and with a separate class of notes, originally held by Connecticut General Life Insurance Company, in the aggregate principal amount of $51.8 million, bearing interest at a fixed rate of 4.9754% per annum.

Debt secured by 600 Lexington Avenue
      The investment entity formed to acquire 600 Lexington Avenue entered into a consolidated note in the principal amount of $49.85 million in favor of Connecticut General Life Insurance Company as the original lender. The consolidated note has a term of ten years, bears interest at a fixed rate of 5.74% per annum, and requires monthly payments of interest only during the 10-year term. The loan is secured by a mortgage on the property, the leases on the property, a security interest in personal property on the property and an assignment of the property’s property management agreement. No prepayment of the loan was allowed prior to March 1, 2006. After March 1, 2006 prepayment of the entire principal balance of the loan is permitted with payment of a premium. All outstanding principal and unpaid interest must be paid by March 1, 2014.

Debt secured by the Shell Buildings
      The investment entities formed to own interests in the Shell Buildings entered into a loan agreement with a term of 10 years in the principal amount of $195.5 million in favor of Prudential Mortgage Capital Company, LLC as lender. The loan agreement obligations are secured by mortgages on the Shell Buildings, the leases on these properties, a security interest in personal property in these properties and an assignment of property management agreements. Prepayment of the entire principal balance of the loan is permitted with payment of a premium upon thirty days’ written notice to the lender. The notes bear interest at a fixed rate of 4.85% per annum. The loan agreement requires monthly interest-only payments for the first five years and payments of principal and interest on a 30-year amortization schedule for years six through ten. All outstanding principal and unpaid interest must be paid by June 1, 2014.

Debt secured by the San Francisco properties
      In connection with the acquisition of The KPMG Building, the investment entity formed to hold the property secured financing from a subsidiary of Nippon Life Insurance Company (“Nippon Life”) for a mortgage loan in the principal amount of $80.0 million. This loan has a term of 10 years, bears interest at a fixed rate of 5.13% per annum, and requires monthly payments of interest only during the ten-year term. No prepayment of this loan is allowed for the first two years. Thereafter, prepayment is permitted with 60 days’ written notice subject to a prepayment fee. During the last 120 days of the term it may be prepaid at par.
      In connection with the acquisition of 101 Second Street, the investment entity formed to hold the property assumed a mortgage loan made by Nippon Life which, after the closing, had a principal amount of $75.0 million. The loan matures on April 19, 2010, bears interest at a fixed rate of 5.13% per annum, and requires monthly payments of interest only during the remaining term. Prepayment is permitted with 60 days’ written notice subject to a prepayment fee. During the last 120 days of the term it may be prepaid at par.
      Each loan is secured by a mortgage on the real property to which it relates, the leases on each respective property, a security interest in personal property on each respective property and an assignment of the management agreement on each respective property. In addition, the loans are cross-collateralized and include cross-default provisions with respect to the two San Francisco properties.

Debt secured by 525 B Street
      In connection with the acquisition of 525 B Street, the investment entities formed to own the property secured financing from NLI Properties East, Inc. for a mortgage loan in the principal amount of $52.0 million. This loan expires in August 2012, bears interest at a fixed rate of 4.69% per annum, and requires monthly payments of interest only during the seven-year term. The loan is closed to prepayment during the first two years, and thereafter is prepayable upon 60 days notice with the payment of a prepayment fee. The loan is prepayable at par during the last 120 days of the term. The loan is secured by a mortgage on the real property underlying 525 B Street and all appurtenances and improvements located thereon, along with the borrower’s interest in leases for space in the improvements.

Debt secured by 720 Olive Way
      In connection with the acquisition of 720 Olive Way, the investment entity formed to acquire the property secured financing from The Prudential Insurance Company of America for a mortgage loan in the principal amount of $42.4 million. The loan bears interest at a fixed rate of 5.32% per annum, has a ten year term and is secured by a mortgage on 720 Olive Way, the leases on the property, a security interest in the personal property in the property and an assignment of the property management agreement. Prepayment of the loan is permitted upon 30 days’ prior written notice and payment of a prepayment fee. No prepayment fee is due if the loan is repaid in full during the 90 days before the maturity date.

Core Fund Revolving Credit Facility
      On August 31, 2005, a subsidiary of the Core Fund entered into a secured revolving credit facility with KeyBank as administrative agent for itself and certain other lenders. This facility initially provides for maximum aggregate borrowing capacity of up to $175.0 million. The borrower may increase the amount of this facility up to a maximum of $300.0 million upon written notice prior to February 28, 2007, subject to KeyBank’s ability to syndicate the additional amount. This facility has an initial three-year term with the borrower having the right to extend the initial term for two successive one-year periods, subject to specified conditions. The loans under this facility bear interest, at the borrowers’ option, at (a) LIBOR plus a spread (the “applicable margin”) ranging from 125 basis points to 212.5 basis points based on prescribed leverage ratios, or (b) the applicable margin minus 125 basis points plus the greater of the federal funds rate plus 50 basis points and the KeyBank prime rate. The obligations under this facility are secured by a pledge of interests in entities directly held by the borrower, subject to certain limitations and exceptions, which directly or indirectly hold interests in real properties, including the entities formed to own interests in the Shell Buildings, the two San Francisco Properties, Three First National Plaza, 525 B Street and 333 West Wacker. As of April 24, 2006, the borrower had $83.6 million outstanding under this facility.

NY Trust Revolving Credit Facility
      On January 28, 2005, Hines-Sumisei NY Core Office Trust (the “NY Trust”), a Maryland real estate investment trust controlled and approximately 40.6% owned by the Core Fund, entered into an unsecured revolving credit facility with KeyBank, as administrative agent for itself and certain other lenders. This facility provides for maximum aggregate borrowing capacity of up to $15.0 million. It has an initial three-year term, with the NY Trust having the right to extend the initial term for two successive one-year periods, subject to specified conditions. The loans under this facility bear interest, at the borrowers’ option, at (a) LIBOR plus a spread of 200 basis points, and if the ratio of funded debt to total asset value of the NY Trust I is greater than 55%, an additional 25 basis points, or (b) the greater of the federal funds rate plus 50 basis points and the KeyBank prime rate. As of April 24, 2006, $10.1 million was outstanding under this facility.
Purpose and Structure of the Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than us are, and Hines expects that future third-party investors in the Core Fund will continue to be, primarily U.S. and foreign institutional investors and high net worth individuals. The Core Fund was formed as a Delaware limited partnership and was organized in connection with the acquisition of three office properties from Sumitomo Life Realty (N.Y.), Inc. (“Sumitomo Life”).
      In August 2003, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized the NY Trust to acquire 425 Lexington Avenue, 499 Park Avenue and 1200 19th Street from Sumitomo Life and an entity affiliated with Sumitomo Life. In January 2004, the Core Fund, Sumitomo Life, certain Institutional Co-Investors and an affiliate of Hines organized Hines-Sumisei NY Core Office Trust II (“NY Trust II”) to acquire 600 Lexington Avenue, a fourth office property owned by Sumitomo Life. Between May 2004 and April 2006, the Core Fund acquired interests in eight additional properties. Please see “— Our Interest in the Core Fund — Core Fund Properties.”
      Effective January 1, 2006, NY Trust II was merged with and into the NY Trust. The NY Trust now owns the building previously owned by NY Trust II and has assumed the obligations previously owed by NY Trust II. The Core Fund holds approximately 40.60% of the outstanding share capital in the NY Trust, Institutional Co-Investors own approximately 57.89% and Hines-related entities own the remaining approximately 1.51% outstanding share capital of the NY Trust.
      Under the terms of the organizational documents of the Core Fund, Hines and its affiliates are required to maintain, directly or indirectly, the greater of $25.0 million or 1.0% of the equity capital of the Core Fund.
      Hines formed the Core Fund as an investment vehicle to acquire “core” office buildings in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in a central business districts or suburban locations. The Core Fund may acquire a mixed-use property, so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment. The Core Fund has raised capital primarily from U.S. and foreign institutional investors and high net worth individuals. As long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of such capital call. We have no assurance that the Core Fund will raise significant capital after the date of this prospectus or that our board of directors will approve any additional investments in the Core Fund.
      The Core Fund periodically adjusts the per unit price at which investors commit to acquire partnership interests. Investors in the Core Fund generally make capital commitments, which are called at times when the Core Fund needs capital, such as to acquire properties, pay for significant capital improvements or repay debt. Although an investor’s capital is called and paid over time, the price at which an investor contributes capital in connection with such capital call is based on the most recent real estate valuation of the Core Fund’s assets at the time of the capital call commitment. If we exercise our right to participate in Core Fund capital calls, we may acquire additional non-managing general partner interests at a per unit price that may be higher or lower than the per unit price paid by other investors contributing capital in connection therewith as a result of such investors making capital commitments at an (i) earlier time when the per unit price differed from the then-current price, or (ii) at a later time when the per unit price differs from the price per unit when we made an earlier capital commitment.
      In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to 40% of the partnership units sold by the Core Fund will terminate. Except as described in this prospectus, we are not obligated to fund any future capital calls; however, once we contractually commit to make an investment, we will be obligated to contribute capital in accordance with the terms of such commitment. As of April 24, 2006, we had a $64.5 million capital commitment to the Core Fund. We have invested, and we may invest a substantial portion of the proceeds raised in this offering in, real estate investments outside of the Core Fund.

      The following chart illustrates the structure of the Core Fund as of April 24, 2006 (ownership percentages rounded to the nearest hundredth):
Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement

Non-Managing General Partner Interest
      We are involved in and/or supervise the management of the Core Fund. Hines US Core Office Capital LLC, the managing general partner and an affiliate of Hines, remains solely responsible for the day-to-day operations of the Core Fund. We, as non-managing general partner, are a general partner for the purposes of the Delaware Revised Uniform Limited Partnership Act, and our approval is required before the Core Fund may take the following actions:

•	sell investments to Hines or any affiliate of Hines or acquire investments from Hines or any affiliate of Hines;

•	merge or consolidate the Core Fund with any affiliate of Hines;

•	remove and appoint any property manager or approve renewals, amendments or modifications to any Property Management and Leasing Agreement;

•	remove and appoint any advisor to the Core Fund that is an affiliate of Hines, and approve renewals, amendments or modifications to any advisory agreement between the Core Fund or any operating company of the Core Fund and any advisor that is an affiliate of Hines;

•	declare distributions to partners of the Core Fund in accordance with the Core Fund partnership agreement;

•	make any decisions concerning the sale, transfer or disposition of any investment in any third-party transaction, provided that the value of such investment is greater than 20% of the gross asset value of the Core Fund’s assets;

•	approve the merger or consolidation of the Core Fund with an unrelated third-party;

•	make any amendments, revisions or modifications to the investment guidelines, policies or procedures of the Core Fund or make any other amendments to the Core Fund’s agreement of limited partnership which, under the terms of such agreement, require the consent of the managing general partner and of limited partners by a majority limited partner vote or higher vote;

•	select appraisers;

•	acquire any investment that does not meet the requirements set forth in the investment guidelines of the agreement of limited partnership of the Core Fund; and

•	incur any indebtedness in the name of or that is recourse to the Core Fund.
      For all decisions involving transactions with Hines, any action we take as non-managing general partner would need to be approved by a majority of our independent directors in accordance with our conflict of interest procedures. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”
      We may sell or otherwise transfer our non-managing general partner interest in the Core Fund subject to restrictions intended to comply with applicable securities laws, to prevent a termination of the Core Fund, and to enable the Core Fund to:

•	avoid investment company status under the Investment Company Act of 1940;

•	maintain its status as a partnership for U.S. federal income tax purposes;

•	avoid being treated as a “publicly traded partnership”; and

•	avoid any or all of its assets being considered “plan assets” or subject to the provisions of ERISA.
      However, if we sell or otherwise transfer any non-managing general partner interest in the Core Fund, such transferee will be considered to be a limited partner and the transferred interest will become a limited partner interest.

Summary of Certain Provisions of the Core Fund Partnership Agreement
      Set forth below is a summary of the material terms of the Core Fund partnership agreement relating to our investment in the Core Fund.

Management Board
      The managing general partner of the Core Fund is subject to the oversight of a management board initially having seven members. Five members of the management board are designated by the managing general partner and two members are designated by Sumitomo Life. The approval of the management board is required for funding new investments, incurring indebtedness, new offerings of equity interests in the Core Fund, acquisitions and dispositions of investments, mergers, combinations, or consolidations involving any entity through which the Core Fund invests in properties, transfers or exchanges of properties or other assets, amendments and restatement of the constituent documents of an entity through which the Core Fund invests in properties, annual budgets and certain other major decisions. Decisions of the management board will require the approval of a majority of its members. At least one Sumitomo Life appointee to the board must approve certain decisions relating to capital raising activities of the Core Fund in parts of East Asia, changes in fees paid in connection with the assets acquired from Sumitomo Life and changes to Sumitomo Life’s participation in the management board.

      Members of the management board will not receive any compensation for serving in such capacity. The current members of the management board are as follows:

Name	Position

Managing General Partner designees:
Jeffrey C. Hines	President, Hines
C. Hastings Johnson	Executive Vice President and Chief Financial Officer, Hines
Charles M. Baughn	Executive Vice President, Hines
Charles N. Hazen	Senior Vice President, Hines and President, Core Fund
Edmund A. Donaldson	Vice President, Hines and Senior Investment Officer, Core Fund
Sumitomo Life designees:
Norio Morimoto	President, Sumitomo Life
Shinichi Kawanishi	Vice President and Treasurer, Sumitomo Life

Advisory Committee
      The Core Fund has an advisory committee composed of representatives of certain investors in the Core Fund or entities in which the Core Fund has an interest selected from time to time by the managing general partner. No member of the advisory committee is or will be an affiliate of Hines. The advisory committee’s approval is required for:

•	certain matters involving potential affiliated transactions between Hines and the managing general partner, Hines or their affiliates;

•	the selection of appraisers by the managing general partner; and

•	in-kind distributions of publicly-traded securities.
      Any action by the advisory committee requires the vote of members who account for at least a majority of the aggregate equity interests in the Core Fund held by the investors represented on the advisory committee. Members of the advisory committee will be reimbursed by the Core Fund for their reasonable out-of-pocket expenses but will not receive compensation for serving on the advisory committee.

Removal of the Managing General Partner
      The managing general partner will be subject to removal without cause at any time after February 2, 2007 with the approval of the holders of not less than 75% in interest of limited partners of the Core Fund and of certain designated investors in entities in which the Core Fund has an interest (such limited partners and such other investors, collectively, “Fund Investors”), other than a Fund Investor that is an affiliate of Hines. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by our independent directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors. In the event of such removal, all partnership interests held by the managing general partner and its affiliates, including the participation interest held in the Core Fund, will be repurchased by the issuance of a note from the Core Fund. Any such note will have a term of not more than three years, bear interest at the prime rate and be in a principal amount equal to the aggregate value of such units and participation interests valued at the then-current per unit net asset value.
      The managing general partner will also be subject to removal upon the vote of at least a majority-in-interest of Fund Investors (not affiliated with Hines) at any time on the grounds that it has committed willful malfeasance in the performance of its duties or has committed gross negligence, willful misconduct or fraud that has a material adverse effect on the Core Fund. For purposes of such a vote, we will not be considered an affiliate of Hines and will vote any interest we hold in the Core Fund as directed by the independent members of our board of directors. We are entitled to call a meeting of Fund Investors to consider removing the managing general partner which, on a potential conflict of interest event, could be called solely by our independent directors.
      Upon any removal of the managing general partner, holders of a majority-in-interest in the Core Fund (not affiliated with Hines) will elect a successor managing general partner. The successor managing general partner will be entitled to appoint members of the management board to replace those appointed by the removed managing general partner
      We cannot be removed as the non-managing general partner of the Core Fund, except as may be required under applicable law.

Affiliate Transactions
      The Core Fund advisory committee must approve all affiliate transactions which are on terms less favorable to the Core Fund than those that would be obtained from an unaffiliated third party, except for transactions specifically contemplated by the Core Fund partnership agreement or certain agreements entered into in connection therewith do not need to be approved by such committee. Additionally, we must approve certain affiliate transactions as the non-managing general partner of the Core Fund, as described above. All such transactions must be approved by our independent directors.

Asset Management Fees
      The managing general partner of the Core Fund receives an asset management fee. Each limited partner of the Core Fund is charged for a cash asset management fee in an annual amount up to (i) 1.0% of the aggregate amount of such limited partner’s funded capital and unfunded committed capital (during the initial investment period, as defined in the Core Fund partnership agreement) or (ii) 0.50% of the aggregate amount of such limited partner’s funded capital (after the initial investment period). In addition, the managing general partner or its affiliates have a profits interest in the Core Fund which increases over time beginning after the termination of the initial investment period, in a manner intended to approximate (i) up to an additional 0.50% annual cash asset management fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. No asset management fee is payable in respect of our interest in the Core Fund, and we will not bear any portion of the asset management fee paid to the managing general partner of the Core Fund. All asset management fees paid to the managing general partner are paid or borne solely by limited partners in the Core Fund. We will, however, pay asset management fees to our Advisor related to our investments in the Core Fund.

Acquisition Fees
      The managing general partner of the Core Fund receives an acquisition fee of up to 1.0% during the initial investment period, and 0.50% following the initial investment period, of the gross value of the aggregate consideration paid by the Core Fund or a subsidiary of the Core Fund for each real property investment made (including any debt attributable to such investments), other than assets acquired from Sumitomo Life. In addition, the managing general partner or its affiliates have a profits interest in the Core Fund which increases over time, beginning after the termination of the initial investment period, in a manner intended to approximate (i) up to an additional 0.50% cash acquisition fee as calculated above and (ii) the automatic reinvestment of such cash back into the Core Fund. Because the participation interest in the Core Fund is a profits interest, any value of such interest would be ultimately realized if the Core Fund has adequate gain or profit to allocate to the holder of the participation interest. When we make investments in the Core Fund, no acquisition fee is payable with respect to our interest in the Core Fund, and we will not bear any portion of any acquisition fee paid to the managing general partner of the Core Fund. All acquisition fees paid to the managing general partner will be paid or borne solely by the limited partners in the Core Fund. We will, however, pay acquisition fees to our Advisor related to our investments in the Core Fund.

Distributions
      The Core Fund distributes cash available for distribution on at least a quarterly basis to the holder of any profits interest and to all partners in respect to their percentage interests. The Core Fund will not make any distributions in kind without the approval of the holders of at least a majority-in-interest in the Core Fund, except for distributions of publicly-traded securities made with the approval of the advisory committee and us, as non-managing general partner.

Liquidity and Redemption Rights
      Beginning on the later of February 2, 2007 or one year after acquisition of an interest in the Core Fund, a partner may request redemption of all or a portion of such interest at a price equal to the interest’s value based on the net asset value of the Core Fund’s assets. In such event, the Core Fund will attempt to redeem up to 10% of its outstanding interests during any calendar year; provided that the managing general partner may limit redemptions as the result of certain tax and regulatory considerations. To exercise a redemption right, a partner must request that the Core Fund redeem a specific number of units at any time within the last 45 days of any calendar year after the holding period described above. Subject to specified limitations, the managing general partner will be required to use its reasonable best efforts to redeem the units specified on or before the last day of the following calendar year. The Core Fund may use unused capital commitments, proceeds from asset sales, indebtedness or other sources to fund any such redemption. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties,” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.”

Liquidation
      After the end of the initial investment period, the holders of a majority-in-interest of Fund Investors (including us, but not including the managing general partner or other partners affiliated with Hines) may vote to liquidate the Core Fund. Upon this event, the Core Fund must be liquidated within two years of such vote.

Liability and Indemnification
      The managing general partner, and its affiliates, and direct or indirect members, managers, partners, shareholders, officers, directors, employees, agents and legal representatives will not be liable to the Core Fund or its partners for any act or omission on its part except for any liability arising out of the indemnified party’s gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement. As the non-managing general partner, we will be entitled to the same indemnification rights. All such persons shall be indemnified by the Core Fund to the fullest extent permitted by law for any damages arising in connection with acts or omissions taken by such persons in respect of the affairs of the Core Fund and its subsidiaries, unless such act or omission constitutes:

•	in the case of the managing general partner and any other person that is an affiliate of Hines (but excluding the Company) or an officer or director of Hines or an affiliate of Hines, the misconduct or negligence by such person; or

•	in the case of any other person (including the Company and our independent directors), the gross negligence, recklessness, willful misconduct or bad faith, knowing violation of law or material breach of the Core Fund partnership agreement.

Investment Policies
      The Core Fund will invest in existing office properties that the managing general partner believes are desirable long-term “core” holdings. The Core Fund will target properties in central business districts and suburban locations, with the expectation that approximately 70% of the Core Fund’s invested capital will be invested in central business district properties. Investments may include mixed-use properties so long as at least 70% of the projected net operating income of the particular investment is attributable to office components. The Core Fund will not invest in raw land, except where it is incidental to the acquisition of an existing developed office property or acquired as part of a portfolio of existing office properties; provided that raw land may not be acquired if raw land would represent more than 2% of the aggregate portfolio value at the time of such acquisition. In addition, the Core Fund will not acquire any property or asset that has a material hotel or lodging component. The Core Fund may, however, acquire raw land or lodging assets that would otherwise be prohibited, as part of a transaction involving existing office properties, if the Core Fund has a reasonable plan for the disposition of the prohibited assets within 12 months of the acquisition. After the initial investment period, the invested capital in any single investment of the Core Fund will not exceed 25% of the Core Fund’s aggregate committed capital; provided that such percentage limit may be exceeded (but to no more than 50%) for an investment if the managing general partner expects to reduce such percentage to 25% or less within nine months.
      The Core Fund may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (i) 65% debt-to-value limitation for each property; and (ii) 50% aggregate debt-to-value limitation for all Core Fund assets, excluding in both cases assets held by the NY Trust. However, the Core Fund may exceed the 50% aggregate limitation in (ii) above to finance acquisitions as long as the managing general partner makes a reasonable determination that the Core Fund will be in compliance with the 50% aggregate limitation described above within one year of its incurrence. The NY Trust has a debt limitation of 55% debt-to-value ratio at the time any such indebtedness is incurred. In addition, the Core Fund may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, so long as no assets of the Core Fund are pledged to secure such indebtedness.
Certain Rights of the Institutional Co-Investors and the Institutional Co-Investor Advisor

Co-Investment Rights
      The Institutional Co-Investor Advisor has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with the Core Fund in connection with each investment made by the Core Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.
      The Institutional Co-Investor Advisor also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of the co-investment capital sought by the Core Fund from third-party investors for a prospective investment. The Institutional Co-Investor Advisor is not entitled to co-investment rights in the following instances:

•	if the owner of an investment desires to contribute the investment to the Core Fund and receive interests in the Core Fund or a subsidiary of the Core Fund on a tax-deferred basis, the Institutional Co-Investor Advisor has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.

•	in the event Hines notifies the Institutional Co-Investor Advisor in writing that Hines has ceased marketing the Core Fund and/or its subsidiaries to potential investors and has returned or released all uninvested committed capital to the Core Fund and/or its subsidiaries, and Hines does not commence a successor fund with at least three Core Fund partners within the earlier of two years after such cessation or October 12, 2015.

Redemption Right
      For each asset in which the Institutional Co-Investors or other funds advised by the Institutional Co-Investor Advisor acquire interests pursuant to the Institutional Co-Investor Advisor’s co-investment rights, the Core Fund must establish a three-year period ending no later than the twelfth anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at net asset value, unless the

Institutional Co-Investor Advisor elects to extend this period. The Institutional Co-Investor Advisor may extend the liquidation period for any investment to a later three year period by giving notice to the applicable investment vehicle not less than one year prior to the start of the liquidation period. The Institutional Co-Investors’ interests in the NY Trust, the Shell Buildings, Three First National Plaza, 720 Olive Way and 333 West Wacker are required to be redeemed on or before August 19, 2013, May 10, 2014, March 22, 2013, January 30, 2016 and April 3, 2018, respectively, unless the Institutional Co-Investors elect to extend these dates.

Buy/Sell Right
      The Institutional Co-Investor Advisor, on behalf of the Institutional Co-Investors having an interest in the NY Trust or any co-investment entity through which one or more Institutional Co-Investors have co-invested in any Core Fund investment (each an “Investment”), on one hand, and the Core Fund, on the other hand, have the right to initiate at any time the purchase and sale of such Investment or interests therein. The process is initiated by a written notice that identifies the Investment and states the value the tendering party assigns to such Investment (the “Stated Value”). The recipient may elect by written notice to be the buyer with respect to such Investment or, in the absence of a written response, will be deemed to have elected to be a seller. The amount paid by the buyer to the seller shall either be the amount such seller would receive in the event of a liquidation of the Investment at the Stated Value or the Stated Value, such amount dependent on whether the investment vehicle holding the Investment is a single-entity or multi-entity vehicle.
Certain Rights of IK US Portfolio Invest GmbH & Co. KG
      As of April 13, 2006 , IK US Portfolio Invest GmbH & Co. KG, a limited partnership established under the laws of Germany (the “IK Fund”), owned 23,140 units of limited partner interest in Hines-Sumisei US Core Office Properties LP, a Delaware limited partnership and a subsidiary of the Core Fund (“US Core Properties”) and also had an unfunded commitment to invest an additional $34.8 million in US Core Properties. Additionally, the IK Fund has made a commitment to contribute up to an additional $47.1 million to US Core Properties provided that this commitment is conditioned on it raising sufficient equity capital to fund such commitment. The IK Fund has the right to require US Core Properties to redeem all or any portion of its interest in US Core Properties on December 31, 2014, at its then current unit market value. The Core Fund is obligated to provide US Core Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to US Core Properties. Prior to December 31, 2014, the IK Fund is not entitled to participate in the redemption rights available to Core Fund investors generally and described above under “Our Real Estate Investments — Description of the Non-Managing General Partner Interest and Certain Provisions of the Core Fund Partnership Agreement — Summary of Certain Provisions of the Core Fund Partnership Agreement — Liquidity and Redemption Rights.” During 2015 and each calendar year thereafter, the IK Fund will have the same redemption rights generally available to Core Fund investors. Ideenkapital Financial Engineering AG, the sponsor of the IK Fund, has been granted an exclusive right to raise equity capital from retail investors in Germany for US Core Properties, or any other subsidiary of the Core Fund, and it is contemplated that it will organize follow-on funds to the IK Fund that would subscribe for interests in US Core Properties on the same terms as those provided for the IK Fund.
Governance of the NY Trust
      The board of trustees of the NY Trust currently comprises seven members. Pursuant to an agreement among the shareholders of the NY Trust, so long as certain control conditions are met by affiliates of Hines, the Core Fund is entitled to designate all the trustees of NY Trust. As long as the Core Fund is obligated to designate Sumitomo Life employees or agents to the board of trustees of the NY Trust pursuant to the Core Fund’s partnership agreement, the two members will be employees or agents of Sumitomo Life. The remaining five will be employees or agents of Hines. If at any time Hines does not meet prescribed control conditions set forth in the agreement, then all members of the NY Trust’s board of trustees who are employees of Hines may be removed by a majority in interest of the shareholders of the NY Trust. In such circumstance, the Institutional Co-Investors having interests in the NY Trust, as the majority shareholders of the NY Trust, would be entitled to elect a majority of the board of trustees, and the Core Fund would continue to be entitled to designate two Sumitomo Life employees or agents to the board of trustees. In addition, if the Core Fund beneficially owns 20% or more of the outstanding shares of the NY Trust, then the Core Fund will be entitled to designate one member for election to the board of trustees.
      The board of trustees of the NY Trust, without the consent of its shareholders, may take certain actions, including, but not limited to, the following:

•	managing, holding, selling, transferring and disposing of the properties it owns; and

•	entering into, executing, maintaining and/or terminating contracts, undertakings, agreements and any and all other documents and instruments in its name.

      As long as the Institutional Co-Investors hold shares of the NY Trust, it cannot sell or otherwise dispose of any of its properties to Hines, any affiliate of Hines, the Core Fund or any affiliate of the Core Fund without the consent of such Institutional Co-Investors, unless the sale or disposition is being made to fund the redemption of shares held by the Institutional Co-Investors.
No acquisition fees, asset management fees, or similar advisory fees are paid to any person by the NY Trust.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows the number and percentage of our outstanding common shares that were owned as of March 31, 2006 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

		Common Shares(2)
		Beneficially Owned

		Number of	Percentage
Name of Beneficial Owner(1)	Position	Common Shares	of Class

Jeffrey C. Hines	Chairman of the Board	1,606,489.1	4.73	%(3)
C. Hastings Johnson	Director	11,656.8	*
George A. Davis	Director	5,003.1	*
Thomas A. Hassard	Director	2,833.1	*
Stanley D. Levy	Director	7,446.6	*
Charles M. Baughn	Chief Executive Officer	11,618.7	*
Charles N. Hazen	President and Chief Operating Officer	5,824.4	*
Sherri W. Schugart	Chief Financial Officer	3,812.6	*
Frank R. Apollo	Chief Accounting Officer, Treasurer and Secretary	5,593.4	*

All directors and executive officers as a group		1,660,277.8	4.89%

*	Less than 1%

(1)	The address of each person listed is c/o Hines REIT, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of March 31, 2006 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes (i) 1,000 common shares owned directly by Hines REIT Investor, L.P., (ii) 1,106,956.522 OP Units in the Operating Partnership held by Hines Real Estate Holdings Limited Partnership and (iii) 498,532.592 OP Units, which is the number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the participation interest in such entity held by HALP Associates Limited Partnership as of March 31, 2006. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis beginning one year after such OP Units were issued. The holder of the participation interest has the right, subject to certain limitations, to demand the repurchase of the participation interest for cash or, at our option, OP Units.

CONFLICTS OF INTEREST
      Potential conflicts of interest exist among us, Hines, the Advisor and other affiliates of Hines, in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors. Our independent directors will act on our behalf in all situations in which a conflict of interest may arise and have a fiduciary duty to act in the best interests of our shareholders. However, we cannot assure you that our independent directors will be able to eliminate these conflicts of interest, or reduce the risks related thereto.
Competitive Activities of Hines and its Affiliates
      Hines and its affiliates, including the Advisor, are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines owns interests in, and manages, many other real estate ventures which have investment objectives similar to our objectives. Hines may organize and/or manage similar programs and ventures in the future. Additionally, Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits as the result of investment opportunities allocated to current or future entities affiliated with Hines other than us. Such individuals may therefore face conflicts of interest when allocating investment opportunities among Hines affiliates. Please see “Risk Factors — Potential Conflicts of Interests — Employees of the Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”
Description of Certain Other Hines Ventures
      Some of the real estate ventures currently operated by Hines have priority rights with respect to certain types of investment opportunities. Below is a description of some of these programs:

•	The Core Fund acquires existing office properties in the United States that Hines believes are desirable long-term “core” holdings. The Core Fund generally targets office properties located in central business districts or desirable suburban locations. The Core Fund may acquire a mixed-use property (i.e., a part of the value of the property is attributable to non-office components) so long as at least 70% of the projected net operating income from the property is attributable to office components. In any case, property acquired by the Core Fund cannot have a material hotel or lodging component or involve raw land, unless the fund has a reasonable plan for disposing of such components within 12 months after making the investment.

•	Hines U.S. Office Value Added Fund, L.P. (the “Hines Value Added Fund”) acquires existing office properties, or mixed-use properties (i.e., a part of the value of the property is attributable to non-office components, so long as at least 70% of the projected net operating income from the property is attributable to office components) in the United States where Hines believes it can create value through re-leasing or redevelopment activities, or because the property is located in a market subject to temporary capital or pricing inefficiencies (a “value add asset”).

•	National Office Partners Limited Partnership (“NOP”) acquires and develops office properties in the United States, including core and value-add assets.

Investment Opportunity Allocation Procedure
      Set forth below is a description of the priority investment rights and investment allocation process currently applicable to us and the Hines sponsored real estate ventures for the types of properties described below. While these are the current procedures for allocating Hines’ investment opportunities for the types of properties described below, Hines may sponsor additional real estate funds or other ventures in the future and, in connection with the creation of such funds or ventures, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us. Although a change in this allocation may increase the number of entities which participate with us in an investment allocation process, as long as we have capital available for investment and are actively seeking new investments, Hines will not grant rights to new real estate funds, ventures or investors that are superior to our rights to such opportunities. However, Hines may grant rights to new real estate funds, ventures or programs that are equal to our rights, and investment opportunities sourced by Hines will be allocated between us and any such fund, venture or investor on a rotating basis. In addition, Hines may grant priority investment allocation rights to any successor funds or programs that have comparable investment strategies to those funds or ventures described in the section entitled “ — Description of Certain Other Hines Ventures” above.

Type of Property	Allocation Procedure

An existing office property located in the United States that Hines determines in its discretion is a “core asset”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Core Fund. If NOP and the Core Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Core Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. The initial order of allocation will be determined by a random selection procedure, such as a coin toss.
If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Core Fund will have the first right to acquire the property. If the Core Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis. The initial order of allocation will be determined by a random selection procedure, such as a coin toss.
An existing office property located in the United States that Hines determines in its discretion is a “value add asset”	If the office property is not located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the investment opportunity will be presented to NOP and the Hines Value Added Fund. If NOP and the Hines Value Added Fund elect to not acquire the property, then we will have the right to acquire the property if we so choose. In the event both NOP and the Hines Value Added Fund wish to pursue investment opportunities, such opportunities will be allocated between the two entities on a rotating basis. The initial order of allocation will be determined by a random selection procedure, such as a coin toss.
If the office property is located in Arizona, Colorado, Nevada, Utah, Hawaii, New Mexico, southern California (Los Angeles and San Diego) or northern and central Texas (Dallas and Austin), then the Hines Value Added Fund will have the first right to acquire the property. If the Hines Value Added Fund elects to not acquire the property, the investment opportunity will be presented to us and NOP. In the event both we and NOP wish to pursue investment opportunities, such opportunities will be allocated between us and NOP on a rotating basis. The initial order of allocation will be determined by a random selection procedure, such as a coin toss.

      Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines, and this right and process may be amended sooner with the approval of our independent directors. Please see “Risk Factors — Potential Conflicts of Interest — We compete with affiliates of Hines for real estate investment opportunities. Some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities. Any preferential rights we have to accept or reject investment opportunities are subordinate to the preferential rights of at least one affiliate of Hines.”
      Except as described above, we have no specific rights to invest in any other investment opportunities identified by, sourced by or participated in by Hines or affiliates of Hines including, but not limited to, international and non-office investment opportunities. Our Advisor is obligated by our advisory agreement to locate investment opportunities to offer to us and our Advisor has access to the Hines organization to locate such opportunities. However, Hines’ ability to offer some investment opportunities to us is limited by contractual obligations Hines has, or may have in the future, to other real estate programs sponsored by Hines not summarized above.
      If the Core Fund accepts an investment opportunity, we will participate in that investment indirectly through our investment in the Core Fund. Additionally, as long as we are a non-managing general partner of the Core Fund, the Core Fund must provide us written notice of any capital call issued by the Core Fund. As of April 24, 2006 we had an unfunded capital commitment of $64.5 million to the Core Fund. We have the right to increase our non-managing general partner interest in an amount up to 40% of any future capital calls made by the Core Fund. In the event that an affiliate of Hines is no longer our advisor, our right to acquire up to this additional interest in the Core Fund will terminate. If we exercise this 40% right or otherwise make a capital commitment, we will be bound to contribute capital in accordance with the terms of such commitment. We have no assurance that our board of directors will approve other investments in the Core Fund. This right to participate in future Core Fund capital calls may be amended or terminated with the approval of our independent directors.
      While the investment strategies of some of the investment vehicles described above are different, the decision of how any potential investment should be characterized may, in many cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee. This committee currently consists of the following four individuals: Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. If an investment opportunity is determined to fall within the priority rights of more than one investment fund or program, and more than one fund expresses an interest in pursuing such opportunity, the investment will be allocated between such funds on a rotating basis. Additionally, certain types of investment opportunities, which may include core assets, may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights of any investor. In these cases, the investment may be made by a Hines-sponsored fund or program without us having an opportunity to make such investment.
Competitive Activities of Our Officers and Directors, the Advisor and Other Hines Affiliates
      Our officers and some of our directors, the officers and directors of the Advisor and employees of Hines will not devote their efforts full-time to our operations or the management of our properties, but may devote a material amount of their time to the management of the business of other property-owning entities controlled or operated by Hines, but otherwise unaffiliated with us. In some cases, these entities own properties which are located in the same geographical area as, and directly compete with, our properties. Members of our management also conduct the operations of the Core Fund. Circumstances may arise when the interests of third party investors in the Core Fund may differ from our interests and our management will face conflicts of interest when dealing with such circumstances. Likewise, our management face conflicts of interest when allocating time and resources between our operations and the operations of the Core Fund.

      In allocating employees and services among, and in soliciting business for, properties owned by other entities affiliated with Hines, Hines may face conflicts of interest including the fact that Hines, its affiliates, and its employees, including our officers and some of our directors, may receive greater compensation from other investment opportunities than they could from investment opportunities allocated to us. We may also compete with other entities affiliated with Hines for tenants and Hines may face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. The Advisor also may be in a conflict of interest position upon a potential sale of our properties as well as in locating new tenants for available space and/or negotiating with current tenants to renew expiring leases. Please see “Risk Factors — Potential Conflicts of Interest Risks.”
Fees and Other Compensation Payable to Hines and its Affiliates
      We pay Hines and its affiliates substantial fees in relation to this offering and our operations. Please see “Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest.” We expect to purchase properties in which Hines, its affiliates and its employees (including our officers and directors) directly or indirectly have an interest. We may also purchase properties developed by Hines and provide development loans in connection with such developments. On April 24, 2006, we acquired 321 North Clark in Chicago from an affiliate of Hines. Our acquisition of 321 North Clark was, and any other such transactions will be, consummated in accordance with the conflict of interest policies set forth in this prospectus or otherwise in effect at that time. Please see “— Certain Conflict Resolution Procedures” below. The Core Fund may also acquire properties from entities affiliated with Hines. For example, the Shell Buildings and Three First National Plaza were acquired by the Core Fund from sellers affiliated with Hines. Please see “Our Real Estate Investments — Purpose and Structure of the Core Fund.” Hines, its affiliates and its employees (including our officers and some of our directors) may make substantial profits in connection with such transactions.
Joint Venture Conflicts of Interest
      We may invest in properties and assets jointly with other Hines’ programs, such as the Core Fund, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines, Hines affiliates or third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•	under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with Hines programs or third parties.”

Affiliated Dealer Manager and Property Manager
      Because our Dealer Manager is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Investment Risks — You will not have the benefit of an independent due diligence review in connection with this offering.”
      Hines manages all of the properties we own, as well as all of the Core Fund’s properties. We expect that Hines will manage most, if not all, future properties acquired by us or the Core Fund.
No Arm’s-Length Agreements
      All agreements, contracts or arrangements between or among Hines and its affiliates, including the Advisor, and us were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Dealer Manager Agreement, the Property Management and Leasing Agreement, our articles of incorporation, and the Operating Partnership’s partnership agreement. The policies with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these policies will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest and related party transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Acquisition and Investment Policies — Affiliate Transaction Policy” section of this prospectus.
Lack of Separate Representation
      Hines REIT, the Operating Partnership, the Dealer Manager, the Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Baker Botts LLP represents Hines REIT, the Operating Partnership, the Core Fund, the Dealer Manager, the Advisor, Hines and a number of their affiliates. Holland & Knight LLP has been retained to represent the Dealer Manager and to act as special counsel to the Advisor in connection with this offering. No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.
Additional Conflicts of Interest
      We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•	computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	enforcement or termination of the Operating Partnership’s partnership agreement, our articles of incorporation, the Advisory Agreement, the Property Management and Leasing Agreements and the Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to the Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to Hines or the Advisor;

•	timing, amount and manner in which we finance or refinance any indebtedness; and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures
      In order to reduce the effect on the Company of certain potential conflicts of interest, the Advisory Agreement and our articles of incorporation contain a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties for comparable goods or services.

•	We will not purchase or lease a property in which Hines or its affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable and appropriate disclosure is made with respect to the transaction. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us. Even following these procedures, Hines, its affiliates and employees (including our officers and directors) may make substantial profits in connection with acquisition of properties from Hines-affiliated entities.

•	We will not enter into joint ventures with affiliates of Hines, such as acquiring interests in the Core Fund, unless a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines, its affiliates or to our directors, except in the case of loans to our subsidiaries and mortgage loans in which an independent expert has appraised the underlying property. Any such loans must be approved by a majority of our directors, including a majority of the directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms no less favorable to us than comparable loans between unaffiliated parties.

•	Hines and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the “Management — The Advisor and the Advisory Agreement — Reimbursements by the Advisor” section of this prospectus.
      Despite these restrictions, conflicts of interest may be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
      The following is a discussion of our current objectives and policies with respect to investments, borrowing, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors, except for policies contained in our articles of incorporation, which may only be modified with a vote or the approval of our shareholders. We cannot assure you that our policies or investment objectives will be attained or that the value of our common shares will not decrease.
      Decisions relating to our investments will be made by our Advisor, subject to approval by our board of directors. Please see “Management — Our Officers and Directors” and “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization — General” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives
      Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of office properties;

•	pay regular cash dividends;

•	achieve appreciation of our assets over the long term; and

•	remain qualified as a REIT for federal income tax purposes.
      We cannot assure you that we will attain these objectives. We also cannot change our primary investment objectives without the approval of our shareholders.
Acquisition and Investment Policies
      We intend to invest primarily in institutional-quality office properties located throughout the United States. We believe that there is an ongoing opportunity to create stable cash returns and attractive total returns by employing a strategy of investing primarily in a diversified portfolio of office properties over the long term. We believe that this strategy can help create stable cash flow and capital appreciation potential if the office portfolio is well-selected and well-diversified in number and location of properties, and the office properties are consistently well-managed. While we may invest in other types of real estate, to date we have invested in a diversified portfolio of institutional-quality office buildings located in nine cities across the United States.
      In addition, we may invest in other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. However, we are not limited to such investments.
      We will seek to invest in properties that will satisfy the primary objectives of preserving invested capital and providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real property is its potential for future appreciation, we anticipate that some properties we acquire may have both the potential for growth in value and for providing cash dividends to our shareholders. We intend to invest in a portfolio of properties which is diversified by location, lease expirations and tenant industries. Even if we are able to achieve this diversification objective, we expect that it may take a long time to achieve. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.”
      We expect to buy assets that we believe have some of the following attributes:

      Preferred Location. We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to be long-term assets.
      Premium Buildings. We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets over the long term may attract and retain a greater number of desirable tenants in the marketplace.
      Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their spaces, and thus may be more likely to renew their leases prior to expiration.
      We believe that following an acquisition, the additional component of proactive property management and leasing is the fourth critical element necessary to achieve attractive long-term investment returns for investors. Actively anticipating and quickly responding to tenant comfort and cleaning needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which over the long term may result in better financial performance of the property.
      However, our Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if the Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Business and Real Estate Risks” and “Risk Factors — Potential Conflicts of Interest Risks.”
      Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or long-term ground leases in the properties we acquire, owning interests in investment vehicles sponsored by Hines or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to continue to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “— Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests, as in the case with our non-managing general partner interest in the Core Fund. Please see “Risk Factors — Business and Real Estate Risks — If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.”
      We are not limited as to the geographic area where we may conduct our operations. We are not specifically limited in the number or size of properties we may acquire, or on the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.
      In seeking investment opportunities for us, our Advisor will consider relevant real estate and financial factors including the creditworthiness of major tenants, the leases and other agreements affecting the property, the location of the property, its income-producing capacity, its prospects for long-term appreciation and liquidity and tax considerations. In this regard, our Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.
      Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to the Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.
      We may invest in properties which have been developed, are being developed or are to be developed by Hines or a Hines affiliate. We may acquire a property that has been developed by Hines or a Hines affiliate and we may contract to acquire a property under development, or to be developed, by Hines or a Hines affiliate at a pre-determined purchase price. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such development investment and our cost to acquire the property may be in excess of the cost that would have been incurred by us if we had developed the property. Please see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Conflicts of Interest — Joint Venture Conflicts of Interest.”
     International Investments
      According to Prudential Real Estate Investors, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets have the highest degree of market risk, they also offer higher potential returns.
      We believe that international properties may play a more important role in well-diversified real estate portfolios in the future and that a meaningful allocation to international properties that meet our investment policies and objectives could be an effective tool we could use to create a well-diversified portfolio. International investment diversification may involve diversity in regard to property types as well as market types. Additionally, we believe that acquiring international properties during periods in which investors are spending significant capital to acquire properties in the United States may allow us to more successfully make investments that are accretive to our cash flow available for distributions.
      However, international investments involve unique risks. In addition to risks associated with real estate investments generally, regardless of location, country-specific risks and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. We believe that having access to Hines’ international organization, with regional offices in 14 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of April 24, 2006, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, Argentina, China, Canada, Russia, Panama and Luxembourg. Hines has acquired and/or developed 40 properties outside of the United States in the 10-year period ended December 31, 2005 with an aggregate cost of approximately $3.1 billion. A majority of these properties are located in maturing or emerging markets. Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets as the size of our portfolio increases, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.
     Joint Venture Investments
      We may enter into joint ventures with third parties or Hines affiliates, such as our interest in the Core Fund. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments.
      We will enter into joint ventures with Hines affiliates for the acquisition of properties only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.
      Our entering into joint ventures with other Hines affiliates will result in certain conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” and “Conflicts of Interest — Competitive Activities of our Officers and Directors, the Advisor and Other Hines Affiliates.” Please also see “Risk Factors — Business and Real Estate Risks — We will be subject to risks as the result of joint ownership of real estate with other Hines programs or third parties” and “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investments in the Core Fund may be materially adversely affected.” Management may determine that increasing our indirect investment in the Core Fund or investing in another Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of properties at a faster rate than we could obtain by investing directly, which may reduce risks to investors in the Company. Likewise, such investments may provide us with access to real estate investments with benefits not available to us for direct investments, or are otherwise in the best interest of our shareholders. We do not expect that we will incur additional costs of any significance associated with increasing our indirect investments made through the Core Fund compared to acquiring interests in real estate directly.
      We have not established safeguards we will apply to, or be required in, our potential joint ventures. Particular safeguards we will require in joint ventures will be determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and/or assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

•	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

     Borrowing Policies
      We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, make payments to our Advisor, to pay for capital improvements, repairs or tenant buildouts, to refinance existing indebtedness, to pay dividends, to fund redemptions of our shares or to provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility. Please see “Our Real Estate Investments” for a description of our current debt.
      There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. We expect that once we have fully invested the net proceeds of this offering, our debt financing will be in the range of approximately 40%-60% of the aggregate value of our real estate investments. Additionally, the amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 40% or more than 60% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our articles of incorporation limit our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our shareholders in our next quarterly report. Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties.
      Our borrowing policies do not eliminate or reduce the risks inherent in utilizing leverage to purchase properties. Please see “Risk Factors — Business and Real Estate Risks — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”
      By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably-priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties may be restricted. Lenders may have recourse to assets not securing the repayment of the indebtedness.
      We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.
      We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.
      Except as set forth in our articles of incorporation regarding debt limits, we may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

     Disposition Policies
      We generally intend to hold each property we acquire for an extended period, and we have no present intention to sell any of our properties or other real estate investments. However, we may sell a property at any time if, in our judgment, the sale of the property is in the best interests of our shareholders. Additionally, ventures in which we have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors. Please see “Risk Factors — Business and Real Estate Risks — If the Core Fund is forced to sell its assets in order to satisfy mandatory redemption requirements, our investment in the Core Fund may be materially adversely affected.” We may sell properties to fund redemptions under our share redemption program.
      The determination of whether a particular property should be sold or otherwise disposed of will generally be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and considerations specific to the condition, value and financial performance of the property. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.
      We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines will be completed in accordance with our conflict of interest policies. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”
     Investment Limitations
      Our articles of incorporation place numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the NASAA Guidelines. These limitations cannot be changed unless our articles of incorporation are amended, which requires the approval of our shareholders. Unless our articles of incorporation are amended, we may not:

•	Invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where our board of directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available to our shareholders for inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage or condition of the title.

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Hines or their respective affiliates.

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities which are non-voting or assessable.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940.

•	When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in trading, as compared with investment activities, or engage in the business of loan underwriting or the agency distribution of securities issued by other persons.

•	Lend money to our directors, or to Hines or its affiliates, except for certain mortgage loans described above.

     Investments in Real Estate Mortgages
      While we intend to emphasize equity real estate investments, we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third-party. We may also invest in participating or convertible mortgages if our directors conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation.
     Issuing Securities for Property
      Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares in Hines REIT or OP Units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate or interests in real estate. Existing shareholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or OP Units might result in dilution of a shareholder’s investment.
     Affiliate Transaction Policy
      Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”
     Certain Other Policies
      We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, the Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.” Please see “Risk Factors — Investment Risks — We do not expect to register as an investment company under the Investment Company Act of 1940, and therefore we will not be subject to the requirements imposed on an investment company by such Act. Similarly, we do not expect the Core Fund will register as an investment company.” Please also see “Risk Factors — Investment Risks — If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act of 1940, the additional expenses and operational limitations associated with such registration may reduce your investment return.”
      We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.
      Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.
Change in Investment Objectives, Policies and Limitations
      Our articles of incorporation require our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our shareholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our articles of incorporation, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

SELECTED FINANCIAL DATA
      The following selected consolidated and combined financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and the notes thereto included in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	2005	2004	2003(1)

Operating Data:
Revenues	$6,246,805	$—	$—
Organizational and offering expenses, net of reversal (2)	$(6,630,446)	$14,771,095	$—
Forgiveness of related party payable(3)	$(1,730,000)	$—	$—
Equity in earnings (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	$(831,134)	$68,461	$—
Net loss before loss allocated to minority interests	$(2,391,764)	$(16,548,029)	$(20,427)
Loss allocated to minority interests	$635,170	$6,540,140	$—
Net loss	$(1,756,594)	$(10,007,889)	$(20,427)
Basic and diluted loss per common share	$(0.16)	$(60.40)	$20.43
Dividends declared per common share	$0.60	$0.06 (4)	$—
Weighted average common shares outstanding — basic and diluted	11,061,281	165,690	1,000
Balance Sheet Data:
Total assets	$297,334,310	$30,112,283	$394,000
Long-term obligations	$77,921,780	$409,116	$—

(1)	For the period from August 5, 2003 (date of inception) through December 31, 2003 for operating data and as of December 31, 2003 for balance sheet data.

(2)	Based on management’s estimate of future sales of our common shares through the end of our current offering, management expects that we will not be obligated to reimburse the Advisor for certain organizational and offering costs that were previously accrued by us. Accruals of these costs were reversed in our financial statements during the year ended December 31, 2005. See further discussion in Note 2 to our consolidated financial statements for the years ended December 31, 2005 and 2004 included in this prospectus.

(3)	During the year ended December 31, 2005, the Advisor forgave amounts previously advanced to us for certain corporate-level general and administrative expenses. See further discussion in Note 6 to our consolidated financial statements for the years ended December 31, 2005 and 2004 included in this prospectus.

(4)	The Company paid its first dividends in January 2005, which were declared for the period from November 23, 2004 through December 31, 2004.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
      The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” was initially filed with the Securities and Exchange Commission on March 29, 2006 as part of our Annual Report on Form 10-K for the year ended December 31, 2005. Unless otherwise noted, all statements in this discussion were made as of March 29, 2006.
      We commenced real estate operations on November 23, 2004. Therefore, we do not have meaningful active operations to discuss for the year ended December 31, 2004. You should read the following discussion and analysis together with our consolidated financial statements and notes thereto included in this prospectus. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” above for a description of these risks and uncertainties.
Executive Summary
      We were formed by our sponsor, Hines, in August 2003 for the purpose of investing in and owning real estate and interests in real estate. We have invested and intend to continue to make real estate investments that will satisfy our primary investment objectives of preserving invested capital, paying regular cash dividends and achieving modest capital appreciation of our assets over the long term. We make investments directly through entities wholly-owned by the Operating Partnership or indirectly by owning interests in entities not wholly-owned by the Operating Partnership such as the Core Fund. As of December 31, 2005, we had direct and indirect interests in 13 office properties located in nine cities in the United States. In addition, we may make other real estate investments including, but not limited to, properties outside of the United States, non-office properties, mortgage loans and ground leases. Our principal targeted assets are office properties that have quality construction, desirable locations and quality tenants. We intend to invest in properties which will be diversified by location, lease expirations and tenant industries.
      In order to provide capital for these investments, we are selling our common shares through this offering. We intend to continue raising significant amounts of capital through our current offering, which expires in June 2006, and follow-on offerings, as well as through the utilization of debt financings. We commenced this offering on June 18, 2004, and we commenced operations on November 23, 2004.
      The following table provides summary information regarding the properties in which we own interests as of December 31, 2005:

		Leasable		Ownership by
Property	Market	Square Feet	% Leased	the Company(1)

Citymark	Dallas, Texas	217,746	100%	100.00%
1515 S Street	Sacramento, California	348,881	100%	100.00%
1900 and 2000 Alameda	San Mateo, California	253,377	76%	100.00%
425 Lexington Avenue	New York, New York	700,134	100%	10.64%
499 Park Avenue	New York, New York	285,890	98%	10.64%
600 Lexington Avenue	New York, New York	280,972	96%	10.64%
1200 19th Street	Washington D.C.	235,404	100%	10.64%
One Shell Plaza	Houston, Texas	1,225,646	96%	12.10%
Two Shell Plaza	Houston, Texas	565,073	92%	12.10%
The KPMG Building	San Francisco, California	379,329	94%	24.20%
101 Second Street	San Francisco, California	388,370	95%	24.20%
Three First National Plaza	Chicago, Illinois	1,418,041	93%	19.35%
525 B Street	San Diego, California	423,546	87%	24.20%

		6,722,409	95%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. As of December 31, 2005, we owned a 94.24% interest in the Operating Partnership and were its sole general partner. Affiliates of Hines owned the remaining 5.76% interest in the Operating Partnership. We own interests in all of these properties other than the Dallas, Sacramento and San Mateo buildings through our interest in the Core Fund, in which we owned an approximate 26.2% non-managing general partner interest as of December 31, 2005. The Core Fund does not own 100% of these buildings; its ownership interests in its buildings range from 40.6% to 92.4%. Real estate investments owned 100% by the Operating Partnership are referred to as “direct investments.”
Economic Update
      The real estate markets generally, and the office markets specifically, continued their recoveries through 2005, driven by the continued growth of the U.S. economy and the national job market. Office job growth was strong in the last year and is forecasted to continue its growth in 2006. After peaking in 2002, the national office vacancy rate steadily dropped through the end of 2005, while effective office rents stabilized and began to rise in 2005 after over four years of decline. These factors are indications of strong improvement in office market fundamentals. We expect office markets to continue to improve during 2006.
      Returns on investments in real estate continue to be attractive relative to alternative investments. As a result, significant U.S. and foreign investment capital continued to flow into real estate capital markets in 2005, creating increased competition for acquisitions and continued upward pressure on prices of real estate investments, including high-quality office properties. Should this trend continue, which we expect it may, it will likely create downward pressure on rates of return from our future real estate investments, and consequently, could create downward pressure on the dividends payable to our shareholders and limit our ability to increase dividends in the future.
Critical Accounting Policies
      Each of our critical accounting policies involves the use of estimates that require management to make judgments that are subjective in nature. Our management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation
      Our consolidated financial statements included in this prospectus include the accounts of Hines REIT and the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.
      Investments in real estate partnerships where we have the ability to exercise significant influence, but do not exercise financial and operating control, are accounted for using the equity method. As such, we have accounted for our investment in the Core Fund using the equity method of accounting for investments.

Investment Property
      Real estate assets we own directly are stated at cost less accumulated depreciation, which in the opinion of our management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.

      Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2005, our management believed no such impairment has occurred.
      Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in our results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved and include an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above-and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Deferred Leasing Costs
      Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

Organizational and Offering Costs
      Certain of our organizational and offering costs have been paid by the Advisor on our behalf. Pursuant to the Advisory Agreement, we are obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the sale of our common shares in this offering. In no event will we have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3.0% of the gross proceeds from this offering.
      We have recorded a liability representing the total amount of organizational and offering costs incurred on our behalf by the Advisor and its affiliates through December 31, 2005, less any reimbursements made by us and a reversal of certain organizational and offering costs, as discussed below. This treatment is consistent with Staff Accounting Bulletin (“SAB”) Topic 1.B1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs have been analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs are expensed as incurred in accordance with Statement of Position 98-5. Offering-related salaries and other general and administrative costs of the Advisor and its affiliates are expensed as incurred, and third-party offering expenses are taken as a reduction against the net proceeds of the offering within additional paid-in capital in accordance with SAB Topic 5.A. In addition to the offering costs to be paid to the Advisor, selling commissions and dealer manager fees are paid to the Dealer Manager. Such costs are netted against the net proceeds of the offering within additional paid-in capital as well.
      Amounts of organizational and offering costs recorded in our financial statements were based on estimates of gross offering proceeds to be raised in the future through the end of the offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales. Based on actual gross offering proceeds raised to date and our management’s current estimate of future sales of our common shares through the end of our current offering, management expects that we will not be obligated to reimburse the Advisor for approximately $13.7 million of organizational and offering costs which we had previously recorded. Such accruals have been reversed in our consolidated financial statements as of December 31, 2005.
      We filed a registration statement with the SEC on December 2, 2005 in connection with our follow-on offering of common shares for sale to the public. Organizational and offering costs associated with the follow-on offering have been paid by the Advisor on our behalf. Pursuant to the terms of the follow-on offering, we will be obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, subject to certain limitations, once the offering commences.

Revenue Recognition and Valuation of Receivables
      We are required to recognize minimum rent revenues on a straight-line basis over the terms of the tenant leases including rent holidays, if any. Revenues relating to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the agreement. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Treatment of Management Compensation, Expense Reimbursements and Operating Partnership Participation Interest
      Management of our operations is outsourced to the Advisor and certain other affiliates of Hines. Fees related to each of these services are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of the Company are expensed as incurred. Such fees include acquisition fees and asset management fees paid to the Advisor and property management fees paid to Hines. In addition to the cash payments for acquisition fees and asset management fees paid to the Advisor, an affiliate of the Advisor has received a participation interest which represents a profits interest in the Operating Partnership related to these services. As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment is charged against earnings and recorded as a liability until such time as the participation interest is repurchased for cash or converted into our common shares. The conversion and redemption features of the participation interest are accounted for in accordance with the guidance in Emerging Issues Task Force publication (“EITF”) 95-7, “Implementation Issues Related to the Treatment of Minority Interests in Certain Real Estate Investment Trusts.” Redemptions for cash will be accounted for as a reduction to the liability discussed above to the extent of such liability, with any additional amounts recorded as a reduction to equity. Conversions into common shares of the Company will be recorded as an increase to the common shares and additional paid-in capital accounts and a corresponding reduction in the liability discussed above. Redemptions and conversions of the participation interest will result in a reduction in the percentage interest attributable to the interest to the extent of such redemption or conversion and will have no impact on the calculation of subsequent increases in the participation interest.
      Hines may perform construction management services for both re-development activities and tenant construction. These fees are considered incremental to the construction effort and will be capitalized as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” These costs will be capitalized to the associated real estate project as incurred. Costs related to tenant construction will be depreciated over the estimated useful life. Costs related to redevelopment activities will be depreciated over the estimated useful life of the associated project.
      The leasing activity will be performed by Hines on our behalf. Leasing fees will be capitalized and amortized over the life of the related lease in accordance with the provisions of SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.”
      Expense reimbursements made to both the Advisor and Hines will be expensed as they become payable.
Income Taxes
      We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code in conjunction with the filing of our 2004 federal tax return. In addition, we hold an investment in the Core Fund, which has invested in properties through a structure that includes several entities that have elected to be taxed as REITs. In order to qualify as a REIT, an entity must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual ordinary taxable income to shareholders. REITs are generally not subject to federal income tax on taxable income that they distribute to their shareholders. It is our intention to adhere to these requirements and maintain our REIT status, as well as to ensure that the applicable entities in the Core Fund structure also maintain their REIT status. As such, no provision for federal income taxes has been included in the accompanying consolidated financial statements. As a REIT and indirectly through our investment in the Core Fund, we still may be subject to certain state, local and foreign taxes on our income and property and to federal income and excise taxes on our undistributed taxable income. In addition, we are and will indirectly be required to pay federal and state income tax on the net taxable income, if any, from the activities conducted through the taxable REIT subsidiary of the Core Fund.
Newly Adopted Accounting Pronouncements
      In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment,” (“SFAS 123(R)”), which addresses the accounting for share-based payment transactions in which an enterprise receives services in exchange for equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or may be settled by the issuance of such equity instruments. SFAS 123(R) eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statement of income. SFAS 123(R) requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. We adopted SFAS 123(R) on January 1, 2006; the adoption of SFAS 123(R) did not have a material impact on our consolidated financial statements.
      In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), which clarifies the term “conditional asset retirement obligation” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations.” A conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity when the timing and/or method of settlement are conditional on a future event that may or may not be in the control of the entity. This legal obligation is absolute, despite the uncertainty regarding the timing and/or method of settlement. In addition, the fair value of a liability for the conditional asset retirement obligation should be recognized when incurred; generally upon acquisition, construction, or development and/or through normal operation of the asset. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 did not have a material impact on our consolidated financial statements.
      In June 2005, the FASB issued EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” EITF Issue No. 04-05 provides a framework for determining whether a general partner controls, and should consolidate, a limited partnership or a similar entity. EITF Issue No. 04-05 was effective after June 29, 2005 for all newly formed limited partnerships and for any pre-existing limited partnership that modifies its partnership agreement after that date. General partners of all other limited partnerships are required to apply the consensus no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The adoption of EITF Issue No. 04-05 did not have a material impact on our consolidated financial statements.
Financial Condition, Liquidity and Capital Resources
      We currently have four primary sources of capital and funding for purposes of making real estate investments, paying offering costs, expenses associated with operations and paying dividends:

•	proceeds from our current and potential follow-on offerings, as well as our dividend reinvestment plan;

•	proceeds from debt financings, including secured or unsecured facilities;

•	cash flow generated by our real estate investments and operations; and

•	advances from affiliates.

Sources of Funds

Our public offering
      Our offering provides us with the ability to raise capital on a continual basis, and we intend to continue raising capital through this offering, which expires in June 2006, and follow-on offerings. We filed a registration statement with the SEC on December 2, 2005 in connection with our follow-on offering of common shares for sale to the public, which we plan to commence no earlier than the termination of our first offering.
      During the year ended December 31, 2004, we sold 2,073,116 shares of our common stock for aggregate gross proceeds of approximately $20.6 million. During the year ended December 31, 2005, we sold 20,970,953 shares of our common stock for aggregate gross proceeds of approximately $207.7 million, including approximately $2.1 million of gross proceeds relating to 222,842 shares issued under our dividend reinvestment plan. After payment of sales commissions, dealer manager fees and reimbursements of organizational and offering costs to our Advisor, we raised net offering proceeds, which were available to make real estate investments and pay related acquisition fees, of approximately $205.6 million through December 31, 2005. As of March 24, 2006, we had sold 31,114,276 shares of our common stock for aggregate gross proceeds of approximately $308.4 million, including approximately $3.8 million of gross proceeds relating to 403,802 shares issued under our dividend reinvestment plan.

Debt financings
      Debt financing is used from time to time for acquisitions and investments as well as for property improvements, tenant improvements and other working capital needs. Financing may be obtained at the time an asset is acquired or an investment is made or at such later time as determined to be appropriate, depending on market conditions and other factors.
      On June 28, 2005, we entered into a term loan agreement with KeyBank National Association in the principal amount of $60.0 million (the “Term Loan”), which was used to pay the purchase price of 1900 and 2000 Alameda. The Term Loan was amended in August 2005 to increase the principal amount to $75.0 million in connection with the acquisition of Citymark.
      On September 9, 2005, we entered into a credit agreement with KeyBank National Association, as administrative agent for itself and the other lenders named in the credit agreement, to establish a revolving credit facility (the “Credit Facility”) with maximum aggregate borrowing capacity of $140.0 million. We established the Credit Facility for the purposes of repaying in full amounts owed under the Term Loan, providing a source of funds for future real estate investments and funding general working capital needs.
      The Credit Facility has a maturity date of September 8, 2008, which is subject to extension at our election for two successive periods of one year each, subject to specified conditions. The Credit Facility provides that we may increase the amount of the facility to $250.0 million upon written notice within 18 months of the date of the agreement, subject to KeyBank’s ability to syndicate the incremental amount to other lenders or other lenders. The Credit Facility allows for borrowing, at our election, at a variable rate or a LIBOR-based rate plus a spread of 150 to 250 basis points based on a prescribed leverage ratio, which takes into account our effective ownership interest in the debt and certain allowable assets of entities in which we directly and indirectly invest. The weighted-average rate on outstanding loans was 6.22% as of December 31, 2005. The Credit Facility provides that it shall be an event of default if the Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines, Chairman of the Board of Hines REIT, or certain members of his family. The Credit Facility also contains other customary events of default, with corresponding grace periods, including payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of specified financial ratios.
      Through December 31, 2005, we utilized borrowings under the Credit Facility to repay amounts owed under the Term Loan, to complete our acquisition of 1515 S Street on November 2, 2005 and to fund our $18.3 million capital contribution to the Core Fund on December 1, 2005. We used proceeds from our public offering to make repayments under the Credit Facility, and the remaining principal amount due under this obligation as of December 31, 2005 was $74.9 million.
      From January 1, 2006 through March 24, 2006, we incurred borrowings totaling $77.0 million under the Credit Facility in connection with the acquisition of Airport Corporate Center on January 31, 2006 and our $17.2 million capital contribution to the Core Fund on March 1, 2006. We used proceeds from our public offering to make repayments totaling $56.9 million, and the remaining principal amount due under this obligation was $95.0 million as of March 24, 2006.
      Borrowings under the Credit Facility are secured by a pledge of our direct equity interests in any entity we invest in that directly or indirectly holds real property assets, including the Core Fund, subject to certain limitations and exceptions. We have entered into a subordination agreement with Hines and the Advisor, under which the rights of Hines and the Advisor to be reimbursed by us for organizational and offering and other expenses are subordinate to our obligations under the Credit Facility.
      In connection with the acquisition of Airport Corporate Center, on January 31, 2006 a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement in the principal amount of $91.0 million. In connection with the acquisition of 720 Olive Way on January 31, 2006, an indirect subsidiary of the Core Fund entered into a mortgage agreement in the principal amount of $42.4 million. See “Recent Developments and Subsequent Events” for further information.

Cash flow from real estate investments and operations
      Our direct and indirect investments in real estate assets generate cash flow in the form of rental revenues from tenants less operating expenses incurred at the property level, debt service payments and capital expenditures. Operating expenses consist primarily of property taxes, salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs and property management fees. During the years ended December 31, 2005 and 2004:

•	We earned distributions of approximately $8.6 million and $247,000, respectively, related to our investment in the Core Fund, and

•	We earned distributions of approximately $2.4 million and zero, respectively, related to properties we owned directly.

Advances from affiliates
      Certain costs and expenses associated with this offering have been paid by our Advisor on our behalf. Pursuant to the Advisory Agreement, we are obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from this offering. Our Advisor has also incurred certain costs and expenses related to our follow-on offering. Pursuant to the terms of the follow-on offering, we will be obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, subject to certain limitations, once the offering commences. See “— Uses of Funds — Payment of offering costs and other costs and expenses” below for a discussion of these advances and our repayment of the same.
      Our Advisor has also advanced funds to us to allow us to pay certain of our corporate-level operating expenses. As of December 31, 2005 and 2004, we owed our Advisor approximately $1.0 million and $977,000, respectively, as a result of such advances. Please see, “Use of Funds — Payment of offering and other costs and expenses” for a discussion below regarding our Advisor’s forgiveness of related-party payable. To the extent that our operating expenses in any four consecutive fiscal quarters exceed the greater of 2% of average invested assets or 25% of Net Income (as defined in our Articles of Incorporation), our Advisor is required to reimburse us the amount by which the total operating expenses paid or incurred exceed the greater of the 2% or 25% threshold.

Uses of Funds

Real estate investments
      On November 23, 2004, we commenced our real estate operations and acquired an initial interest in the Core Fund. From that date through December 31, 2004, we invested a total of approximately $28.4 million in the Core Fund. During the year ended December 31, 2005, we acquired $99.8 million of additional interests in the Core Fund, of which $81.5 million was purchased from affiliates of Hines. We owned an approximate 26.2% non-managing general partner interest in the Core Fund as of December 31, 2005.
      On June 28, 2005, we acquired 1900 and 2000 Alameda in San Mateo, California for approximately $59.8 million, including transaction costs. The buildings have an aggregate of 253,377 square feet of rentable area and were approximately 76% leased as of December 31, 2005.
      On August 24, 2005, we acquired Citymark in Dallas, Texas, for approximately $27.8 million, including transaction costs. Citymark is an 11-story office building constructed in 1987. The building has 217,746 square feet of rentable area and was approximately 100% leased as of December 31, 2005.
      On November 2, 2005, we acquired 1515 S Street in Sacramento, California for approximately $66.6 million, excluding transaction costs. 1515 S street consists of two 5-story office buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of 348,881 square feet of rentable area and were approximately 100% leased as of December 31, 2005.
      On November 11, 2005, our board of directors approved an additional $100 million capital commitment to the Core Fund. Pursuant to this commitment, we made a capital contribution to the Core Fund of

$18.3 million on December 1, 2005 and were committed to invest an additional $81.7 million. We contributed an additional $17.2 million to the Core Fund under this obligation on March 1, 2006. See “Recent Developments and Subsequent Events” for further information. Thereafter, we will participate in capital calls issued by the Core Fund until our capital commitment is fully funded.
      On January 31, 2006, we acquired Airport Corporate Center for approximately $156.8 million, exclusive of transaction costs, financing fees and working capital reserves, and the Core Fund acquired an approximate 80% interest in 720 Olive Way in Seattle, Washington. The contract purchase price for 720 Olive Way was approximately $83.7 million, exclusive of transaction costs, financing fees and working capital reserves. See “Recent Developments and Subsequent Events” for further information.

Payment of offering and other costs and expenses
      In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to our Advisor, our Dealer Manager, Hines and their affiliates for services rendered during the various phases of our organization and operation. During the organizational and offering stage, these payments include payments to the Dealer Manager for selling commissions and dealer manager fees and payments to the Advisor for reimbursement of organization and offering costs. For the years ended December 31, 2005 and 2004, we incurred selling commissions of approximately $10.5 million and $1.1 million, respectively and we incurred dealer manager fees of approximately $4.5 million and $439,000, respectively.
      Our Advisor and its affiliates had incurred approximately $36.8 million and $24.0 million of organizational and offering costs associated with this offering on our behalf as of December 31, 2005 and 2004, respectively. These costs are reimbursable by us to our Advisor in an amount up to 3% of gross proceeds raised in this offering. Through December 31, 2005, we paid approximately $6.0 million to our Advisor for organizational and offering costs, and our remaining payable was approximately $847,000.
      As set forth above, our obligation to reimburse the Advisor for organizational and offering costs associated with this offering is limited to 3% of the amount of the gross offering proceeds raised from this offering. Amounts of organizational and offering costs recorded in our financial statements in prior periods were based on estimates of gross offering proceeds to be raised in the future through the end of the offering period. Such estimates were based on highly subjective factors such as the number of retail broker-dealers signing selling agreements with our Dealer Manager, anticipated market share penetration in the retail broker-dealer network, and the Dealer Manager’s estimate of the growth rate in sales. Based on actual gross offering proceeds raised to date and our management’s current estimate of future sales of our common shares through the end of our current offering, our management expects that we will not be obligated to reimburse the Advisor for approximately $13.7 million of organizational and offering costs which were previously recorded by us. Such accruals have been reversed in our consolidated financial statements as of December 31, 2005.
      As of December 31, 2005, the Advisor had incurred on our behalf organizational and offering costs in connection with the follow-on offering of approximately $1.5 million, (of which approximately $256,000 relates to the Advisor or its affiliates). Such amount includes approximately $256,000 of organizational and internal offering costs, which have been expensed, and approximately $1.2 million of third-party offering costs which will offset net proceeds of the follow-on offering within additional paid-in capital. Pursuant to the terms of the follow-on offering, we will be obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, subject to certain limitations, once the offering commences.
      During the acquisition and operational stages, certain services related to management of our investments and operations are provided to us by our Advisor and Hines pursuant to various agreements we have entered into with these entities. Pursuant to those agreements, we will make various payments to our Advisor and/or Hines, including acquisition fees, asset management fees, property management fees, leasing fees, and payments for reimbursements of certain costs incurred by our Advisor and Hines in providing related services to the Company. We incurred cash asset management fees and acquisition fees payable to our Advisor of approximately $850,000 and $1.8 million, respectively for the year ended December 31, 2005. For the year ended December 31, 2004, we incurred cash asset management and acquisition fees (excluding amounts related to the Participation Interest) payable to our Advisor of approximately $21,000 and $388,000, respectively.
      Our Advisor and its affiliates have advanced or paid on our behalf certain expenses incurred in connection with our administration and ongoing operations. During the year ended December 31, 2005, the Advisor forgave approximately $1.7 million of the amounts we owed as a result of advances to us to cover certain corporate-level general and administrative expenses. As of December 31, 2005 and December 31, 2004, approximately $1.0 million and $977,000, respectively, was payable to our Advisor related to such expenses. We expect that these amounts will be repaid out of future operating cash flow.

Property Management and Leasing Fees
      We have entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which we directly invest. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. We incurred property management fees of approximately $167,000 for the year ended December 31, 2005 and we incurred no such fees for the year ended December 31, 2004.

•	A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. We incurred no leasing, construction management or redevelopment fees during the years ended December 31, 2005 or 2004.

•	We generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses is limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. We incurred reimbursable expenses of approximately $405,000 for the year ended December 31, 2005 and incurred no such expenses for the year ended December 31, 2004.

Dividends
      In order to meet the requirements for being treated as a REIT under the Code, we must pay dividends to our shareholders each taxable year equal to at least 90% of our net ordinary taxable income. We intend to continue to declare dividends to shareholders as of daily record dates and aggregate and pay such dividends quarterly.
      During 2005, our board of directors declared dividends equal to $0.00164384 per share, per day, which equaled a 6.0% annualized rate on an investment of $10.00 per share. Additionally, our board of directors has declared dividends at the same per share amount through April 30, 2006. Through April 1, 2006, we have paid dividends as follows:

Dividends For the Quarter Ended	Date Paid	Total Dividends

December 31, 2005	January 13, 2006	$3,001,754
September 30, 2005	October 14, 2005	$2,008,861
June 30, 2005	July 15, 2005	$1,091,813
March 31, 2005	April 7, 2005	$534,652
December 31, 2004(1)	January 14, 2005	$99,149

(1)	We commenced operations on November 23, 2004. Dividends for the quarter ended December 31, 2004 were declared for the period from November 23, 2004 through December 31, 2004.
      For the years ended December 31, 2005 and 2004, we earned distributions from our real estate investments of approximately $11.0 million and $247,000, respectively. During these periods, we also incurred cash asset management fees of approximately $850,000 and $21,000, respectively, which have been paid to our Advisor, and interest expense totaling approximately $2.0 million and zero, respectively, resulting in net cash flow available to pay dividends and distributions of approximately $8.2 million and $226,000 as of December 31, 2005 and 2004, respectively. During the same periods, we declared dividends to shareholders of approximately $6.6 million and $99,000 (as described above) and distributions to minority interest holders in the Operating Partnership of approximately $759,000 and $73,000, respectively.
      The dividends declared through April 2006 were set by our board of directors at a level we believe to be appropriate based upon an evaluation of our assets, projected levels of cash flow, additional capital and debt anticipated to be raised or incurred and invested in the future and our projected results of operations. To fund dividends paid to date, we utilized distributions we received from our real estate investments. However, after payments of such dividends, interest expense and asset management fees paid or payable to our Advisor, funds remaining were not sufficient to pay all of our corporate-level general and administrative expenses. During the years ended December 31, 2005 and 2004, respectively, our Advisor funded approximately $2.2 million and $977,000 million for the payment of our general and administrative expenses and received reimbursements totaling $375,000 and zero, respectively. These amounts, combined with advances from prior periods and the Advisor’s forgiveness during the year ended December 31, 2005 of approximately $1.7 million of general and administrative expenses, resulted in an amount due to the Advisor as of December 31, 2005 of approximately $1.0 million. We are obligated to pay this amount to the Advisor in the future, and the payment of this liability may impact our ability to pay future dividends. Our Advisor is not obligated to either advance funds for the payment of our general and administrative expenses or defer reimbursements of such advances in future periods. Our Advisor’s refusal to continue advancing funds for the payment of our general and administrative expenses and/or deferring reimbursements of such advances could have an adverse impact on our ability to pay dividends in future periods.
      To the extent our dividends exceed our earnings and profits, a portion of these dividends will constitute a return of capital for federal income tax purposes. Approximately 24% of the dividends paid during the year ended December 31, 2005 were taxable to the investor as ordinary taxable income with the remaining amount treated as return of capital. We expect a portion of future dividends paid will constitute a return of capital for federal income tax purposes.
Results of Operations
      We commenced this offering in June 2004; however, we did not receive and accept the minimum offering proceeds of $10.0 million until November 23, 2004. On that date, we received the initial proceeds from our offering and the $10.0 million contributed to the Operating Partnership by HREH, acquired an interest in the Core Fund and commenced operations. Our $28.4 million investment in the Core Fund was our only real estate investment as of December 31, 2004. During 2005, we acquired direct interests in three real estate assets and an additional $99.8 million interest in the Core Fund. As a result of these acquisitions, and because during the year ended December 31, 2004, we had limited operations, the revenues and expenses from our operations for the year ended December 31, 2005 reflected a significant increase compared to the revenues and expenses from our operations for the year ended December 31, 2004.
      As of December 31, 2005 we owned three office properties directly as well as an indirect interest in 10 additional office properties as a result of our interest in the Core Fund.

Direct Investments
      As discussed above, we acquired our three directly owned properties on June 28, 2005, August 24, 2005 and November 2, 2005. We had rental income and tenant reimbursements of approximately $6.1 million for the year ended December 31, 2005. Property-level expenses and property management fees for the year ended December 31, 2005 totaled approximately $3.0 million. We expect rental income and tenant reimbursements, as well as property-level expenses and property management fees, to increase as we acquire additional properties as well as operate our current properties for full reporting periods. Depreciation and amortization expense totaled approximately $3.3 million for the year ended December 31, 2005. In connection with the acquisition of these direct investments, we incurred borrowings under the Term Loan, which was replaced by the Credit Facility during the year ended December 31, 2005.

Our Interest in the Core Fund
      As of December 31, 2004, we had invested a total of approximately $28.4 million and owned a 12.51% non-managing general partner interest in the Core Fund. Our equity in earnings related to our investment in the Core Fund for the period from November 23, 2004 through December 31, 2004 was approximately $68,000. For the year ended December 31, 2004, the Core Fund had net income of approximately $5.9 million on revenues of approximately $145.4 million. The Core Fund’s net income for the year ended December 31, 2004 included approximately $43.6 million of non-cash depreciation and amortization expenses. The distribution we earned from the Core Fund during the year ended December 31, 2004 was approximately $247,000.
      As of December 31, 2005, we had invested a total of approximately $128.2 million and owned an approximate 26.2% non-managing general partner interest in the Core Fund. Our equity in losses related to our investment in the Core Fund for the year ended December 31, 2005 was approximately $831,000. For the year ended December 31, 2005, the Core Fund had a net loss of approximately $3.1 million on revenues of approximately $200.7 million. The Core Fund’s net income for the year ended December 31, 2005 included approximately $58.2 million of non-cash depreciation and amortization expenses. We expect revenues and expenses for the Core Fund to increase in the future as a result of a full year of operations in 2006 for properties acquired during the year ended December 31, 2005 and the impact of future acquisitions. The distributions we earned from the Core Fund during the year ended December 31, 2005 totaled approximately $8.6 million.

Asset Management and Acquisition Fees
      Asset management fees for the years ended December 31, 2005 and 2004 totaled approximately $1.7 million and $42,000, respectively, and acquisition fees for the years ended December 31, 2005 and 2004 totaled approximately $3.5 million and $776,000, respectively, which includes both the cash portion of the fees payable to our Advisor as well as the corresponding increase in the Participation Interest. Asset management fees were calculated based on the net equity capital we had invested in the real estate investments as of the end of each month. Acquisition fees were computed based on the indirect interest we acquired in the gross asset value of the Core Fund’s real estate investments and based on the purchase prices for the 1900 and 2000 Alameda, Citymark and 1515 S Street acquisitions.

General, Administrative and Other Expenses
      General and administrative expenses for the years ended December 31, 2005 and 2004 totaled approximately $2.2 million and $618,000, respectively. These costs include legal and accounting fees, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments. Additionally, other start-up costs of approximately $430,000 were incurred through December 31, 2004. During the year ended December 31, 2005, our Advisor forgave approximately $1.7 million of amounts previously advanced to us to cover certain corporate-level general and administrative expenses. After this forgiveness, as of December 31, 2005 and December 31, 2004, approximately $1.0 million and $977,000, respectively, was payable to our Advisor for reimbursement of such costs.

Loss Allocated to Minority Interests
      As of December 31, 2005 and 2004, Hines REIT owned a 94.24% and a 64.29% interest in the Operating Partnership, respectively, and minority interests owned the remaining 5.76% and 35.71% interests, respectively. Accordingly, we allocated losses of approximately $635,000 and $6.5 million to minority interests for the years ended December 31, 2005 and 2004, respectively, relating to the interests that affiliates of Hines own in the Operating Partnership.
Off-Balance Sheet Arrangements
      As of December 31, 2005 and December 31, 2004, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Contractual Obligations
      The following table lists our known contractual obligations as of December 31, 2005. Specifically included are our obligations under long-term debt agreements, operating lease agreements and outstanding purchase obligations:

	Payments Due by Period

	Less than			More than
Contractual Obligation	1 Year	1-3 Years	3-5 Years	5 Years

Note payable	$—	$—	$74,900,000	$—
Interest payments under outstanding note payable(1)	4,658,780	9,317,560	3,203,709	—
Obligation to purchase Airport Corporate Center	156,828,000	—	—	—
Capital commitment to the Core Fund (2)	81,700,000	—	—	—
Other long-term obligations	—	—	—	—

Total Contractual Obligations	$243,186,780	$9,317,560	$78,103,709	$—

(1)	As of December 31, 2005 the amount outstanding under our Credit Facility was $74,900,000 and the weighted average rate on outstanding loans was 6.22%. No scheduled principal payments are required until the maturity date of September 8, 2008.

(2)	No minimum time frame exists to fulfill this commitment. Therefore, this amount is based on management’s estimation of when this obligation will become due. On March 1, 2006, as the result of a Core Fund capital call, we contributed an additional $17.2 million to the Core Fund. As a result of this contribution, we owned a 27.37% non-managing general partner interest in the Core Fund and our remaining commitment to invest in the Core Fund was $64.5 million.

Recent Developments and Subsequent Events
      On January 31, 2006, we acquired Airport Corporate Center, a 45-acre office park located in the Airport West/ Doral submarket of Miami, Florida. The contract purchase price of Airport Corporate Center was approximately $156.8 million, exclusive of transaction costs, financing fees and working capital reserves. The properties consist of 11 buildings constructed between 1982 and 1996 and a 5.46-acre land tract. The buildings have an aggregate of approximately 1,018,477 square feet of rentable area and are approximately 95% leased.
      In connection with this acquisition, on January 31, 2006 a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by Airport Corporate Center. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.
      On January 31, 2006, an indirect subsidiary of the Core Fund, along with certain institutional co-investors, acquired an office property located at 720 Olive Way in the central business district of Seattle, Washington. The indirect subsidiary of the Core Fund acquired an approximate 80% interest and the remaining 20% was acquired by the institutional co-investors. The contract purchase price of 720 Olive Way was approximately $83.7 million, exclusive of transaction costs, financing fees and working capital reserves. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The building contains an aggregate of approximately 287,000 square feet of rentable area and is approximately 80% leased.
      In connection with the acquisition of 720 Olive Way, on January 31, 2006 an indirect subsidiary of the Core Fund entered into a mortgage agreement with The Prudential Insurance Company of America in the principal amount of $42.4 million. The loan bears interest at a fixed rate of 5.32% per annum, has a ten year term and is secured by 720 Olive Way. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. This loan is not recourse to the Core Fund or to the Company.
      On March 1, 2006, as the result of a capital call issued by the Core Fund, we contributed an additional $17.2 million to the Core Fund. As a result of this contribution, we owned a 27.37% non-managing general partner interest in the Core Fund and our remaining commitment to invest in the Core Fund was $64.5 million.
      On March 10, 2006, a subsidiary of the Core Fund entered into a contract with an unaffiliated third party to acquire 333 West Wacker, an office property located in the central business district in Chicago, Illinois. The indirect subsidiary of the Core Fund will acquire an approximate 80% interest and the remaining 20% will be acquired by institutional co-investors. The contract purchase price for 333 West Wacker is expected to be approximately $223.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund anticipates that the acquisition will be funded with borrowings under a revolving credit facility agreement held by its subsidiary, capital contributions from certain institutional co-investors and mortgage financing obtained in connection with the acquisition. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The building contains an aggregate of approximately 868,000 square feet of rentable area and is approximately 92% leased. The Core Fund anticipates that the acquisition of 333 West Wacker will be consummated on April 3, 2006. Although management of the Core Fund believes the acquisition of 333 West Wacker is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of 333 West Wacker will be consummated. If the Core Fund elects not to close on 333 West Wacker, it will forfeit the $16.0 million earnest money deposit made.
      On March 23, 2006, we entered into a contract with 321 North Clark Realty LLC, a joint venture between an affiliate of Hines and an institution advised by JP Morgan Chase, to acquire, subject to customary closing conditions, 321 North Clark, an office property located in the central business district in Chicago, Illinois. The contract purchase price for 321 North Clark is expected to be approximately $247.3 million, exclusive of transaction costs, financing fees and working capital reserves. We anticipate that the acquisition will be funded with net proceeds from this offering, borrowings under our existing revolving credit facility and debt financing obtained in connection with the acquisition. The property consists of a 35-story office building and a parking structure that were constructed in 1987. The building contains an aggregate of approximately 897,000 square feet of rentable area and is approximately 92% leased. We anticipate that the acquisition of 321 North Clark will be consummated on or about April 24, 2006. Although we believe the acquisition of 321 North Clark is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of 321 North Clark will be consummated. If we elect not to close on 321 North Clark for reasons other than the failure of certain conditions or default of the seller, we will forfeit the $10.0 million earnest money deposit made.
      From January 1, 2006 through March 24, 2006, we received gross offering proceeds of approximately $80.1 million from the sale of 8,076,207 common shares, including approximately $1.7 million of gross proceeds relating to 180,960 shares sold under our dividend reinvestment plan. As of March 24, 2006, 169,289,526 common shares remained available for sale to the public pursuant to this offering, exclusive of 19,596,198 common shares available under our dividend reinvestment plan.
      From January 1, 2006 through March 24, 2006, we incurred borrowings totaling $77.0 million under the Credit Facility and made principal payments totaling $56.9 million, and the remaining principal amount due under this obligation was $95.0 million as of March 24, 2006.
Quantitative and Qualitative Disclosures About Market Risk
      Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.
      We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to monitor and manage the impact of interest rate changes on earnings and cash flows by considering certain derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on variable rate debt. We will not enter into derivative or interest rate transactions for speculative purposes.
      In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in the real estate capital markets, market rental rates for office space, local, regional and national economic conditions and changes in the creditworthiness of tenants. All of these factors may also affect our ability to refinance our debt if necessary.
      Our total debt outstanding as of December 31, 2005 consisted of $74.9 million in borrowings under our Credit Facility and is subject to a variable rate through its maturity date of September 8, 2008. An increase in the variable interest rate on the facility constitutes a market risk as a change in rates would increase or decrease interest incurred and therefore cash flows available for distribution to shareholders. During the period from January 1, 2006 through March 24, 2006, 30-day LIBOR has increased from 4.39% to 4.80%. Based on the debt outstanding as of December 31, 2005, a 1% change in interest rates would result in a change in interest expense of approximately $749,000 per year.

DESCRIPTION OF CAPITAL STOCK
      We were formed as a corporation under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our articles of incorporation and bylaws. The following summary of the terms of our common shares is a summary of all material provisions concerning our common shares and you should refer to the Maryland General Corporation Law and our articles of incorporation and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles of incorporation and bylaws. Copies of our articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.
      Our articles of incorporation authorize us to issue up to 1,500,000,000 common shares at $0.001 par value per share and 500,000,000 preferred shares at $0.001 par value per share. As of the date of this prospectus, we had no preferred shares issued and outstanding. Our board of directors may amend our articles of incorporation to increase or decrease the amount of our authorized shares without any action by our shareholders.
      Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. The Company believes that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.
Common Shares
      Subject to any preferential rights of any other class or series of shares and to the provisions of our articles of incorporation regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. We currently have only one class of common shares, which have equal dividend, distribution, liquidation and other rights.
      Subject to the limitations described in our our articles of incorporation, our board of directors, without any action by our shareholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.
      We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America, Inc. acts as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to Trust Company of America, Inc. a transfer and assignment form, which we will provide to you upon written request. A transfer fee of $50.00 is charged by our transfer agent in order to implement any such transfer of your shares.
Preferred Shares
      Upon the affirmative vote of a majority of our directors (including a majority of our independent directors), our articles of incorporation authorize our board of directors to designate and issue one or more classes or series of preferred shares without shareholder approval, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to the Company for each privately-held preferred share bears to the book value of each outstanding common share. In addition, a majority of our independent directors must approve the issuance of preferred shares to our Advisor or one of its affiliates. If we ever created and issued preferred shares with a dividend preference over our common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence.
      Under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.
      Our board of directors, without shareholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above. We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
      Each shareholder is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.
      An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or upon the written request of shareholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of a majority of our outstanding shares, either in person or by proxy, constitutes a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our articles of incorporation, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.
      Under the Maryland General Corporation Law and our articles of incorporation, shareholders are entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our articles of incorporation;

•	our liquidation or dissolution;

•	our reorganization;

•	a merger, consolidation or sale or other disposition of substantially all of our assets; and

•	a termination of our status as a REIT.

      No such action can be taken by our board of directors without a vote of our shareholders holding at least a majority of our outstanding shares. Shareholders are not entitled to exercise any of the rights of an objecting shareholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply.
      Shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests. Shareholders are also entitled to access, upon request and on the terms described above, to the comparable records of the Operating Partnership.
      In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of shareholders and the payment of the expenses of the distribution, we are required to distribute specific materials to our shareholders in the context of the solicitation of proxies for voting on matters presented to our shareholders or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.
Restrictions on Transfer
      To qualify as a REIT under the Code:

•	five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.
      You should read the “Material Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, our articles of incorporation provide (subject to certain exceptions) that no shareholder other than Hines or its affiliates may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares. Our board of directors may waive this ownership limit if evidence satisfactory to our directors and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine, with the approval of our shareholders as required by our articles of incorporation, that it is no longer in our best interests to continue to qualify as a REIT.
      Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void, and the intended transferee will acquire no rights to our shares (unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT), if such transfer or issuance:

•	creates a direct or indirect ownership of our shares in excess of the 9.9% ownership limit described above;

•	with respect to transfers only, results in our shares being owned by fewer than 100 persons;

•	results in us being “closely held” within the meaning of Section 856(h) of the Code;

•	results in us owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	results in our disqualification as a REIT.

      Our articles of incorporation provide that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the board of directors on such securities for the benefit of the charitable beneficiary. Our articles of incorporation further entitle the trustee of the beneficial trust to vote all Excess Securities.
      The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.9% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.9% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
      Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations or would have owned shares that resulted in a transfer to a charitable trust is required to give immediate written notice to us of such event, or (ii) proposed or attempted any of the transactions in clause (i) is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our shareholders.
      The ownership restriction does not apply to an offeror which, in accordance with applicable federal and state securities laws, makes a cash tender offer, where at least 85% of the outstanding shares are duly tendered and accepted pursuant to the cash tender offer. The ownership restriction also does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.
      In addition, we have the right to purchase any Excess Securities at the lesser of the price per share paid in the transfer that created the Excess Securities or the current market price until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the articles of incorporation. If any legal decision, statute, rule or regulation deems or declares the transfer restrictions described in this section of the prospectus to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.
Dividend Policy
      We receive cash flow from our investments in real estate which we expect will allow us to pay dividends to our shareholders. We intend to declare and calculate dividends on a daily basis and aggregate and pay them on a quarterly basis. If our board of directors has declared dividends, investors are entitled to earn distributions immediately upon purchasing our shares. Because all of our operations are performed indirectly through the Operating Partnership, our ability to pay dividends depends on the Operating Partnership’s ability to pay distributions to its partners, including Hines REIT. Dividends are paid to our shareholders as of record dates selected by our board of directors. We expect to pay dividends unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Dividends are authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our ability to pay dividends may be affected by a number of factors, including:

•	our Advisor’s ability to identify and execute investment opportunities at a pace consistent with capital we raise;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	amount of distributions or dividends received by us from our indirect real estate investments such as the Core Fund;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	leasing commissions and tenant inducements for leasing space;

•	the issuance of additional shares; and

•	financings and refinancings.
      We must distribute to our shareholders at least 90% of our annual ordinary taxable income in order to continue to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may declare dividends in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Business and Real Estate Risks — We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements” and “Material Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.
Share Redemption Program
      Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, shareholders who have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their shares to us in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay the Advisor or its affiliates any fees to complete any transactions under our share redemption program.
      To the extent our board determines that we have sufficient available cash for redemptions, we intend to redeem shares subject to an annual limitation of 10% of the shares outstanding as of the prior calendar year end. We may, but are not required to, use available cash flow not otherwise dedicated to a particular use to meet these redemption needs, including cash proceeds generated from the dividend reinvestment plan, securities offerings, operating cash flow not intended for dividends, borrowings and capital transactions such as asset sales or refinancings.

      Shares will be redeemed at a price of $9.36 per share beginning on the effective date of this offering. The redemption price was determined by our board of directors. The determination of the redemption price of our shares by our board of directors is subjective and was primarily based on the estimated per share net asset value of the Company as determined by our management. Our management estimated the per share net asset value of the Company using appraised values of our real estate assets determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2005, and then making various adjustments and estimations in order to account for our operations and other factors occurring or expected to occur between December 31, 2005 and the commencement of this offering. Both our real estate appraisals and the methodology utilized by our management in estimating our per share net asset value were based on a number of assumptions and estimates which may or may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The redemption price may not be indicative of the price our shareholders would receive if our shares were actively traded or if we were liquidated.
      Our board of directors may adjust the per share redemption price from time to time upon 30 days’ written notice based on the then-current estimated net asset value of our real estate portfolio at the time of the adjustment, and such other factors as it deems appropriate, including the then-current offering price of our shares (if any), our then-current dividend reinvestment plan price and general market conditions. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be lower than the applicable per share offering price. Real estate values fluctuate, which in the future may result in an increase or decrease in the value of our real estate investments. Thus, future adjustments to the offering price of our shares could result in a higher or lower redemption price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner they believe is in the best interests of our shareholders when making any decision to adjust the redemption price offered under our share redemption program. Our board of directors will announce any price adjustment and the time period of its effectiveness as a part of our regular communications with shareholders. Please see “Reports to Shareholders.”
      We will redeem shares presented for cash to the extent we have sufficient available cash flow to do so. Our board of directors may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without shareholder approval if our directors believe such action is in our and our shareholders’ best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. In the event of a redemption request after the death or disability (as defined in the Code) of a shareholder, we may waive the one-year holding period requirement as well as the annual limitations on the number of shares that will be redeemed as summarized above. In addition, in the event a shareholder is redeeming all his shares, the one-year holding requirement will be waived for shares purchased under our dividend reinvestment plan.
      Redemption of shares, when requested, may be made promptly at the end of each calendar quarter. All requests for redemption must be made in writing and received by us at least five business days prior to the end of the quarter. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the quarter. We cannot guarantee that we will have sufficient available cash flow to accommodate all requests made in any quarter. If the percentage of our shares subject to redemption requests exceeds the then applicable limitations, each shareholder’s redemption request will be reduced on a pro rata basis. In addition, if we do not have such sufficient available funds, at the time when redemption is requested, you can withdraw your request for redemption or request in writing that we honor your request at such time in a successive quarter, if any, as we have sufficient funds to do so. Such pending requests will generally be honored on a pro-rata basis with any new redemption requests we receive in the applicable period.
      Commitments by us to repurchase shares will be communicated either telephonically or in writing to each shareholder who submitted a request at or promptly (no more than five business days) after the fifth business day following the end of each quarter. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Investment Risks — Your ability to redeem your shares is limited under our share redemption program” and “Risk Factors — Investment Risks — There is currently no public market for our common shares, and we do not intend to list the shares on a stock exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”
      The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or included for quotation on a national securities market.
Restrictions on Roll-Up Transactions
      Our articles of incorporation contain various limitations on our ability to participate in Roll-up Transactions. In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity (a “Roll-up Entity”) that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.
      A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•	a transaction involving our conversion into a limited liability company, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to Hines; or our investment objectives.
      In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.
      We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our shareholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles of incorporation and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Our Common Shares”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Shareholder Liability
      Both the Maryland General Corporation Law and our bylaws provide that our shareholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.
Dividend Reinvestment Plan
      We currently have a dividend reinvestment plan available that allows you to have dividends otherwise payable to you invested in additional common shares. During this offering, you may purchase common shares under our dividend reinvestment plan for an initial price of $9.88 per share. Our board of directors may change the price per share for shares issued under the plan upon 10 days’ written notice based on the consideration of numerous factors, including the then-current offering price of our shares to the public (if any). No sales commissions or dealer-manager fees will be paid in connection with shares purchased pursuant to our dividend reinvestment plan. A copy of our dividend reinvestment plan as currently in effect is included as Appendix C to this prospectus.
      Investors participating in our dividend reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our dividend reinvestment plan, we will remit excess dividends in cash to the participants. If you elect to participate in the dividend reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles of incorporation relating to such investment, you will promptly notify us in writing of that fact.
      Shareholders purchasing common shares pursuant to the dividend reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.
      Following the reinvestment, we will send each participant a written confirmation showing the amount of the dividend reinvested in our shares, the number of common shares owned prior to the reinvestment, and the total amount of common shares owned after the dividend reinvestment. We have the discretion not to provide a dividend reinvestment plan, and a majority of our board of directors may amend or terminate our dividend reinvestment plan for any reason at any time upon 10 days’ prior written notice to the participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your dividends in our common shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. Otherwise, unless you terminate your participation in our dividend reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration or the price of our dividend reinvestment plan shares is changed. You may terminate your participation in the dividend reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the dividend reinvestment plan will be effective only with respect to dividends paid more than 30 days after receipt of written notice. In addition, a transfer of common shares will terminate the shareholder’s participation in the dividend reinvestment plan as of the first day of the quarter in which the transfer is effective.
      If you participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash, but rather to have the dividends withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional common shares. You will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our dividend reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Tax Risks — Investors may realize taxable income without receiving cash dividends.”
Business Combinations
      The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested shareholder or the interested shareholder’s affiliate for five years after the most recent date on which the shareholder becomes an interested shareholder. These provisions of the Maryland General Corporation Law will not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. However, as permitted by the Maryland General Corporation Law, Section 5.9 of our articles of incorporation provides that the business combination provisions of Maryland law do not apply to us.
Control Share Acquisitions
      With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.
      “Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
      Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our shareholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

      If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles of incorporation or bylaws.
      As permitted by Maryland General Corporation Law, Section 5.10 of our articles of incorporation contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of common shares.

PLAN OF DISTRIBUTION
General
      We are offering up to $2,200,000,000 in shares of our common stock pursuant to this prospectus through Hines Real Estate Securities, Inc., our Dealer Manager, a registered broker-dealer affiliated with Hines which was organized in June 2003. For additional information about our Dealer Manager, please refer to the section of this prospectus captioned “Management — The Dealer Manager.” We are offering up to $2,000,000,000 in shares to the public and up to $200,000,000 in shares pursuant to our dividend reinvestment plan. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the $2,200,000,000 in shares being offered pursuant to this prospectus, we are currently offering:

•	192,307,692 shares to the public at a price of $10.40 per share; and

•	20,242,914 shares for issuance pursuant to our dividend reinvestment plan at a price of $9.88 per share.

      The determination of the current offering price of our shares by our board of directors is subjective and was primarily based on (i) the estimated per share net asset value of the Company as determined by our management, plus (ii) the commissions, dealer manager fee and estimated costs associated with this offering. Our management estimated the per share net asset value of the Company using appraised values of our real estate assets determined by independent third party appraisers, as well as estimates of the values of our other assets and liabilities as of December 31, 2005, and then making various adjustments and estimations in order to account for our operations and other factors occurring or expected to occur between December 31, 2005 and the commencement of this offering. In addition, our board of directors also considered our historical and anticipated results of operations and financial condition, our current and anticipated dividend payments, yields and offering prices of other real estate companies substantially similar to us, our current and anticipated capital and debt structure, and our management’s and Advisor’s recommendations and assessment of our prospects and expected execution of our investment and operating strategies. Both our real estate appraisals and the methodology utilized by our management in estimating our per share net asset value were based on a number of assumptions and estimates which may or may not be accurate or complete. No liquidity discounts or discounts relating to the fact that we are currently externally managed were applied to our estimated per share valuation, and no attempt was made to value Hines REIT as an enterprise. Likewise, the valuation was not reduced by potential selling commissions or other costs of sale, which would impact proceeds in the case of a liquidation. The offering price of our shares may not be indicative of the price our shareholders would receive if our shares were actively traded or if we were liquidated. Moreover, since the estimated per share net asset value of the Company was increased by certain fees and costs associated with this offering, the proceeds received from a liquidation of our assets would likely be substantially less than the current offering price of our shares. Please see “Risk Factors — The offering price of our common shares may not be indicative of the price at which our shares would trade if they were actively traded.”
      After commencement of this offering, our board of directors may in its discretion from time to time change the offering price of our common shares and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among others, the factors described above.
      Real estate values fluctuate, which in the future may result in an increase or decrease in the value of our real estate investments. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner they believe is in the best interests of our shareholders when making any decision to adjust the offering price of our common shares.
      Any adjustments to the offering price will be made through a supplement or amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. We expect that our board of directors will not change the offering price more than one time during each twelve-month period following the commencement of this offering. Additionally, our board of directors may also decide to leave the offering price as $10.40 throughout this entire offering, and we cannot assure you that our offering price will increase or that our offering price will not decrease during this offering, or in connection with any future offering of our shares.
      This offering will commence as of the date of this prospectus. We reserve the right to terminate this offering at any time or extend the termination to the extent we can under applicable law.
Underwriting Terms
      We have not retained an underwriter in connection with this offering. Our common shares are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Investment Risks — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of our shares are purchased in this offering.” We will pay the Dealer Manager selling commissions of up to 7.0% of the gross offering proceeds of shares sold to the public, all of which will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our dividend reinvestment plan.
      The Dealer Manager intends to enter into selected dealer agreements with certain other broker-dealers who are members of the National Association of Securities Dealers, Inc. (“NASD”) to authorize them to sell our shares. Upon the sale of shares by such participating broker-dealers, the Dealer Manager will reallow its commissions to such participating broker-dealers.
      The Dealer Manager will also receive a dealer-manager fee of up to 2.2% of gross offering proceeds we raise from the sale of shares to the public as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. We will not pay dealer-manager fees on shares issued and sold pursuant to our dividend reinvestment plan. The Dealer Manager, in its sole discretion, may reallow a portion of the dealer-manager fee to participating broker-dealers as marketing fees, up to a maximum to any participating broker-dealer of all of the dealer-manager fee earned by the Dealer-Manager with respect to shares sold by such participating broker-dealer, to cover fees and costs associated with conferences sponsored by participating broker-dealers, and to defray other distribution-related costs and expenses of participating broker-dealers. The marketing fees portion of the reallowance will be paid to any particular participating broker-dealer based upon prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in the past and the anticipated level of marketing support to be provided in this offering.
      We will also reimburse the Advisor for all expenses incurred by the Advisor, the Dealer Manager and their affiliates in connection with this offering and our organization; provided that the aggregate of our organization and offering expenses, together with selling commissions and the dealer-manager fee, shall not exceed 15% of the gross proceeds raised in this offering. Included in these expenses are reimbursements to participating broker-dealers (up to a maximum of 0.5% of the gross offering proceeds) for bona fide due diligence expenses incurred by such participating broker-dealers in discharging their responsibility to ensure that material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. We or the Dealer Manager have the right to require any participating broker-dealer to provide a detailed and itemized invoice as a condition to the reimbursement of any such due diligence expenses.
      Other than these fees and expense reimbursements, we will not pay any other fees to any professional or other person in connection with the distribution of the shares in this offering.

      We have agreed to indemnify participating broker-dealers, the Dealer Manager and the Advisor against material misstatements and omissions contained in this prospectus arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions.
      In accordance with applicable NASD Conduct Rules, in no event will total underwriting compensation payable to NASD members (including, but not limited to, selling commissions, the dealer-manager fee, all transaction-based compensation and other compensation payable to wholesalers of the Dealer Manager and transaction-based and other compensation to other employees of the Dealer Manager who are directly involved in the solicitation, development, maintenance and monitoring of selling agreements and relationships with participating broker-dealers, and expense reimbursements to our wholesalers and participating broker-dealers and their registered representatives) exceed 10% of maximum gross offering proceeds, except for an additional up to 0.5% of gross offering proceeds which may be paid in connection with bona fide due diligence activities.
      In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fixed or “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice; or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee, we will sell shares to or for the account of such investor at a 7.0% discount, or $9.67 per share, reflecting that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by such sales of shares made net of commissions. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.
      We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers themselves, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a 7.0% discount, or $9.67 per share, reflecting that selling commissions will not be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares made net of commissions.
      Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at an 9.2% discount, or $9.44 per share, reflecting the fact that no selling commissions or dealer-manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as shareholders for investment and not with a view towards distribution.
      In addition, Hines, the Dealer Manger or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity shall be at an 9.2% discount, or $9.44 per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.
Volume Discounts
      We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to investors who purchase $250,000 or more in shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.
      The volume discounts operate as follows:

		Price Per	Amount of	Net
		Share to	Commission	Offering
	Commission	the	Paid Per	Proceeds
Amount of Shares Purchased	Percentage	Investor	Share	Per Share

Up to $249,999	7.0%	$10.40	$0.73	$9.67
$250,000 to $499,999	6.0%	$10.29	$0.62	$9.67
$500,000 to $749,999	5.0%	$10.18	$0.51	$9.67
$750,000 to $999,999	4.0%	$10.08	$0.41	$9.67
$1,000,000 to $1,249,999	3.0%	$9.97	$0.30	$9.67
$1,250,000 to $1,499,999	2.0%	$9.87	$0.20	$9.67
$1,500,000 and over	1.5%	$9.82	$0.15	$9.67
      For example, if you purchase $800,000 in shares, the selling commissions on such shares will be reduced to 4.0%, in which event you will receive 79,365 shares instead of 76,923 shares, the number of shares you would have received if you had paid $10.40 per share. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.
      If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchased shares issued and sold in our initial public offering, you will receive the benefit of such share purchases in connection with qualifying for volume discounts in this offering.
      As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their parents or children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.
      Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”
      In addition, the Dealer Manager will allow participating broker-dealers to combine subscriptions of multiple purchasers as part of a combined order for purposes of qualifying for volume discounts and for determining the commissions payable to the Dealer Manager and the participating broker-dealer. In order for a participating broker-dealer to combine subscriptions for the purposes of qualifying for volume discounts, the Dealer Manager and such participating broker-dealer must agree on acceptable procedures relating to the combination of subscriptions for this purpose. In all events, in order to qualify, any such combined order of subscriptions must be from the same participating broker-dealer.
      Requests to combine subscriptions as a part of a combined order for the purpose of qualifying for volume discounts must be made in writing by the participating broker-dealer, and any resulting reduction in commissions will be pro rated among the separate subscribers. As with volume discounts provided to qualifying single purchasers, the net proceeds we receive from the sale of shares will not be affected by volume discounts provided as a result of a combined order.
      Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.40 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Notwithstanding the foregoing, after you have acquired our common shares and if you are a participant in our dividend reinvestment plan, you may not receive a discount greater than 5% on any subsequent purchase of our shares. This restriction may limit the amount of the volume discounts available to you after your initial investment.
      California and Minnesota residents should be aware that volume discounts will not be available in connection with the sale of shares made to such investors to the extent such discounts do not comply with the laws of California and Minnesota. Pursuant to this rule, volume discounts can be made available to California or Minnesota residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of volume discounts;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.
      Accordingly, volume discounts for California and Minnesota residents will be available in accordance with the foregoing table of uniform discount levels based on dollar amount of shares purchased for single purchasers. However, no discounts will be allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.
      For sales of $10 million or more, the Dealer Manager may agree to waive all or a portion of the dealer-manager fee such that shares purchased in any such transaction may be at a discount of up to 7.7%, or $9.60 per share, reflecting a reduction in selling commissions from 7.0% to 1.5% as the result of volume discounts and an additional reduction of 2.2% due to the Dealer Manager’s waiver of its fee. The net offering proceeds we receive will not be affected by any such waiver of the dealer-manager fee.
      You should ask your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.
The Subscription Process
      We and participating broker-dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker-dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.
      The Dealer Manager and participating broker-dealers are required to deliver to you a copy of this prospectus and any amendments or supplements. We plan to make this prospectus and the appendices available electronically to the Dealer Manager and the participating broker-dealers, as well as to provide them paper copies. If allowed by your broker-dealer, in the subscription agreement you have the option of choosing to authorize us to make available on our website at www.HinesREIT.com any prospectus amendments or supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be delivered to you, and to notify you via email when such reports are available electronically.
      Sales of our shares are completed upon the receipt and acceptance by us of subscriptions. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed. If we accept your subscription, our transfer agent will mail you a confirmation. No sale of our shares may be completed until at least five business days after the date you receive this prospectus. If for any reason we reject your subscription, we will return your funds and your subscription agreement, without interest or deduction, within 10 days after our receipt of the same.
      To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. You should pay for your shares by check payable to “Hines Real Estate Investment Trust, Inc.” or “Hines REIT,” or as otherwise instructed by your participating broker-dealer. Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Shareholders
      We intend to admit shareholders daily as subscriptions for shares are received in good order. Upon your being admitted as a shareholder, we will deposit your subscription proceeds in our operating account, out of which we will make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Subscription Agreement
      The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	you are a U.S. person;

•	you received a copy of this prospectus;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.
      The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker-dealers and the Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.
      In addition, investors who are California residents will be required to make certain additional certifications or representations that the sale, transfer or assignment of their shares will be made only with the prior written consent of the Commissioner of the Department of Corporations of the State of California, or as otherwise permitted by the Commissioner’s rules.

Automatic Investment Program
      In conjunction with or following an initial investment, a shareholder may elect to purchase additional shares offered by this offering on a systematic basis by electing to participate in our automatic investment program. Upon such election, our transfer agent will automatically debit a participating shareholder’s bank account at regular intervals (for so long as our automatic investment program is being offered to shareholders) in an amount not less than $50 per interval (except for residents of the States of Maine, Minnesota, Nebraska and Washington who must invest in increments of at least $1,000) as specified on such shareholder’s subscription agreement. Participating shareholders may elect to make additional share purchases pursuant to this program monthly, quarterly or annually. You may designate on your subscription agreement to have your account debited on the 2nd or 16th of each applicable month. Participants will not pay any additional fees or expenses for investments made under our automatic investment program. Proceeds we receive under this program will be received and held on the same terms and conditions as described in “Plan of Distribution — The Subscription Process” above. Proceeds we receive from our automatic investment program will be invested in the same manner as all proceeds raised in this offering. Please see “Estimated Use of Proceeds.”
      Shareholders who have also elected to participate in our dividend reinvestment plan will have all dividends with respect to the shares acquired through the automatic investment program reinvested pursuant to the dividend reinvestment plan. The automatic investment program will commence with the next investment interval selected in the shareholder’s subscription agreement, provided it is received at least 10 days prior to the end of such interval; otherwise, the election will apply to all subsequent regular intervals.
      Shareholders may change the amount of their automatic investment (no more frequently than twice per year) by written request to our transfer agent at: Hines REIT, P.O. Box 5238, Englewood, Colorado 80155. We will provide a prospectus to any shareholder participating in our automatic investment program who elects to increase the amount of his automatic investment on or before the effective date of the increase. Shareholders participating in our automatic investment program may terminate their participation at any time by written request to our transfer agent at the address shown above. We may amend or terminate our automatic investment program for any reason at any time upon 10 days’ written notice to participants.
      In the event your broker-dealer does not offer automatic investment programs to its clients, your subscription agreement may be revised to remove the option to participate in this program through that particular account.
Determinations of Suitability
      Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor purchasing our shares through such participating broker-dealer based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker-dealers may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker-dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker-dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the lack of liquidity of the shares;

•	the background and qualifications of Hines, the Advisor and their affiliates; and

•	the tax consequences of an investment in the shares.

      Participating broker-dealers are required to make the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
Minimum Investment
      You initially must invest at least $2,500. Please see “Suitability Standards.” Except in Maine, Minnesota, Nebraska and Washington (where investors must purchase additional shares in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases in increments of at least five shares, except for purchases made pursuant to our dividend reinvestment plan which may be in increments of less than five shares.
Termination Date
      This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than                , 2008 (two years after the effective date of this prospectus) unless we announce an extension of the offering in a supplement or amendment to this prospectus.

THE OPERATING PARTNERSHIP
      We conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Agreement of Limited Partnership of the Operating Partnership. We refer to the Operating Partnership’s Agreement of Limited Partnership as the “Partnership Agreement.”
General
      The Operating Partnership was formed in August, 2003 to hold our assets. It will allow the Company to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.
      A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the dividends made to holders of our common shares. Finally, a limited partner in the Operating Partnership may later exchange his or her limited partner interests in the Operating Partnership for cash or shares of our common stock, at our election, in a taxable transaction.
      The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other programs, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other shareholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.
      We hold substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of April 1, 2006, we owned a 95.25% ownership interest in the Operating Partnership, and HREH, an affiliate of Hines, owned a 3.27% ownership interest in the Operating Partnership as the result of a $10,200,000 cash contribution. Finally, HALP Associates Limited Partnership owned the Participation Interest in the Operating Partnership. As of April 1, 2006, the percentage interest attributable to the Participation Interest represented a 1.48% ownership interest. Please see “— The Participation Interest” below. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.
Purposes and Powers
      The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to engage in any lawful business activities in which a partnership formed under Delaware law may engage or participate, with its primary objectives and purposes being, either as a partner in a partnership or joint venture or otherwise, to purchase, own, maintain, mortgage, encumber, equip, manage, lease, finance, operate, dispose of or otherwise deal with real property, interests in real property or mortgages secured by real property on our behalf. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a shareholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing. The Operating Partnership’s purposes may be accomplished by taking any action which is not prohibited under the Delaware Revised Uniform Limited Partnership Act.

Operations
      The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes, avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material Tax Considerations — Tax Aspects of the Operating Partnership.” The Partnership Agreement provides that the Operating Partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us. Please see “— Distributions” below. Distributions will be made such that a holder of one OP Unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual dividends paid to the holder of one of our common shares.
      The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

•	income from operations is allocated first to the holder of the Participation Interest until it has been allocated income in an amount equal to distributions made to such holder, and then to the remaining partners of the Operating gross Partnership in proportion to the number of units held by each of them;

•	gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests; and

•	all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Participation Interest and the holders of the OP Units to be in proportion to their respective percentage interests.
      Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If the holder of the Participation Interest were to have a negative balance in its capital account following a liquidation, it would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.
      In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of OP Units or our common shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments
      The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that modify:

•	the allocation of profits, losses, or distributions among partners;

•	any provision relating to the issuance and conversion of OP Units; and

•	any provision relating to the transfer of OP Units.
      Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would enlarge the obligation of such partner to make capital contributions to the Operating Partnership. The written consent of all the partners is required to amend these amendment limitations.
Transferability of Our General Partner Interest
      We may not transfer our interest in the Operating Partnership without the consent of partners holding over 50% of the aggregate percentage interest held by all partners in the Operating Partnership unless:

•	the transfer of such interest is to an entity which is, directly or indirectly, controlled by (i) Hines, and/or (ii) Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them or to an entity that is, directly or indirectly, wholly-owned by us and/or Jeffrey C. Hines and/or Gerald D. Hines, or in the event of the death or disability of Jeffrey C. Hines and/or Gerald D. Hines, the heirs, legal representatives or estates of either or both of them; or

•	the transfer of such interest is pursuant to or in connection with a change in the outstanding common shares of the Company by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change and either (i) the shares dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change has been approved by the consent of a majority-in-interest of the limited partners of the Operating Partnership, or (ii) an appropriate adjustment to the number of OP Units held by each Partner has been made in accordance with the Partnership Agreement.
Voting Rights
      When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, each partner’s consent rights (including the holder of the Participation Interest) are based on such partner’s percentage interest of the Operating Partnership. Please see “— The Participation Interest” below for a summary of the calculations of the percentage interest attributable to the Participation Interest, which increases over time, and the percentage interests attributable to partners holding OP Units.
The Participation Interest
      HALP Associates Limited Partnership owns a profits interest in the Operating Partnership denominated as the Participation Interest, which increases as described below and entitles it to receive distributions of the Operating Partnership based upon its percentage interest of the Operating Partnership at the time of distribution. Because the Participation Interest is a profits interest, any value of such interest would be ultimately realized only if the Operating Partnership has adequate gain or profit to allocate to the holder of the Participation Interest. Through their ownership in an affiliate of Hines or other compensation arrangements, Hines employees (including the officers and managers of our Advisor) will effectively hold up to 50% of the Participation Interest for purposes of aligning their interests with those of our shareholders. The Participation Interest was issued in consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. We believe the Participation Interest had a nominal value at issuance. The percentage interest attributable to the Participation Interest, initially 0.0% at the first month of operations of the Operating Partnership and 1.48% as of April 1, 2006, increases on a monthly basis as described below. We anticipate that the percentage interest attributable to the Participation Interest will increase incrementally over time and, consequently, the percentage interest of holders of OP Units, including Hines REIT, will decrease proportionally. See “Risk Factors — Investment Risks — Hines REIT’s interest in the Operating Partnership will be diluted by the Participation Interest in the Operating Partnership held by HALP Associates Limited Partnership, and your investment in Hines REIT may be diluted if we issue additional shares” and “— Hypothetical Impact of the Participation Interest” below.
      The percentage interest of the holder of the Participation Interest as of the end of a particular calendar month will equal the sum of:

(a) the percentage interest attributable to the Participation Interest as of the end of the immediately preceding month, adjusted for any issuances or redemptions of OP Units during the month, plus

(b) 0.0625% of the net equity received by the Operating Partnership and invested in real estate investments as of the end of the current month, divided by the “Equity Value” (as defined below) of the Operating Partnership as of the end of the current month, plus

(c) 0.50% of the “Gross Real Estate Investments” (as defined below) made by the Operating Partnership during the current month, divided by the Equity Value of the Operating Partnership as of the end of such month.
      The monthly adjustment to the percentage interest attributable to the Participation Interest is intended to approximate the economic equivalent of the cash acquisition and asset management fees earned by the Advisor under the Advisory Agreement for the applicable month, and the immediate and automatic reinvestment of such amount into the Operating Partnership in exchange for equity. Adjustments in the percentage interest attributable to the Participation Interest as described above will cease at such time as an affiliate of Hines no longer serves as our advisor.
      “Equity Value” as of a particular date means, in cases where we have an offering of common shares then in effect, the product of (i) the per-share offering price for the common shares that are the subject of such offering, net of selling commissions, dealer-manager fees and the per share estimate of organization and offering costs (based on the maximum number of common shares being offered in the offering), multiplied by (ii) a number equal to the number of OP Units outstanding as of the end of such month, divided by the difference between 100% and the percentage interest attributable to the Participation Interest as of the end of such month. In cases where we do not have an offering of common shares then in effect, “Equity Value” as of a particular date means the net fair market value of the Operating Partnership’s equity as of such date, as approved by our board of directors, which shall generally equal the net proceeds that would be available for distribution by the Operating Partnership if all properties owned directly or indirectly by the Operating Partnership were sold at their fair market value in an all cash sale as of such date, and all expected transaction costs (including all closing costs customarily borne by a seller in the market where each property is located and estimated legal fees and expenses) were paid, and all liabilities were repaid, out of such proceeds.
      The term “Gross Real Estate Investments” of the Operating Partnership means the gross amount invested by the Operating Partnership in any real estate investments (either directly or indirectly, including real estate investments contributed to the Operating Partnership for OP Units), including debt attributable to such investments; provided that in the case of amounts invested in entities not wholly-owned by the Operating Partnership, the term shall mean our allocable share of the Gross Real Estate Investments of such entities.
      The foregoing calculation of the percentage interest of the Participation Interest as of the end of a particular month will be effective as of the first day of the following month. While the Participation Interest increases on a monthly basis, the amount of the increase is diluted by the number of OP Units issued (including OP Units issued to Hines REIT as the general partner as a result of offering proceeds raised by us), or increased as a result of OP Units redeemed, during such calendar month, so that the percentage interest attributable to the Participation Interest immediately after such issuance or redemption equals (i) the percentage interest attributable to the Participation Interest immediately prior to such issuance or redemption, multiplied by (ii) a fraction whose numerator is the number of OP Units outstanding immediately prior to such issuance or redemption and whose denominator is the number of OP Units outstanding immediately after such issuance or redemption. The Participation Interest may be repurchased for common shares or cash as described below. Repurchases of the Participation Interest will result in a reduction in the percentage interest attributable to the Participation Interest to the extent of such repurchase and will have no impact on the calculation of subsequent increases in the Participation Interest.
      The percentage interest of each partner holding OP Units for any particular calendar month will equal:

•	100% minus the percentage interest attributable to the Participation Interest, multiplied by

•	the sum of the number of OP Units held by such partner, assuming the conversion of any Preference Units held by such partner (if any) into OP Units, divided by

•	the sum of all OP Units issued and outstanding at such time, assuming the conversion of all Preference Units issued and outstanding at such time (if any) into OP Units.
Hypothetical Impact of the Participation Interest
      The following table shows an example of the increase of the Participation Interest, and the proportionate decrease of Hines REIT’s interest in the Operating Partnership. This table shows the actual ownership percentages in the Operating Partnership as of December 31, 2004 and 2005, and the estimated percentages for 2006 through 2012 assuming: (i) we raise $250 million each quarter during 2006 and 2007, (ii) we raise no additional capital and otherwise issue no additional shares during the remaining five years represented, (iii) we immediately invest all proceeds received in real estate investments without taking into account selling commissions, dealer-manager fees or organizational and operating expenses, (iv) no other interests in the Operating Partnership are issued and (v) our investments in real estate investments are 50% leveraged at the time of acquisition.

	Hines	Hines’ Cash	Participation
End of Year	REIT(1)	Investment(2)	Interest(3)	Total

December 31, 2004	64.29%	34.33%	1.38%	100.00%
December 31, 2005	94.24%	4.53%	1.23%	100.00%
Estimated December 31, 2006	97.47%	0.65%	1.88%	100.00%
Estimated December 31, 2007	97.39%	0.39%	2.22%	100.00%
Estimated December 31, 2008	96.64%	0.39%	2.97%	100.00%
Estimated December 31, 2009	95.89%	0.39%	3.72%	100.00%
Estimated December 31, 2010	95.16%	0.38%	4.46%	100.00%
Estimated December 31, 2011	94.40%	0.38%	5.22%	100.00%
Estimated December 31, 2012	93.65%	0.38%	5.97%	100.00%

(1)	Represents Hines REIT’s interest in the Operating Partnership received as a result of offering proceeds contributed to the Operating Partnership.

(2)	Represents the $10,200,000 investment HREH made in the Operating Partnership.

(3)	The increase in the Participation Interest will be less if Hines REIT conducts future offerings similar to this offering, as the increase in the Participation Interest will be diluted by future issuances of shares.
Repurchase of OP Units and the Participation Interest
      Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, at our option, common shares in Hines REIT. The holder of the Participation Interest likewise has the right to request the repurchase of the Participation Interest for cash or, at our option, common shares in Hines REIT. These repurchase rights will be exercisable one year after the OP Units or Participation Interest are issued to such limited partner. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units or, in the case of the Participation Interest, the Participation Interest Unit Equivalents were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the OP Units or Participation Interest by issuing one common share for each OP Unit or Participation Interest Unit Equivalent exchanged. The number of “Participation Interest Unit Equivalents” equals a number of OP Units that would represent the percentage interest in the Operating Partnership evidenced by the Participation Interest or, if less, a number of OP Units that represents the Participation Interest’s proportionate share of the Capital Account balances of all partners in the Partnership (determined as if the assets of the Partnership were liquidated for a net amount equal to Net Asset Value). A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our articles of incorporation or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code;

•	cause the acquisition of shares by a limited partner whose interests are repurchased to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or

•	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the redemption would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•	the redemption, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.
      We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units or the Participation Interest. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units or Participation Interest with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.
Repurchase of OP Units and/or the Participation Interest held by Hines and its Affiliates if Hines or its Affiliates Cease to be Our Advisor
      In the event the Advisory Agreement expires without the consent of the Advisor, or is terminated for any reason other than by the Advisor, we may be required to repurchase all or a portion of the OP Units and Participation Interest held Hines and its affiliates. In such event, the purchase price is required to be paid in cash or common shares at the option of the holder. Please see “Management — The Advisor and the Advisory Agreement — Removal of the Advisor” and “Risk Factors — Investment Risks — The redemption of interests in the Operating Partnership held by Hines and its affiliates (including the Participation Interest) as required in our Advisory Agreement may discourage a takeover attempt if our Advisory Agreement would be terminated in connection therewith.”

Capital Contributions
      If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.
      As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.
Term
      The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events:

•	the sale of all or substantially all of the assets of the Operating Partnership; or

•	unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating either the Operating Partnership or Hines REIT as bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.
Tax Matters
      Hines REIT is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.
Distributions
      Generally, all available cash is distributed quarterly to or for the benefit of the partners of record as of the applicable record date. The term “available cash” means all cash receipts of the Operating Partnership from whatever source during the period in question in excess of all items of Operating Partnership expense (other than non-cash expenses such as depreciation) and other cash needs of the Operating Partnership, including real estate investments, debt payments, capital expenditures, payments to any dealer manager, advisor or property manager under any dealer, manager, advisor or property management agreement, other fees and expense reimbursements, funds used for redemptions, and any reserves (as determined by the general partner) established or increased during such period. In the discretion of the general partner of the Operating Partnership, but subject to the Partnership Agreement, reserves may include cash held for future acquisitions.
      The Operating Partnership will distribute cash available for distribution to its partners at least quarterly. Pursuant to the Partnership Agreement and subject to the rights of any holders of Preference Units, the Operating Partnership will distribute cash among the partners holding OP Units and the partner holding the Participation Interest in proportion to their respective percentage interests in the Operating Partnership. Please see “— The Participation Interest” above for a summary of how the percentage interests in the Operating Partnership are calculated.

Indemnity
      The Operating Partnership must indemnify and hold Hines REIT (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

•	Hines REIT for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

•	officers and directors of Hines REIT (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

•	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.
In addition, the Operating Partnership must reimburse Hines REIT for any amounts paid by it in satisfaction of indemnification obligations owed to its present or former directors and/or officers, as provided for in or pursuant to its corporate governance documents.

MATERIAL TAX CONSIDERATIONS
General
      The following is a summary of the material federal income tax considerations generally applicable to the ownership of common shares. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, and, except as described in “— Taxation of Foreign Investors” below, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.
      The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on the following:

•	current provisions of the Code;

•	existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	existing administrative rulings; and

•	judicial interpretations of the foregoing.
      No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.
      This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common shares, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.
      We elected to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2004. However, our qualification for taxation as a REIT depends on our ability in the future to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the actual results of our operations for any particular year will satisfy these requirements. We also cannot assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the “— Failure to Qualify as a REIT” section below.
      Our counsel, Baker Botts L.L.P., has rendered its opinion that, based on the continuing accuracy of certain assumptions specified below:

•	We were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004;

•	Our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.

•	The Operating Partnership will be properly classified as a partnership under the Code; and

•	All statements of law and legal conclusions, but not statements of facts, contained in this “Material Tax Considerations” section are correct in all material respects.

      The foregoing opinion is based on the assumptions that:

•	our method of operation and share ownership structure are as described in this prospectus and in a certificate of an officer of Hines REIT;

•	Hines REIT and its subsidiaries are, and will continue to be, organized and managed as set forth in this prospectus, and in each such entity’s relevant organizational documents;

•	the organizational documents of Hines REIT and each of its subsidiaries, are not amended or modified in any material respect, and all material terms and conditions in such documents are and will be complied with; and

•	each of the written agreements to which we or any of our subsidiaries are a party will be implemented, construed and enforced in accordance with its terms.

      Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Baker Botts L.L.P. will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.
Requirements for Qualification as a REIT

Organizational Requirements
      In order to qualify as a REIT, we must meet the following criteria:

•	We must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation.

•	We cannot be a financial institution or an insurance company.

•	We must be managed by one or more trustees or directors.

•	Our taxable year must be a calendar year.

•	Our beneficial ownership must be evidenced by transferable shares.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months.

•	Beginning with the taxable year after the first taxable year for which we make an election to be taxed as a REIT, not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years. While generally a tax-exempt entity is treated as a single taxpayer for this purpose, a domestic qualified employee pension trust is not. Pursuant to a “look through” rule, the beneficiaries of such a pension trust will be treated as holding our common shares in proportion to their interests in the trust. If we do not satisfy the stock ownership test described in this paragraph in the absence of this look through rule, part of the income and gain recognized by certain qualified employee pension trusts attributable to the ownership of our common shares may be treated as unrelated business taxable income. Please see “— Taxation of Tax Exempt Entities.” We do not expect to have to rely on this rule in order to meet the stock ownership requirement described in this paragraph.

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.
      To protect against violations of these requirements, our articles of incorporation contain restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership thereof otherwise might jeopardize our REIT status. Please see “Description of Capital Stock — Restrictions on Transfer.” There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.
      We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.
      We believe that we have satisfied each of the requirements discussed above beginning with our taxable year ended December 31, 2004. We also believe that we have satisfied the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions beginning with our taxable year ended December 31, 2004. Our counsel, Baker Botts L.L.P., has rendered its opinions that, based on the continuing accuracy of certain assumptions specified in “Material Tax Considerations — General” above, we were organized and operated in conformity with the requirements for classification as a REIT under the Code for our taxable year ended December 31, 2004, and our current organization and method of operation has enabled, and our proposed method of operation will enable, us to continue to meet the requirements for qualification and taxation as a REIT under the Code.
      Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described below relating to, among other things, the nature of our gross income, the composition of our assets, the level of distributions to our shareholders, and the diversity of the ownership of our stock. Baker Botts L.L.P. will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Operational Requirements — Gross Income Tests
      In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

75% Gross Income Test
      At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

•	“rents from real property” (as described below);

•	gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company’s trade or business, referred to below as “dealer property”);

•	abatements and refunds of real property taxes;

•	dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, shares in other REITs;

•	interest on obligations secured by mortgages on real property or on interests in real property; and

•	“qualified temporary investment income” (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).
      In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.
      We expect that substantially all of our operating gross income will be considered “rent from real property.” “Rent from real property” is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

•	“Rent from real property” can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent does not exceed 15% of the total rent attributable to the lease. We do not expect to earn material amounts of rent attributable to personal property.

•	“Rent from real property” generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant’s net income or profit.

•	“Rent from real property” can include rent based on a percentage of a tenant’s gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross sales or receipts.

•	“Rent from real property” cannot include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

•	“Rent from real property” generally cannot include amounts we receive with respect to services we provide for tenants, unless such services are “usually and customarily rendered” in connection with the rental of space for occupancy only and are not considered “rendered to the occupant.” If the services we provide do not meet this standard, they will be treated as impermissible tenant services, and the income we derive from the property will not qualify as “rent from real property,” unless the amount of such impermissible tenant services income does not exceed one percent of all amounts received from the property. We are allowed to operate or manage our properties, or provide services to our tenants, through an “independent contractor” from whom we do not derive any income or through taxable REIT subsidiaries.
      Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).
      We expect to invest proceeds we receive from the offering covered by this prospectus in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test to the extent earned during the first year after receipt of such proceeds. To the extent that proceeds from this offering are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for purposes of our qualifying as a REIT.

95% Gross Income Test
      In addition to earning 75% of our gross income from the sources listed above, at least 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of gross receipts or sales.

Failing the 75% or the 95% Gross Income Tests; Reasonable Cause
      As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income; however, we do not expect such non-qualifying income to be significant and we expect further that such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of our non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.
      If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

•	following our identification of the failure to meet either or both of such income tests for any taxable year, a description of each item of our gross income is set forth in a schedule filed by us for such taxable year; and

•	our failure to meet the tests is due to reasonable cause and not to willful neglect.
      However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the “— Taxation as a REIT” section below.

Operational Requirements — Asset Tests
      On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.
      First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.
      Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (i) securities (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries) of any single issuer that represent more than 5% of the value of our total assets, (ii) more than 10% of the total voting power of the outstanding voting securities of any single issuer (other than securities qualifying under the 75% asset test described above and securities of taxable REIT subsidiaries), (iii) securities of any single issuer which have a value of more than 10% of the total value of all the outstanding securities of such issuer, excluding, for these purposes, securities qualifying under the 75% asset test described above, securities of a taxable REIT subsidiary, and securities described in the following paragraph, or (iv) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. In evaluating a REIT’s assets, if the REIT invests in a partnership (such as the Operating Partnership), it is deemed to own its proportionate share of the assets of the partnership.
      Securities for purposes of the foregoing asset tests may include debt securities. The 10% value limitation (described in clause (iii) of the preceding paragraph) will not apply, however, to (i) any security qualifying as “straight debt” within the meaning of the Code, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.
      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter.
      Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement
      In order to qualify as a REIT, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gain is not required to be distributed). More precisely, we must distribute an amount equal to (i) 90% of the sum of (a) our “REIT taxable income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (ii) limited categories of “excess non-cash income” (including, cancellation of indebtedness and original issue discount income). In order to meet the foregoing requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference under our organizational documents.
      REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, a REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

      A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•	Dividends declared by us in October, November, or December of a particular year and payable to our shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

•	Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (i) within 12 months of the end of such taxable year and (ii) no later than the date of our next regular dividend payment made after such declaration.
      Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year.
      It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and actual cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we cannot assure you that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.
      If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the Internal Revenue Service, we may be able to retroactively cure the failure by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.
      In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the Internal Revenue Service. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping
      In order to qualify as a REIT, we must maintain certain records as set forth in Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.
Recently Enacted Relief Provisions
      In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

Taxation as a REIT
      Once we qualify as a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to our shareholders during the taxable year. A “dividends paid” deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.
      Even as a REIT, we will be subject to tax in the following circumstances:

•	we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

•	a tax of 100% applies to any net income we receive from prohibited transactions, (as mentioned, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

•	if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (i) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (ii) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

•	under some circumstances, we will be subject to the alternative minimum tax;

•	we will be subject to a 4% excise tax if we fail, in any calendar year, to distribute to our shareholders an amount equal to the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for such year, and any undistributed taxable income from prior years;

•	if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within 10 years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate (currently 35%);

•	any income or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

•	a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm’s length pricing arrangements between the REIT and such taxable REIT subsidiary.
Failure to Qualify as a REIT
      If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to pay dividends. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.
      As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect on us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

Taxation of Shareholders

Distributions
      In general, distributions paid by us to our shareholders (who are not “Non-U.S. Shareholders” as defined below in “— Taxation of Foreign Investors”) during periods we qualify as a REIT will be taxable as follows:

•	Except as provided below, dividends will generally be taxable to our shareholders, as ordinary income, in the year in which such dividends are actually or constructively received by them, to the extent of our current or accumulated earnings and profits.

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

•	Dividends paid to shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a shareholder subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

•	If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder’s proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	No portion of the dividends paid by us, whether characterized as ordinary income or as capital gains, are eligible for the “dividends received” deduction for corporations.

•	Shareholders are not permitted to deduct our losses or loss carry-forwards.
      Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.
      We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Dispositions of the Shares
      Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.
      If a shareholder has shares of our common stock redeemed by us, such shareholder will be treated as if such shareholder sold the redeemed shares if all of such shareholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
Our Failure to Qualify as a REIT
      In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

•	none of our distributions will be eligible for treatment as capital gains dividends;

•	corporate shareholders will qualify for the “dividends received” deduction; and

•	shareholders will not be required to report any share of our tax preference items.
Backup Withholding
      We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax equal to 28% of the amount of any such dividends. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

•	when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

•	when a shareholder furnishes an incorrect taxpayer identification number; or

•	in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.
      A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder’s actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.
Taxation of Tax Exempt Entities
      Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of “unrelated business taxable income” (“UBTI”) as such term is defined in the Code.
      In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, part or all of such income or gain would constitute taxable UBTI.
      If we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests as more particularly described in “— Requirements for Qualification as a REIT — Organizational Requirements” above, part of the income and gain recognized by such trusts attributable to the ownership of our common shares may be treated as UBTI. We would be deemed to be “predominately held” by such trusts if either one employee pension benefit trust owns more than 25% in value of our shares, or any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded and we were required to rely on the special look-through rule for purposes of meeting the relevant REIT stock ownership tests, a portion of the income and gain recognized attributable to the ownership of our shares by any qualified employee pension benefit trust holding more than 10% in value of our shares would be treated as UBTI that is subject to tax. Such portion would be equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We do not expect to have to rely on the look-through rule for purposes of meeting the relevant REIT stock ownership tests. Moreover, we will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be “predominately held” by qualified employee pension benefit trusts for purposes of the foregoing rules. However, there is no assurance in this regard.
      For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.
Taxation of Foreign Investors
      The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

Distributions

General
      Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation that is not entitled to any treaty exemption). Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in “— Sales of Shares” below.

Distributions Attributable to Sale or Exchange of Real Property
      As long as our stock is not regularly traded in an established securities market within the United States, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.
      If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a Non-U.S. Shareholder who does not own more than 5% of our common stock at any time during the taxable year:

•	will be taxed on such capital gain dividend as if the distribution was an ordinary dividend;

•	will generally not be required to report distributions received from us on U.S. federal income tax returns; and

•	will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.
      Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to Non-U.S. Shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the Non-U.S. Shareholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the Internal Revenue Service a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

Tax Withholding on Distributions
      For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service Form W-8BEN evidencing that such Non-U.S. Shareholder is eligible for an exemption or reduced rate under an applicable tax treaty (in which case we will withhold at the lower treaty rate) or Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any distribution to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the Internal Revenue Service.

Sales of Shares
      Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

•	such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

•	the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

•	we are a “domestically controlled REIT,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous 5-year period ending on the date of disposition or, if shorter, during the entire period of our existence.
      We cannot assure you that we will qualify as a “domestically controlled REIT.” If we are not a domestically controlled REIT, a Non-U.S. Shareholder’s sale of common shares will be subject to tax, unless (i) the first two conditions described above are met, (ii) the common shares were regularly traded on an established securities market; and (iii) the selling Non-U.S. Shareholder has not directly, or indirectly, owned during a specified testing period more than 5% in value of our common shares. In this regard, at the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.
      If a Non-U.S. Shareholder has shares of our common stock redeemed by us, such Non-U.S. Shareholder will be treated as if such Non-U.S. Shareholder sold the redeemed shares if all of such Non-U.S. Shareholder of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Shareholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.
State and Local Taxes
      We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our securities.
Tax Aspects of the Operating Partnership
      The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the purchase, ownership and disposition of an interest in the Operating Partnership.

Tax Treatment of the Operating Partnership
      The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	it does not elect to be classified as an association taxable as a corporation; and

•	either (i) it is not classified as a “publicly traded partnership” under Section 7704 of the Code or (ii) 90% or more of it’s gross income consists of specified types of “qualifying income” within the meaning of Section 7704(c)(2) of the Code (including interest, dividends, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (a) traded on an established securities market or (b) readily tradable on a secondary market (or the substantial equivalent thereof).
      Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains certain limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, we expect that at least 90% of the Operating Partnership’s gross income will consist of “qualifying income” within the meaning of Section 7704(c)(2) of the Code. Finally, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations. Our counsel, Baker Botts L.L.P., has rendered its opinion that the Operating Partnership is properly classified as a partnership under the Code, assuming that no election is made by the Operating Partnership to be classified as a corporation under the Treasury Regulations.
      If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income and would be taxable to us. Any change in the Operating Partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.
      The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

Income and Loss Pass-Through
      No federal income tax will be paid by the Operating Partnership. Instead, each partner, including Hines REIT, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.
      Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. As a result of these rules, certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro-rata basis and in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.
      Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.
      The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash. The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it is for the Operating Partnership.

Treatment of Distributions and Constructive Distributions
      Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.
      In addition, distributions received from the Operating Partnership could also be taxable in the following cases:

•	If the distributions are made in redemption of part or all of a partner’s interest in the Operating Partnership, the partner may recognize ordinary income under Section 751 of the Code. Such ordinary income would generally equal the amount of ordinary income (if any) that would have been allocated to the partner in respect of the redeemed interest if the Operating Partnership had sold all of its assets.

•	If a partner contributes appreciated property to the Operating Partnership and the Operating Partnership makes distributions, other than distributions of such partner’s share of operating income, to such partner within two years of such property contribution, part or all of such distributions may be treated as taxable sales proceeds to such partner.

Tax Basis in Our Operating Partnership Interest
      Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership’s indebtedness;

•	will be increased by our share of the Operating Partnership’s taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

•	will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

ERISA CONSIDERATIONS
ERISA Considerations for an Initial Investment
      A fiduciary of a pension, profit-sharing, retirement employee benefit plan, individual retirement account, or Keogh Plan (each, a “Plan”) subject to ERISA or Section 4975 of the Code should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.
      In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction.
      The Department of Labor has issued final regulations as to what constitutes assets of an employee benefit plan under ERISA. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.
      These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act of 1934, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred.
      The regulations also provide that a security is “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.
      Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles of incorporation and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.” Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion. Finally, the common shares offered are securities that will be registered under the Securities Act and will be registered under the Exchange Act of 1934.

      We believe our common shares are “widely held” and “freely transferable” as described above and, accordingly, that the common shares offered hereby will be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets will not be deemed to be “plan assets” of any Plan that invests in our common shares.
Annual Valuations
      A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.
      Unless and until our shares are listed on a national securities exchange or are included for quotation on a national securities market, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of our common shares, we intend to have our Advisor prepare annual reports of the estimated value of our common shares. We intend to include these estimated values in our Annual Reports on Form 10-K.
      We expect that for this purpose we will value our shares at $10.40 per share, which represents the price we are currently offering our shares to the public. We do not expect to use valuations of our assets when reporting our share values for this purpose, and our valuations are not intended to represent the amount you would receive if our assets were sold and the proceeds distributed to you in a liquidation of Hines REIT. Such amount would most likely be less than $10.40 per share as a result of the fact that, the amount of funds available for investment in our assets is reduced by approximately 10% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” In addition, as long as we are raising significant new funds and acquiring new assets with those funds, we may continue to use the then-current offering price of our shares as the estimated per share values reported in our Annual Reports on Form 10-K.
      After we have ceased to sell significant numbers of shares and have invested all or substantially all offering proceeds we have raised or at some earlier time as may be determined by our board of directors, we will reevaluate the best method to value our shares. Currently, we intend, at that time, to have the Advisor begin preparing annual estimated valuations considering the estimated net asset value of our real estate portfolio based on the appraised values of our assets obtained in the normal course of business and other relevant factors.
      We caution you, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our assets or third-party valuations or opinions for the specific purpose of preparing these estimates. Accordingly, the Advisor’s estimates should not be viewed as an accurate reflection of the fair market value of our assets, nor will they represent the amount of net proceeds that would result from an immediate sale of our assets or upon liquidation. In addition, real estate and other asset values could decline. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that our shareholders could realize these values if they were to attempt to sell their shares; or that the estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS
      We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.
REPORTS TO SHAREHOLDERS
      We will furnish each shareholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of shareholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, which are audited and reported on by our independent registered public accounting firm; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, their affiliates, the Advisor or any other affiliate of Hines occurring in the year for which the annual report is made.
      We are required by the Securities Exchange Act of 1934 to file quarterly reports with the Securities and Exchange Commission on Form 10-Q and we will furnish or make available to our shareholders a summary of the information contained in each such report within 60 days after the end of each applicable quarter. This summary information generally will include a balance sheet, a quarterly statement of income, and a quarterly statement of cash flows, and any other pertinent information regarding the Company and its activities during the quarter. Shareholders also may receive a copy of any Form 10-Q upon request to the Company. If we are ever not subject to this filing requirement, we will still furnish shareholders with a quarterly report within 60 days after each of the first three quarters containing similar information. We also provide quarterly dividend statements.
      If allowed by your broker-dealer, in the subscription agreement you may choose to authorize us to make available on our web site at www.HinesREIT.com our quarterly and annual reports and any other reports required to be delivered to you, and to notify you via email when such reports are available.
      Our tax accountants, Ernst & Young LLP, will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our shareholders within 30 days following the end of each fiscal year. Our fiscal year is the same as the calendar year.
SUPPLEMENTAL SALES MATERIAL
      In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the programs managed by Hines and its affiliates, property brochures and publications concerning real estate.
      The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•	The Hines Real Estate Investment Trust Property Gallery, which briefly summarizes (i) information about risks and suitability investors should consider before investing in us; (ii) objectives and strategies relating to our selection of assets; and (iii) certain properties in which we own a direct or indirect interest.

•	Certain information on our website, electronic media presentations and third party articles.

      The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.
LEGAL OPINIONS
      The legality of the common shares being offered hereby has been passed upon for Hines REIT by Baker Botts L.L.P. The statements under the caption “Material Tax Considerations” as they relate to federal income tax matters have been reviewed by Baker Botts L.L.P., and Baker Botts L.L.P. has opined as to certain income tax matters relating to an investment in the common shares. Baker Botts L.L.P. has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Certain current and former members of Baker Botts L.L.P. owned, indirectly though private partnerships formed in the 1960s, an approximate 5% economic interest in One Shell Plaza when the Core Fund acquired an interest in this property. Please see “Our Real Estate Investments — Our Interest in the Core Fund — Houston” and “Conflicts of Interest — Lack of Separate Representation.”
EXPERTS
      The consolidated financial statements of Hines Real Estate Investment Trust, Inc. and subsidiaries as of December 31, 2005 and 2004, for the years ended December 31, 2005, 2004 and for the period from August 5, 2003 (date of inception) to December 31, 2003 and the consolidated financial statements of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries as of December 31, 2005 and 2004, for the years ended December 31, 2005 and 2004, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
      The statements of revenues and certain operating expenses for 1900 and 2000 Alameda de las Pulgas, San Mateo, California, 525 B Street, San Diego, California, 1515 S Street, Sacramento, California and 720 Olive Way, Seattle, Washington, for the year ended December 31, 2004, the statement of revenues and certain operating expenses of 3100 McKinnon Street, Dallas, Texas, for the year ended March 31, 2005, the statements of revenues and certain operating expenses for 321 North Clark, Chicago, Illinois, for the years ended December 31, 2005, 2004 and 2003, the statements of revenues and certain operating expenses for Airport Corporate Center, Miami, Florida and 333 West Wacker, Chicago, Illinois, for the year ended December 31, 2005 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
      The historical summaries of gross income and direct operating expenses for 70 West Madison for the years ended December 31, 2004, 2003, and 2002, have been included herein and in the registration statement in reliance upon the report of KPMG, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report related to the above historical summaries of gross income and direct operating expenses refers to the fact that the statements of revenue and certain expenses were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.
PRIVACY POLICY NOTICE
      To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Securities and Exchange Commission, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the Securities and Exchange Commission at prescribed rates by writing to the public reference room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.
      The Securities and Exchange Commission maintains a World Wide Web site on the Internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the Securities and Exchange Commission’s web site.
      We maintain a website at www.HinesREIT.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GLOSSARY OF TERMS
      Advisor: means Hines Advisors Limited Partnership, a Delaware limited partnership.
      Code: means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
      Company: means, collectively, Hines REIT and the Operating Partnership and their direct and indirect wholly-owned subsidiaries.
      Core Fund: means Hines-Sumisei U.S. Core Office Fund L.P., a Delaware limited partnership.
      Dealer Manager: means Hines Real Estate Securities, Inc., a Delaware corporation, also referred to as “HRES”.
      ERISA: means the Employee Retirement Income Security Act of 1974, as amended.
      Excess Securities: means shares proposed to be transferred pursuant to a transfer which, if consummated, would violate the restrictions on transfer contained within our articles of incorporation.
      Fund Investors: means partners in the Core Fund and certain other investors in entities in which the Core Fund has an interest.
      Hines: means Hines Interests Limited Partnership, a Texas limited partnership.
      Hines REIT: means Hines Real Estate Investment Trust, Inc., a Maryland corporation.
      Hines Value Added Fund: means Hines U.S. Office Value Added Fund, L.P., a Delaware limited partnership.
      HREH: means Hines Real Estate Holdings limited partnership, a Texas limited partnership.
      HRES: means Hines Real Estate Securities, Inc., also referred to as the “Dealer Manager.”
      Institutional Co-Investors: means the independent pension plans and funds that are advised by the Institutional Co-Investor Advisor and co-invest in properties with the Core Fund.
      Institutional Co-Investor Advisor: means General Motors Investment Management Corporation.
      IRA: means an individual retirement account established pursuant to Section 408 or Section 408A of the Code.
      KeyBank: means KeyBank National Association.
      NASAA Guidelines: means the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and adopted on September 29, 1993.
      NASD: means the National Association of Securities Dealers, Inc.
      NOP: means National Office Partners Limited Partnership, a Delaware limited partnership.
      NY Trust: means the Hines-Sumisei NY Core Office Trust, a Maryland real estate investment trust, which on January 1, 2006, merged with NY Trust II.
      NY Trust II: means Hines-Sumisei NY Core Office Trust II, a Maryland real estate investment trust, which on January 1, 2006, merged with and into the NY Trust.
      OP Units: means partner interests in the Operating Partnership.
      Operating Partnership: means Hines REIT Properties, L.P., a Delaware limited partnership.

      Participation Interest: means the profits interest in the Operating Partnership held by HALP Associates Limited Partnership.
      Partnership Agreement: means the Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P.
      Plan: means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.
      REIT: means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.
      SAB: means a Staff Accounting Bulletin of the Securities and Exchange Commission.
      Securities Act: means the Securities Act of 1933, as amended.
      Shell Buildings: means, collectively, One Shell Plaza located in Houston, Texas, at 910 Louisiana Street and Two Shell Plaza, located in Houston, Texas, at 777 Walker Street.
      Sumitomo Life: means Sumitomo Life Realty (N.Y.) Inc., a New York corporation.
      UBTI: means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.
      UPREIT: means an umbrella partnership real estate investment trust.
      U.S. GAAP: means accounting principles generally accepted in the United States of America.

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Hines Real Estate Investment Trust, Inc.

Consolidated Financial Statements — Years Ended December 31, 2005 and 2004 and Period from August 5, 2003 through December 31, 2003:
Report of Independent Registered Public Accounting Firm	F-3
Audited Consolidated Financial Statements
Consolidated Balance Sheets	F-4
Consolidated Statements of Operations	F-5
Consolidated Statements of Shareholders’ Equity (Deficit)	F-6
Consolidated Statements of Cash Flows	F-7
Notes to Consolidated Financial Statements	F-8

Hines-Sumisei U.S. Core Office Fund, L.P.

Consolidated Financial Statements — Years Ended December 31, 2005 and 2004 and Period from August 8, 2003 through December 31, 2003:
Report of Independent Registered Public Accounting Firm	F-25
Consolidated Financial Statements
Consolidated Balance Sheets	F-26
Consolidated Statements of Operations	F-27
Consolidated Statements of Partners’ Equity (Deficit)	F-28
Consolidated Statements of Cash Flows	F-29
Notes to Consolidated Financial Statements	F-30

321 North Clark, Chicago, Illinois — Years Ended December 31, 2005, 2004 and 2003
Independent Auditors’ Report	F-44
Statements of Revenues and Certain Operating Expenses	F-45
Notes to Statements of Revenues and Certain Operating Expenses	F-46

Airport Corporate Center, Miami, Florida — Year Ended December 31, 2005:
Independent Auditors’ Report	F-48
Statement of Revenues and Certain Operating Expenses	F-49
Notes to Statement of Revenues and Certain Operating Expenses	F-50

1900 and 2000 Alameda de las Pulgas, San Mateo, California — Three Months Ended March 31, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report	F-52
Statements of Revenues and Certain Operating Expenses	F-53
Notes to Statements of Revenues and Certain Operating Expenses	F-54

3100 McKinnon Street, Dallas, Texas (“Citymark”) — Three Months Ended June 30, 2005 (Unaudited) and the Year Ended March 31, 2005
Independent Auditors’ Report	F-56
Statements of Revenues and Certain Operating Expenses	F-57
Notes to Statements of Revenues and Certain Operating Expenses	F-58

1515 S Street, Sacramento, California — Nine Months Ended September 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report	F-60
Statements of Revenues and Certain Operating Expenses	F-61
Notes to Statements of Revenues and Certain Operating Expenses	F-62

333 West Wacker, Chicago, Illinois — Year Ended December 31, 2005
Independent Auditors’ Report	F-64
Statement of Revenues and Certain Operating Expenses	F-65
Notes to Statement of Revenues and Certain Operating Expenses	F-66

720 Olive Way, Seattle, Washington — Nine Months Ended September 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report	F-68
Statements of Revenues and Certain Operating Expenses	F-69
Notes to Statements of Revenues and Certain Operating Expenses	F-70

Hines 70 West Madison LP — Years Ended December 31, 2004, 2003 and 2002:
Independent Auditors’ Report	F-72
Historical Summaries of Gross Income and Direct Operating Expenses	F-73
Notes to Historical Summaries of Gross Income and Direct Operating Expenses	F-74

525 B Street, San Diego, California — Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report	F-76
Statements of Revenues and Certain Operating Expenses	F-77
Notes to Statements of Revenues and Certain Operating Expenses	F-78

Hines Real Estate Investment Trust, Inc. Unaudited Pro Forma Consolidated Financial Statements — December 31, 2005:
Unaudited Pro Forma Consolidated Balance Sheet — December 31, 2005	F-80
Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 2005	F-83
Unaudited Notes to Pro Forma Consolidated Financial Statements	F-85

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Hines Real Estate Investment Trust, Inc.
Houston, Texas
      We have audited the accompanying consolidated balance sheets of Hines Real Estate Investment Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the years ended December 31, 2005 and 2004 and the period from August 5, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines Real Estate Investment Trust, Inc. and subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and for the period from August 5, 2003 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 28, 2006

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004

ASSETS
Investment property, at cost:
Buildings and improvements, net	$79,461,108	$—
In-place leases, net	25,698,679	—
Land	38,416,834	—

Total investment property	143,576,621	—
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	118,574,523	28,181,662
Cash and cash equivalents	6,156,285	1,536,439
Escrowed investor proceeds	—	100,000
Distributions receivable	3,598,103	247,494
Straight-line rent receivable	276,726	—
Tenant and other receivables	807,813	—
Acquired above-market leases, net	15,099,578	—
Deferred offering costs	1,221,987	—
Deferred leasing costs, net	1,655,534	—
Deferred financing costs, net	851,206	—
Other assets	5,515,934	46,688

TOTAL ASSETS	$297,334,310	$30,112,283

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable and accrued expenses	$4,280,492	$114,759
Escrowed investor proceeds liability	—	100,000
Unaccepted subscriptions for common shares	1,168,441	562,200
Due to affiliates	10,855,669	25,477,859
Acquired below-market leases, net	8,719,488	—
Other liabilities	902,246	—
Participation interest liability	3,021,780	409,160
Dividends payable	3,001,754	99,149
Distributions payable to minority interests	207,243	73,231
Notes payable	74,900,000	—

Total liabilities	107,057,113	26,836,358
Minority interest	2,192,831	3,586,629
Commitments and Contingencies
Shareholders’ equity (deficit):
Preferred shares, $.001 par value; 500 million preferred shares authorized, none issued or outstanding as of December 31, 2005 and December 31, 2004	—	—
Common shares, $.001 par value; 1,500,000,000 common shares authorized as of December 31, 2005 and December 31, 2004; 23,046,119 and 2,073,116 common shares issued and outstanding as of December 31, 2005 and December 31, 2004, respectively	23,046	2,073
Additional paid-in capital	199,846,230	9,715,539
Retained deficit	(11,784,910)	(10,028,316)

Total shareholders’ equity (deficit)	188,084,366	(310,704)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$297,334,310	$30,112,283

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005 and 2004 and
For the Period from August 5, 2003 (date of inception) through December 31, 2003

			Period from
			August 5, 2003
			(Date of
	Year Ended	Year Ended	Inception)
	December 31,	December 31,	Through
	2005	2004	December 31, 2003

Revenues:
Rental revenue	$6,004,953	$—	$—
Other revenue	241,852	—	—

Total revenues	6,246,805	—	—
Expenses:
Property operating expenses	2,184,169	—	—
Real property taxes	687,534	—	—
Property management fees	166,706	—	—
Depreciation and amortization	3,330,983	—	—
Asset management and acquisition fees	5,225,241	818,320	—
Organizational and offering expenses	1,735,668	14,771,095	—
Reversal of accrued organizational and offering expenses	(8,366,114)	—	—
General and administrative expenses	2,224,555	617,570	—
Forgiveness of related party payable	(1,730,000)	—	—
Other start-up costs	—	409,668	20,427

Total expenses	5,458,742	16,616,653	20,427

Income (loss) before equity in (losses) earnings, interest expense, interest income and loss allocated to minority interests	788,063	(16,616,653)	(20,427)

Equity in (losses) earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	(831,134)	68,461	—
Interest expense	(2,446,838)	—	—
Interest income	98,145	163	—
Loss allocated to minority interests	635,170	6,540,140	—

Net loss	$(1,756,594)	$(10,007,889)	$(20,427)

Basic and diluted loss per common share:
Loss per common share	$(0.16)	$(60.40)	$(20.43)

Weighted average number common shares outstanding	11,061,281	165,690	1,000

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2005 and 2004 and
For the Period from August 5, 2003 (date of inception) through December 31, 2003

					Additional		Shareholders’
	Preferred		Common		Paid-In	Retained	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, August 5, 2003 (date of inception)	—	$—	—	$—	$—	$—	$—
Issuance of common shares	—	—	1,000	1	9,999	—	10,000
Net loss	—	—	—	—	—	(20,427)	(20,427)

BALANCE, December 31, 2003	—	—	1,000	1	9,999	(20,427)	(10,427)
Issuance of common shares	—	—	2,072,116	2,072	20,582,905	—	20,584,977
Dividends declared	—	—	—	—	(99,149)	—	(99,149)
Selling commissions and dealer manager fees	—	—	—	—	(1,582,527)	—	(1,582,527)
Other offering costs	—	—	—	—	(9,195,689)	—	(9,195,689)
Net loss	—	—	—	—	—	(10,007,889)	(10,007,889)

BALANCE, December 31, 2004	—	—	2,073,116	2,073	9,715,539	(10,028,316)	(310,704)

Issuance of common shares	—	—	20,973,003	20,973	207,642,319	—	207,663,292
Dividends declared	—	—	—	—	(6,637,079)	—	(6,637,079)
Selling commissions and dealer manager fees	—	—	—	—	(15,055,143)	—	(15,055,143)
Other offering costs, net	—	—	—	—	4,180,594	—	4,180,594
Net loss	—	—	—	—	—	(1,756,594)	(1,756,594)

BALANCE, December 31, 2005	—	$—	23,046,119	$23,046	$199,846,230	$(11,784,910)	$188,084,366

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004 and
for the Period from August 5, 2003 (date of inception) through December 31, 2003

			Period from
			August 5, 2003
	Year Ended	Year Ended	(Date of Inception)
	December 31,	December 31,	through
	2005	2004	December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,756,594)	$(10,007,889)	$(20,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,632,666	—	—
Non-cash director compensation expense	40,242	—	—
Equity in losses (earnings) of Hines-Sumisei U.S. Core Office Fund, L.P.	831,134	(68,461)	—
Loss allocated to minority interests	(635,170)	(6,540,140)	—
Accrual of organizational and offering expenses	1,735,668	14,771,095	—
Reversal of accrual of organizational and offering expenses	(8,366,114)	—	—
Forgiveness of related party payable	(1,730,000)	—	—
Changes in assets and liabilities:
Increase in other assets	(198,441)	(46,688)	—
Increase in straight-line rent receivable	(276,726)	—	—
Increase in tenant and other receivables	(807,813)	—	—
Additions to deferred lease costs	(691,257)	—	—
Increase in accounts payable and accrued expenses	1,926,985	112,535	2,224
Increase in participation interest liability	2,612,620	409,160	—
Increase in other liabilities	780,945	—	—
Increase in due to affiliates	126,946	197,548	—

Net cash used in operating activities	(1,774,909)	(1,172,840)	(18,203)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	(99,852,923)	(28,360,695)	—
Distributions received from Hines-Sumisei U.S. Core Office Fund, L.P. in excess of equity in earnings	5,278,320	—	—
Investments in investment property	(145,835,000)	—	—
Additions to other assets	(5,027,638)	—	—
Increase in acquired out-of-market leases, net	(7,131,807)	—	—

Net cash used in investing activities	(252,569,048)	(28,360,695)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in escrowed investor proceeds	100,000	(100,000)	—
(Increase) decrease in escrowed investor proceeds liability	(100,000)	100,000	—
Increase in unaccepted subscriptions for common shares	606,241	562,200	—
Proceeds from issuance of common stock	205,506,059	20,584,977	10,000
Payments of selling commissions and dealer manager fees	(14,283,502)	(1,245,770)	—
Payments of organizational and offering expenses	(6,000,000)	—	—
Proceeds from advances from affiliate	2,173,276	957,567	202,203
Payment on advances from affiliate	(375,000)	—	—
Dividends paid to shareholders	(1,617,483)	—	—
Dividends paid to minority interests	(624,615)	—	—
Proceeds from notes payable	222,600,000	—	—
Payments on notes payable	(147,700,000)	—	—
Additions to deferred financing costs	(1,321,173)	—	—
Additions to deferred offering costs	—	—	(183,000)
Capital contribution from minority partner in consolidated partnership	—	10,000,000	200,000

Net cash provided by financing activities	258,963,803	30,858,974	229,203

Net change in cash and cash equivalents	4,619,846	1,325,439	211,000
Cash and cash equivalents, beginning of period	1,536,439	211,000	—

Cash and cash equivalents, end of period	$6,156,285	$1,536,439	$211,000

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,964,539	$—	$—

Supplemental Schedule of Non-Cash Activities
Unpaid selling commissions and dealer manager fees	$1,108,398	$336,757	$—

Deferred offering costs offset against additional paid-in capital	$1,140,567	$9,012,689	$—

Reversal of deferred offering costs against additional paid-in capital	$(5,321,161)	$—	$—

Dividends declared and unpaid	$3,001,754	$99,149	$—

Distributions receivable	$3,598,103	$—	$—

Distributions declared and unpaid to minority interests	$207,243	$73,231	$—

Dividends reinvested	$2,116,992	$—	$—

Non-cash net assets acquired upon acquisition of property	$1,071,610	$—	$—

Accrual of deferred offering costs	$1,221,986	$—	$—

See notes to the consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization
      Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), was formed on August 5, 2003 under the General Corporation Law of the state of Maryland for the purpose of engaging in the business of investing in and owning interests in real estate. The Company operates and intends to continue to operate in a manner to qualify as a real estate investment trust (“REIT”) for federal income tax purposes and elected to be taxed as a REIT in connection with the filing of its 2004 federal income tax return. The Company is structured as an umbrella partnership REIT under which substantially all of the Company’s current and future business is and will be conducted through a majority-owned subsidiary, Hines REIT Properties, L.P. (the “Operating Partnership”). Hines REIT is the sole general partner of the Operating Partnership. Subject to certain restrictions and limitations, the business of the Company is managed by Hines Advisors Limited Partnership (the “Advisor”), an affiliate of Hines Interests Limited Partnership (“Hines”), pursuant to the advisory agreement the Company entered into with the Advisor (the “Advisory Agreement”).

Public Offering
      On June 18, 2004, Hines REIT commenced its initial public offering, pursuant to which it is offering a maximum of 220,000,000 common shares for sale to the public (the “Offering”).
      Through December 31, 2005, the Company had received gross Offering proceeds of approximately $228.3 million from the sale of 23,044,069 common shares, including approximately $2.1 million of gross proceeds relating to 222,842 shares sold under Hines REIT’s dividend reinvestment plan. As of December 31, 2005, 177,178,773 common shares remained available for sale to the public pursuant to the Offering, exclusive of 19,777,158 common shares available under the Company’s dividend reinvestment plan. Hines REIT contributes all net proceeds from the Offering to the Operating Partnership in exchange for partnership units in the Operating Partnership. As of December 31, 2005, Hines REIT owned a 94.24% general partner interest in the Operating Partnership.
      From January 1 through March 24, 2006, Hines REIT received gross Offering proceeds of approximately $80.1 million from the sale of 8,076,207 common shares, including approximately $1.7 million of gross proceeds relating to 180,960 shares sold under the dividend reinvestment plan. As of March 24, 2006, 169,289,526 common shares remained available for sale to the public pursuant to the Offering, exclusive of 19,596,198 common shares available under Hines REIT’s dividend reinvestment plan.

Minority Interests
      Hines Real Estate Holdings Limited Partnership, an affiliate of Hines, owned a 4.53% and 34.33% interest in the Operating Partnership as of December 31, 2005 and December 31, 2004, respectively. As a result of HALP Associates Limited Partnership’s (“HALP”) ownership of the Participation Interest (see Note 6), HALP’s percentage ownership in the Operating Partnership was 1.23% and 1.38% as of December 31, 2005 and December 31, 2004, respectively.

Investment Property
      As of December 31, 2005, the Company held direct and indirect investments in 13 office properties located in cities throughout the United States, including New York, Washington, D.C., Chicago, Houston, Dallas, San Francisco, San Diego, San Mateo and Sacramento. The Company’s interests in ten of these properties are owned indirectly through the Company’s investment in the Core Fund (as defined in Note 3). As of December 31, 2005 and December 31, 2004, the Company owned an approximate 26.2% and 12.51% non-managing general partner interest in the Core Fund, respectively. See further discussion in Note 3.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On January 31, 2006, the Company acquired a direct investment in an office complex located in Miami, Florida and an indirect interest in an office property located in Seattle, Washington (see Note 8).

2.	Summary of Significant Accounting Policies

Basis of Presentation
      The consolidated financial statements of the Company included in this annual report include the accounts of Hines REIT, the Operating Partnership (over which Hines REIT exercises financial and operating control) and the Operating Partnership’s wholly-owned subsidiaries (see Note 3), as well as the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.
      Investments in real estate partnerships where the Company has the ability to exercise significant influence, but does not exercise financial and operating control, such as the Company’s investment in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”), are accounted for using the equity method. See further discussion in Note 3.

Reportable Segments
      The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has determined that it has one reportable segment, with activities related to investing in office properties. The Company’s investments in real estate generate rental revenue and other income through the leasing of office properties, which constituted 100% of the Company’s total consolidated revenues for the year ended December 31, 2005. The Company’s investments in real estate are geographically diversified throughout the United States and management evaluates operating performance on an individual property level. However, as each of the Company’s office properties has similar economic characteristics, tenants, and products and services, the Company’s office properties have been aggregated into one reportable segment.

Investment Property
      Real estate assets the Company owns directly are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.
      Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset. At December 31, 2005, management believes no such impairment has occurred.
      Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Company’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
place leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above- and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Cash and Cash Equivalents
      The Company considers all short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less at the time of purchase to be cash equivalents.

Escrowed Investor Proceeds
      Escrowed investor proceeds and the related liability at December 31, 2004 include gross proceeds relating to shares sold to investors in Pennsylvania, which were required to be held in escrow until the Company raised at least $73.0 million of gross proceeds in the Offering. The escrow was released on May 23, 2005 and the related offering proceeds were distributed to the Company.

Deferred Leasing Costs
      Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization was approximately $81,000 for the year ended December 31, 2005 and was recorded as an offset to rental revenue. There was no amortization expense related to other direct leasing costs for the year ended December 31, 2005.

Other Assets
      Other assets primarily consists of prepaid insurance, earnest money deposits paid in connection with future acquisitions and capitalized acquisition costs that have not yet been applied to investments in real estate assets. Other assets will be amortized to expense or reclassified to other asset accounts upon being put into service in future periods. Other assets includes the following:

	December 31,	December 31,
	2005	2004

Property acquisition escrow deposit	$5,000,000	$—
Prepaid insurance	110,155	46,688
Other	405,779	—

Total	$5,515,934	$46,688

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Financing Costs
      Deferred financing costs as of December 31, 2005 consist of direct costs incurred in obtaining debt financing (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the terms of the obligations. For the year ended December 31, 2005, approximately $470,000 was amortized and recorded in interest expense in the accompanying consolidated statement of operations.

Unaccepted Subscriptions for Common Shares
      Unaccepted subscriptions for common shares includes proceeds related to subscriptions which had not been accepted by the Company as of December 31, 2005 and December 31, 2004.

Due to Affiliates
      Due to affiliates includes the following:

	December 31,	December 31,
	2005	2004

Organizational and offering costs	$20,587,275	$23,966,785
Reversal of organizational and offering costs	(13,687,274)	—
Follow-on offering organizational and offering costs	1,477,731	—
Dealer manager fees and selling commissions	1,108,398	336,757
Asset management and acquisition fees	324,493	197,547
General, administrative and other expenses	2,775,046	976,770
Forgiveness of related party payable	(1,730,000)	—

Total	$10,855,669	$25,477,859

      As discussed in Note 6 below, the Advisor and its affiliates have advanced or paid on behalf of the Company certain expenses incurred in connection with the Company’s administration and ongoing operations. During the year ended December 31, 2005, the Advisor forgave amounts due from the Company totaling approximately $1.7 million related to amounts previously advanced to the Company to cover certain corporate-level general and administrative expenses. This transaction is included in forgiveness of related party payable in the accompanying statement of operations for the year ended December 31, 2005.

Organizational and Offering Costs
      Certain organizational and offering costs of the Company have been paid by the Advisor on behalf of the Company. Pursuant to the Advisory Agreement, the Company is obligated to reimburse the Advisor in an amount equal to the lesser of actual organizational and offering costs incurred or 3.0% of the gross proceeds raised from the Offering. In no event will the Company have any obligation to reimburse the Advisor for organizational and offering costs totaling in excess of 3.0% of the gross proceeds from the Offering.
      As of December 31, 2005 and December 31, 2004, the Advisor had incurred on behalf of the Company organizational and offering costs of approximately $36.8 million and $24.0 million, respectively (of which approximately $20.4 million and $14.8 million as of December 31, 2005 and December 31, 2004, respectively, relates to the Advisor or its affiliates). These amounts include approximately $21.3 million and $14.8 million as of December 31, 2005 and December 31, 2004, respectively, of organizational and internal offering costs, and approximately $15.5 million and $9.2 million as of December 31, 2005 and December 31, 2004, respectively, of third-party offering costs. For the quarter ended March 31, 2005, organizational and internal offering costs of approximately $1.5 million were expensed and included in the accompanying consolidated

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
statement of operations and third-party offering costs of approximately $1.1 million were offset against additional paid-in capital on the accompanying consolidated statement of shareholders’ equity (deficit). During the period from April 1, 2005 through December 31, 2005, organizational and offering costs totaling approximately $10.2 million incurred by the Advisor (including approximately $5.0 million of organizational and internal offering costs and approximately $5.2 million of third-party offering costs) have not been recorded in the accompanying consolidated financial statements because management expects that the Company will not be obligated to reimburse the Advisor for these costs. During the year ended December 31, 2005, the Company reimbursed the Advisor for $6.0 million of organizational and offering costs.
      As set forth above, the Company’s obligation to reimburse the Advisor for organizational and offering costs is limited by the amount of gross Offering proceeds raised from the sale of the Company’s common shares in the Offering. Amounts of organizational and offering costs recorded in the Company’s financial statements in prior periods were based on estimates of gross Offering proceeds to be raised in the future through the end of the offering period. Such estimates were based on highly subjective factors including the number of retail broker-dealers signing selling agreements with the Company’s Dealer Manager, Hines Real Estate Securities, Inc. (“HRES” or the “Dealer Manager”), anticipated market share penetration in the retail broker-dealer network and the Dealer Manager’s best estimate of the growth rate in sales. Based on actual gross Offering proceeds raised to date and management’s current estimate of future sales of the Company’s common shares through the end of the Offering, management expects that the Company will not be obligated to reimburse the Advisor for approximately $13.7 million of organizational and offering costs, which were recorded by the Company prior to March 31, 2005. Such accruals have been reversed in the Company’s consolidated financial statements as of December 31, 2005. These reversals are reflected as a reduction of due to affiliates of approximately $13.7 million in the accompanying consolidated balance sheet, a reversal of organizational and offering expenses of approximately $8.4 million in the accompanying consolidated statements of operations and a reduction of other offering costs, net of approximately $5.3 million in the accompanying consolidated statement of shareholders’ equity (deficit).
      The Company filed a registration statement with the SEC on December 2, 2005 in connection with its follow-on offering of common shares for sale to the public. Organizational and offering costs associated with the follow-on offering have been paid by the Advisor on the Company’s behalf. Pursuant to the terms of the follow-on offering, the Company will be obligated to reimburse the Advisor in an amount equal to the amount of actual organizational and offering costs incurred, subject to certain limitations, once the offering commences.
      As of December 31, 2005, the Advisor had incurred on the Company’s behalf organizational and offering costs in connection with the follow-on offering of approximately $1.5 million, (of which approximately $256,000 relates to the Advisor or its affiliates). Such amount includes approximately $256,000 of organizational and internal offering costs, which have been expensed, and approximately $1.2 million of third-party offering costs, which are included in deferred offering costs in the accompanying consolidated balance sheet as of December 31, 2005, and which will offset net proceeds of the follow-on offering within additional paid-in capital.

Revenue Recognition
      The Company recognizes rental revenue on a straight-line basis over the life of the lease including rent holidays, if any. Straight-line rent receivable in the amount of approximately $277,000 consisted of the difference between the tenants’ rents calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining terms of the related leases and the tenants’ actual rents due under the lease agreements. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when the Company has satisfied all obligations under the agreement.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Start-up Costs
      Other start-up costs recorded in the accompanying consolidated statement of operations for the year ended December 31, 2004 and the period from August 5, 2003 (date of inception) through December 31, 2003 include primarily legal and independent directors’ fees and expenses associated with the formation and initial activities of Hines REIT’s board of directors.

Stock-based Compensation
      Under the terms of the Employee and Director Incentive Share Plan, the Company grants each independent member of its board of directors 1,000 restricted shares of common stock annually. The restricted shares granted each year fully vest upon completion of each director’s annual term. In accordance with the provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” (as amended), the Company recognizes the expense related to these shares over the vesting period. During the years ended December 31, 2005 and 2004, the Company granted 3,000 and 3,000 restricted shares of common stock, respectively, to its independent board members. For the years ended December 31, 2005 and 2004, respectively, the Company amortized approximately $40,000 and $6,000 of related compensation expense. Such amounts are included in general and administrative expenses in the accompanying consolidated statements of operations.
      In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” that addresses the accounting for share-based payment transactions in which an enterprise receives services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method as prescribed by Accounting Principles Board, (“APB”), Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in the Company’s consolidated statement of income. The standard requires that the modified prospective method be used, which requires that the fair value of new awards granted from the beginning of the period of adoption (plus unvested awards at the date of adoption) be expensed over the vesting period. The statement requires companies to assess the most appropriate model to calculate the value of the options. The Company adopted this standard on January 1, 2006 and management believes the adoption of this statement did not have a material impact on the Company’s consolidated financial statements.

Income Taxes
      Hines REIT made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2004. In addition, as of December 31, 2005 and December 31, 2004 the Company owned an investment in the Core Fund, which has invested in properties through other entities that have elected to be taxed as REITs. Hines REIT’s management believes that the Company and the applicable entities in the Core Fund are organized and operate in such a manner as to qualify for treatment as REITs and intend to operate in the foreseeable future in such a manner so that they will remain qualified as REITs for federal income tax purposes. Accordingly, no provision has been made for federal income taxes for the years ended December 31, 2005 or 2004 in the accompanying consolidated financial statements.

Per Share Data
      Loss per common share is calculated by dividing the net loss for each period by the weighted average number of common shares outstanding during such period. Loss per common share on a basic and diluted basis are the same because the Company has no potential dilutive common shares outstanding.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments
      Disclosure about the fair value of financial instruments is based on pertinent information available to management as of December 31, 2005 and December 31, 2004. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
      As of December 31, 2005 and December 31, 2004, management estimates that the carrying value of cash, distributions receivable, accounts receivable, accounts payable and accrued expenses, dividends and distributions payable and notes payable were recorded at amounts which reasonably approximated fair value.

Newly Adopted Accounting Pronouncements
      In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), which clarifies the term “conditional asset retirement obligation” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations.” A conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity when the timing and/or method of settlement are conditional on a future event that may or may not be in the control of the entity. This legal obligation is absolute, despite the uncertainty regarding the timing and/or method of settlement. In addition, the fair value of a liability for the conditional asset retirement obligation should be recognized when incurred; generally upon acquisition, construction, or development and/or through normal operation of the asset. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective no later than the end of fiscal years ending after December 15, 2005. The adoption of FIN 47 did not have a material impact on the Company’s consolidated financial statements.
      In June 2005, the FASB issued Emerging Issues Task Force (“EITF”) Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” EITF Issue No. 04-05 provides a framework for determining whether a general partner controls, and should consolidate, a limited partnership or a similar entity. EITF Issue No. 04-05 was effective after June 29, 2005, for all newly formed limited partnerships and for any pre-existing limited partnerships that modify their partnership agreements after that date. General partners of all other limited partnerships are required to apply the consensus no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The adoption of EITF Issue No. 04-05 did not have a material impact on the Company’s consolidated financial statements.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Real Estate Investments
      The following table provides summary information regarding the Company’s properties as of December 31, 2005:

		Leasable		Ownership by
Property	Market	Square Feet	% Leased	the Company(1)

		(unaudited)	(unaudited)
Citymark	Dallas, Texas	217,746	100%	100.00%
1515 S Street	Sacramento, California	348,881	100%	100.00%
1900 and 2000 Alameda	San Mateo, California	253,377	76%	100.00%
425 Lexington Avenue	New York, New York	700,134	100%	10.64%
499 Park Avenue	New York, New York	285,890	98%	10.64%
600 Lexington Avenue	New York, New York	280,972	96%	10.64%
1200 19th Street	Washington D.C.	235,404	100%	10.64%
One Shell Plaza	Houston, Texas	1,225,646	96%	12.10%
Two Shell Plaza	Houston, Texas	565,073	92%	12.10%
The KPMG Building	San Francisco, California	379,329	94%	24.20%
101 Second Street	San Francisco, California	388,370	95%	24.20%
Three First National Plaza	Chicago, Illinois	1,418,041	93%	19.35%
525 B Street	San Diego, California	423,546	87%	24.20%

		6,722,409	95%

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. As of December 31, 2005, Hines REIT owned a 94.24% interest in the Operating Partnership and was its sole general partner. Affiliates of Hines owned the remaining 5.76% interest in the Operating Partnership. The Company owned interests in all of the properties other than the Dallas, Sacramento and San Mateo buildings through its interest in the Core Fund, in which it owned an approximate 26.2% non-managing general partner interest as of December 31, 2005. The Core Fund does not own 100% of these buildings; its ownership interests in its buildings range from 40.6% to 92.4%. Real estate investments owned 100% by the Operating Partnership are referred to as “direct investments.”

Direct real estate investments
      Summarized below is certain information about the three office properties the Company owned directly as of December 31, 2005:

			Date Built/
Market	Property	Date Acquired	Renovated(1)

			(unaudited)
Dallas, Texas	Citymark	August 2005	1987
Sacramento, California	1515 S Street	November 2005	1987
San Mateo, California	1900 and 2000 Alameda	June 2005	1983, 1996 (2)

(1)	The date shown reflects the later of the buildings construction completion date or the date of the building’s most recent renovation.

(2)	1900 Alameda was constructed in 1971 and substantially renovated in 1996; 2000 Alameda was constructed in 1983.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The Company held no direct investments as of December 31, 2004. As of December 31, 2005, amounts of related accumulated depreciation and amortization were as follows:

			Acquired	Acquired
	Buildings and	In-Place	Above-Market	Below-Market
	Improvements	Leases	Leases	Leases

Cost	$79,999,888	$28,489,886	$16,207,234	$9,075,427
Less: depreciation and amortization	(538,780)	(2,791,207)	(1,107,656)	(355,939)

Net	$79,461,108	$25,698,679	$15,099,578	$8,719,488

      Amortization expense was approximately $2.8 million for in-place leases for the year ended December 31, 2005 and amortization of out-of-market leases, net, was approximately $752,000. The weighted average lease life of in-place and out-of-market leases was 7 years at December 31, 2005.
      Anticipated amortization of in-place and out-of-market leases, net, for each of the following five years ended December 31 is as follows:

	In-Place	Out-of-Market
	Leases	Leases, Net

2006	$4,925,038	$107,353
2007	4,771,205	214,673
2008	4,668,246	300,647
2009	4,068,916	395,027
2010	2,584,759	224,804
      In connection with its direct investments, the Company has entered into non-cancelable lease agreements with tenants for office space. As of December 31, 2005, the approximate fixed future minimum rentals for each of the years ending December 31, 2006 through 2010 and thereafter were as follows:

Fixed Future
Minimum Rentals

2006	$16,769,943
2007	16,664,381
2008	16,048,927
2009	10,758,644
2010	6,674,907
Thereafter	33,525,373

Total	$100,442,175

      Of the total rental revenue of the Company for the year ended December 31, 2005, approximately:

•	40% was earned from a tenant in the insurance industry, whose leases representing 36% of their space expired in December 2005 and whose remaining space expires in May 2018;

•	14% was earned from a government agency, whose leases representing 10% of their space expire in October 2012 and whose remaining space expires in April 2013; and

•	26% was earned from one tenant in the construction industry, whose leases representing 48% of their space expire in November 2009 and whose remaining space expires in November 2010.

      No other tenant leases space representing more than 10% of the total rental revenue of the Company for the year ended December 31, 2005.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in Hines-Sumisei U.S. Core Office Fund, L.P.
      The Core Fund is a partnership organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term holdings. As of December 31, 2004, the Company’s equity method investment in the Core Fund reflected in the accompanying consolidated balance sheet represented approximately $28.4 million the Company had invested in the Core Fund through that date as adjusted by the equity in earnings and distributions earned from the Core Fund related to that net investment for the period from November 23, 2004 to December 31, 2004. As of December 31, 2004, the Core Fund had controlling interests in eight properties located in New York City, Washington, D.C., Houston, Texas and San Francisco, California.
      During the year ended December 31, 2005, the Company acquired additional interests in the Core Fund totaling approximately $99.8 million, including purchases of approximately $81.5 million that were purchased from affiliates of Hines. The Company owned an approximate 26.2% non-managing general partner interest in the Core Fund as of December 31, 2005. During the year ended December 31, 2005, the Core Fund acquired controlling interests in two additional properties located in Chicago, Illinois and San Diego, California. For further information, see Note 6.
      The Core Fund owns interests in real estate assets through certain entities which have mortgage and other debt financing in place. None of this debt is recourse to the Core Fund or the Company. Consolidated condensed financial information of the Core Fund is summarized below:
Consolidated Condensed Balance Sheet of the Core Fund
as of December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004

ASSETS
Cash	$42,044,377	$42,595,516
Investment property, net	1,382,492,862	1,086,862,767
Other assets	275,102,476	221,677,908

Total Assets	$1,699,639,715	$1,351,136,191

LIABILITIES AND PARTNERS’ CAPITAL
Debt	$915,030,000	$739,733,000
Other liabilities	106,125,932	68,469,945
Minority interest	260,929,015	283,165,187
Partners’ capital	417,554,768	259,768,059

Total Liabilities and Partners’ Capital	$1,699,639,715	$1,351,136,191

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Consolidated Condensed Statement of Operations of the Core Fund
For the Years Ended December 31, 2005 and 2004

	Year Ended	Year Ended
	December 31,	December 31,
	2005	2004

Revenues and interest income	$201,604,076	$145,731,104
Operating expenses	(92,529,967)	(55,169,553)
Interest expense	(47,272,540)	(30,349,409)
Depreciation and amortization	(58,218,871)	(43,618,014)
Minority interest	(6,659,787)	(10,737,438)

Net (loss) income	$(3,077,089)	$5,856,690

      Of the total rental revenue of the Core Fund for the year ended December 31, 2005, approximately:

•	15% was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	38% was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

4.	Debt Financing
      On June 28, 2005, the Company entered into a term loan agreement with KeyBank National Association in the principal amount of $60.0 million (the “Term Loan”), which was used to pay the purchase price of 1900 and 2000 Alameda. The Term Loan was amended in August 2005 to increase the principal amount to $75.0 million in connection with the acquisition of Citymark.
      On September 9, 2005, the Company entered into a credit agreement with KeyBank, as administrative agent for itself and the other lenders named in the credit agreement (collectively, the “Lenders”), to establish a revolving credit facility (the “Credit Facility”) with maximum aggregate borrowing capacity of $140.0 million. The Company established the Credit Facility for the purposes of repaying in full amounts owed under its existing Term Loan, providing a source of funds for future real estate investments and funding its general working capital needs. The Credit Facility has a maturity date of September 8, 2008, which is subject to extension at the Company’s election for two successive periods of one year each, subject to specified conditions. The Credit Facility provides that the Company may increase the amount of the Credit Facility to $250.0 million upon written notice within 18 months of the date of the agreement, subject to KeyBank’s ability to syndicate the incremental amount to the Lenders or other lenders. The Credit Facility allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 150 to 250 basis points based on a prescribed leverage ratio calculated for the Company, which ratio under the Credit Facility takes into account the Company’s effective ownership interest in the debt and certain allowable assets of entities in which the Company directly and indirectly invests. The weighted-average rate on outstanding loans under the Credit Facility was 6.22% as of December 31, 2005. The Credit Facility provides that it shall be an event of default under the agreement if the Advisor ceases to be controlled by Hines or if Hines ceases to be majority-owned and controlled, directly or indirectly, by Jeffrey C. Hines, Chairman of the Board of Hines REIT, or certain members of his family. The Credit Facility also contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of specified financial ratios. Management believes the Company was in compliance with such covenants as of December 31, 2005.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Outstanding loans under the Credit Facility are secured by a pledge of the Company’s direct equity interests in any entity it invests and that directly or indirectly holds real property assets, including its interest in the Core Fund, subject to certain limitations and exceptions. The Company, Hines and the Advisor have entered into a subordination agreement which provides that the respective rights of Hines and the Advisor to be reimbursed by the Company for organizational and offering and other expenses are subordinate to the Company’s obligations under the Credit Facility.
      Through December 31, 2005, the Company utilized borrowings under the Credit Facility to repay amounts owed under the Term Loan, to complete its acquisition of 1515 S Street on November 2, 2005 and to fund a $18.3 million capital contribution to the Core Fund on December 1, 2005. The Company used proceeds from the Offering to make repayments under the Credit Facility, and the remaining principal amount due under this obligation as of December 31, 2005 was $74.9 million.
      From January 1, 2006 through March 24, 2006, the Company incurred borrowings totaling $77.0 million under the Credit Facility in connection with the acquisition of Airport Corporate Center on January 31, 2006 and a $17.2 million capital contribution to the Core Fund on March 1, 2006. The Company used proceeds from the Offering to make repayments totaling $56.9 million, and the remaining principal amount due under this obligation was $95.0 million as of March 24, 2006.
      In connection with the acquisition of Airport Corporate Center, on January 31, 2006, a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement in the principal amount of $91.0 million. In addition, in connection with the acquisition of 720 Olive Way on January 31, 2006, an indirect subsidiary of the Core Fund entered into a mortgage agreement in the principal amount of $42.4 million. See Note 8 for further information.

5.	Dividends
      The Company’s board of directors has declared dividends for the periods listed below, payable to shareholders of record at the close of business each day during the applicable period.

	Annualized
	Rate
Dividends For the Quarter Ended	Declared(1)	Date Paid

April 30, 2006(2)	6.0%	July 2006(3)
March 31, 2006	6.0%	April 2006(3)
December 31, 2005	6.0%	January 13, 2006
September 30, 2005	6.0%	October 14, 2005
June 30, 2005	6.0%	July 15, 2005
March 31, 2005	6.0%	April 7, 2005
December 31, 2004(4)	6.0%	January 14, 2005

(1)	Dividends were declared in the amount of $0.00164384 per share per day, representing an annualized rate of 6.0% based on a price of $10.00 per share.

(2)	Represents dividends declared for the month ended April 30, 2006.

(3)	Anticipated payment date.

(4)	We commenced operations on November 23, 2004. Dividends for the quarter ended December 31, 2004 were declared for the period from November 23, 2004 through December 31, 2004.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Related Party Transactions

Advisory Agreement
      Pursuant to the Advisory Agreement, the Company is required to pay the following fees and expense reimbursements:
      Acquisition Fees — The Company pays an acquisition fee to the Advisor for services related to the due diligence, selection and acquisition of direct or indirect real estate investments. The acquisition fee is payable following the closing of each acquisition in an amount equal to 0.50% of (i) the purchase price of real estate investments acquired directly by the Company, including any debt attributable to such investments, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of the real estate investments held by that entity. The Advisor earned cash acquisition fees totaling approximately $1.8 million and $388,000 for the years ended December 31, 2005 and 2004, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.
      Asset Management Fees — The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets. The asset management fee is earned by the Advisor monthly in an amount equal to 0.0625% multiplied by the net equity capital the Company has invested in real estate investments as of the end of the applicable month. The Advisor earned cash asset management fees totaling approximately $850,000 and $21,000 during the years ended December 31, 2005 and 2004, respectively, which have been recorded as an expense in the accompanying consolidated statements of operations. See discussion of the Participation Interest below.
      Expense Reimbursements — In addition to reimbursement of organizational and offering costs (see Note 2), the Company reimburses the Advisor and its affiliates for certain other expenses incurred in connection with the Company’s administration and ongoing operations. As of December 31, 2005 and December 31, 2004 the Advisor had advanced to or paid on behalf of the Company approximately $3.2 million and $977,000, respectively, to fund certain costs incurred by the Company. During the year ended December 31, 2005, the Advisor forgave amounts due from the Company totaling approximately $1.7 million related to amounts previously advanced to the Company to cover certain general and administrative expenses. This transaction is included in forgiveness of related party payable in the accompanying statements of operations for the year ended December 31, 2005. The remaining balance due to the Advisor of approximately $1.0 million, net of repayments of approximately $375,000 for the year ended December 31, 2005, is included in due to affiliates in the accompanying consolidated balance sheet. Management expects that these amounts, other than the amounts previously forgiven, will be repaid from future operating cash flow.
      Reimbursement by the Advisor to the Company — The Advisor must reimburse the Company quarterly for any amounts by which operating expenses exceed, in any four consecutive fiscal quarters, the greater of (i) 2.0% of the Company’s average invested assets, which consists of the average book value of its real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25.0% of its net income (as defined by the Company’s Amended and Restated Articles of Incorporation), excluding the gain on sale of any of the Company’s assets, unless Hines REIT’s independent directors determine that such excess was justified. Operating expenses generally include all expenses paid or incurred by the Company as determined by generally accepted accounting principles, except certain expenses identified in Hines REIT’s Amended and Restated Articles of Incorporation.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Dealer Manager Agreement
      The Company has retained HRES, an affiliate of the Advisor, to serve as the dealer manager for the Offering. Pursuant to the dealer manager agreement the Company has entered into with HRES, the Company pays HRES selling commissions in an amount of up to 6.0% of the gross proceeds of the common shares sold pursuant to the Offering (up to 4.0% for common shares issued pursuant to the dividend reinvestment plan), all of which is reallowed to participating broker-dealers, plus a dealer manager fee in the amount of 2.2% of the gross proceeds of the common shares sold pursuant to the Offering, a portion of which may be reallowed to selected participating broker-dealers. No dealer manger fee is paid with respect to the common shares sold pursuant to Hines REIT’s dividend reinvestment plan. Additionally, the Company or the Advisor may reimburse HRES for certain employee compensation and other expenses relating to the Offering, including but not limited to reimbursement of up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by HRES. Selling commissions of approximately $10.5 million and $1.1 million and dealer manager fees of approximately $4.5 million and $439,000 were earned by HRES for the years ended December 31, 2005 and 2004, respectively, which have been offset against additional paid-in capital in the accompanying consolidated statement of shareholders’ equity (deficit). These amounts, net of repayments, resulted in a liability of approximately $1.1 million and $337,000 as of December 31, 2005 and 2004, respectively.

Property Management and Leasing Agreements
      The Company has entered into property management and leasing agreements with Hines to manage the leasing and operations of properties in which it directly invests. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of 2.5% of the annual gross revenues received from the properties or the amount of property management fees recoverable from tenants of the property under the leases. The Company incurred property management fees of approximately $167,000 for the year ended December 31, 2005. This amounts, net of payments, resulted in a liability of approximately $31,000 as of December 31, 2005, which has been included in the accompanying consolidated balance sheets. The Company incurred no property management fees for the year ended December 31, 2004.

•	A leasing fee of 1.5% of gross revenues payable over the term of each executed lease including any lease renewal, extension, expansion or similar event and certain construction management and re-development construction management fees, in the event Hines renders such services. The Company incurred no leasing, construction management or redevelopment fees during the years ended December 31, 2005 or 2004.

•	The Company generally will be required to reimburse Hines for certain operating costs incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel who are located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’s duties under the agreement. However, the reimbursable cost of these off-site personnel and overhead expenses will be limited to the lesser of the amount that is recovered from the tenants under their leases and/or a limit calculated based on the rentable square feet covered by the agreement. The Company incurred reimbursable expenses of approximately $405,000 for the year ended December 31, 2005. This amount, net of payments, resulted in a liability of approximately $100,000 as of December 31, 2005, which has been included in the accompanying consolidated balance sheet. The Company incurred no reimbursable expenses for the year ended December 31, 2004.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Participation Interest
      Pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, HALP owns a profits interest in the Operating Partnership (the “Participation Interest”). The percentage interest in the Operating Partnership attributable to the Participation Interest was 1.23% and 1.38% as of December 31, 2005 and December 31, 2004, respectively. The Participation Interest entitles HALP to receive distributions from the Operating Partnership based upon its percentage interest in the Operating Partnership at the time of distribution.
      As the percentage interest of the participation interest is adjusted, the value attributable to such adjustment related to acquisition fees and asset management fees is charged against earnings and recorded as a liability until such time as the Participation Interest is repurchased for cash or converted into common shares of Hines REIT. This liability totaled approximately $3.0 million and $409,000 as of December 31, 2005 and December 31, 2004, respectively, and is included in participation interest liability in the accompanying consolidated balance sheets. The related expense for asset management and acquisition fees of approximately $2.6 million and $409,000 for the years ended December 31, 2005 and 2004, respectively, is included in asset management and acquisition fees in the accompanying consolidated statements of operations.

Acquisition of Interests in the Core Fund
      During the years ended December 31, 2005 and 2004, the Company acquired interests in the Core Fund totaling approximately $99.8 million and $28.4 million, respectively (of which $81.5 million and $28.4 million, respectively, was acquired from affiliates of Hines). The Company acquired the interests from affiliates of Hines at the same price at which the affiliates originally acquired the interests (in the form of limited partnership interests). See further discussion of the Company’s investment in the Core Fund in Note 3.

7.	Commitments and Contingencies
      On October 12, 2005, the Company entered into a contract to acquire Airport Corporate Center, a 45-acre office park located in the Airport West/ Doral submarket of Miami, Florida. This acquisition was completed on January 31, 2006. See Note 8 for further discussion.
      Effective November 14, 2005, the Company entered into an agreement to make a $100 million capital commitment to the Core Fund. Pursuant to this agreement, the Company made a capital contribution to the Core Fund of $18.3 million on December 1, 2005, and the remaining obligation as of December 31, 2005 was $81.7 million. The Company made an additional capital contribution on March 1, 2006. See Note 8 for further discussion.

8.	Subsequent Events
      On January 31, 2006, the Company acquired Airport Corporate Center, a 45-acre (unaudited) office park located in the Airport West/ Doral submarket of Miami, Florida. The contract purchase price of Airport Corporate Center was approximately $156.8 million, exclusive of transaction costs, financing fees and working capital reserves. The properties consist of 11 buildings constructed between 1982 and 1996 and a 5.46-acre (unaudited) land tract. The buildings have an aggregate of approximately 1,018,477 square feet (unaudited) of rentable area and were approximately 95% leased (unaudited) as of the date of acquisition.
      In connection with this acquisition, on January 31, 2006 a wholly-owned subsidiary of the Operating Partnership assumed a mortgage agreement with Wells Fargo Bank, N.A., as trustee for the registered holders of certain commercial mortgage pass-through certificates, in the principal amount of $91.0 million. The loan bears interest at a fixed rate of 4.775% per annum, matures and becomes payable on March 11, 2009 and is secured by Airport Corporate Center. The mortgage agreement contains customary events of default, with

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.
      On January 31, 2006, an indirect subsidiary of the Core Fund, along with certain institutional co-investors, acquired an office property located at 720 Olive Way in the central business district of Seattle, Washington. The indirect subsidiary of the Core Fund acquired an approximate 80% interest and the remaining 20% was acquired by the institutional co-investors. The contract purchase price of 720 Olive Way was approximately $83.7 million, exclusive of transaction costs, financing fees and working capital reserves. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The building contains approximately 287,000 square feet (unaudited) of rentable area and was approximately 80% leased (unaudited) at the date of acquisition.
      In connection with the acquisition of 720 Olive Way, on January 31, 2006 an indirect subsidiary of the Core Fund entered into a mortgage agreement with The Prudential Insurance Company of America in the principal amount of $42.4 million. The loan bears interest at a fixed rate of 5.32% per annum, has a ten year term and is secured by 720 Olive Way. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. This loan is not recourse to the Core Fund or to the Company.
      On March 1, 2006, as the result of a capital call issued by the Core Fund, the Company contributed an additional $17.2 million to the Core Fund. As a result of this contribution, the Company owned a 27.37% non-managing general partner interest in the Core Fund and its remaining commitment to invest in the Core Fund was $64.5 million.
      On March 10, 2006, a subsidiary of the Core Fund entered into a contract with an unaffiliated third party to acquire, subject to customary closing conditions, 333 West Wacker, an office property located in the central business district in Chicago, Illinois. The indirect subsidiary of the Core Fund will acquire an approximate 80% interest and the remaining 20% will be acquired by institutional co-investors. The contract purchase price for 333 West Wacker is expected to be approximately $223.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Core Fund anticipates that the acquisition will be funded with borrowings under a revolving credit facility agreement held by its subsidiary, capital contributions from certain institutional co-investors and mortgage financing obtained in connection with the acquisition. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The building contains an aggregate of approximately 868,000 square feet (unaudited) of rentable area and is approximately 92% leased (unaudited). The Core Fund anticipates that the acquisition of 333 West Wacker will be consummated on April 3, 2006. Although management of the Core Fund believes the acquisition of 333 West Wacker is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of 333 West Wacker will be consummated. If the Core Fund elects not to close on 333 West Wacker, it will forfeit the $16.0 million earnest money deposit made.
      On March 23, 2006, the Company entered into a contract with 321 North Clark Realty LLC, a joint venture between an affiliate of Hines and an institution advised by JP Morgan Chase, to acquire, subject to customary closing conditions, 321 North Clark, an office property located in the central business district in Chicago, Illinois. The contract purchase price for 321 North Clark is expected to be approximately $247.3 million, exclusive of transaction costs, financing fees and working capital reserves. The Company anticipates that the acquisition will be funded with net proceeds from the Offering, borrowings under the Company’s existing revolving credit facility and debt financing obtained in connection with the acquisition.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
The property consists of a 35-story office building and a parking structure that were constructed in 1987. The building contains an aggregate of approximately 897,000 square feet (unaudited) of rentable area and is approximately 92% leased (unaudited). The Company anticipates that the acquisition of 321 North Clark will be consummated on or about April 24, 2006. Although the Company believes the acquisition of 321 North Clark is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of 321 North Clark will be consummated. If the Company elects not to close on 321 North Clark for reasons other than the failure of certain conditions or default of the seller, it will forfeit the $10.0 million earnest money deposit made.
      From January 1 through March 24, 2006, the Company received gross offering proceeds of approximately $80.1 million from the sale of 8,076,207 common shares, including approximately $1.7 million of gross proceeds relating to 180,960 shares sold under the dividend reinvestment plan. As of March 24, 2006, 169,289,526 common shares remained available for sale to the public pursuant to the Offering, exclusive of 19,596,198 common shares available under the dividend reinvestment plan.
      From January 1, 2006 through March 24, 2006, the Company incurred borrowings totaling $77.0 million under the Credit Facility and made principal payments totaling $56.9 million, and the remaining principal amount due under this obligation was $95.0 million as of March 24, 2006.

9.	Quarterly Financial data (unaudited)
      The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005:

	For the Quarter Ended				For the
					Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2005	2005	2005	2005	2005

Revenues	$—	$47,609	$2,073,371	$4,125,825	$6,246,805
Equity in earnings (losses) of Hines-Sumisei U.S. Core Office Fund, L.P.	$(28,944)	$44,549	$(75,758)	$(770,981)	$(831,134)
Net income (loss)	$(2,236,580)	$(1,895,654)	$5,257,926	$(2,882,286)	$(1,756,594)
Income (loss) per common share:
Basic and diluted	$(0.62)	$(0.24)	$0.40	$(0.22)	$(0.16)
      The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2004:

	For the Quarter Ended				For the
					Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2004	2004	2004	2004	2004

Revenues	$—	$—	$—	$—	$—
Equity in earnings of Hines-Sumisei U.S. Core Office Fund, L.P.	$—	$—	$—	$68,461	$68,461
Net loss	$(155,866)	$(269,913)	$(286,341)	$(9,295,769)	$(10,007,889)
Loss per common share:
Basic and diluted	$(155.87)	$(269.91)	$(286.34)	$(14.17)	$(60.40)
* * * * *

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
Hines-Sumisei U.S. Core Office Fund, L.P.
Houston, Texas
      We have audited the accompanying consolidated balance sheets of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries (the “Partnership”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, partners’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Hines-Sumisei U.S. Core Office Fund, L.P. and subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
March 27, 2006

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2005 and 2004

	2005	2004

ASSETS
Investment property — at cost:
Buildings and improvements — net of accumulated depreciation of $31,433,267 and $13,511,390 at December 31, 2005 and 2004, respectively	$770,178,202	$560,887,553
In-place leases — net of accumulated amortization of $75,304,452 and $36,385,591 at December 31, 2005 and 2004, respectively	277,567,502	242,098,226
Land	334,747,158	283,876,988

Total investment property	1,382,492,862	1,086,862,767
Cash and cash equivalents	42,044,377	42,595,516
Restricted cash	2,137,237	13,139,238
Straight-line rent receivable	26,999,653	11,477,523
Tenant and other receivables	5,001,999	1,836,391
Deferred financing costs, net of accumulated amortization of $5,902,849 and $3,034,386 at December 31, 2005 and 2004, respectively	21,358,223	23,456,139
Deferred leasing costs, net of accumulated amortization of $3,512,955 and $366,229 at December 31, 2005 and 2004, respectively	52,147,787	12,740,735
Acquired above-market leases, net of accumulated amortization of $37,509,274 and $15,888,581 at December 31, 2005 and 2004, respectively	160,330,393	157,844,784
Prepaid expenses and other assets	7,127,184	1,183,098

TOTAL ASSETS	$1,699,639,715	$1,351,136,191

LIABILITIES AND PARTNERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$50,559,152	$14,592,564
Straight-line rent payable	319,359	127,546
Acquired below-market leases, net of accumulated amortization of $9,689,871 and $4,302,381 at December 31, 2005 and 2004, respectively	18,969,632	16,139,137
Other liabilities	15,062,043	24,416,325
Distributions payable	13,960,104	7,077,685
Dividends and distributions payable to minority interest holders	7,255,642	6,116,688
Notes payable	915,030,000	739,733,000

Total liabilities	1,021,155,932	808,202,945
Commitments and contingencies	—	—
Minority interest	260,929,015	283,165,187
Partners’ equity	417,554,768	259,768,059

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$1,699,639,715	$1,351,136,191

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenues:
Rental revenues	$190,686,009	$136,811,083
Other revenues	9,990,629	8,572,852

Total revenues	200,676,638	145,383,935

Expenses:
Depreciation and amortization	58,218,871	43,618,014
Property operating expenses	46,557,672	25,634,566
Real property taxes	37,213,454	21,633,532
Property management fees	3,912,329	2,406,083
General and administrative	4,846,512	5,495,372

Total expenses	150,748,838	98,787,567

Income before interest income, interest expense and income allocated to minority interests	49,927,800	46,596,368
Interest income	927,438	347,169
Interest expense	(47,272,540)	(30,349,409)
Income allocated to minority interests	(6,659,787)	(10,737,438)

Net (loss) income	$(3,077,089)	$5,856,690

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
For the Years Ended December 31, 2005 and 2004

	Managing	Other
	Partner	Partners	Total

BALANCE — January 1, 2004	$(21,222)	$(2,100,908)	$(2,122,130)
Contributions from partners	284,990	364,729,797	365,014,787
Distributions to partners	(30,704)	(22,264,187)	(22,294,891)
Net income	8,564	5,848,126	5,856,690
Redemption of partnership interests	(5,116)	(85,126,602)	(85,131,718)
Adjustment for basis difference	(1,554,679)	—	(1,554,679)

BALANCE — December 31, 2004	(1,318,167)	261,086,226	259,768,059
Contributions from partners	206,564	199,060,100	199,266,664
Distributions to partners	(58,278)	(39,823,702)	(39,881,980)
Net loss	(3,066)	(3,074,023)	(3,077,089)
Adjustment for basis difference	1,479,114	—	1,479,114

BALANCE — December 31, 2005	$306,167	$417,248,601	$417,554,768

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2005 and 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,077,089)	$5,856,690
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	64,152,689	46,065,861
Amortization of out-of-market leases — net	16,233,203	10,824,205
Minority interest in earnings of consolidated entities	6,659,787	10,737,438
Changes in assets and liabilities:
(Increase) decrease in tenant and other receivables	(2,908,987)	785,835
Increase in straight-line rent receivable	(15,522,130)	(8,598,417)
Additions to deferred lease costs	(22,154,227)	(12,226,055)
Decrease in prepaid expenses and other assets	(109,289)	(1,052,981)
Increase in accounts payable and accrued expenses	14,335,924	8,258,568
Increase in straight-line rent payable	191,813	127,546
(Decrease) increase in other liabilities	(10,900,284)	18,548,857

Net cash provided by operating activities	46,901,410	79,327,547

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in investment property	(348,116,934)	(589,862,570)
(Decrease) increase in restricted cash	11,002,001	(2,561,057)
Increase in acquired out-of-market leases — net	(16,091,507)	(137,595,344)
Increase in other assets	(6,000,000)	—

Net cash used in investing activities	(359,206,440)	(730,018,971)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from partners	180,429,700	320,962,073
Contributions from minority interest holders	23,309,264	191,981,307
Distributions to partners	(32,999,561)	(15,217,206)
Dividends to minority interest holders	(30,479,084)	(32,445,262)
Redemption to partners	—	(85,131,718)
Redemptions to minority interests	—	(20,000,000)
Proceeds from notes payable	346,140,000	436,339,892
Repayments of notes payable	(170,843,000)	(95,511,892)
(Decrease) increase in security deposit liabilities	(1,800,929)	4,014,425
Additions to deferred financing costs	(2,002,499)	(18,271,755)

Net cash provided by financing activities	311,753,891	686,719,864

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(551,139)	36,028,440
CASH AND CASH EQUIVALENTS — Beginning of year	42,595,516	6,567,076

CASH AND CASH EQUIVALENTS — End of year	$42,044,377	$42,595,516

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$42,496,380	$26,630,223

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Accrued additions to investment property	$2,835,709	$—

Distributions payable	$13,960,104	$7,077,685

Dividends payable to minority interest holders	$7,255,642	$6,116,688

Conversion of note payable to equity	$—	$44,052,714

Redemption of minority interests	$18,836,964	$—

See notes to consolidated financial statements.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of and for the Years Ended December 31, 2005 and 2004
1. ORGANIZATION
      Hines-Sumisei U.S. Core Office Fund, L.P. and consolidated subsidiaries (the “Fund”) was organized in August 2003 as a Delaware limited partnership by affiliates of Hines Interests Limited Partnership (“Hines”) for the purpose of investing in existing office properties (“Properties”) in the United States. The Fund’s third-party investors are primarily U.S. and foreign institutional investors. The managing general partner is Hines US Core Office Capital LLC (“Capital”), an affiliate of Hines.
      As of December 31, 2005, the Fund owned indirect interests in the following office properties:

		Effective
		Ownership
		by the Fund
		December 31,
Property	Market	2005(1)

425 Lexington Avenue	New York, New York	40.6%
499 Park Avenue	New York, New York	40.6%
1200 Nineteenth Street	Washington D.C.	40.6%
600 Lexington Avenue	New York, New York	40.6%
One Shell Plaza	Houston, Texas	46.2%
Two Shell Plaza	Houston, Texas	46.2%
The KPMG Building	San Francisco, California	92.4%
101 Second Street	San Francisco, California	92.4%
Three First National Plaza	Chicago, Illinois	73.9%
525 B Street	San Diego, California	92.4%

(1)	This percentage shows the Fund’s effective ownership interests in the applicable operating companies (“Companies”) that own the Properties. The Fund holds an indirect ownership interest in the Companies through its investments in 1) Hines-Sumisei NY Core Office Trust I (“Trust I”) (40.60% at December 31, 2005), 2) Hines-Sumisei NY Core Office Trust II (“Trust II”) (40.60% at December 31, 2005) and 3) Hines-Sumisei U.S. Core Office Trust (“Trust III”) (99.43% at December 31, 2005).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      Basis of Presentation — The consolidated financial statements include the accounts of the Fund, as well as the accounts of entities over which the Fund exercises financial and operating control and the related amounts of minority interest. All intercompany balances and transactions have been eliminated in consolidation.
      Investment Property — Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, does not exceed the individual property’s fair value. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are 7 to 10 years for furniture and fixtures, 15 to 20 years for electrical and mechanical installations, and 40 years for buildings. Major replacements where the betterment extends the useful life of the assets are capitalized. Maintenance and repair items are expensed as incurred.
      Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
values to reflect impairment in the value of the asset. At December 31, 2005 and 2004, management believes no such impairment has occurred.
      Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations of acquired properties are included in the Fund’s results of operations from the respective dates of acquisition. Estimates of future cash flows and other valuation techniques similar to those used by independent appraisers are used to allocate the purchase price of acquired property between land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases and tenant relationships. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.
      The estimated fair value of acquired in-place leases are the costs the Fund would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Fund evaluates the time period over which such occupancy levels would be achieved and includes an estimate of the net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.
      Acquired above- and below-market lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the leases. The capitalized above- and below-market lease values are amortized as adjustments to rent revenue over the remaining non-cancelable terms of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.
      Cash and Cash Equivalents — The Fund defines cash and cash equivalents as cash on hand and investment instruments with original maturities of three months or less.
      Restricted Cash — At December 31, 2005 and 2004, restricted cash consists of tenant security deposits and escrow deposits held by lenders for property taxes, tenant improvements and leasing commissions. Substantially all restricted cash is invested in demand or short-term instruments.
      Deferred Financing Costs — Deferred financing costs consist of direct costs incurred in obtaining the notes payable (see Note 4). These costs are being amortized into interest expense on a straight-line basis, which approximates the effective interest method, over the term of the notes. For the years ended December 31, 2005 and 2004, $4,154,544 and $2,447,847 respectively, was amortized into interest expense.
      Deferred Leasing Costs — Direct leasing costs, primarily third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization was $1,785,649 and $0 for the years ended December 31, 2005 and 2004, respectively, and was recorded as an offset to rental revenue. Amortization expense related to other direct leasing costs for the years ended December 31, 2005 and 2004, was $1,371,758 and $344,103, respectively.
      Revenue Recognition — The Fund recognizes rental revenue on a straight-line basis over the life of the lease, including the effect of rent holidays, if any. Straight-line rent receivable included in the accompanying consolidated balance sheets consists of the difference between the tenants’ rent calculated on a straight-line basis from the date of acquisition or lease commencement over the remaining term of the related leases and the tenants’ actual rent due under the leases.
      Revenues relating to lease termination fees are recognized at the time a tenant’s right to occupy the space is terminated and when the companies have satisfied all obligations under the agreement. For the years ended

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
December 31, 2005 and 2004, the Fund recorded $22,000 and $13,162,660, respectively, in rental revenue relating to lease termination fees.
      Environmental Remediation Costs — The Fund accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable.
      Income Taxes — No provision for income taxes is made in the accounts of the Fund since such taxes are liabilities of the partners and depend upon their respective tax situations.
      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.
      Reclassifications — Certain reclassifications have been made to amounts in the 2004 consolidated financial statements to be consistent with the 2005 presentation. These include the reclassification of (i) changes in tenant security deposit liabilities from operating activities to financing activities in the consolidated statements of cash flows, (ii) unearned income liabilities from accounts payable and accrued expenses to other liabilities in the consolidated balance sheets and in the consolidated statements of cash flows, and (iii) tenant billback revenue from rental revenues to other revenues in the consolidated statements of operations.
      Newly Adopted Accounting Pronouncements — In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), which was revised in December 2003. FIN 46, as amended, establishes criteria to identify and assess a company’s interest in variable interest entities and for consolidating those entities. This interpretation is effective immediately for nonpublic companies regarding their interests in entities that were formed after December 31, 2003, and is effective no later than the beginning of the first annual period beginning after December 31, 2004, for their interests in entities that were formed on or before December 31, 2003. Related to all variable interests in entities, in which the Fund has an interest, the adoption of this interpretation did not have a material impact on the Fund’s financial statements.
      In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”), which clarifies the term “conditional asset retirement obligation” as used in Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.” A conditional asset retirement obligation refers to a legal obligation to perform an asset retirement activity when the timing and/or method of settlement are conditional on a future event that may or may not be in the control of the entity. This legal obligation is absolute, despite the uncertainty regarding the timing and/or method of settlement. In addition, the fair value of a liability for the conditional asset retirement obligation should be recognized when incurred; generally upon acquisition, construction, or development and/or through normal operation of the asset. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 was effective no later than the end of fiscal years ending after December 15, 2005. Pursuant to the adoption of FIN 47, the Fund has determined that certain asset retirement obligations meet the criteria for recording a liability and has recorded an asset retirement obligation totaling approximately $2,308,500, which is included in other liabilities in the consolidated balance sheet as of December 31, 2005.
      In June 2005, the FASB issued Emerging Issues Task Force (“EITF”) Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” EITF Issue No. 04-05 provides a framework for determining whether a general partner controls, and should consolidate, a limited partnership or a similar entity. EITF Issue No. 04-05 was effective after June 29, 2005, for all newly formed limited partnerships and

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
for any pre-existing limited partnerships that modify their partnership agreements after that date. General partners of all other limited partnerships are required to apply the consensus no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. Management does not expect the adoption of EITF Issue No. 04-05 to have a material impact on the Fund’s financial position, results of operations or cash flows.

3.	REAL ESTATE INVESTMENTS
      At December 31, 2005, the Fund indirectly owned interests in the following properties:

		Acquisition	Leasable	% Leased
Property	Market	Date	Square Feet	at 12/31/05

			(Unaudited)	(Unaudited)
425 Lexington Avenue	New York, New York	August 19, 2003	700,134	100%
499 Park Avenue	New York, New York	August 19, 2003	285,890	98%
1200 Nineteenth Street	Washington D.C.	August 19, 2003	235,404	100%
600 Lexington Avenue	New York, New York	February 2, 2004	280,972	96%
One Shell Plaza	Houston, Texas	May 10, 2004	1,225,646	96%
Two Shell Plaza	Houston, Texas	May 10, 2004	565,073	92%
The KPMG Building	San Francisco, California	September 20, 2004	379,329	94%
101 Second Street	San Francisco, California	September 20, 2004	388,370	95%
Three First National Plaza	Chicago, Illinois	March 22, 2005	1,418,041	93%
525 B Street	San Diego, California	August 10, 2005	423,546	87%

Total			5,902,405

      As of December 31, 2005, accumulated depreciation and amortization related to investments in real estate assets and related lease intangibles were as follows:

			Acquired	Acquired
	Buildings and		Above-Market	Below-Market
	Improvements	In-Place Leases	Leases	Leases

Cost	$801,611,469	$352,871,954	$197,839,667	$28,659,503
Less: depreciation and amortization	(31,433,267)	(75,304,452)	(37,509,274)	(9,689,871)

Net	$770,178,202	$277,567,502	$160,330,393	$18,969,632

      Amortization expense was $38,918,861 and $32,491,848 for in-place leases for the years ended December 31, 2005 and 2004, respectively. Amortization of out-of-market leases, net, was approximately $16,233,203 and $10,824,205 for the years ended December 31, 2005 and 2004, respectively. The weighted-average lease life of in-place and out-of-market leases was eight years at December 31, 2005.
      Anticipated amortization of in-place and out-of-market leases, net, for the next five years is as follows:

	In-Place	Out-of-Market
Years Ending December 31	Leases	Leases — Net

2006	$37,219,639	$14,668,353
2007	34,242,158	15,094,702
2008	30,356,051	16,528,137
2009	27,429,727	17,026,761
2010	25,306,757	15,911,335

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	NOTES PAYABLE
      The Fund’s notes payable at December 31, 2005 and 2004 consist of the following:

			Outstanding	Outstanding
			Principal	Principal
			Balance at	Balance at
		Maturity	December 31,	December 31,
Description	Interest Rate	Date	2005	2004

Mortgage Debt
Secured Non-recourse Fixed Rate Mortgage Loans —
Bank of America/Connecticut General Life Insurance — 425 Lexington Avenue, 499 Park Avenue, 1200 Nineteenth Street
Note A1	4.7752%	9/01/2013	$160,000,000	$160,000,000
Note A2	4.7752%	9/01/2013	104,600,000	104,600,000
Note B	4.9754%	9/01/2013	51,805,000	51,805,000
Prudential Financial, Inc — 600 Lexington Avenue	5.74%	3/01/2014	49,850,000	49,850,000
Prudential Mortgage Capital Company Note A — One Shell Plaza/Two Shell Plaza	4.64%	6/01/2014	131,962,500	131,962,500
Prudential Mortgage Capital Company Note B — One Shell Plaza/Two Shell Plaza	5.29%	6/01/2014	63,537,500	63,537,500
Nippon Life Insurance Companies — The KPMG Building	5.13%	9/20/2014	80,000,000	80,000,000
Nippon Life Insurance Companies — 101 Second Street	5.13%	4/19/2010	75,000,000	75,000,000
The Northwestern Mutual Life Insurance Company — Three First National Plaza	4.67%	4/01/2012	126,900,000	—
NLI Properties East, Inc. — 525 B Street	4.69%	8/07/2012	52,000,000	—

			895,655,000	716,755,000

Variable Rate Mezzanine Loans —
The Northwestern Mutual Life Insurance Company — Three First National Plaza	30 day LIBOR + 1.00%	4/01/2010	14,100,000	—
Prudential Mortgage Capital Company — The KPMG Building/101 Second Street	30 day LIBOR + 3.75%	10/1/2005	—	22,978,000

			14,100,000	22,978,000

Revolving Credit Facilities
Key Bank National Association — Trust I and Trust II	60 day LIBOR + 2.0% to 2.25%	1/28/2008	5,275,000	—

Total			$915,030,000	$739,733,000

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Mortgage Debt:

Secured Non-recourse Fixed Rate Mortgage Loans:
      Bank of America/Connecticut General Life Insurance Note A and Note B — The non-recourse loan agreement obligations are secured by mortgages on 425 Lexington Avenue, 499 Park Avenue, and 1200 Nineteenth Street; the leases on these properties; a security interest in personal property in these properties; and an assignment of the property management agreements. The loan agreement requires monthly payments of interest only, and all outstanding principal and unpaid interest must be paid by September 1, 2013. No prepayment of the loan agreement was allowed prior to September 1, 2005. After September 1, 2005, prepayment of the entire principal balance of the loan is permitted with payment of a premium.
      Prudential Financial, Inc. — On February 2, 2004, Hines 600 Lexington Ave LLC entered into a loan agreement with Cigna Retirement & Investment Services. The non-recourse loan was subsequently transferred to Prudential Financial, Inc. under the original terms in April 2004. The loan agreement obligations are secured by a mortgage on 600 Lexington Avenue, the leases on this property, a security interest in personal property in this property, and an assignment of the property management agreement. The loan agreement requires monthly interest payments, and all outstanding principal and unpaid interest must be paid by March 1, 2014. No prepayment of the loan is allowed prior to March 1, 2006. After March 1, 2006, prepayment of the entire principal balance of the loan is permitted with payment of a premium.
      Prudential Mortgage Capital Company — The non-recourse loan agreement obligations are secured by mortgages on One Shell Plaza and Two Shell Plaza (the “Shell Buildings”), the leases on these properties, a security interest in personal property in these properties, and an assignment of the property management agreements. The loan agreement requires monthly interest-only payments through 2009. Principal and interest payments begin July 1, 2009 through June 1, 2014, the maturity date of the loan. Prepayment of the entire principal balance of the loan is permitted with payment of a premium upon 30 days’ written notice to the lender.
      Nippon Life Insurance Companies — The non-recourse loan is secured by a mortgage on The KPMG Building, the leases on this property, a security interest in personal property in this property, and an assignment of the property management agreement. The loan requires monthly interest payments, and all outstanding principal and unpaid interest must be paid by September 20, 2014. This loan is cross-collateralized and includes cross-default provisions with the Nippon Life Insurance Companies — 101 Second Street loan. Prepayment of this loan is not allowed prior to September 20, 2006. Thereafter, prepayment of the entire principal balance is allowed with payment of a prepayment penalty.
      Nippon Life Insurance Companies — The non-recourse loan is secured by a mortgage on 101 Second Street, the leases on this property, a security interest in personal property in this property, and an assignment of the property management agreement. The loan requires monthly interest payments, and all outstanding principal and unpaid interest must be paid by April 19, 2010. This loan is cross-collateralized and includes cross-default provisions with the Nippon Life Insurance Companies — the KPMG Building loan. Prepayment of this loan was not allowed prior to April 19, 2003. Prepayment of the entire principal balance is now allowed with payment of a prepayment penalty.
      The Northwestern Mutual Life Insurance Company — In connection with the acquisition of Three First National Plaza (“Three First”), a subsidiary of the Fund entered into a loan agreement with The Northwestern Mutual Life Insurance Company. The non-recourse loan agreement obligation is secured by a mortgage on Three First, the leases on the property, and a security interest in personal property located on the property. The loan agreement requires monthly interest-only payments through April 1, 2012, the maturity date of the loan. Prepayment of the entire principal balance of the loan is permitted after April 1, 2006, with payment of a premium upon 10 days’ written notice to the lender.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      NLI Properties East, Inc. — The non-recourse loan agreement obligation is secured by a mortgage on 525 B Street, the leases on the property and a security interest in personal property located on the property. The loan agreement requires monthly interest-only payments through July 1, 2012, with the note maturing on August 7, 2012. Prepayment of this loan is not allowed prior to August 10, 2007. Thereafter, prepayment of the entire principal balance is allowed with 60 days’ written notice to the lender and the payment of a premium.

Variable Rate Mezzanine Loans:
      The Northwestern Mutual Life Insurance Company — In connection with the acquisition of Three First, a subsidiary of the Fund entered into a loan agreement with The Northwestern Mutual Life Insurance Company. The non-recourse loan is secured by the leases on the property and a security interest in personal property located on the property. This loan requires monthly installments of interest only through April 1, 2010, the maturity date of the loan. Prepayment of the entire principal balance of this loan is permitted upon 10 days’ written notice. Partial prepayment of the principal balance is permitted after December 15, 2005, upon 10 days’ written notice with payment of an administrative fee. The interest rate for this loan at December 31, 2005 was 5.29%.
      Prudential Mortgage Capital Company Mezzanine Loan — In connection with the acquisition of The KPMG Building and 101 Second Street, an indirect subsidiary of the Fund entered into a mezzanine loan agreement with Prudential Mortgage Capital Company, LLC. The mezzanine loan was secured by this subsidiary’s direct and indirect interests in the investment entities formed to hold the properties and was not recourse to the Fund. This loan had a term of 12 months (subject to one 6-month extension option) and required monthly installments of interest only for the stated term. Prepayment of the entire principal balance of this loan was permitted upon 30 days’ written notice. All outstanding principal and interest was paid in full on March 15, 2005.

Revolving Credit Facilities:
      Key Bank National Association — On January 28, 2005, Trust I and Trust II (collectively, the “Borrowers”), both subsidiaries of the Fund, entered into an agreement with Key Bank National Association for a $15,000,000 revolving line of credit (“Key Bank Agreement 1”). Principal amounts outstanding bear interest at either of the following to be chosen by the Borrowers: (1) variable rate equal to the greater of Prime Rate or Adjusted Federal Funds Rate (as defined in the Key Bank Agreement 1) or (2) LIBOR plus 200 to 225 basis points. Payments of interest are due monthly, and all outstanding principal and unpaid interest is due on January 28, 2008. The Borrowers may extend the maturity date for two successive 12-month periods. The Borrowers may prepay the note at any time with three business days’ notice. The outstanding principal balance on this revolving line of credit at December 31, 2005, was $5,275,000 bearing a weighted average rate of 6.25%.
      Key Bank National Association — On August 31, 2005, Hines-Sumisei US Core Office Properties LP (“Core Office Properties”), a subsidiary of the Fund, entered into an agreement with Key Bank National Association for a $175,000,000 revolving line of credit (“Key Bank Agreement 2”) with an accordion to $300,000,000. The Key Bank Agreement 2 allows for borrowing at a variable rate or a LIBOR-based rate plus a spread ranging from 125 to 212.5 basis points based on a prescribed leverage ratio calculated for Core Office Properties, which ratio under the Key Bank Agreement 2 takes into account the Core Office Properties effective ownership interest in the debt and certain allowable assets of entities in which Core Office Properties directly and indirectly invests. Payments of interest are due monthly, and all outstanding principal and unpaid interest is due on August 30, 2008. Core Office Properties may extend the maturity date for two successive 12-month periods. Core Office Properties may prepay the note at any time with three business days’ notice. There was no outstanding principal balance on this revolving line of credit at December 31, 2005.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As of December 31, 2005, the scheduled principal payments on notes payable are due as follows:

Years Ending December 31

2006	$—
2007	—
2008	5,275,000
2009	1,465,448
2010	92,139,102
Thereafter	816,150,450

Total	$915,030,000

      All of the notes described above contain both affirmative and negative covenants. Management believes that the Fund was in compliance with such covenants at December 31, 2005.

5.	RENTAL REVENUES
      The Fund has entered into noncancelable lease agreements, subject to various escalation clauses, with tenants for office and retail space.
      As of December 31, 2005, the approximate fixed future minimum rentals in various years through 2027 (excluding rentals from month-to-month leases) are as follows:

Fixed Future
Minimum
Year Ending December 31	Rentals

2006	$159,609,650
2007	158,483,190
2008	144,636,506
2009	146,009,456
2010	140,503,414
Thereafter	807,758,271

Total	$1,557,000,487

      Of the total rental revenue for the year ended December 31, 2005, approximately:

•	Fifteen percent was earned from two affiliated tenants in the oil and gas industry, whose leases expire on December 31, 2015; and

•	Thirty eight percent was earned from several tenants in the legal services industry, whose leases expire at various times during the years 2007 through 2027.

      The tenant leases provide for annual rentals that include the tenants’ proportionate share of real estate taxes and certain building operating expenses. The Properties’ tenant leases have remaining terms of up to 22 years and generally include tenant renewal options that can extend the lease terms.

6.	GOVERNING AGREEMENTS AND INVESTOR RIGHTS
      Governance of the Fund — The Fund is governed by the Partnership Agreement, as amended and restated on May 9, 2005. The term of the Fund shall continue until the Fund is dissolved pursuant to the provisions of the Partnership Agreement.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Management — Capital, as managing general partner, manages the day-to-day affairs of the Fund through an advisory agreement with Hines. The managing general partner has the power to direct the management, operation, and policies of the Fund subject to oversight of a management board. A subsidiary of Hines Real Estate Investment Trust, Inc. (“HinesREIT”), holds a non-managing general partner interest in the Fund. The Fund is required to obtain approval from the non-managing general partner for certain significant actions specified in the Partnership Agreement.
      Governance — The managing general partner is subject to the oversight of a management board consisting of seven members. The approval of the management board is required for acquiring and disposing of investments, incurring indebtedness, undertaking offerings of equity interests in the Fund, approving annual budgets, and other major decisions as outlined in the Partnership Agreement.
      Contributions — A new investor entering the Fund generally acquires units of limited partnership interest pursuant to a subscription agreement under which the investor agrees to contribute a specified amount of capital to the Fund in exchange for units (“Capital Commitment”). A Capital Commitment may be funded and units may be issued in installments; however, the new investor is admitted to the Fund as a limited partner upon payment for the first units issued to the investor. Additional cash contributions for any unfunded commitments are required upon direction by the managing general partner.
      Distributions — Cash distributions will be made to the partners of record as of the applicable record dates, not less frequently than quarterly, in proportion to their ownership interests.
      Allocation of Profits/ Losses — All profits and losses for any fiscal year shall be allocated pro rata among the partners in proportion to their ownership interests. All profit and loss allocations are subject to the special and curative allocations as provided in the Partnership Agreement.
      Fees — Unaffiliated limited partners, as defined, of the Fund pay acquisition and asset management fees to the managing general partner or its designees. These fees are deducted from distributions otherwise payable to a partner and are in addition to, rather than a reduction of, the Capital Commitment of the partner. During the Fund’s initial investment period, which ends on February 2, 2007, these fees are paid 100% in cash. After the initial investment period, they will be paid 50% in cash and 50% in the form of a profits interest intended to approximate having reinvested such 50% of the fees in Partnership units at current unit value.
      Redemptions — Beginning with the fiscal year ending after the later of (1) February 2, 2007, or (2) one year after acquisition of such interest, a partner may request redemption of all or a portion of its interest in the Fund at a price equal to the interest’s value based on the net asset value of the Fund at the time of redemption. The Fund will attempt to redeem up to 10%, in the aggregate, of the outstanding interests in the Fund, Trust III, and Core Office Properties during any calendar year, provided that the Fund will not redeem any interests if the managing general partner determines that such redemption would result in any real estate investment trust (“REIT”) in which the Fund has an interest ceasing to qualify as a domestically controlled REIT for U.S. income tax purposes.
      Debt — The Fund, through its subsidiaries, may incur debt with respect to any of its investments or future investments in real estate properties, subject to the following limitations at the time the debt is incurred: (1) 65% debt-to-value limitation for each property; and (2) 50% aggregate debt-to-value limitation for all Fund assets, excluding in both cases assets held by Trust I and Trust II (the “NY Trusts”). However, the Fund may exceed the 50% aggregate limitation in (2) above if the managing general partner determines it is advisable to do so as long as the managing general partner makes a reasonable determination that the excess indebtedness will be repaid within one year of its incurrence. The NY Trusts have a 55% debt-to-value limitation at the time any such indebtedness is incurred. In addition, the Fund, through its subsidiaries, may obtain a credit facility secured by unfunded capital commitments from its partners. Such credit facility will not be counted for purposes of the leverage limitations above, as long as no assets of the Fund are pledged to secure such indebtedness.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Rights of General Motors Investment Management Corporation — The Second Amended and Restated Investor Rights Agreement among Hines, the Fund, Core Office Properties, the NY Trusts, Hines Shell Plaza Partners LP (“Shell Plaza Partners”), Hines Three First National Partners LP (“TFN Partners”), General Motors Investment Management Corporation (“GMIMC”) and a number of institutional investors advised by GMIMC (each an “Institutional Co-Investor” and collectively, the “Institutional Co-Investors”), dated October 12, 2005, provides GMIMC with certain co-investment rights with respect to the Fund’s investments. As of December 31, 2005, the Institutional Co-Investors co-invest with the Fund in seven of the Fund’s Properties, owning effective interests in the Properties as follows:

Institutional
Co-Investors’
Effective
Property	Interest

425 Lexington Avenue, 499 Park Avenue, 1200 Nineteenth Street	57.89%
600 Lexington Avenue	57.89%
One Shell Plaza, Two Shell Plaza	49.50%
Three First National Plaza	19.80%
      Subsequent to December 31, 2005, the Institutional Co-Investors also co-invested in the acquisition of 720 Olive Way (see Note 11 for further discussion).
      Co-Investment Rights — GMIMC, on behalf of one or more funds it advises, has the right to co-invest with the Fund in connection with each investment made by the Fund in an amount equal to at least 20% of the total equity capital to be invested in such investment.
      GMIMC also has the right, but not the obligation, on behalf of one or more funds it advises, to co-invest with third-party investors in an amount equal to at least 50% of any co-investment capital sought by the Fund from third-party investors for a prospective investment. In order to exercise such third-party co-investment right, GMIMC must invest at least 50% of the equity to be invested from sources other than the Fund.
      If the owner of an investment desires to contribute the investment to the Fund and receive interests in the Fund or a subsidiary of the Fund on a tax-deferred basis, GMIMC has no co-investment rights with respect to the portion of such investment being made through the issuance of such tax-deferred consideration.
      Redemption Rights — For each asset in which the Institutional Co-Investors acquire interests pursuant to GMIMC’s co-investment rights, the Fund must establish a three-year period ending no later than the 12th anniversary of the date such asset is acquired during which the entity through which the Institutional Co-Investors make their investment will redeem or acquire such Institutional Co-Investors’ interest in such entity at a price based on the net asset value of such entity, unless GMIMC elects to extend this period.
      Buy/ Sell Rights — GMIMC, on behalf of the Institutional Co-Investors having an interest in the NY Trusts, Shell Plaza Partners, TFN Partners and any other entity through which a co-investment is made (each, a “Co-Investment Entity”), on the one hand, and the Fund, on the other hand, have the right to initiate at any time the purchase and sale of any property in which any Institutional Co-Investor has an interest (the “Buy/ Sell”). A Buy/ Sell is triggered by either party delivering a written notice to the other party that identifies the property and states the value the tendering party assigns to such property (the “Stated Value”). The recipient may elect by written notice to be the buyer or seller with respect to such property or, in the absence of a written response, will be deemed to have elected to be a seller. If the property that is the subject of the Buy/ Sell is owned by a Co-Investment Entity that owns more than one property, then such Co-Investment Entity will sell the property to the party determined to be the buyer pursuant to the Buy/ Sell notice procedure for the Stated Value, and the proceeds of the sale will be distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. If the property in question is the only property owned by a Co-Investment Entity, then the party determined to be the buyer pursuant to

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the Buy/ Sell notice procedure will acquire the interest of the selling party in the Co-Investment Entity for an amount equal to the amount that would be distributed to the selling party if the property were sold for the Stated Value and the proceeds distributed in accordance with the applicable provisions of the constituent documents of the Co-Investment Entity. For this purpose, the Shell Buildings are considered to be a single property.
      Rights of IK US Portfolio Invest GmbH & Co. KG — As of December 31, 2005, IK US Portfolio Invest GmbH & Co. KG, a limited partnership established under the laws of Germany (the “IK Fund”), owned 21,266 units of limited partner interest in Core Office Properties and also had an unfunded commitment to invest an additional $18,734,000 to Core Office Properties. Additionally, the IK Fund has made a commitment to contribute up to an additional $65,000,000 to Core Office Properties provided that this commitment is conditioned on the IK Fund raising sufficient equity capital to fund such commitment. The IK Fund has the right to require Core Office Properties to redeem all or any portion of its interest on December 31, 2014, at a price based on the then net asset value of Core Office Properties. The Fund is obligated to provide Core Office Properties with sufficient funds to fulfill this priority redemption right, to the extent sufficient funds are otherwise not available to Core Office Properties. The IK Fund is not entitled to participate in the redemption rights available to Core Office Properties investors until 2015 and each calendar year thereafter.

7.	RELATED-PARTY TRANSACTIONS
      The Companies have entered into management agreements with Hines, a related party, to manage the operations of the Properties. As compensation for its services, Hines receives the following:

•	A property management fee equal to the lesser of the amount of the management fee that is allowable under tenant leases or a specific percentage of the gross revenues of the specific Property. The Fund incurred management fees of $3,912,329 and $2,406,083 for the years ended December 31, 2005 and 2004, respectively.

•	Reimbursement for salaries and wages of its on-site personnel. Salary and wage reimbursements of its onsite property personnel incurred by the Fund for the years ended December 31, 2005 and 2004, were $7,836,043 and $4,223,505 respectively.

•	Reimbursement for various direct services performed off site that are limited to the amount that is recovered from tenants under their leases and usually will not exceed in any calendar year a per-rentable-square-foot limitation. In certain instances, the per-rentable-square-foot limitation may be exceeded with the excess offset against property management fees received. This per-square-foot limitation was approximately $0.21 for 2005 and 2004, increasing on January 1 of each subsequent year based on changes in the consumer price index. For the years ended December 31, 2005 and 2004, reimbursable services incurred by the Fund were $2,645,469 and $538,166, respectively.

•	Leasing commissions equal to 1.5% of gross revenues payable over the term of each executed lease, including any lease amendment, renewal, expansion or similar event. Leasing commissions of $2,875,894 and $2,921,095 were incurred by the Fund during the years ended December 31, 2005 and 2004, respectively.

•	Construction management fees equal to 2.5% of the total project costs relating to the redevelopment, plus direct costs incurred by Hines in connection with providing the related services. Construction management fees of $51,675 and $4,121 were incurred by the Fund during the years ended December 31, 2005 and 2004, respectively.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	Other fees, primarily related to security services and parking operations, in the amounts of $1,012,236 and $878,457 were incurred by the Fund during the years ended December 31, 2005 and 2004, respectively.
Certain Companies have entered into lease agreements with Hines Core Fund Services, LLC (“Services”), an affiliate of Hines, for the operation of their respective parking garages. Under the terms of the lease agreements, the Fund has receivables due from Services as follows:

•	The Fund entered into a lease with agreement with Services for the operation of the 1200 Nineteenth Street parking garage. Receivables due to the Fund from Services were $32,265 and $64,387 at December 31, 2005 and 2004, respectively.

•	In January 2005, the Fund entered into a lease agreement with Services for the operation of the parking garages at the Shell Buildings. At December 31, 2005, the Fund has a receivable due from Services of $226,379.

In addition, the Fund has related party receivables and payables with Hines and its affiliated entities as follows:

•	At December 31, 2005 and 2004, the Fund owed Hines approximately $2,364,985 and $1,907,183, respectively, for accrued management fees, payroll expense, leasing commissions and off-site services.

•	The Fund had accounts payable due to Capital in the amount of $2,500,000 at December 31, 2004, related to organizational costs paid by Hines during the start-up period of the Fund. These amounts were paid in March 2005.

•	In addition, there are other related party receivables and payables primarily related to legal and other general and administrative costs paid on behalf of either the Fund or an affiliated entity. At December 31, 2004, receivables due to the Fund from Hines and its affiliated entities were $283,608. Payables due to Hines and its affiliated entities from the Fund were $74,691 and $57,211 at December 31, 2005 and 2004, respectively.

8.	LEASE OBLIGATIONS
      The Shell Buildings are subject to certain ground leases that expire in 2065 and 2066. One ground lease that expires in 2065 contains a purchase option that allows the Fund to purchase the land in June 2006. Notification of the intent to exercise this option was given in December 2005. The purchase price in June 2006 is $1,200,000. The second ground lease that expires in 2065 contains a purchase option that allows the Fund to purchase the land within a five year period that begins in June 2026.
      Straight-line rent payable included on the Fund’s consolidated balance sheets consists of the difference between the rental payments due under the lease calculated on a straight-line basis from the date of acquisition or the lease commencement date over the remaining term of the lease and the actual rent due under the lease.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As of December 31, 2005, required payments under the terms of the leases are as follows:

Fixed Future
Minimum
Years Ending December 31	Rent Payments

2006	$320,032
2007	335,266
2008	349,210
2009	359,379
2010	369,954
Thereafter	14,146,646

Total	$15,880,487

      Ground lease expense for the years ended December 31, 2005 and 2004, was $502,835 and $323,039, respectively and is included in general and administrative expenses in the accompanying consolidated statement of operations.

9.	COMMITMENTS AND CONTINGENCIES
      Effective October 27, 2004, an indirect subsidiary of the Fund, Hines 425 Lexington Avenue LLC (“425 Lexington”) entered into a transaction that restructured and extended the leases of its two major tenants. As part of the lease transactions, 425 Lexington received a termination fee of $13,162,660. 425 Lexington was required by its lender to escrow the termination payment in order to pay costs incurred with the transactions. Such costs, which include commissions, tenant improvements, and base building capital work, were estimated to be approximately $19,550,000. The escrow amount has been fully utilized as of December 31, 2005, and management estimates that approximately an additional $97,000 of work will be completed in 2006.
      In December 2003, an indirect subsidiary of the Fund, Hines 499 Park Avenue LLC (“499 Park”) and a tenant of 499 Park, signed a lease amendment under which the tenant surrendered space while maintaining the obligation to pay rent on the space through March 31, 2006. Under the lease amendment, if the surrendered space is leased to a third party then the tenant is entitled to certain credits from the rental for the period from November 1, 2005 through March 31, 2006. As of December 31, 2005, a portion of the surrendered space was leased and the related credits were given to the tenant in compliance with the amendment. For the remaining term of January 1, 2006 through March 31, 2006, the estimated rental from the space will be approximately $279,000 monthly of which the tenant will be due a credit of approximately $156,000 monthly.
      In conjunction with the May 10, 2004 acquisition of One Shell Plaza, an indirect subsidiary of the Fund assumed an agreement for commissions payable related to a tenant lease. The commission is an annual minimum amount of $225,000 and is payable through the end of the lease, which expires on December 31, 2015, and any subsequent renewals. Commissions paid were $225,000 and $144,556 for the years ended December 31, 2005 and 2004, respectively.
      On December 29, 2005, the Fund entered into a contract to acquire an approximate 80% interest in 720 Olive Way, an office property located in the central business district of Seattle, Washington. This acquisition was completed on January 31, 2006. See Note 11 for further discussion.
      As discussed above, in December 2005, the Fund signed a letter of intent to purchase, in June 2006, the land in a ground lease that expires in 2065 for $1,200,000.

HINES-SUMISEI U.S. CORE OFFICE FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	FAIR VALUE OF FINANCIAL INSTRUMENTS
      Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 2005 and 2004. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could obtain on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.
      As of December 31, 2005 and 2004, management estimates that the carrying values of cash and cash equivalents, tenant and other receivables, accounts payable and accrued expenses, other liabilities and distributions payable are recorded at amounts that reasonably approximate fair value. Fair value of notes payable at December 31, 2005 is approximately $891,629,094 with a carrying amount of $915,030,000.

11.	SUBSEQUENT EVENTS
      On January 1, 2006, Trust I merged with Trust II, with Trust I as the surviving entity. The merger was accounted for at historical cost.
      On January 31, 2006, the Fund, along with other affiliated and unaffiliated entities, acquired an office property located at 720 Olive Way in the central business district of Seattle, Washington. The Fund acquired an approximate 80% interest and the remaining 20% interest was acquired by the Institutional Co-Investors. The contract purchase price of 720 Olive Way was approximately $83.7 million, exclusive of transaction costs, financing fees and working capital reserves. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The building contains approximately 287,000 square feet (unaudited) of rentable area and was approximately 80% leased (unaudited) at the date of acquisition.
      In connection with the acquisition of 720 Olive Way, on January 31, 2006, the Fund entered into a mortgage agreement with The Prudential Insurance Company of America in the principal amount of $42.4 million. The loan bears interest at a fixed rate of 5.32% per annum, has a ten year term and is secured by 720 Olive Way. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. This loan is not recourse to the Fund.
      On March 10, 2006, the Fund entered into a contract with an unaffiliated third party to acquire, subject to customary closing conditions, 333 West Wacker, an office property located in the central business district in Chicago, Illinois. The Fund will acquire an approximate 80% interest and the remaining 20% interest will be acquired by the Institutional Co-Investors. The contract purchase price for 333 West Wacker is expected to be approximately $223.0 million, exclusive of transaction costs, financing fees and working capital reserves. The Fund anticipates that the acquisition will be funded with borrowings under a revolving credit facility agreement held by its subsidiary and mortgage financing obtained in connection with the acquisition, as well as equity contributions from the Institutional Co-Investors. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The building contains approximately 868,000 square feet (unaudited) of rentable area and is approximately 92% leased (unaudited). The Fund anticipates that the acquisition of 333 West Wacker will be consummated on April 3, 2006. Although management believes the acquisition of 333 West Wacker is probable, the closing of such acquisition is subject to a number of conditions and there can be no guarantee that the acquisition of 333 West Wacker will be consummated. If the Fund elects not to close on 333 West Wacker, it will forfeit the $16.0 million earnest money deposit made.
* * * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT Properties, L.P.
      We have audited the accompanying statements of revenues and certain operating expenses (the “Historical Summaries”) of the property located at 321 North Clark, Chicago, Illinois (the “Property”) for the years ended December 31, 2005, 2004, and 2003. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.
      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this post-effective amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 321 North Clark, Chicago, Illinois, for the years ended December 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
April 13, 2006

321 NORTH CLARK, CHICAGO, ILLINOIS
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003

	2005	2004	2003

Revenue:
Rental income	$15,881,872	$15,123,776	$11,045,196
Escalation income	10,741,506	6,973,793	4,561,382
Other income	459,049	431,197	544,205

Total revenues	27,082,427	22,528,766	16,150,783
Certain Operating Expenses:
Real estate taxes	6,090,145	5,340,181	4,271,025
Cleaning services	1,418,150	1,238,063	893,256
Building management services	1,260,547	1,153,181	1,152,964
Repairs, maintenance and supplies	1,100,215	1,032,508	809,586
Salaries	1,048,977	1,170,282	1,312,868
Utilities	1,043,206	876,506	813,122
Insurance	164,649	158,452	303,886

Total certain operating expenses	12,125,889	10,969,173	9,556,707

Revenues in excess of certain operating expenses	$14,956,538	$11,559,593	$6,594,076

See accompanying notes to statements of revenues and certain operating expenses.

321 NORTH CLARK, CHICAGO, ILLINOIS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003

(1)	Organization
      321 North Clark, Chicago, Illinois (the “Property”), is a 35 story, approximately 897,000 square foot (unaudited) office building with a below-grade parking structure constructed in 1987. Hines Real Estate Investment Trust, Inc. (“Hines REIT”), through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”) acquired the Property from 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”), an affiliate of Hines REIT, and an institution advised by JP Morgan Chase, on April 24, 2006.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental revenues earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the terms of the leases, which amounted to an increase in rental income of approximately $3,319,107, $6,060,450 and $5,060,703 for the years ended December 31, 2005, December 31, 2004, and December 31, 2003, respectively.

(b)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

321 NORTH CLARK, CHICAGO, ILLINOIS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Years Ended December 31, 2005, December 31, 2004 and December 31, 2003 — (Continued)

(5)	Rental Income
      The aggregate annual minimum future rentals on noncancelable operating leases in effect as of December 31, 2005 are as follows:

Amount

Year ending December 31:
2006	$15,616,749
2007	15,748,789
2008	15,746,385
2009	15,532,567
2010	10,580,784
Thereafter	92,570,598

Total future minimum rentals	$165,795,872

      Total minimum future rentals represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
      Of the total rental income is for the year ended December 31, 2005, approximately:

•	74% were earned from tenants in the legal industry, whose leases expire various years through 2019; and

•	18% was earned from tenants in the financial services industry, whose leases expire various years through 2009.

      No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.
* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Member of
Hines REIT Airport Corporate Center LLC
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the office complex located in Miami, Florida (the “Properties”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the office complex located in Miami, Florida, for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 13, 2006

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

Revenue:
Rental income	$16,485,337
Escalation income	2,924,680
Other income	72,187

Total revenues	19,482,204
Certain Operating Expenses:
Interest	4,405,601
Real estate taxes	2,205,019
Utilities	1,727,042
Repairs, maintenance and supplies	1,434,673
Building management services	1,135,206
Cleaning	1,128,987
Salaries	874,953
Insurance	551,809

Total certain operating expenses	13,463,290

Revenues in excess of certain operating expenses	$6,018,914

See accompanying notes to statement of revenues and certain operating expenses.

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

(1)	Organization
      The Airport Corporate Center (the “Properties”), is an 11-Building, 53 acres office complex with 1,018,477 square foot of office space located in Miami, Florida. Hines Real Estate Investment Trust, Inc.(“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Properties. The acquisition was completed on January 31, 2006 by Hines REIT Airport Corporate Center LLC, a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation
      The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.

(3)	Principles of Reporting and Use of Estimates
      The preparation of historical summaries in conformity with generally accepted accounting principles in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the leases, which amounted to a decrease in rental income of approximately $54,000 for the year ended December 31, 2005.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      Approximately 92% (unaudited) of the Properties’ net rentable space is committed under operating leases at December 31, 2005. The tenants’ leases expire in various years through 2015. Of the total net rentable area leased, approximately 13% (unaudited) is leased to tenants in import/export/transportation industry and 18% (unaudited) is leased to tenants in hospitality industry.

AIRPORT CORPORATE CENTER, MIAMI, FLORIDA
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(b)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental revenue on non-cancelable operating leases in effect at December 31, 2005 is as follows:

Amount

Year ending December 31:
2006	$16,486,686
2007	14,086,258
2008	9,440,706
2009	5,240,765
2010	2,488,487
Thereafter	2,975,074

Total future minimum rentals	$50,717,976

      Total minimum future rental income represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, insurance, real estate taxes, and operating cost escalations.

(6)	Mortgage Note Payable
      In connection with the acquisition of the Properties, Hines REIT Airport Corporate Center LLC assumed a mortgage note payable to Wells Fargo Bank, N.A. (the “Mortgage Note”). The Mortgage Note is secured by a deed of trust on certain land and all improvements and an assignment of tenant leases and related receivables. The Mortgage Note accrues interest daily at a fixed rate of 4.775% per annum, which is paid in monthly installments until the maturity date of March 11, 2009, at which time all remaining outstanding principal and interest is due and payable.
      Future principal payments on the Mortgage Note are as follows:

Amount

Year ending December 31:
2006	$—
2007	—
2008	—
2009	91,000,000

Total	$91,000,000

* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Members of
Hines REIT 1900/2000 Alameda de las Pulgas LLC
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the properties located at 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas in San Mateo, CA (the “Properties”), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this registration statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the properties located at 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas in San Mateo, CA, for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 19, 2005

1900 ALAMEDA DE LAS PULGAS and 2000 ALAMEDA DE LAS PULGAS,
SAN MATEO, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Three Months
	Ended	Year Ended
	March 31, 2005	December 31, 2004

	(Unaudited)
Revenue:
Rental income	$2,022,639	$8,599,404
Escalation income	28,873	97,268
Other income	5,188	13,020

Total revenues	2,056,700	8,709,692
Expenses:
Salaries	88,336	348,301
Utilities	148,041	746,622
Cleaning services	86,900	344,355
Repairs, maintenance, and supplies	58,273	164,117
Security	63,560	247,808
Building management services	30,418	154,903
Insurance	70,509	296,133
Real estate taxes	135,086	571,378
General and administrative	343	2,822

Total expenses	681,466	2,876,439

Revenues in excess of expenses	$1,375,234	$5,833,253

See accompanying notes to statements of revenues and certain operating expenses.

1900 ALAMEDA DE LAS PULGAS and 2000 ALAMEDA DE LAS PULGAS,
SAN MATEO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended March 31, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(1)	Organization
      1900 Alameda de las Pulgas, San Mateo, California, is a four-story, 94,910 (unaudited) square foot building, substantially completed in 1971. 2000 Alameda de las Pulgas, San Mateo, California is a two-story, 158,467 (unaudited) square foot building, substantially completed in 1983. 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas (collectively, the “Properties”) are owned by Hines REIT 1900/2000 Alameda de las Pulgas LLC (the “Company”), a wholly owned subsidiary of Hines REIT Properties, L.P.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.
      The Statement of Revenues and Certain Operating Expenses and notes thereto for the three months ended March 31, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents. A small percentage of tenant leases also allow for escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $33,000 (unaudited) for the three months ended March 31, 2005, and $293,000 for the year ended 2004.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the store’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      Approximately 84% (unaudited) as of March 31, 2005 and 98% (unaudited) of the properties’ net rentable space is committed under operating leases at December 31, 2004. The tenants’ leases expire in various years through 2018. Of the total net rentable area leased, 166,576 (unaudited) square feet or 66% (unaudited) was leased to one tenant in the insurance industry, whose lease expires in 2018.

1900 ALAMEDA DE LAS PULGAS and 2000 ALAMEDA DE LAS PULGAS,
SAN MATEO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)

(b)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ending December 31:
2005	$7,225,073
2006	7,198,084
2007	7,105,918
2008	5,443,021
2009	4,143,504
Thereafter	37,057,344

Total future minimum rentals	$68,172,944

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
*****

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT 3100 McKinnon Street LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 3100 McKinnon Street in Dallas, Texas (the “Property”), for the year ended March 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this registration statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 3100 McKinnon Street in Dallas, Texas, for the year ended March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
November 4, 2005

3100 MCKINNON STREET, DALLAS, TEXAS
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended June 30, 2005 (Unaudited) and
For the Year Ended March 31, 2005

	Three Months
	Ended	Year Ended
	June 30,	March 31,
	2005	2005

	(Unaudited)
Revenue:
Rental income	$1,136,825	$4,467,827
Escalation income	144,333	583,535
Other income	2,181	12,612

Total revenues	1,283,339	5,063,974
Expenses:
Real estate taxes	173,754	724,571
Utilities	193,441	587,945
Repairs, maintenance and supplies	114,025	335,311
Security	51,642	197,639
Cleaning services	49,725	185,727
Building management services	24,498	82,926
Insurance	3,587	14,453

Total expenses	610,672	2,128,572

Revenues in excess of expenses	$672,667	$2,935,402

See accompanying notes to statements of revenues and certain operating expenses.

3100 MCKINNON STREET, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Three Months Ended June 30, 2005 (Unaudited) and
For the Year Ended March 31, 2005

(1)	Organization
      3100 McKinnon Street, Dallas, Texas (the “Property”) is an 11-story, 217,746 (unaudited) square foot building, constructed in 1987. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Property. The acquisition was completed on August 24, 2005 by Hines REIT 3100 McKinnon Street, L.P. (“Hines REIT 3100”), a wholly-owned subsidiary of the Operating Partnership.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.
      The statement of revenues and certain operating expenses and notes thereto for the three months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $5,080 (unaudited) for the three months ended June 30, 2005, and an increase in rental income of approximately $10,060 for the year ended March 31, 2005.
      Approximately 100% (unaudited) of the Property’s net rentable space is committed under operating leases as of June 30, 2005 and March 31, 2005. The tenants’ leases expire in various years through 2010. Of the total net rentable area leased, 166,022 (unaudited) square feet or 76% (unaudited) was leased to three subsidiaries of one tenant in the home building, financial services, home services and commercial contracting industries. This tenant was also the owner of the building as of March 31, 2005. Of the rentable area leased to these subsidiaries, 75,932 (unaudited) square feet expires in November 2009, and the balance expires in November 2010.

3100 MCKINNON STREET, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN
OPERATING EXPENSES — (Continued)

(b)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of March 31, 2005 is as follows:

Amount

Year ended March 31:
2006	$4,572,760
2007	4,462,926
2008	4,480,381
2009	4,474,688
2010	2,917,173
Thereafter	48,424

Total future minimum rentals	$20,956,352

      Total minimum future rental income represents the base rent, including base year operating expenses, that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines REIT 1515 S Street, LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the office properties located at 1515 S Street, Sacramento, CA (the “Properties”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the Properties’ management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this registration statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the properties located at 1515 S Street, Sacramento, CA, for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
November 18, 2005

1515 S STREET, SACRAMENTO, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2005	2004

	(Unaudited)
Revenue:
Rental income	$4,565,241	$6,718,734
Parking income	560,273	749,883
Escalation income	64,070	95,593

Total revenues	5,189,584	7,564,210
Expenses:
Salaries	117,517	180,308
Utilities	508,420	570,357
Cleaning services	201,278	288,254
Repairs, maintenance and supplies	106,795	205,485
Security	38,738	53,028
Building management services	—	1,667
Insurance	42,701	60,938
Real estate taxes	317,541	426,586
General and administrative	—	3,023

Total expenses	1,332,990	1,789,646

Revenues in excess of expenses	$3,856,594	$5,774,564

See accompanying notes to statements of revenues and certain operating expenses.

1515 S STREET, SACRAMENTO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004
(1) Organization
      1515 S Street, Sacramento, California (the “Properties”) is an office complex comprised of two five-story office buildings and an eight-story parking garage constructed in 1987 containing an aggregate of approximately 349,000 square feet of rentable area. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired, through Hines REIT Properties, L.P., its majority-owned subsidiary (the “Operating Partnership,” and together, the “Company”) the Properties. The acquisition was completed on November 2, 2005 by Hines REIT 1515 S Street LP (“Hines REIT 1515”), a wholly-owned subsidiary of the Operating Partnership.
(2) Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties.
      The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.
(3) Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(4) Significant Accounting Policies

(a) Revenue Recognition
      The Properties’ operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of approximately $42,000 (unaudited) for the nine months ended September 30, 2005, and an increase in rental income of approximately $984,000 for the year ended December 31, 2004.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      All of the Properties’ net rentable space is committed under operating leases at September 30, 2005 and December 31, 2004. The tenants’ leases expire in various years through 2013. Of the total net rentable area leased, approximately 340,170 square feet (unaudited), or 97% (unaudited), is leased to the State of California under two leases which expire in 2012 and 2013.

1515 S STREET, SACRAMENTO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(b) Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.
(5) Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ended December 31:
2005	$6,046,832
2006	6,305,520
2007	6,260,194
2008	6,247,547
2009	2,045,144
Thereafter	—

Total future minimum rentals	$26,905,237

      Total minimum future rental income represents the base rent, including base year operating expenses, that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines 333 West Wacker, L.P.
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 333 West Wacker, Chicago, Illinois (the “Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this post-effective amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 333 West Wacker, Chicago, Illinois, for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
April 13, 2006

333 WEST WACKER, CHICAGO, ILLINOIS
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

Revenue:
Rental income	$14,886,223
Escalation income	11,830,681
Other income	1,305,264

Total revenues:	28,022,168
Certain Operating Expenses:
Real estate taxes	6,907,263
Cleaning	1,487,733
Repairs maintenance and supplies	1,311,939
Salaries	1,108,832
Building management services	1,073,204
Utilities	1,005,062
Insurance	267,605

Total certain operating expenses	13,161,638

Revenues in excess of certain operating expenses	$14,860,530

See accompanying notes to statement of revenues and certain operating expenses.

333 WEST WACKER, CHICAGO, ILLINOIS
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2005

(1)	Organization
      333 West Wacker, Chicago, Illinois (the “Property”), is a 36-story, 867,821 square foot (unaudited) office building with an attached parking structure construct in 1983. The Property is owned by Hines 333 West Wacker, L.P. (the “Company”), a subsidiary of Hines-Sumisei US Core Office Properties L.P.

(2)	Basis of Presentation
      The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental revenues earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental revenue is recognized on the straight-line basis over the terms of the leases, which amounted to an increase in rental income of $1,542,003 for the year ended December 31, 2005.

(b)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

(5)	Rental Income
      The aggregate annual minimum future rentals on noncancelable operating leases in effect at December 31, 2005 are as follows:

Year	Amount

2006	$14,622,089
2007	14,669,197
2008	14,115,513
2009	11,292,259
2010	8,911,782
Thereafter	20,965,602

Total	$84,576,442

333 WEST WACKER, CHICAGO, ILLINOIS
NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
      Total minimum future rental rentals represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, real estate taxes, and operating cost escalations.
      Of the total rental income is for the year ended December 31, 2005, approximately:

•	47% were earned from tenants in the legal industry, whose leases expire various years through 2015; and

•	31% was earned from tenants in the financial services industry, whose leases expire various years through 2013.

      No other tenant leases space representing more than 10% of the total rental income of the Property for the year ended December 31, 2005.
* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Partners of
Hines 720 Olive Way LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 720 Olive Way, Seattle, Washington (the “Property”) for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Post-Effective Amendment to Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the property located at 720 Olive Way, Seattle, Washington, for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 13, 2006

720 OLIVE WAY, SEATTLE, WASHINGTON
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2005	2004

	(Unaudited)
Revenue:
Rental income	$4,144,620	$5,280,231
Escalation income	29,513	200,706
Other income	350,949	456,700

Total revenues	4,525,082	5,937,637
Certain Operating Expenses:
Real estate taxes	356,050	546,563
Salaries	249,704	363,552
Utilities	247,719	338,691
Cleaning services	224,889	247,479
Security	118,415	181,364
Insurance	68,493	149,299
Repairs, maintenance and supplies	109,321	133,405
Building management services	22,488	31,545

Total certain operating expenses	1,397,079	1,991,898

Revenues in excess of certain operating expenses	$3,128,003	$3,945,739

See accompanying notes to statements of revenues and certain operating expenses.

720 OLIVE WAY, SEATTLE, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(1)	Organization
      720 Olive Way, Seattle, Washington, is a 20-story, 287,000 square foot office building with an attached parking structure constructed in 1981 and substantially renovated in 1997. 720 Olive Way (“the Property”) is owned by Hines 720 Olive Way LP (the “Company”), a subsidiary of Hines-Sumisei U.S. Core Office Properties L.P.

(2)	Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. This Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.
      The statements of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

(a)	Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the terms of the leases, which amounted to an increase in rental income of approximately $19,391 (unaudited) for the nine months ended September 30, 2005, and $209,509 for the year ended December 31, 2004, respectively.
      Rental payments under certain leases are based on a minimum rental amount plus a percentage of the lessee’s sales in excess of stipulated amounts. Since inception, no income has been received from such contingent rent agreements.
      Approximately 80% (unaudited) as of September 30, 2005 and 67% (unaudited) of the Property’s net rentable space is committed under operating leases at December 31, 2004. The tenants’ leases expire in various years through 2012. Of the total net rentable area leased, approximately 46,681 (unaudited) square feet or 16% (unaudited) was leased to one tenant in the healthcare industry, whose lease expires in 2009.

720 OLIVE WAY, SEATTLE, WASHINGTON
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Nine Months Ended September 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(b) Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.
(5) Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ending December 31:
2005	$5,195,012
2006	4,590,727
2007	3,809,563
2008	2,977,187
2009	1,203,208
Thereafter	176,881

Total future minimum rentals	$17,952,578

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

INDEPENDENT AUDITORS’ REPORT
The Partners
Hines 70 West Madison LP:
      We have audited the accompanying historical summaries of gross income and direct operating expenses (the Historical Summaries) of the property located at 70 West Madison, Chicago, Illinois (the Property) for the years ended December 31, 2004, 2003 and 2002. These Historical Summaries are the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summaries based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Property management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.
      The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summaries and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, the Historical Summaries present fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summaries of the property located at 70 West Madison, Chicago, Illinois, for the years ended December 31, 2004, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Chicago, Illinois
March 23, 2005

HINES 70 WEST MADISON LP
Historical Summaries of Gross Income and Direct Operating Expenses
For the Years Ended December 31, 2004, 2003 and 2002

	Year Ended December 31

	2004	2003	2002

Gross income:
Rental income	$36,930,545	$33,255,584	$38,446,401
Parking and other	583,279	444,905	498,531

Total income	37,513,824	33,700,489	38,944,932

Direct operating expenses:
Wages and salaries	1,738,923	1,624,279	1,773,823
Cleaning	2,077,431	1,991,691	2,048,903
Utilities	2,206,591	2,121,153	2,230,803
Repairs, maintenance, and supplies	1,913,733	2,048,589	2,009,230
Building management services	1,737,083	1,709,508	1,666,311
Real estate taxes	11,283,145	10,930,964	10,888,918
Insurance	299,190	374,602	284,896
General and administrative	76,283	84,215	90,544

Total direct operating expenses	21,332,379	20,885,001	20,993,428

Excess of gross income over direct operating expenses	$16,181,445	$12,815,488	$17,951,504

See accompanying notes to historical summaries of gross income and direct operating expenses.

HINES 70 WEST MADISON LP
Notes to Historical Summaries of Gross Income and Direct Operating Expenses
December 31, 2004, 2003 and 2002

(1)	Organization
      70 West Madison (Three First National Plaza), Chicago, Illinois, is a 57-story, 1.439,367 square foot building located in Chicago, Illinois. 70 West Madison is owned by Hines 70 West Madison LP (the Company), a subsidiary of Hines-Sumisei US Core Office Properties LP. Three First National Plaza was purchased on March 22, 2005 from an affiliated entity.

(2)	Basis of Presentation
      The historical summaries of gross income and direct operating expenses (the Historical Summaries) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the SEC), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

(3)	Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

a) Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental revenue is generally recognized on the straight-line basis over the life of the lease. Related straight-line rental adjustments increased rental income by $1,319,686 in 2004, and decreased rental income by $1,377,809 and $440,830 in 2003 and 2002, respectively.
      Approximately 87% of the properties’ net rentable space is committed under operating leases at December 31, 2004.

(b)	Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.

HINES 70 WEST MADISON LP
Notes to Historical Summaries of Gross Income and Direct Operating Expenses — (Continued)
December 31, 2004, 2003 and 2002

(5)	Leases
      Minimum future rental revenue to be received from non-cancelable leases in effect at December 31, 2004 is as follows:

Year	Amount

2005	$18,297,568
2006	19,245,881
2007	18,889,110
2008	17,480,565
2009	17,314,904
Thereafter	84,272,192

Total	$175,500,220

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, real estate taxes, and operating cost escalations.

(6)	Concentrations (Unaudited)
      The tenants’ leases expire in various years through 2022. Of the total net rentable area leased, approximately 48% was leased to tenants in the legal industry, 29% was leased to tenants in the financial services industry, and 11% was leased to tenants in the manufacturing industry.
* * * * *

INDEPENDENT AUDITORS’ REPORT
To the Member of
Hines 525 B Street LP
      We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 525 B Street, San Diego, CA (the “Property”), for the year ended December 31, 2004. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
      The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this registration statement on Form S-11 of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
      In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
August 19, 2005

525 B STREET, SAN DIEGO, CALIFORNIA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

	Six Months
	Ended June	Year Ended
	30, 2005	December 31, 2004

	(Unaudited)
Revenue:
Rental income	$4,909,790	$9,037,122
Escalation income	377,724	474,537
Other income	454,465	727,927

Total revenues	5,741,979	10,239,586
Expenses:
Salaries	258,627	527,451
Utilities	461,266	912,229
Cleaning services	292,668	561,851
Repairs, maintenance, and supplies	156,602	328,780
Security	94,346	181,096
Building management services	23,304	63,077
Insurance	66,456	172,978
Real estate taxes	535,274	748,679
General and administrative	34,905	30,379

Total expenses	1,923,448	3,526,520

Revenues in excess of expenses	$3,818,531	$6,713,066

See accompanying notes to statements of revenues and certain operating expenses.

525 B STREET, SAN DIEGO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004
(1)     Organization
      525 B Street, San Diego, California, is a 22 story, 423,546 (unaudited) square foot building, substantially completed in 1969. Golden Eagle Plaza (the “Property”) is owned by Hines 525 B Street LP (the “Company”), an indirect subsidiary of Hines-Sumisei US Core Office Properties LP.
(2)     Basis of Presentation
      The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property.
      The Statement of Revenues and Certain Operating Expenses and notes thereto for the six months ended June 30, 2005 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.
(3)     Principles of Reporting and Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(4)     Significant Accounting Policies

(a) Revenue Recognition
      The Property’s operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which amounted to a decrease in rental income of approximately $3,000 (unaudited) for the six months ended June 30, 2005, and an increase in rental income of approximately $170,000 for the year ended 2004.
      Approximately 98% (unaudited) of the property’s net rentable space is committed under operating leases as of June 30, 2005 and December 31, 2004, respectively. The tenants’ leases expire in various years through 2013. Of the total net rentable area leased, 121,626 (unaudited) square feet or 29% (unaudited) was leased to one tenant in the insurance industry, whose lease expires in 2008 and 73,625 (unaudited) square feet or 17% (unaudited) was to a governmental agency, whose lease expires in 2013.

525 B STREET, SAN DIEGO, CALIFORNIA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Six Months Ended June 30, 2005 (Unaudited) and
For the Year Ended December 31, 2004

(b) Repairs and Maintenance
      Expenditures for repairs and maintenance are expensed as incurred.
(5)     Leases
      The aggregate annual minimum future rental income on noncancelable operating leases in effect as of December 31, 2004 is as follows:

Amount

Year ending December 31:
2005	$7,969,976
2006	6,658,125
2007	6,585,012
2008	5,472,835
2009	2,994,511
Thereafter	2,068,196

Total future minimum rentals	$31,748,655

      Total minimum future rental income represents the base rent tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service, real estate taxes, and operating cost escalations.
* * * * *

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
      Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2005:

Property Name	Date of Acquisition	Purchase Price

1900 and 2000 Alameda	June 28, 2005	$59.8 million
3100 McKinnon Street	August 24, 2005	$27.9 million
1515 S Street	November 2, 2005	$66.6 million
Airport Corporate Center	January 31, 2006	$156.8 million
321 North Clark	April 24, 2006	$247.3 million
      Additionally, during the year ended December 31, 2005 and the quarter ended March 31, 2006, the Company made equity investments in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) totaling approximately $99.8 million and $17.2 million, respectively.
      The unaudited pro forma consolidated balance sheet assumes the acquisitions of Airport Corporate Center and 321 North Clark and the additional $17.2 million investment in the Core Fund occurred on December 31, 2005. The unaudited pro forma consolidated statement of operations assumes the Company’s acquisitions of 1900 and 2000 Alameda, 3100 McKinnon Street, 1515 S Street, Airport Corporate Center and 321 North Clark and its investments in the Core Fund occurred on January 1, 2005.
      In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma consolidated balance sheet is not necessarily indicative of what the actual consolidated balance sheet would have been had the Company made these acquisitions on December 31, 2005. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2005, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of December 31, 2005

	December 31,	Adjustment for
	2005	Acquisitions		Pro Forma

ASSETS
Investment property, at cost:
Buildings and improvements, net	$79,461,108	$246,613,638	(a)	$326,074,746
In-place leases, net	25,698,679	43,616,956	(a)	69,315,635
Land	38,416,834	76,755,139	(a)	115,171,973

Total investment property	143,576,621	366,985,733		510,562,354
Investment in Hines-Sumisei U.S. Core Office Fund, L.P.	118,574,523	17,200,000	(b)	135,774,523
Cash and cash equivalents	6,156,285			6,156,285
Escrowed investor proceeds	—	—		—
Distributions receivable	3,598,103	—		3,598,103
Straight-line rent receivable	276,726	—		276,726
Tenant and other receivables	807,813	—		807,813
Acquired above-market leases, net	15,099,578	43,661,851	(a)	58,761,429
Deferred offering costs	1,221,987	—		1,221,987
Deferred leasing costs, net	1,655,534	—		1,655,534
Deferred financing costs, net	851,206	—		851,206
Other assets	5,515,934	—		5,515,934

TOTAL ASSETS	$297,334,310	$427,847,584		$725,181,894

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable and accrued expenses	$4,280,492	$—		$4,280,492
Escrowed investor proceeds liability	—	—		—
Unaccepted subscriptions for common shares	1,168,441	—		1,168,441
Due to affiliates	10,855,669	2,207,961	(c)	13,063,630
Acquired below-market leases, net	8,719,488	5,536,163	(a)	14,255,651
Other liabilities	902,246	—		902,246
Participation interest liability	3,021,780	2,207,961	(c)	5,229,741
Dividends payable	3,001,754	—		3,001,754
Distributions payable to minority interests	207,243	—		207,243
Notes payable	74,900,000	211,155,711	(d)	286,055,711

Total liabilities	107,057,113	221,107,796		328,164,909
Minority interest	2,192,831	—		2,192,831
Commitments and Contingencies
Shareholders’ equity (deficit):
Preferred shares, $.001 par value; 500 million preferred shares authorized, none issued or outstanding as of December 31, 2005	—	—		—
Common shares, $.001 par value; 1,500,000,000 common shares authorized; 23,046,119 common shares issued and outstanding as of December 31, 2005	23,046	24,347	(d)	47,393
Additional paid-in capital	199,846,230	211,131,363	(d)	410,977,593
Retained deficit	(11,784,910)	(4,415,922	)(c)	(16,200,832)

Total shareholders’ equity (deficit)	188,084,366	206,739,788		394,824,154

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$297,334,310	$427,847,584		$725,181,894

See notes to unaudited pro forma consolidated balance sheet and unaudited notes to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2005

(a)	To record the pro forma effect of the Company’s acquisitions of Airport Corporate Center and 321 North Clark assuming that the acquisitions had occurred on December 31, 2005.

(b)	To record the pro forma effect of the Company’s additional $17.2 million investment in the Core Fund assuming that the acquisition had occurred on December 31, 2005.

(c)	To record the pro forma effect of the Company’s additional investment in the Core Fund and the acquisitions of Airport Corporate Center and 321 North Clark assuming that the acquisitions had occurred on December 31, 2005.

(d)	To record the pro forma effect of the Company’s additional investment in the Core Fund and the acquisitions of Airport Corporate Center and 321 North Clark assuming that the acquisitions had occurred on December 31, 2005 and were financed through the assumption of the $91 million mortgage note on Airport Corporate Center with a rate of 4.78%, additional debt financing through the Credit Facility of approximately $120 million at a rate of 6.22% and approximately $211 million funded through equity.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005

	Year Ended
	December 31,	Adjustment for
	2005	Acquisitions		Pro Forma

Revenues:
Rental revenue	$6,004,953	$58,056,277	(a)	$64,061,230
Other revenue	241,852	1,222,382	(a)	1,464,234

Total revenues	6,246,805	59,278,659		65,525,464
Expenses:
Property operating expenses	2,350,875	21,664,881	(a)	24,015,756
Real property taxes	687,534	9,681,738	(a)	10,369,272
Depreciation and amortization	3,330,983	25,506,367	(a)	28,837,350
Asset management and acquisition fees	5,225,241	4,415,922	(e)	9,641,163
Organizational and offering expenses	1,735,668	—		1,735,668
Reversal of accrued organizational and offering expenses	(8,366,114)	—		(8,366,114)
General and administrative expenses	2,224,555	—		2,224,555
Forgiveness of related party payable	(1,730,000)	—		(1,730,000)

Total expenses	5,458,742	61,268,908		66,727,650

Income (loss) before equity in losses, interest expense, interest income and loss allocated to minority interests	788,063	(1,990,249)		(1,202,186)

Equity in losses of Hines-Sumisei U.S. Core Office Fund, L.P.	(831,134)	(1,039,922	)(b)	(1,871,056)
Interest expense	(2,446,838)	(11,803,604	)(d)	(14,250,442)
Interest income	98,145	—		98,145
Loss allocated to minority interests	635,170	854,425	(c)	1,489,595

Net loss	$(1,756,594)	$(13,979,350)		$(15,735,944)

Basic and diluted loss per common share:
Loss per common share	$(0.16)	$(1.26)		$(1.42)

Weighted average number common shares outstanding	11,061,281	11,061,281		11,061,281

See notes to unaudited pro forma consolidated statement of operations and
Unaudited notes to pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(a)	To record the pro forma effect of the Company’s acquisition of 1900 and 2000 Alameda, 3100 McKinnon Street (“Citymark”), 1515 S Street, Airport Corporate Center and 321 North Clark assuming that the acquisitions had occurred on January 1, 2005.

(b)	To record the pro forma effect on the Company’s equity in income assuming that the Company’s additional investments in the Core Fund and the Core Fund’s acquisition of Three First National Plaza, Golden Eagle Plaza, 720 Olive Way and 333 West Wacker had occurred on January 1, 2005.

(c)	To record the pro forma effect on the Company’s loss allocated to minority interest assuming that the Core Fund’s acquisition of Three First National Plaza, Golden Eagle Plaza, 720 Olive Way and 333 West Wacker and the Company’s additional investments in the Core Fund and its acquisitions of 1900 and 2000 Alameda, Citymark, 1515 S Street, Airport Corporate Center and 321 North Clark had occurred on January 1, 2005.

(d)	To record the pro forma effect of the Company’s interest expense assuming that the debt related to the Company’s additional investments in the Core Fund and the acquisitions of 1900 and 2000 Alameda, Citymark, 1515 S Street, Airport Corporate Center and 321 North Clark, the assumption of the $91 million mortgage note on Airport Corporate Center with a rate of 4.78% and additional financing through the Credit Facility of approximately $120 million with a rate of 6.22% was outstanding the entire year.

(e)	To record the pro forma effect of the Company’s acquisition fees related to the acquisition of the additional investment in the Core Fund and the acquisitions of Airport Corporate Center and 321 North Clark.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005

(1)	Investment Properties
      On June 28, 2005, Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Hines REIT” and, together with its consolidated subsidiaries, the “Company”), acquired 1900 and 2000 Alameda in San Mateo, California for approximately $59.8 million, including transaction costs. This transaction was financed with proceeds from a term loan. The property, which is located in the San Francisco Bay area office market, consists of a four-story building constructed in 1971 which was substantially renovated in 1996 and a two-story building completed in 1983. The buildings have an aggregate of 253,377 square feet of rentable area.
      On August 24, 2005, the Company acquired Citymark, which is located in Dallas, Texas. The aggregate purchase price of Citymark was approximately $27.9 million, including transaction costs. This transaction was financed with proceeds from a term loan. Citymark is an 11-story office building constructed in 1987. The building has an aggregate of 217,746 square feet of rentable area.
      On November 2, 2005, the Company acquired an office complex located at 1515 S Street in Sacramento, California (“1515 S Street”). The aggregate purchase price for 1515 S Street was approximately $66.6 million, exclusive of transaction costs, financing fees and working capital reserves. The Company funded the acquisition with net proceeds of its public offering and borrowings of approximately $66.0 million under the Company’s revolving credit facility. 1515 S Street consists of two five-story buildings and an eight-story parking garage constructed in 1987. The buildings have an aggregate of 348,881 square feet of rentable area.
      On January 31, 2006, the Company acquired Airport Corporate Center, a 45-acre office park located in the Airport West/ Doral airport submarket of Miami, Florida. Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 that contain an aggregate of 1,018,477 square feet of rentable area and a 5.46-acre land development site. The aggregate purchase price of Airport Corporate Center was approximately $156.8 million, excluding transaction costs and financing fees. In connection with the acquisition, mortgage financing was assumed in the amount of $91.0 million.
      On April 24, 2006, the Company acquired 321 North Clark, a 35-story, 897,000 square foot office building located in Chicago, Illinois (the “Property”). The building has a below-grade parking structure and was constructed in 1987. The seller was 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”) and an institution advised by JP Morgan Chase. The acquisition was consummated on April 24, 2006 by Hines REIT 321 North Clark, a wholly-owned subsidiary of the Company. The aggregate purchase price of 321 North Clark was approximately $247.3 million, excluding transaction costs and financing fees.
      The unaudited pro forma consolidated balance sheet of the Company assumes that the acquisitions of Airport Corporate Center and 321 North Clark occurred on December 31, 2005 and the unaudited pro forma consolidated statement of operations of the Company assumes that all five acquisitions occurred on January 1, 2005.

(2)	Core Fund
      The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be, primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership. As of December 31, 2004, the Core Fund held controlling interests in eight properties located in New York City, Washington, D.C., Houston, Texas and San Francisco, California.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005 — (Continued)
      In March 2005, the Core Fund acquired an indirect interest in its ninth office building. Three First National Plaza, completed in 1981, is located at 70 West Madison Street in the Central Loop of Chicago. The aggregate purchase price for the property was approximately $245.3 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the aggregate principal amount of approximately $141.0 million. The Core Fund currently holds approximately a 74.15% interest in Three First National Plaza. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 19.80%, 0.58% and 5.47%, respectively.
      On August 10, 2005, the Core Fund purchased Golden Eagle Plaza, an office property located at 525 B Street in the central business district of San Diego, California. Golden Eagle Plaza was built in 1969 and renovated in 1998. It consists of a 22-story office tower and an attached parking structure. The aggregate purchase price of Golden Eagle Plaza was approximately $116.4 million, including transaction costs. In connection with the acquisition, mortgage financing was secured in the amount of $52.0 million and a bridge loan was secured in the amount of $68.0 million. The Core Fund currently holds approximately a 92.69% interest in Golden Eagle Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.48% and 6.83%, respectively.
      On January 31, 2006, the Core Fund purchased 720 Olive Way, an office property located in the retail core submarket of the central business district of Seattle, Washington. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The aggregate purchase price of 720 Olive Way was approximately $84.7 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $42.4 million. The Core Fund currently holds approximately a 73.96% interest in 720 Olive Way. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 20.00%, 0.59% and 5.45%, respectively.
      On April 3, 2006, the Core Fund purchased 333 West Wacker, an office property located in the central business district of Chicago, Illinois. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The aggregate purchase price of 333 West Wacker was approximately $222.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $124.0 million. The Core Fund currently holds approximately a 73.96% interest in 333 West Wacker. Institutional Co-Investors, affiliates of Hines and third-party investors hold, indirectly, the remaining 20.00%, 0.59% and 5.45%, respectively.
      The unaudited pro forma consolidated balance sheet of the Core Fund summarized below assumes that the acquisitions of 720 Olive Way and 333 West Wacker occurred on December 31, 2005 and the unaudited pro forma consolidated condensed statement of operations of the Core Fund summarized below assumes that the four 2005 and 2006 acquisitions occurred on January 1, 2005.
      During the year ended December 31, 2005 and the quarter ended March 31, 2006, the Company acquired additional interests in the Core Fund totaling approximately $99.8 million and $17.2 million, respectively. The unaudited pro forma consolidated balance sheet of the Company assumes the 2006 investment totaling $17.2 million occurred on December 31, 2005 and the unaudited pro forma consolidated statement of operations of the Company assumes that the investments of $99.8 million and $17.2 million occurred on January 1, 2005. Additionally, the unaudited pro forma consolidated financial statements of the Company have been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence over, but does not exercise financial and operating control over, the Core Fund.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005 — (Continued)
UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED BALANCE SHEET OF THE CORE FUND
As of December 31, 2005

ASSETS
Cash	$42,044,377
Property, net	1,690,771,734
Other assets	275,102,476

Total assets	$2,007,918,587

LIABILITIES AND PARTNERS’ CAPITAL
Debt	1,081,430,000
Other liabilities	106,125,932
Minority interest	297,867,537
Partners’ capital	522,495,118

Total liabilities and partners’ capital	$2,007,918,587

UNAUDITED PRO FORMA CONSOLIDATED
CONDENSED STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2005

Revenues and interest income	$252,980,046
Expenses:
Operating	(115,345,101)
Interest	(59,545,630)
Depreciation and amortization	(81,423,957)

Total expenses	(256,314,688)
Minority interest	(4,936,025)

Net loss	$(8,270,667)

* * * * *

APPENDIX A

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES REAL ESTATE INVESTMENT TRUST, INC.

(1)

YOUR INITIAL INVESTMENT	Make all checks* payable to: Hines REIT * Cash, cashier’s checks/official bank checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

Investment Amount $	Brokerage Account Number

(The minimum investment is $2,500)	(If Applicable)

☐	A. Rights of Accumulation Please link the tax identification numbers or account numbers listed below for Rights of Accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐	B. Net Commission Purchases Please check this box is you are eligible for Net Commission Purchase. Fill out the appropriate Purchase Discount Certification form and attach. Net commission purchases are available to: employees (and their spouses, parents and minor children) of a Broker-Dealer, employees (and their spouses, parents and minor children) of Hines and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc.
(2)
FORM OF OWNERSHIP (Select only one)

Custodial Ownership
☐	INDIVIDUAL OR JOINT TENANT (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)

☐ TRANSFER ON DEATH-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties.

☐	UNIFORM GIFT/TRANSFER TO MINORS (UGMA/UTMA) Under the UGMA/UTMA of the State of

☐	PENSION PLAN (Include Plan Documents)
☐	TRUST (Include title and signature pages)
☐	CORPORATION OR PARTNERSHIP (Include Corporate Resolution or Partnership Agreement)
☐	OTHER (Include title and signature pages)
Custodial Ownership
☐	IRA (Third Party Administered IRA)
☐	OTHER
Name of Custodian

Mailing Address

City State Zip
Custodian Information (To be completed by Custodian above)
Custodian Tax ID #

Custodian Account #

Custodian Phone #

(3)
INVESTOR INFORMATION
Please print name(s) in which Shares are to be registered. If establishing a retirement plan, include both custodian and investor names and Taxpayer ID numbers.
A. Individual/Custodian/Trustee (All fields must be completed) (Section 3C must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

First Name	(MI) Last Name	Gender (M/F)

Social Security Number/Tax ID Number	Drivers License Number/State	Date of Birth (MM/DD/YYYY)

Street Address Apt. #	City State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address
B. Joint Owner/Minor/Beneficial Owner/Co-Trustee (All fields must be completed)

First Name	(MI) Last Name	Gender (M/F)

Social Security Number/Tax ID Number	Drivers License Number/State	Date of Birth (MM/DD/YYYY)

Street Address Apt. #	City State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-mail Address
  For Transfer Agent Use Only

Sub. #	Admit Date	Amount	Check #

HRSUB-2 05/05

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 4A is a P.O. Box)

Street Address	City	State	Zip Code

If Non-U.S., Specify Country		Daytime Phone Number
D. Transfer on Death Beneficiary Information (For Individual or Joint Tenant Accounts only)

First Name	(MI)	Last Name	Social Security Number
				------ Primary	------ %

First Name	(MI)	Last Name	Social Security Number
				------ Primary	------ %
E. Trust/Corporation/Partnership/Other (Trustee information must be provided above)

Entity Name	Tax ID Number	Date of Trust
(4)
DISTRIBUTIONS
(Select only one)
Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive dividend distributions by check mailed to you at the address set forth in section 4A above, to receive dividend distributions by check mailed to third-party or alternate address, or to elect to receive dividend distributions by direct deposit.
IRA accounts may not direct distributions without the custodian’s approval.
I hereby subscribe for Shares of Hines REIT and elect the distribution option indicated below:
A. ☐  Reinvest/Dividend Reinvestment Plan (See Prospectus for details)
B. ☐  Cash/Check mailed to the address set forth in section 3A above.

C. ☐	Cash/Check Mailed to Third-Party/Alternate Address
To direct dividends to a party other than the registered owner, please provide applicable information below.
D. ☐  Cash/Direct Deposit Please attach a pre-printed voided check. (Non-Custodian Investors Only)
I authorize Hines REIT or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account
Please Attach a Pre-printed Voided Check Here*

* The above services cannot be established without a pre-printed voided check.

For Electronic Funds Transfers, signatures of bank account owners are required for exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

(5)
ACCOUNT OPTIONS (You may select more than one option)
A. ☐  Automatic Investment Program Electronic Funds Transfer from your bank account directly to your Hines REIT investment account a $50 Minimum.
(Please note: investors in the States of Maine, Minnesota, Nebraska and Washington must make each automatic investment in increments of at least $1,000.)
I authorize Hines REIT or its agent to draft from my checking or savings account. This authority will remain in force until I notify Hines REIT in writing to cancel it. In the event that Hines REIT drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

Frequency	Amount	Start Date (MM/DD/YYYY)
$
 ☐ Monthly (Please check one) ☐ 2nd  or  ☐ 16th
 ☐ Quarterly (January; April; July; October) (Please check one) ☐ 2nd  or  ☐ 16th
 ☐ Annually (January) (Please check one) ☐ 2nd  or  ☐ 16th
Please Attach a Pre-printed Voided Check

B. ☐	Electronic Delivery of Reports and Updates
I authorize Hines REIT to make available on its website at www.HinesREIT.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents.
(You must provide an e-mail address if you choose this option)
E-mail Address:

(May not be initially available)
BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)
(6)
The Financial Advisor must sign below to complete order. The Financial Advisor herby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.

Broker-Dealer			Financial Advisor Name

Advisor Mailing Address

City		State		Zip Code

Advisor Number	Branch Number		Telephone Number

E-mail Address			Fax Number

☐	Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. Please fill out the appropriate Purchase Discount Certification form and attach. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (ii) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) nor (ii) is applicable, an unaffiliated Broker-Dealer. (Section 7 must be filled in.)
The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for their own accounts; and (vi) have reasonable grounds to believe that the purchase of the Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

×			×
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

(7)
SUBSCRIBER SIGNATURES
TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service “IRS” that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).
Hines REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Hines REIT to accept this subscription, I hereby represent and warrant to you as follows:

[PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner

(a)	I have received the Prospectus of Hines Real Estate Investment Trust, Inc.
		Initials	Initials
(b)	I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $225,000, or (ii) a minimum net worth (as previously described) of at least $60,000 and a minimum annual gross income of at least $60,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”
		Initials	Initials

(c)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
		Initials	Initials

(d)	I am purchasing the Shares for my own account.
		Initials	Initials
(e)	I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, if the person to whom I subsequently propose to assign or transfer any Shares is a California resident, without the prior written consent of the commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my shares or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.
		Initials	Initials
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

×			×
	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date
 (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)
(8)
MISCELLANEOUS
Investors participating in the Dividend Reinvestment Plan or making subsequent purchases of Shares of Hines REIT, including purchases made pursuant to our Automatic Investment Program, agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in section 8 above, they are required to promptly notify Hines REIT and the Broker-Dealer in writing.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines REIT.
Return to: Hines REIT • P.O. Box 5238 •  Englewood, CO 80155-5238
Overnight Delivery: Hines REIT • 7103 S. Revere Parkway •  Centennial, CO 80112
Hines REIT Investor Relations: 1-888-220-6121

Accepted by Hines Real Estate Investment Trust, Inc.
By:	Sub #

APPENDIX B
HINES REAL ESTATE INVESTMENT TRUST, INC.
DIVIDEND REINVESTMENT PLAN
As of June      , 2006
      Hines Real Estate Investment Trust, Inc., a Maryland Corporation (the “Company”), has adopted the following Dividend Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Articles of Incorporation (the “Articles”) unless otherwise defined herein.
      1. Dividend Reinvestment. As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s shares of common stock (the “Shares”) pursuant to the Company’s initial public offering or purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant, but exclusive of distributions made to Stockholders attributable to the net proceeds from the sale of the Company’s properties (“Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.
      2. Effective Date. The effective date of this DRP shall be the date that the Company’s public offering of Shares covered by Registration Statement No. 333-130114 (the “Offering”) becomes effective with the Securities and Exchange Commission (the “Commission”).
      3. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in a Company’s Registration Statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.
      Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 8 below. If the DRP transaction involves Shares which are registered with the Commission in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall forward to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide written notice to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after the receipt of such prospectus or written notice of a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his participation pursuant to the provisions of Section 8 below.
      4. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.88 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.
      Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future

B-1

Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange or Nasdaq (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market or will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, national securities market or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.
      If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.
      5. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.
      6. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.
      7. Commissions. The Company will not pay any selling commissions in connection with Shares sold pursuant to the DRP.
      8. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to dividends paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Dividends, if any, will be distributed to the Stockholder in cash.
      9. Taxation of Distributions. The reinvestment of Dividends in the DRP does not relieve Participants of any taxes which may be payable as a result of those Dividends and their reinvestment in Shares pursuant to the terms of the DRP.
      10. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.
      11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

B-2

APPENDIX C
HINES REAL ESTATE INVESTMENT TRUST, INC.
HINES REAL ESTATE SECURITIES, INC.
PRIVACY POLICY
      OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our shareholders’ personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

1.	Information We May Collect.
      We may collect Nonpublic Personal Information about you from three sources:

•	Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/ dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•	Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.	Why We Collect Nonpublic Personal Information.
      We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/ dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

3.	Use and Disclosure of Information.
      We do not disclose any Nonpublic Personal Information about you to anyone except as permitted by law.

•	Internal Use. We will use your Nonpublic Personal Information within our business for the purposes of furthering our business, including analyzing your information, matching your information with the information of others, and other possible uses.

•	Aggregate Use and Disclosure. We will use and disclose your Nonpublic Personal Information on an aggregate basis, which means that we combine parts of your information with parts of the information from our other users without including your name, complete telephone number, complete e-mail address or your street address, in the combination. For example, we might determine the most common zip code among the users of our Web Site and disclose that zip code to other companies, or determine and disclose the average age of investors in our investment product(s).

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you.

•	Opt Out. You may request that the information we collect on you from consumer reporting agencies not be shared among our affiliated companies, except where one company performs services for another company, by notifying us in writing.

•	Nonaffiliated Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf , including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services.

      We may use and disclose your Nonpublic Personal Information to the extent reasonably necessary to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, Web Site and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4.	Protecting Your Information.
      Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•	Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5.	Former Customers.
      We treat information concerning our former customers the same way we treat information about our current customers.

6.	Keeping You Informed.
      We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7.	Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via email at:
HinesREITprivacy@Hines.com.

APPENDIX D
THE HINES TIMELINE
      Hines, our sponsor, has over 49 years of experience. This timeline briefly summarizes this history. Our Advisor relies on Hines to locate, evaluate and assist in the acquisition of our real estate investments and to perform many of our day-to-day operations. Hines also manages all of our direct and indirect real estate investments. The Core Fund relies on Hines in a similar manner. Please see “Management — Hines and Our Property Management and Leasing Agreements — The Hines Organization.”
      Except for the Core Fund and any properties identified in the prospectus, we do not have an interest in any of the funds, properties or projects listed below. This summary is included to provide potential investors with additional historical information about our sponsor. See “Risk Factors — Business and Real Estate Risks — We are different in some respects from prior programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.” Hines’ past performance may not be indicative of our future results.
      Please see “Investment Objectives and Policies With Respect to Certain Activities” for a description of our investment objectives and policies, which differ from some of the current and historical projects sponsored by Hines. For example, a significant portion of the prior programs, financial results and history of Hines involve development projects. We do not currently expect to undertake development projects.
Establishment Through Recognized Performance: The Late 50s, 60s & 70s
      Originally a developer of warehouse and distribution buildings with some ancillary office space in the 1960s, Hines shifted its strategy during the 1970s from smaller industrial and office properties to large and distinctive office towers, anticipating corporate America’s interest in signature office buildings.

1957	—	Gerald D. Hines Interests founded as a sole proprietorship.
1958	—	After six office/warehouse projects, Hines completes the firm’s first Class A Office Project, 4219 Richmond Ave., Houston, Texas.
1967	—	Gerald D. Hines Interests celebrates its 10th anniversary with 97 office, warehouse retail, parking and residential projects in its portfolio.
1971	—	Hines builds its first office tower in downtown Houston, the 50-story One Shell Plaza.
1973	—	Banking Division is formed to pursue development of bank headquarters in joint ventures outside Houston, starting national expansion of firm.
1975	—	Pennzoil Place is completed and named building of the year by the NY Times.
1976	—	Hines sells a major interest in Pennzoil Place to an international investor. Hines completes its first international development in Montreal.
1978	—	Construction of Three First National Plaza (Chicago) begins.
1979	—	The West Region office opens in San Francisco.
Equity Joint Ventures and Selective Recapitalization: The 80s
      During the high interest rate environment of the 1980s, Hines structured development partnerships with providers of long term equity to capitalize larger and more complex development projects in central business districts.

1981	—	The East Region office opens in New York City.
1982	—	The Southeast Region office opens in Atlanta.
1983	—	Transco Tower, now called Williams Tower, and Republic Bank Center (both in Houston) are completed, as is One Norwest Center, now Wells Fargo Center (Denver) is completed.

1984	—	580 California (San Francisco), Huntington Center (Columbus) and the Southeast Financial Center, now Wachovia Financial Center (Miami) are completed and the regional office in Boston opens.
1985	—	Ravinia Center (Atlanta) is completed.
1986	—	53rd At Third and 31 West 52nd Street are completed (both in New York). The Midwest Region office opens in Chicago.
1987	—	Hines celebrates its 30th anniversary with 373 projects completed and 921 employees throughout the U.S. The Norwest Center (Minneapolis) and Columbia Square (Washington, D.C.) buildings are completed.
1988–1989	—	500 Bolyston (Boston) and Franklin Square (Washington, D.C.) are completed.
Global Expansion, Acquisitions and Investment Management: The 90s
      In the early 1990s, Hines strategically decided to expand internationally, seeing an opportunity to provide quality space in overseas markets to multi-national firms. Domestically, as real estate markets softened in the early 90s, Hines saw an opportunity to buy buildings below replacement cost and purchased over 27 million square feet in existing properties during the decade.
      In the late 90s, Hines formed a series of co-investment partnerships with major investors to execute a suburban office market development strategy.

1990	—	Jeffrey C. Hines appointed President of Hines Interests Limited Partnership; Gerald D. Hines becomes Chairman. 343 Sansome (San Francisco), 225 High Ridge Road (Stamford) and Sanwa Bank Plaza (Los Angeles) are completed.
1991	—	The first international office opens in Berlin. 450 Lexington (New York) and One Detroit Center (Detroit) are completed.
1992	—	Mexico City and Moscow offices open. The renovation and development of the historic Postal Square (Washington, D.C.) is completed.
1993	—	700 11th Street (Washington, D.C.) is acquired, the first building acquisition by Hines.
1994	—	Hines begins the year with 1,200 employees in the U.S. and three foreign countries. Greenspoint Plaza (Houston) is acquired. Del Bosque is completed in Mexico City and sold to Coca-Cola for its Latin America headquarters.
1995	—	Paris, London, Frankfurt and Prague offices are all opened. In partnership with Morgan Stanley, Hines acquires the Homart portfolio (15 U.S. office buildings). The Barcelona and Beijing offices open.
1996	—	Hines closes its first international fund, Emerging Markets Fund I.
1997	—	Hines celebrates its 40th anniversary with 2,700 employees worldwide. Warsaw office opens. Construction begins on Diagonal Mar in Barcelona, the largest European undertaking for Hines to date.
1998	—	Hines completes its first international property acquisition, Reforma 350 in Mexico City. Hines Corporate Properties (Hines’ first Build-to-Suit Fund) closes. Hines U.S. Development Fund I closes. CalPERS selects Hines as partner and investment manager for its $1.0 billion portfolio of 18 properties. Hines begin construction on 383 Madison in New York. Sào Paulo office opens.
1999	—	The Hines U.S. Office Development Fund II and Emerging Markets Fund II close. Hines completes Mala Sarka (Prague), Pariser Platz (Berlin), and Main Tower (Frankfurt). Hines acquires Sanwa Bank Plaza (Los Angeles), 1100 Louisiana (Houston), and Bank of America Tower (Miami). The Milan office opens.

Continuing Development, Expanded Investment Vehicles: The 00s

2000	—	Hines starts major office projects in the central business districts of Seattle, Chicago, New York and San Francisco. Hines acquires 750 Seventh Avenue (New York).
2001	—	Hines completes EDF tower in Paris, Gannett/USA Today headquarters in Virginia and 50 South Sixth in Minneapolis.
2002	—	Hines initiates the Hines Suburban Office Venture to acquire suburban office properties. Hines completes 745 Seventh Avenue in New York City and the resort community of Aspen Highlands Village in Aspen, Colorado.
2003	—	Completed projects include Hilton Americas-Houston, Toyota Center and Calpine Center (all in Houston), 2002 Summit Boulevard (Atlanta), ABN AMRO (Chicago), Benrather Karree (Düsseldorf) and Panamérica Park (São Paulo).
Hines expands its presence in Paris with three significant projects. Hines begins the urban planning project Garibaldi Repubblica (Milan), a master plan project which includes residential, office, retail and a hotel as well as a 26-acre public park. Additional residential projects include Tower I of Park Avenue (Beijing), Palencia (Florida) and master-planned community Diagonal Mar in Barcelona.
The Hines European Development Fund is formed to focus on Class A office properties in Western Europe. The Hines-Sumisei U.S. Core Fund acquires its first buildings, three New York City office buildings and a building in Washington D.C. The Hines U.S. Office Value Added Fund offering is closed.
Construction begins on One South Dearborn (Chicago), 2525 Ponce de Leon (Coral Gables), 1180 Peachtree (Atlanta) and Torre Almirante (Rio de Janeiro).
2004	—	Hines sponsors its first public program, Hines REIT, which commences its first public offering. Development continues on Cannon Place, 99 Queen Victoria and 101 Queen Victoria and the new world headquarters for the Salvation Army (all in London), and Sant Cugat Business Park (Spain). Hines re-enters the Montreal market with the office tower 900 de Maisonneuve, located in the heart of the city’s central business district.
2005	—	Hines continues to seek out new development and investment opportunities in over 100 markets around the world.
Hines and CalPERS create funds to invest in Mexico’s real estate market and Brazil’s office, industrial and residential markets.
Properties in development include 300 North LaSalle and One South Dearborn in Chicago and 1180 Peachtree in Atlanta.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

[UPDATE]
     Until                   , 2006 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as participating broker-dealers.

Hines Real Estate
Investment Trust, Inc.
$2,200,000,000 in
Common Shares
Offered to the Public

PROSPECTUS

                         , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
      All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 30.	Quantitative and Qualitative Disclosure About Market Risk
      Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosure About Market Risk” in the prospectus included in this registration statement for information required by this item.

Item 31.	Other Expenses of Issuance and Distribution
      The following is a statement of estimated expenses to be incurred by Hines Real Estate Investment Trust, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the NASD filing fee.

Amount

Securities Act registration fee	$235,400
NASD filing fee	76,000
Blue sky qualification fees and expenses	160,000
Printing and engraving fees and expenses	5,756,000
Legal fees and expenses	1,909,000
Accounting fees and other professional expenses	422,000
Transfer agent and escrow fees	655,000
Educational conferences and seminars	5,455,000
Sales and advertising expenses	4,396,000
Miscellaneous	17,674,600

Total	$36,739,000

Item 32.	Sales to Special Parties
      Our directors and officers, as well as affiliates of Hines and their directors, officers and employees (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in our primary offering at a discount to the extent permitted by the rules of the National Association of Securities Dealers, Inc. The purchase price of such shares is $9.44 per share, or an 9.2% discount, reflecting the fact that no selling commissions or dealer-manager fee will be paid in connection with such sales.
      Subscribers who receive volume discounts will pay reduced selling commissions. Please see “Plan of Distribution — Volume Discounts” for more information regarding these discounts. In addition, shareholders are allowed to purchase common shares pursuant to our dividend reinvestment plan at $9.88 per share.

Item 33.	Recent Sales of Unregistered Securities
      Hines Real Estate Investment Trust, Inc. issued 1,000 common shares to Hines REIT Investor, L.P., in exchange for an investment of $10,000 in connection with the formation of Hines REIT in August 2003 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
      Under the terms of our Employee and Director Incentive Share Plan, on December 2, 2004 and July 6, 2005, 1,000 restricted common shares were granted to each of our independent directors, Messrs. George A. Davis, Thomas A. Hassard and Stanley D. Levy. Such shares were granted without registration under the

Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act.
      There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers
      The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.
      Subject to the conditions set forth in this Item, our articles of incorporation provide that Hines REIT shall indemnify and hold harmless, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, and pay, advance or reimburse the reasonable expenses of any director or officer of Hines REIT (each an “Indemnified Party”), against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our articles of incorporation, we shall not indemnify any Indemnified Party for any liability or loss suffered by such Indemnified Party, nor shall it provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party, is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.
      Notwithstanding the foregoing, we shall not indemnify any Indemnified Party for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our articles of incorporation provide that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only in accordance with Section 2-418 of the MGCL, and only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf us; (ii) the legal action is initiated by a third party who is not a shareholder of ours or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.
      The MGCL requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.
      Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our articles of incorporation or bylaws, or under resolutions of shareholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our articles of incorporation, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the shareholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or bylaws will apply to or affect, in any respect, any Indemnified Party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.
      To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered
      Not applicable.

Item 36.	Financial Statements and Exhibits

(a)	Financial Statements:

Hines Real Estate Investment Trust, Inc.
Consolidated Financial Statements — Years Ended December 31, 2005 and 2004 and Period from August 5, 2003 Through December 31, 2003
Report of Independent Registered Public Accounting Firm
Audited Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statement of Shareholders’ Equity (Deficit)
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements
Hines-Sumisei U.S. Core Office Fund, L.P.
Consolidated Financial Statements — Years Ended December 31, 2005 and 2004
Report of Independent Registered Public Accounting Firm
Audited Consolidated Financial Statements
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statement of Partners’ Equity
Consolidated Statements of Cash Flows
Notes to Consolidated Financial Statements

321 North Clark, Chicago, Illinois — Years Ended December 31, 2005, 2004 and 2003
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

Airport Corporate Center, Miami, Florida — Year Ended December 31, 2005:
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses

1900 and 2000 Alameda de las Pulgas, San Mateo, California — Three Months Ended March 31, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

3100 McKinnon Street, Dallas, Texas (“Citymark”) — Three Months Ended June 30, 2005 (Unaudited) and the Year Ended March 31, 2005
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

1515 S Street, Sacramento, California — Nine Months Ended September 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

333 West Wacker, Chicago, Illinois — Year Ended December 31, 2005
Independent Auditors’ Report
Statement of Revenues and Certain Operating Expenses
Notes to Statement of Revenues and Certain Operating Expenses

720 Olive Way, Seattle, Washington — Nine Months Ended September 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

Hines 70 West Madison LP — Years Ended December 31, 2004, 2003 and 2002:
Independent Auditors’ Report
Historical Summaries of Gross Income and Direct Operating Expenses
Notes to Historical Summaries of Gross Income and Direct Operating Expenses

525 B Street, San Diego, California — Six Months Ended June 30, 2005 (Unaudited) and the Year Ended December 31, 2004:
Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses
Hines Real Estate Investment Trust, Inc.
Unaudited Pro Forma Consolidated Financial Statements — Year Ended December 31, 2005:
Unaudited Pro Forma Consolidated Balance Sheet — as of December 31, 2005
Unaudited Pro Forma Consolidated Statement of Operations — Year Ended December 31, 2005
Unaudited Notes to Pro Forma Consolidated Financial Statements
      (b) Exhibits:
      The following documents listed on the Index to Exhibits are filed as exhibits to this Registration Statement:

Item 37.	Undertakings
      The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 25, 2006.

Hines Real Estate Investment Trust, Inc.

By:	/s/ Sherri W. Schugart

Sherri W. Schugart

Chief Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Hines Real Estate Investment Trust, Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Sherri W. Schugart and Frank R. Apollo, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
[Signature page follows]

POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jeffrey C. Hines		Chairman of the Board of Directors	April 25, 2006

* Charles M. Baughn		Chief Executive Officer	April 25, 2006

/s/ Charles N. Hazen Charles N. Hazen		President and Chief Operating Officer	April 25, 2006

/s/ Sherri W. Schugart Sherri W. Schugart		Chief Financial Officer	April 25, 2006

* Frank R. Apollo		Chief Accounting Officer	April 25, 2006

* George A. Davis		Director	April 25, 2006

* Thomas A. Hassard		Director	April 25, 2006

* C. Hastings Johnson		Director	April 25, 2006

* Stanley D. Levy		Director	April 25, 2006

*By:	/s/ Sherri W. Schugart Sherri W. Schugart Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
No.		Description

1.1		Form of Dealer Manager Agreement between Hines Real Estate Investment Trust, Inc. and Hines Real Estate Securities, Inc.
3.1		Amended and Restated Articles of Incorporation of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.1 to Amendment No. 5 to the Form S-11 Registration Statement of Hines Real Estate Investment Trust, Inc. (File No. 333-108780 as amended to date, the “Registration Statement”) on May 25, 2004 and incorporated herein by reference).
3.2		Amended and Restated Bylaws of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 3.2 to Amendment No. 4 to the Registration Statement on May 4, 2004 and incorporated herein by reference).
4.1		Form of Subscription Agreement (filed as Appendix B to the Prospectus included in the Registration Statement, filed on June 24, 2004, and incorporated herein by reference).
5	.1*	Opinion of Baker Botts L.L.P.
8	.1*	Opinion of Baker Botts L.L.P. as to tax matters.
10.1		Second Amended and Restated Agreement of Limited Partnership of Hines REIT Properties, L.P. (filed as Exhibit 10.1 to Amendment No. 5 to the Registration Statement on May 24, 2004 and incorporated herein by reference).
10.2		Form of Property Management and Leasing Agreement between Hines REIT Properties, L.P. and Hines Interests Limited Partnership (filed as Exhibit 10.2 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.3		Advisory Agreement among Hines REIT Properties, L.P., Hines Advisors Limited Partnership and Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.3 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference).
10.4		Employee and Director Incentive Share Plan of Hines Real Estate Investment Trust, Inc. (filed as Exhibit 10.4 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.5		Hines Real Estate Investment Trust, Inc. Dividend Reinvestment Plan (filed as Appendix C to the Prospectus included in the Registration Statement, filed on June 24, 2004, and incorporated herein by reference).
10.6		Sixth Amended and Restated Agreement of Limited Partnership of Hines-Sumisei U.S. Core Office Fund, L.P., dated May 9, 2005, as amended and restated December 1, 2005 (filed as Exhibit 10.6 to Post Effective Amendment No. 7 to the Registration Statement, filed on February 14, 2006, and incorporated herein by reference).
10.7		Third Amended and Restated Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust, dated December 21, 2005 (filed as Exhibit 10.7 to Post Effective Amendment No. 7 to the Registration Statement, filed on February 14, 2006, and incorporated herein by reference).
10.8		Amended and Restated Bylaws of Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.8 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.9		Amended and Restated Master Agreement dated as of March 31, 2003, among Hines Interests Limited Partnership, Hines US Core Office Properties LP and Sumitomo Life Realty (N.Y.), Inc., as amended (filed as Exhibit 10.9 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.10		Second Amended and Restated Shareholder Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 21, 2005 (filed as Exhibit 10.10 to Post Effective Amendment No. 7 to the Registration Statement, filed on February 14, 2006, and incorporated herein by reference).
10.11		Second Amended and Restated Investor Rights Agreement, dated as of October 12, 2005 (filed as Exhibit 10.11 to Post Effective Amendment No. 7 to the Registration Statement, filed on February 14, 2006, and incorporated herein by reference).

Exhibit
No.	Description

10.12	Amended and Restated Organization Agreement for Hines-Sumisei NY Core Office Trust, dated as of December 23, 2003, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines Sumisei NY Core Office Trust and various shareholders to Hines-Sumisei NY Core Office Trust (filed as Exhibit 10.12 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.13	Amended Declaration of Trust of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.13 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.14	Amended Bylaws of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.14 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.15	Shareholder Agreement for Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust II and certain shareholders of Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.15 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.16	Subscription Agreement for Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II, dated as of February 2, 2004, by and among General Motors Investment Management Corporation, Hines Interests Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., Hines-Sumisei NY Core Office Trust, Hines-Sumisei NY Core Office Trust II and various shareholders of Hines-Sumisei NY Core Office Trust and Hines-Sumisei NY Core Office Trust II (filed as Exhibit 10.16 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.17	Subscription Agreement, dated as of September 11, 2003, between Hines REIT Properties, L.P. and Hines Real Estate Holdings Limited Partnership (filed as Exhibit 10.17 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.18	Agreement, dated as of June 3, 2004, between Hines REIT Properties, L.P., Hines U.S. Core Office Capital Associates II Limited Partnership and Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 10.18 to Amendment No. 6 to the Registration Statement on June 10, 2004 and incorporated herein by reference).
10.19	Amended and Restated Escrow Agreement between Hines Real Estate Investment Trust, Inc. and Wells Fargo Bank, National Association (filed as Exhibit 10.19 to Amendment No. 2 to the Registration Statement on March 2, 2004 and incorporated herein by reference).
10.20	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.20 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.21	Articles of Amendment dated May 4, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.21 to Amendment No. 5 to the Registration Statement on May 25, 2004 and incorporated herein by reference).
10.22	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust (filed as Exhibit 10.22 to the Annual Report on 10-K of Hines Real Estate Investment Trust, Inc. for the period ended December 31, 2004, filed on March 31, 2005, and incorporated herein by reference) (superseded by Exhibit No. 10.7).
10.23	Articles of Amendment dated December 27, 2004 to the Declaration of Trust of Hines-Sumisei N.Y. Core Office Trust II (filed as Exhibit 10.23 to the Annual Report on 10-K of Hines Real Estate Investment Trust, Inc. for the period ended December 31, 2004, filed on March 31, 2005, and incorporated herein by reference).
10.24	Purchase and Sale Agreement, dated November 23, 2004, by and among Hines U.S. Core Office Capital Associates II Limited Partnership, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.22 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).

Exhibit
No.	Description

10.25	Purchase and Sale Agreement, dated February 1, 2005, by and among Hines US Core LLC, Hines REIT Properties, L.P. and Hines U.S. Core Office Capital LLC (filed as Exhibit 10.23 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.26	Second Amended and Restated Agreement of Limited Partnership of Hines-Sumisei US Core Office Properties LP (filed as Exhibit 10.26 to Post Effective Amendment No. 1 to the Registration Statement, filed on February 22, 2005, and incorporated herein by reference).
10.27	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Jeffrey C. Hines (filed as Exhibit 10.27 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.28	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and C. Hastings Johnson (filed as Exhibit 10.28 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.29	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and George A. Davis (filed as Exhibit 10.29 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.30	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Thomas A. Hassard (filed as Exhibit 10.30 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.31	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Stanley D. Levy (filed as Exhibit 10.31 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.32	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles M. Baughn (filed as Exhibit 10.32 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.33	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Charles N. Hazen (filed as Exhibit 10.33 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.34	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Sherri W. Schugart (filed as Exhibit 10.34 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.35	Indemnification Agreement between Hines Real Estate Investment Trust, Inc. and Frank R. Apollo (filed as Exhibit 10.35 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 31, 2005, and incorporated herein by reference).
10.36	Purchase and Sale Agreement, dated as of April 1, 2005, by and among Hines US Core LLC, Hines REIT Properties L.P. and Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated April 1, 2005 and incorporated herein by reference).
10.37	Agreement of Sale, dated March 10, 2005, by and between Madison Two Associates and Hines 70 West Madison LP (filed as Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on May 16, 2005, and incorporated herein by reference).
10.38	Agreement of Purchase and Sale, dated as of May 19, 2005, between OTR, an Ohio general Partnership acting as duly authorized nominee of the Board of the State Teachers Retirement System of Ohio, and Hines REIT Properties, L.P. (filed as Exhibit 10.38 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.39	Property Management and Leasing Agreement, effective as of June 28, 2005, by and between Hines Interests Limited Partnership and 1900/2000 Alameda de las Pulgas LLC (filed as Exhibit 10.39 to Post Effective Amendment No. 4 to the Registration Statement, filed on August 22, 2005, and incorporated herein by reference).

Exhibit
No.	Description

10.40	Agreement for Purchase and Sale of Real Property and Escrow Instructions between GREIT — 525 and 600 B Street, LP and Hines-Sumisei US Core Office Properties, LP, made and entered into as of June 27, 2005 (filed as Exhibit 10.41 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.41	Purchase and Sale Agreement, dated as of July 25, 2005, by and among Hines US Core LLC, as seller, Hines REIT Properties, L.P., as buyer, and acknowledged by Hines U.S. Core Office Capital LLC, the managing general partner of Hines-Sumisei U.S. Core Office Fund, L.P. (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated July 25, 2005 and incorporated herein by reference).
10.42	Term Loan Agreement, made and entered into as of June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, as agent for itself and the other lending institutions which may become parties thereto (filed as Exhibit 10.39 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.43	Ownership Interests Pledge and Security Agreement, dated June 28, 2005, by and between Hines REIT Properties, L.P. and KeyBank National Association, in its capacity as administrative agent (filed as Exhibit 10.40 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 12, 2005, and incorporated herein by reference).
10.44	First Amendment to Term Loan Agreement, dated August 23, 2005, between Hines REIT Properties, L.P. and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.45	Revolving Line of Credit Agreement, dated September 9, 2005, by and between Hines REIT Properties, L.P., and KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.46	Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, as administrative agent, and the other lenders from time to time parties to that certain Credit Agreement dated September 9, 2005 (filed as Exhibit 10.6 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.47	Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P. dated September 9, 2005 (filed as Exhibit 10.8 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.48	Subordination Agreement, dated September 9, 2005, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association (filed as Exhibit 10.7 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.49	Agreement of Sale and Purchase, dated as of August 9, 2005 between Centex Office Citymark I, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.50	Agreement for Purchase of Office Building, dated effective as of August 12, 2005, between Hines REIT Properties, L.P. and JB Management L.P., as amended (filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).

Exhibit
No.		Description

10.51		Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P., (including first through fourth amendments)(filed as Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.52		Letter Agreement, dated November 9, 2005, among Hines-Sumisei U.S. Core Office Fund, L.P., Hines US Core Office Capital LLC and Hines REIT Properties, L.P. (filed as Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed on November 14, 2005, and incorporated herein by reference).
10.53		Subscription Agreement, dated November 14, 2005, between Hines-Sumisei U.S. Core Office Fund, L.P. and Hines REIT Properties, L.P. (filed as Exhibit 10.53 to the Form S-11 Registration Statement of Hines Real Estate Investment Trust, Inc. (File No. 333-114, the “Second Registration Statement”), and incorporated herein by reference).
10.54		Fifth Amendment, dated November 16, 2005, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (filed as Exhibit 10.54 to the Second Registration Statement and incorporated herein by reference).
10.55		Sixth Amendment, dated January 20, 2006, to Agreement of Sale, dated October 12, 2005, by and between Miami RPFIV Airport Corporate Center Associates Limited Liability Company and Hines REIT Properties, L.P. (filed as Exhibit 10.55 to Post Effective Amendment No. 7 to the Registration Statement, filed February 14, 2006, and incorporated herein by reference).
10.56		Purchase and Sale Agreement between Kan Am Grund Kapitalanlagegesellschaft MBH and Hines-Sumisei U.S. Core Office Properties, LP, dated as of March 10, 2006 (Filed as Exhibit 10.56 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed March 29, 2006, and incorporated herein by reference).
10.57		Purchase and Sale Agreement between 321 North Clark Realty L.L.C. and Hines REIT Properties, LP, dated as of March 23, 2006 (Filed as Exhibit 10.57 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 29, 2006, and incorporated herein by reference).
10.58		Agreement of Purchase and Sale by and between WXIII/SCV Real Estate Limited Partnership and Hines 720 Olive Way LP, dated as of December 29, 2005, as amended by First Amendment, dated as of January 6, 2006, and Second Amendment, dated January 11, 2006. (Filed as Exhibit 10.58 to Post-Effective Amendment No. 8 to the Registration Statement, filed on April 14, 2006, and incorporated herein by reference).
10.59		Deed of Trust, Security Agreement and Fixture Filing, dated as of April 18, 2006, by and between Hines REIT 1515 S Street LP, First American Title Insurance Company and MetLife Bank, N.A., and Promissory Notes, dated April 18, 2006, executed by Hines REIT 1515 S Street LP.
10.60		Term Loan Agreement, dated as of April 24, 2006, between Hines REIT Properties, L.P., KeyBank National Association and the other Lenders party thereto, and Promissory Note executed by Hines REIT Properties, L.P., dated April 24, 2006.
10.61		Unconditional Guaranty of Payment and Performance of Hines Real Estate Investment Trust, Inc. in favor of KeyBank National Association, dated April 24, 2006.
10.62		Ownership Interests Pledge and Security Agreement of Hines REIT Properties, L.P., dated April 24, 2006.
10.63		Subordination Agreement, dated April 24, 2006, among Hines REIT Properties, L.P., Hines Advisors Limited Partnership, Hines Interests Limited Partnership and KeyBank National Association.
21	.1+	List of Subsidiaries of Hines Real Estate Investment Trust, Inc.
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of KPMG LLP.
23	.3*	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).
23	.4*	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1).

Exhibit
No.		Description

23	.5*	Consent of Baker Botts L.L.P.
23.6		Consent of Deloitte & Touche LLP.
24	.1+	Power of Attorney of certain signatories (included in signature pages of the Second Registration Statement).

*	To be filed by amendment

+	Previously filed